EXHIBIT 4.1
================================================================================




              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor


                          MIDLAND LOAN SERVICES, INC.,
                              Master Servicer No. 1


                                    NCB, FSB,
                              Master Servicer No. 2


                               LNR PARTNERS, INC.,
                             Special Servicer No. 1


                       NATIONAL CONSUMER COOPERATIVE BANK,
                             Special Servicer No. 2


                                       and


                             WELLS FARGO BANK, N.A.,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                            Dated as of June 1, 2005


                                 $1,636,950,434
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-C3




================================================================================

                                TABLE OF CONTENTS

                                                                            Page



                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

Section 1.01  Defined Terms................................................
Section 1.02  General Interpretive Principles..............................
Section 1.03  Certain Calculations in Respect of the Mortgage Loans........
Section 1.04  Crossed Trust Mortgage Loans.................................
Section 1.05  Certain Adjustments to the Principal Distributions on the
               Certificates................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Original Trust Mortgage Loans..................
Section 2.02  Acceptance by Trustee........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in
               Mortgage Files and Breaches of Representations and
               Warranties..................................................
Section 2.04  Issuance of Uncertificated REMIC I Interests; Execution
               of Certificates.............................................
Section 2.05  Acceptance of Grantor Trusts; Issuance of the Class V
               Certificates................................................


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Master Servicer to Act as Master Servicer; Special
               Servicer to Act as Special Servicer; Administration of
               the Mortgage Loans..........................................
Section 3.02  Collection of Mortgage Loan Payments.........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts..........................................
Section 3.04  The Collection Accounts, Distribution Account, Grantor
               Trust Distribution Account, Excess Liquidation Proceeds
               Account and Mortgage Loan Combination Custodial Accounts....
Section 3.05  Permitted Withdrawals from the Collection Account and the
               Distribution Account........................................
Section 3.06  Investment of Funds in the Collection Account, Mortgage
               Loan Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Interest Reserve Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Liquidation Proceeds
               Account, Grantor Trust Distribution Account and the REO
               Account.....................................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.08  Enforcement of Due-on-Sale and Due-on-Encumbrance
               Clauses; Assumption Agreements; Defeasance Provisions;
               Other Provisions............................................
Section 3.09  Realization Upon Defaulted Mortgage Loans....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11  Servicing Compensation.......................................
Section 3.12  Reports to the Trustee.......................................
Section 3.13  Annual Statement as to Compliance............................
Section 3.14  Reports by Independent Public Accountants....................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Account...........................
Section 3.17  Management of REO Property...................................
Section 3.18  Fair Value Purchase Option; Sale of REO Properties...........
Section 3.19  Additional Obligations of the Applicable Master Servicer
               and Special Servicer; Inspections; Appraisals...............
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping; Series 2005-C3 Directing
               Certificateholder...........................................
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Representations, Warranties and Covenants of the Master
               Servicers...................................................
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicers...................................................
Section 3.25  Limitation on Liability of the Series 2005-C3 Directing
               Certificateholder...........................................
Section 3.26  Filings with the Securities and Exchange Commission..........
Section 3.27  Lock-Box Accounts, Cash Collateral Accounts and Servicing
               Accounts....................................................
Section 3.28  Interest Reserve Account.....................................
Section 3.29  Limitations on and Authorizations of the Applicable
               Master Servicer and Special Servicer with Respect to
               Certain Mortgage Loans and Certain Litigation...............
Section 3.30  Master Servicers and Special Servicers May Own
               Certificates................................................
Section 3.31  [Reserved]...................................................
Section 3.32  Certain Matters with Respect to the Reyes Cold Storage
               Portfolio Whole Loan........................................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; Certain Other Reports......
Section 4.03  P&I Advances.................................................
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses....................................................
Section 4.05  Calculations.................................................
Section 4.06  Grantor Trust Reporting......................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................
Section 5.06  Certification by Certificateholders and Certificate Owners...


                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.01  Liability of the Depositor, the Master Servicers and the
               Special Servicers...........................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicers or the Special Servicers...................
Section 6.03  Limitation on Liability of the Trustee, the Depositor,
               the Master Servicers, the Special Servicers and Others......
Section 6.04  Master Servicers and Special Servicers Not to Resign.........
Section 6.05  Rights of the Depositor in Respect of the Master
               Servicers and the Special Servicers.........................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Master Servicer and Special Servicer
               Termination.................................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Trustee Advances.............................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Trust Mortgage Loans........................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of and by
               Trustee.....................................................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Access to Certain Information................................
Section 8.12  Appointment of Custodians....................................
Section 8.13  Representations, Warranties and Covenants of the Trustee.....


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All Trust
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

Section 10.01 Tax Administration...........................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders and B Loan
               Holders.....................................................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Grant of a Security Interest.................................
Section 11.08 Successors and Assigns; Beneficiaries........................
Section 11.09 Article and Section Headings.................................
Section 11.10 Notices to Rating Agencies...................................

                                    EXHIBITS

A-1   Form of Class A-X, Class A-SP and Class A-Y Certificates
A-2 Form of Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C and Class D Certificates
A-3 Form of Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
A-4   Form of Class V Certificates
A-5   Form of Class R and Class LR Certificates
A-6   Form of Class RCS-IO Certificates
B-1   Schedule of Column Trust Mortgage Loans
B-2   Schedule of PNC Trust Mortgage Loans
B-3   Schedule of NCB, FSB Trust Mortgage Loans
B-4   Schedule of NCB Trust Mortgage Loans
C-1   List of Additional Collateral Trust Mortgage Loans
C-2   List of Mezzanine Loans
D-1   Form of Master Servicer Request for Release
D-2   Form of Special Servicer Request for Release
E     Form of Trustee Report
F-1A  Form I of Transferor Certificate for Transfers of Non-Registered
      Certificates
F-1B Form II of Transferor Certificate for Transfers of Non-Registered Certificates
F-1C Form I of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-1D Form II of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-2A Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2B Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2C Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
F-2D Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
G-1 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered, Certificated Form)
G-2 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates Held in Book-Entry Form)
H-1 Form of Residual Transfer Affidavit and Agreement for Transfers of Class R and Class LR Certificates
H-2 Form of Transferor Certificate for Transfers of Class R and Class LR Certificates
I     Form of Acknowledgement of Proposed Special Servicer
J     Form of Affidavit of Lost Note
K     Reserved
L     Schedule of Reference Rates
M-1   Form of Trustee Certification
M-2   Form of Master Servicer Certification
M-3   Form of Special Servicer Certification
N     Schedule of Designated Sub-Servicers
O     Form of Custodial Certification
P     Trust Mortgage Loans Covered by Environmental Insurance Policy
Q     Reserved
R     Reserved
S-1   Form of Information Request from Certificateholder or Certificate Owner
S-2   Form of Information Request from Prospective Investor
T     Class A-AB Targeted Principal Balance Table

            This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of June 1, 2005, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer No. 1, NCB, FSB, as Master Servicer No. 2, LNR PARTNERS, INC., as Special Servicer No. 1, NATIONAL CONSUMER COOPERATIVE BANK, as Special Servicer No. 2, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2005 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1 (such mortgage loans, the "Original Column Trust Mortgage Loans").

            PNC Bank, National Association (together with its successors in interest, "PNC") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2005 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "PNC Mortgage Loan Purchase Agreement"), between PNC as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-2 (such mortgage loans, the "Original PNC Trust Mortgage Loans").

            NCB, FSB (together with its successors in interest, "NCB, FSB") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2005 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "NCB, FSB Mortgage Loan Purchase Agreement"), between NCB, FSB as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-3 (such mortgage loans, the "Original NCB, FSB Trust Mortgage Loans").

            National Consumer Cooperative Bank (together with its successors in interest, "NCB") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2005 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "NCB Mortgage Loan Purchase Agreement"), between NCB as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-4 (such mortgage loans, the "Original NCB Trust Mortgage Loans").

            The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Trust Mortgage Loans, the Original PNC Trust Mortgage Loans, the Original NCB, FSB Trust Mortgage Loans and the Original NCB Trust Mortgage Loans (collectively, the "Original Trust Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of a series of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Trust Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

            Wells Fargo Bank, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; Midland Loan Services, Inc. desires to act as "Master Servicer No. 1" hereunder; NCB, FSB desires to act as "Master Servicer No. 2" hereunder; LNR Partners, Inc. desires to act as "Special Servicer No. 1" hereunder; and National Consumer Cooperative Bank desires to act as "Special Servicer No. 2" hereunder.

            As provided herein, the Trustee shall elect or shall cause an election to be made that each of REMIC I and REMIC II (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (each, a "REMIC"). The Excess Interest and the Grantor Trust Distribution Account shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the related proceeds thereof in the Grantor Trust Distribution Account. Additionally, the Trust shall not include any B Loan, any interest of any B Loan Holder or any interest of any B Loan Holder in any Mortgage Loan Combination Custodial Account.

            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Uncertificated REMIC I Interests and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1-A, Class A-X, Class A-SP, Class A-Y, Class A-M, Class A-J, Class RCS-IO, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence "regular interests" in REMIC II created hereunder. The Class R Certificates will evidence the sole Class of "residual interests" in REMIC II. The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of certificates comprising the interests in REMIC II hereunder:

                                    REMIC II

                                    Original Certificate Balance
                                      (or, in the case of the
                                      Class A-X, A-SP, A-Y or
                    Initial Pass-       RCS-IO Certificates,       Initial Ratings(1)
Class Designation   Through Rate     Original Notional Balance)       S&P/Moody's
-----------------   -------------   ----------------------------   ------------------
Class A-1 .......     4.1750%                $52,864,000                 AAA/Aaa
Class A-2 .......     4.5120%               $176,757,000                 AAA/Aaa
Class A-AB ......     4.6140%                $61,470,000                 AAA/Aaa
Class A-3 .......     4.6450%                $79,635,000                 AAA/Aaa
Class A-4 .......     4.6860%               $372,531,000                 AAA/Aaa
Class A-1-A .....     4.6610%               $402,608,000                 AAA/Aaa
Class A-X .......     0.0651%(2)          $1,636,950,433(3)              AAA/Aaa
Class A-SP ......     0.6770%(4)          $1,572,778,000(3)              AAA/Aaa
Class A-Y .......     0.1000%(5)            $184,259,564                 AAA/Aaa
Class A-M .......     4.7300%               $163,695,000                 AAA/Aaa
Class A-J .......     4.7710%               $135,048,000                 AAA/Aaa
Class RCS-IO ....     1.2000%(6)             $41,032,293(3)               NR/NR
Class B .........     4.8820%                $34,785,000                  AA/Aa2
Class C .........     4.9520%(7)             $16,370,000                  A+/A1
Class D .........     4.9810%(8)             $14,323,000                   A/A2
Class E .........     5.0600%(9)             $16,370,000                  A-/A3
Class F .........     4.7480%                $20,462,000                BBB+/Baa1
Class G .........     5.3500%(10)            $16,369,000                 BBB/Baa2
Class H .........     5.3000%(11)            $18,416,000                BBB-/Baa3
Class J .........     4.4900%                 $6,138,000                 BB+/Ba1
Class K .........     4.4900%                 $8,185,000                  BB/Ba2
Class L .........     4.4900%                 $6,139,000                 BB-/Ba3
Class M .........     4.4900%                 $4,092,000                  B+/B1
Class N .........     4.4900%                 $4,092,000                   B/B2
Class O .........     4.4900%                 $6,139,000                  B-/B3
Class P .........     4.4900%                $20,462,433                  NR/NR
Class R .........       None                        None(12)              NR/NR

------------

(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.
(2)   The Class A-X Pass-Through Rate, as defined herein.
(3) Original Notional Balance. The Class A-X, Class A-SP, Class A-Y and Class RCS-IO Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal.
(4)   The Class A-SP Pass-Through Rate, as defined herein.
(5) Variable Pass-Through Rate. See definition of "Class A-Y Pass-Through Rate" herein.
(6)   The Class RCS-IO Pass-Through Rate, as defined herein.
(7)   The lesser of 4.9520% and the Weighted Average Net Mortgage Pass-Through
      Rate.
(8)   The lesser of 4.9810% and the Weighted Average Net Mortgage Pass-Through
      Rate.
(9)   The lesser of 5.0600% and the Weighted Average Net Mortgage Pass-Through
      Rate.
(10) The lesser of 5.3500% and the Weighted Average Net Mortgage Pass-Through Rate.
(11) The lesser of 5.3000% and the Weighted Average Net Mortgage Pass-Through Rate.
(12) The Class R Certificates will not have a Certificate Balance or Notional Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the REMIC II Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates.

                                     REMIC I

            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of Excess Interest and the Grantor Trust Distribution Account) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3, Class LA-AB-1, Class LA-AB-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LA-M, Class LA-J, Class LA-Y, Class LRCS-IO, Class LB-1, Class LB-2, Class LC-1, Class LC-2, Class LD, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LG, Class LH-1, Class LH-2, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interests will evidence "regular interests" in REMIC I (the "Uncertificated REMIC I Interests") created hereunder. The Class LR Certificates will evidence the sole Class of "residual interests" in REMIC I.

            The following table sets forth, for each Class of Sequential Pay Certificates (the "Corresponding Certificates"), the corresponding Uncertificated REMIC I Interest or Interests (the "Corresponding Uncertificated REMIC I Interests"), the corresponding Component or Components of the Class A-X and A-SP Certificates (the "Corresponding Components") and the Original REMIC I Principal Amount for each Class of Uncertificated REMIC I Interests.

                 Corresponding      Original REMIC I       Corresponding
                Uncertificated    Principal Amount or      Components of
Corresponding       REMIC I         Original REMIC I     Class A-X and A-SP
Certificates    Interests(1)(2)     Notional Amount       Certificates(1)
-------------   ---------------   --------------------   ------------------
Class A-1 ...       LA-1-1              $6,838,000             A-1-1
                     LA-1-2             $46,026,000             A-1-2
Class A-2 ...       LA-2-1              $6,506,000             A-2-1
                     LA-2-2             $55,819,000             A-2-2
                     LA-2-3             $53,720,000             A-2-3
                     LA-2-4             $60,712,000             A-2-4
Class A-3 ...        LA-3              $79,635,000              A-3
Class A-AB ..       LA-AB-1            $54,987,000             A-AB-1
                     LA-AB-2             $6,483,000             A-AB-2
Class A-4 ...       LA-4-1             $37,185,000             A-4-1
                     LA-4-2             $89,828,000             A-4-2
                     LA-4-3            $245,518,000             A-4-3
Class A-1-A .      LA-1-A-1             $2,087,000            A-1-A-1
                    LA-1-A-2            $16,734,000            A-1-A-2
                    LA-1-A-3            $18,326,000            A-1-A-3
                    LA-1-A-4            $17,724,000            A-1-A-4
                    LA-1-A-5            $61,213,000            A-1-A-5
                    LA-1-A-6            $14,927,000            A-1-A-6
                    LA-1-A-7            $30,502,000            A-1-A-7
                    LA-1-A-8           $241,095,000            A-1-A-8
Class A-M ...        LA-M             $163,695,000              A-M
Class A-J ...        LA-J             $135,048,000              A-J
Class B .....        LB-1               $8,247,000              B-1
                      LB-2              $26,538,000              B-2
Class C .....        LC-1               $4,446,000              C-1
                      LC-2              $11,924,000              C-2
Class D .....         LD               $14,323,000               D
Class E .....        LE-1              $11,140,000              E-1
                      LE-2               $5,230,000              E-2
Class F .....        LF-1               $3,702,000              F-1
                      LF-2              $16,760,000              F-2
Class G .....         LG               $16,369,000               G
Class H .....        LH-1               $8,475,000              H-1
                      LH-2               $9,941,000              H-2
Class J .....         LJ                $6,138,000               J
Class K .....         LK                $8,185,000               K
Class L .....         LL                $6,139,000               L
Class M .....         LM                $4,092,000               M
Class N .....         LN                $4,092,000               N
Class O .....         LO                $6,139,000               O
Class P .....         LP               $20,462,433               P
Class A-Y ...        LA-Y                        $              N/A
Class RCS-IO        LRCS-IO                      $              N/A

------------

(1) The Uncertificated REMIC I Interests and the Components of the Class A-X and Class A-SP Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated REMIC I Interests" and the "Corresponding Components," respectively, with respect to each other.
(2) The interest rate of each of the indicated Classes of Uncertificated REMIC I Interests, other than the Class LA-Y and Class LRCS-IO Uncertificated REMIC I Interests, is the Weighted Average Net Mortgage Pass-Through Rate. The interest rate of the Class LA-Y and Class LRCS-IO Uncertificated REMIC I Interests is the Class A-Y Pass-Through Rate and the Class RCS-IO Pass-Through Rate, respectively.

            The Class LR Certificates will not have a Certificate Balance or Notional Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the REMIC I Distribution Account after distributing the REMIC I Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            The parties intend that the portions of the Trust Fund representing the Excess Interest and the Grantor Trust Distribution Account shall be treated as a Grantor Trust, and that the Class V Certificates shall represent undivided beneficial interests therein.

            As of the close of business on the Cut-off Date (as defined herein), the Trust Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,636,950,434.

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

            Section 1.01 Defined Terms

            Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

            "30/360 Trust Mortgage Loan": A Trust Mortgage Loan that is a 30/360 Mortgage Loan.

            "A Loan": Each CBA A Loan and the Reyes Cold Storage Portfolio Mortgage Loan, each of which is senior in right of payment to the related B Loan(s), if any, in accordance with the related Intercreditor Agreement.

            "A/B Mortgage Loan Combination": Any A Loan together with the related B Loan.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan Documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the applicable Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located or (ii) such insurance is not available at any rate.

            "Accountant's Statement": As defined in Section 3.14.

            "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X, A-SP and A-Y Certificates, on the Notional Balance thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

            "Accrued Component Interest": With respect to each Component of the Class A-X and Class A-SP Certificates for any Distribution Date, one month's interest at the Class A-X Strip Rate or Class A-SP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year composed of twelve 30-day months and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired on behalf of the Trust Fund and REMIC I and, if applicable, the related B Loan Holder, within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which REMIC I is treated as the owner of the Trust Fund's interest in such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Actual/360 Trust Mortgage Loan": A Trust Mortgage Loan that is an Actual/360 Mortgage Loan.

            "Additional Collateral": With respect to each Additional Collateral Trust Mortgage Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Trust Mortgage Loan.

            "Additional Collateral Trust Mortgage Loan": Any of the Trust Mortgage Loans identified on Exhibit C-1 attached hereto.

            "Additional Servicing Compensation": As defined in Section 3.11(a).

            "Additional Trust Fund Expense": Any expense (other than Master Servicing Fees and Trustee Fees) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of Certificates receiving less than the total of their Optimal Interest Distribution Amount and Remaining Principal Distribution Amount for any Distribution Date.

            "Administrative Fee Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the sum of the Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.03(d) or Section 4.03(d), as applicable.

            "Adverse Grantor Trust Event": Any impairment of the status of the Grantor Trust Pool as a Grantor Trust or the imposition of a tax upon the Grantor Trust Pool or any of its assets or transactions.

            "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": Either (i) any impairment of the status of either REMIC Pool as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon either REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

            "AICPA": As defined in Section 3.14.

            "A.M. Best": A.M. Best Company or its successor in interest.

            "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Maturity Date for such Mortgage Loan.

            "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.
225.64 by an Appraiser selected by the applicable Master Servicer or Special Servicer, as applicable.

            "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan (and for any A Loan, subject to the following paragraphs) as to which an Appraisal Reduction Event has occurred, an amount calculated monthly by the applicable Special Servicer as of (and reported to the applicable Master Servicer and the Trustee no later than) the related Determination Date equal to the excess, if any, of (1) the Stated Principal Balance of the subject Mortgage Loan over (2) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (I) with respect to any Mortgage Loan with an outstanding principal balance equal to or greater than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or
(II) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or an internal valuation performed by the applicable Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the applicable Master Servicer which may be applied to payments on the subject Mortgage Loan, over (ii) the sum of (X) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on the subject Mortgage Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of the subject Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to the subject Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the applicable Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to the subject Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c), the subject Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of the subject Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that if the related Mortgaged Property has become an REO Property, then the above references to "Mortgage Loan" in this definition shall mean the related REO Mortgage Loan.

            In the case of any CBA A Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the related A/B Mortgage Loan Combination (or any successor REO Mortgage Loans with respect thereto) as if it was a single Trust Mortgage Loan (or a single REO Mortgage Loan), and any Appraisal Reduction Amount shall first be allocated to the related CBA B Loan (or any successor REO Mortgage Loan with respect thereto) up to the outstanding principal balance of such CBA B Loan (or REO Mortgage Loan), and then any remaining portion of any such Appraisal Reduction Amount shall be allocated to the related CBA A Loan (or any successor REO Mortgage Loan with respect thereto). In the case of the Reyes Cold Storage Portfolio Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the Reyes Cold Storage Portfolio Whole Loan (or any successor REO Mortgage Loan with respect thereto) as if it was a single Trust Mortgage Loan (or a single REO Mortgage Loan), and any Appraisal Reduction Amount shall first be allocated to the Reyes Cold Storage Portfolio B Loan (or any successor REO Mortgage Loan with respect thereto) up to the outstanding principal balance of such Reyes Cold Storage Portfolio B Loan (or REO Mortgage Loan), and then any remaining portion of any such Appraisal Reduction Amount shall be allocated to the Reyes Cold Storage Portfolio Mortgage Loan (or any successor REO Mortgage Loan with respect thereto). Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Trust Mortgage Loan or the related REO Property will be reduced to zero as of the date such Trust Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Mortgage Loan by the applicable Special Servicer, (iii) 60 days after a receiver has been appointed for the Borrower or the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after the related Mortgaged Property becomes an REO Property; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Balances of all Classes of Principal Balance Certificates (other than the Class A-P&I Certificates) have been reduced to zero. The Special Servicer shall notify the applicable Master Servicer and, with respect to any Mortgage Loan Combination, the related B Loan Holder, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property (other than a residential cooperative property), the appraised value thereof as determined by an Appraisal, and with respect to any Mortgaged Property that is a residential cooperative property, the value of such property as shown in the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement, or obtained in connection with the origination of the Mortgage Loan, as applicable, and determined as if such property were operated as a cooperatively-owned multifamily residential building (rather than a multifamily rental apartment building).

            "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

            "ARD Mortgage Loan": Any Mortgage Loan that provides for the accrual of Excess Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

            "ARD Trust Mortgage Loan": A Trust Mortgage Loan that is an ARD Mortgage Loan.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Collection Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (and any successor REO Mortgage Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of:
(a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such Mortgage Loan (or REO Mortgage Loan) immediately prior to the related Distribution Date (or, in the case of a B Loan or any successor REO B Loan with respect thereto, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate. For any Collection Period and any REO Mortgage Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of: (a) the principal portion of the Monthly Payment that would have been due on the related Mortgage Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate, less any applicable Excess Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such REO Mortgage Loan immediately prior to the related Distribution Date (or, in the case of an REO B Loan, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate (less any applicable Excess
Rate).

            "ASTM": The American Society for Testing and Materials.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication or priority) of:

            (a) the aggregate amount received on or with respect to the Mortgage Pool and on deposit in each Collection Account as of the close of business on the related Determination Date, exclusive of the following amounts (without duplication):

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Collection Period;

                  (ii) all amounts in such Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
            (ii) through (xix), inclusive, of Section 3.05(a);

                  (iii) all amounts that are payable or reimbursable to any
            Person pursuant to clauses (ii) through (ix), inclusive, of Section 3.05(b);

                  (iv) all Yield Maintenance Charges and Static Prepayment
            Premiums;

                  (v) all amounts deposited in such Collection Account in error;

                  (vi) any net interest or net investment income on funds on deposit in such Collection Account or in Permitted Investments in which such funds may be invested;

                  (vii) if such Distribution Date occurs in February of 2006 or any year thereafter or in January of 2006 or any year thereafter that is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

                  (viii) amounts payable to any B Loan Holder pursuant to the terms of the related Intercreditor Agreement;

                  (ix) the RCS-IO Strip Rate;

                  (x) Excess Interest; and

                  (xi) Excess Liquidation Proceeds;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Trust Mortgage Loans from the REO Account to such Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to any A Loan (or any successor REO Trust Mortgage Loan with respect thereto) from the related Mortgage Loan Combination Custodial Account to such Collection Account, in any event for such Distribution Date pursuant to Section 3.04;

            (d) the aggregate amount of any P&I Advances made in respect of the Trust Mortgage Loans by the Master Servicers and/or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Master Servicing Fees or Workout Fees);

            (e) all funds released from the Interest Reserve Account for distribution on such Distribution Date.

            (f) any payments required to be made by the Master Servicers pursuant to Section 3.02(c) in respect of such Distribution Date; and

            (g) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred (pursuant to Section 3.04(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date.

            "B Loan": With respect to each A Loan, the other mortgage loan(s) that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A Loan to the extent set forth in the related CBA A/B Intercreditor Agreement or the Reyes Cold Storage Portfolio Agreement Among Noteholders, as applicable, and (iii) is secured, on the date hereof, by the same Mortgage on the same Mortgaged Property as such A Loan.

            "B Loan Holder": With respect to any CBA B Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B Loan, or with respect to the Reyes Cold Storage B Loan, Reyhold (DE) QRS 16-32, Inc., or its successors and assigns, as the holder of such B Loan.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization until its Maturity Date.

            "Balloon Trust Mortgage Loan": A Trust Mortgage Loan that is a Balloon Mortgage Loan.

            "Balloon Payment": With respect to any Balloon Mortgage Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Mortgage Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction (not greater than 1)
(a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate (as provided by the applicable Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Base Prospectus": That certain prospectus dated June 22, 2005, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Borrower": With respect to any Mortgage Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

            "Breach": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where any Collection Account, the Distribution Account, the Trustee, any Master Servicer or any Special Servicer are located and are authorized or obligated by law or executive order to remain closed.

            "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Mortgage Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.06, which Person shall, if required under the Code, be taxed on all reinvestment income or gain thereon. A Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into its Collection Account or a Servicing Account, or to remit to Borrower as required by the related loan documents, as applicable. To the extent not inconsistent with the terms of the related Mortgage Loan Documents, each such Cash Collateral Account shall be an Eligible Account.

            "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

            "CBA A/B Intercreditor Agreement": With respect to each A/B Mortgage Loan Combination, the related Intercreditor Agreement Among Note Holders by and between Column or PNC, as applicable, as the initial holder of the related A Loan, and CBA-Mezzanine Capital Finance, LLC, as the initial holder of the related B Loan.

            "CBA A/B Material Default": With respect to any A/B Mortgage Loan Combination, a "Material Default" under, and within the meaning of, the related CBA A/B Intercreditor Agreement.

            "CBA A/B Mortgage Loan Combination": Any CBA A Loan together with the related CBA B Loan.

            "CBA A Loan": The Mortgage Loans identified on Exhibit B hereto as Summer Bend Apartments, Olde Town Apts, Lenox Square, Buckridge at Southport Apartments, English Garden Townhomes and Lofts on College Apartments, which are senior in right of payment to the related CBA B Loan, to the extent set forth in the related CBA A/B Intercreditor Agreement.

            "CBA B Loan": With respect to each CBA A Loan, the related B Loan not included in the Trust.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2005-C3, as executed by the Trustee or the Certificate Registrar and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X, Class A-SP, Class A-Y and Class RCS-IO Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.03(h)).

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R or Class LR Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the applicable Master Servicer, the applicable Special Servicer or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.21 and 7.01(c) or by the Series 2005-C3 Directing Certificateholder in its capacity as such), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the applicable Master Servicer or the applicable Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports": Collectively, the Trustee Report and the CMSA Investor Reporting Package.

            "Certificate Notional Amount": With respect to any Class A-X, Class A-SP, Class A-Y or Class RCS-IO Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X, Class A-SP, Class A-Y or Class RCS-IO Notional Amount, as applicable.

            "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register": The register maintained pursuant to Section 5.02.

            "Certificate Registrar": Wells Fargo, in its capacity as certificate registrar, or any successor certificate registrar appointed as herein provided.

            "Certification Parties": As defined in Section 3.26(b).

            "Certifying Person": As defined in Section 3.26(b).

            "Class": With respect to any Certificates or Uncertificated REMIC I Interests, all of the Certificates or Uncertificated REMIC I Interests bearing the same alphabetical and, if applicable, numerical class designation. The respective Classes of Certificates are designated in Section 5.01(a).

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-1 Pass-Through Rate": 4.1750% per annum.

            "Class A-1-A Certificate": A Certificate designated as "Class A-1-A" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-1-A Components": Component A-1-A-1, Component A-1-A-2, Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6, Component A-1-A-7 and Component A-1-A-8.

            "Class A-1-A Pass-Through Rate": 4.6610% per annum.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-2 Pass-Through Rate": 4.5120% per annum.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-3 Pass-Through Rate": 4.6450% per annum.

            "Class A-AB Certificate": A Certificate designated as "Class A-AB" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-AB Pass-Through Rate": 4.6140% per annum.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-4 Pass-Through Rate": 4.6860% per annum.

            "Class A-J Certificate": A Certificate designated as "Class A-J" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-J Pass-Through Rate": 4.7710% per annum.

            "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-M Pass-Through Rate": 4.7300% per annum.

            "Class A-P&I Certificates": The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, collectively.

            "Class A-SP Certificate": A Certificate designated as "Class A-SP" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-SP Component": Each of Component A-1-2, Component A-2-1, Component A-2-2, Component A-2-3, Component A-2-4, Component A-3, Component A-AB-1, Component A-AB-2, Component A-4-1, Component A-4-2, Component A-4-3, Component A-J, Component A-M, Component B-1, Component B-2, Component C-1, Component C-2, Component D, Component E-1, Component E-2, Component F-1, Component F-2, Component G, Component H-1, Component H-2 and each Class A-1-A Component (other than Component A-1-A-1).

            "Class A-SP Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class A-SP Components that have not reached their Component Crossover Date.

            "Class A-SP Strip Rate": With respect to each of the Class A-SP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Component Crossover Date,
(x) the lesser of (I) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date and (II) the I/O Split Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class A-SP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

            "Class A-SP Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-SP Strip Rates of the Class A-SP Components (weighted on the basis of their respective Component Notional Amounts) for such Distribution Date.

            "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-X Component": Each of the Components.

            "Class A-X Notional Amount": With respect to the Class A-X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class A-X Pass-Through Rate": The per annum rate, expressed as a percentage, equal to the weighted average of the Class A-X Strip Rates of the Class A-X Components (weighted on the basis of their respective Component Notional Amounts) for such Distribution Date.

            "Class A-X Strip Rate": With respect to any Class A-X Component (other than the Class A-SP Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates, and in the case of Class A-SP Components, (A) for any Distribution Date occurring on or before the related Component Crossover Date, (x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date minus
(y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class A-SP Strip Rate for such Component for such Distribution Date, and (B) for any Distribution Date occurring after the related Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class A-X Strip Rate be less than zero).

            "Class A-Y Certificate": A Certificate designated as "Class A-Y" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-Y Notional Amount": With respect to the Class A-Y Certificates, as of any date of determination, the then aggregate Stated Principal Balance of the Specially Designated Co-op Loans and any successor REO Loans with respect thereto.

            "Class A-Y Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-Y Strip Rates of the Specially Designated Co-op Loans and any successor REO Loans with respect thereto for (and weighted on the basis of their respective Stated Principal Balances immediately prior to) such Distribution Date.

            "Class A-Y Strip Rate": With respect to any Specially Designated Co-op Loan (and any successor REO Loan with respect thereto), for any Distribution Date, a rate per annum equal to either: (1) if such Loan accrues interest on a 30/360 Basis, 0.10%; and (2) if such Loan accrues interest on an Actual/360 Basis, the product of (a) 0.10%, multiplied by (b) a fraction, the numerator of which is the number of days in the Interest Accrual Period that corresponds to such Distribution Date, and the denominator of which 30.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class B Pass-Through Rate": 4.8820% per annum.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9520% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9810% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0600% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class F Pass-Through Rate": 4.7480% per annum.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3500% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3000% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class J Pass-Through Rate": 4.4900% per annum.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class K Pass-Through Rate": 4.4900% per annum.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class L Pass-Through Rate": 4.4900% per annum.

            "Class LA-1-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-5 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-6 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-7 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-8 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-M Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-Y Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Notional Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LRCS-IO Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Notional Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class M Pass-Through Rate": 4.4900% per annum.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class N Pass-Through Rate": 4.4900% per annum.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class O Pass-Through Rate": 4.4900% per annum.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class P Pass-Through Rate": 4.4900% per annum.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class RCS-IO Certificate": A Certificate designated as "Class RCS-IO" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class RCS-IO Notional Amount": As of any date of determination, the outstanding principal balance of the Reyes Cold Storage Portfolio Mortgage Loan.

            "Class RCS-IO Pass-Through Rate": 1.200% per annum.

            "Class V Certificate": A Certificate designated as "Class V" on the face thereof, in the form of Exhibit A-4 hereto. The Class V Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates.

            "Clearstream": Clearstream Banking, societe anonyme or any successor.

            "Closing Date": June 29, 2005.

            "Closing Date Deposit Amount": $341,474.53, representing the aggregate amount of interest that would have accrued at the related Mortgage Rates during the interest accrual period ending in June 2005 for those Mortgage Loans that do not have their first Monthly Payment due until August 2005.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicers and reasonably acceptable to the Trustee, the Special Servicers and the Series 2005-C3 Directing Certificateholder.

            "CMSA Advance Recovery Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and approved by the CMSA for commercial mortgage securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Bond Level File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Investor Reporting Package": Collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

            (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Loan Level Reserve/LOC Report and (ix) CMSA NOI Adjustment Worksheet;

            provided that, in the case of each Mortgaged Property securing a Co-op Loan, the respective files and reports comprising the CMSA Investor Reporting Package shall present the Projected Net Cash Flow for such Mortgaged Property and the Debt Service Coverage Ratio for such Co-op Loan, as such terms apply to residential cooperative properties, if and to the extent that such file or report requires preparation and/or submission of data concerning net cash flow or debt service coverage.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Loan Periodic Update File": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report). Each CMSA Loan Periodic Update File prepared by the applicable Master Servicer shall be accompanied by a CMSA Advance Recovery Report and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Mortgage Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Reconciliation of Funds": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Master Servicer or Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the applicable Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2005-C3 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, could be applied to the Trust or the Certificates.

            "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(h), sub-accounts created and maintained by each Master Servicer or any Sub-Servicer on behalf of such Master Servicer pursuant to
Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which, subject to Section 3.04(h), shall be entitled substantially as follows:
"[Midland Loan Services, Inc.][NCB, FSB] [or the name of any successor Master Servicer], in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Collection Account". The Collection Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, except for the Excess Interest held therein, shall be part of REMIC I.

            "Collection Period": With respect to any Distribution Date, the period commencing on the date immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing
Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Column": As defined in the Preliminary Statement to this Agreement.

            "Column Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

            "Column Performance Guarantee": The Guarantee dated as of June, 2005, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 7 of the Column Mortgage Loan Purchase Agreement.

            "Column Performance Guarantor": Credit Suisse First Boston acting through CSFB USA Inc., its successor in interest or any successor guarantor under the Column Performance Guarantee.

            "Column Trust Mortgage Loan": Any Trust Mortgage Loan that is either an Original Column Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Trust Mortgage Loan.

            "Commission": The Securities and Exchange Commission.

            "Component": Each of Component A-1-1, Component A-1-2, Component A-2-1, Component A-2-2, Component A-2-3, Component A-2-4, Component A-AB-1, Component A-AB-2, Component A-3, Component A-4-1, Component A-4-2, Component A-4-3, each Class A-1-A Component, Component A-J, Component A-M, Component B-1, Component B-2, Component C-1, Component C-2, Component D, Component E-1, Component E-2, Component F-1, Component F-2, Component G, Component H-1, Component H-2, Component J, Component K, Component L, Component M, Component N, Component O and Component P.

            "Component A-1-1": One of forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component A-1-2": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component A-2-1": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component A-2-2": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component A-2-3": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

            "Component A-2-4": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-4 Uncertificated Interest as of any date of determination.

            "Component A-3": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-3 Uncertificated Interest as of any date of determination.

            "Component A-AB-1": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest as of any date of determination.

            "Component A-AB-2": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest as of any date of determination.

            "Component A-4-1": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-4-1 Uncertificated Interest as of any date of determination.

            "Component A-4-2": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-4-2 Uncertificated Interest as of any date of determination.

            "Component A-4-3": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-4-3 Uncertificated Interest as of any date of determination.

            "Component A-1-A-1": One of forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-1 Uncertificated Interest as of any date of determination.

            "Component A-1-A-2": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-2 Uncertificated Interest as of any date of determination.

            "Component A-1-A-3": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-3 Uncertificated Interest as of any date of determination.

            "Component A-1-A-4": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-4 Uncertificated Interest as of any date of determination.

            "Component A-1-A-5": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-5 Uncertificated Interest as of any date of determination.

            "Component A-1-A-6": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-6 Uncertificated Interest as of any date of determination.

            "Component A-1-A-7": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-7 Uncertificated Interest as of any date of determination.

            "Component A-1-A-8": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-8 Uncertificated Interest as of any date of determination.

            "Component A-M": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-M Uncertificated Interest as of any date of determination.

            "Component A-J": One of forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-J Uncertificated Interest as of any date of determination.

            "Component B-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LB-1 Uncertificated Interest as of any date of determination.

            "Component C-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LC-1 Uncertificated Interest as of any date of determination.

            "Component C-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LC-2 Uncertificated Interest as of any date of determination.

            "Component Crossover Date": With respect to each Class A-SP Component, the related Crossover Date as set forth in the table below:

                  Class A-SP Component                      Component Crossover Date
-------------------------------------------------------   ---------------------------
Components A-1-2 and A-1-A-2 ..........................   July 2006 Distribution Date
Component A-2-1, A-1-A-3 and H-1 ......................   July 2007 Distribution Date
Components A-2-2, A-1-A-4, F-2, G and H-2 .............   July 2008 Distribution Date
Components A-2-3, A-3, A-AB-1, A-1-A-5, E-1 and F-2 ...   July 2009 Distribution Date
Components A-2-4, A-AB-2, A-4-1, A-1-A-6, C-1, D and
E-2 ...................................................   July 2010 Distribution Date
Components A-4-2, A-1-A-7, B-1 and C-2 ................   July 2011 Distribution Date
Components A-4-3, A-1-A-8, A-J, B-2 and A-M ...........   July 2012 Distribution Date


            "Component D": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LD Uncertificated Interest as of any date of determination.

            "Component E-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LE-1 Uncertificated Interest as of any date of determination.

            "Component E-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LE-2 Uncertificated Interest as of any date of determination.

            "Component F-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LF-1 Uncertificated Interest as of any date of determination.

            "Component F-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LF-2 Uncertificated Interest as of any date of determination.

            "Component G": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component H-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LH-1 Uncertificated Interest as of any date of determination.

            "Component H-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-two components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LH-2 Uncertificated Interest as of any date of determination.

            "Component J": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component K": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component L": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component M": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component N": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Amount of its Corresponding Uncertificated REMIC I Interest.

            "Component O": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component P": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LP Uncertificated Interest as of any date of determination.

            "Confidential Offering Circular": The final Confidential Offering Circular dated June __, 2005, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to CSFB LLC as of the Closing Date.

            "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the respective Classes of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class P Certificates.

            "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

            "Co-op Loan": Any Mortgage Loan that, as of the date it is first included in the Trust Fund, is secured by a Mortgage that encumbers a residential cooperative property, as identified on the Mortgage Loan Schedule.

            "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) for Certificate transfer purposes, at Sixth & Marquette, Minneapolis, Minnesota 55479-0113, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3.

            "Corrected Mortgage Loan": Any Corrected Trust Mortgage Loan or any B Loan as to which the related Trust Mortgage Loan is a Corrected Mortgage Loan as described in the definition of "Servicing Transfer Event".

            "Corrected Trust Mortgage Loan": Any Trust Mortgage Loan that had been a Specially Serviced Trust Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

            "Corresponding Certificates": As defined in the Preliminary Statement hereto.

            "Corresponding Components": As defined in the Preliminary Statement hereto.

            "Corresponding Uncertificated REMIC I Interests": As defined in the Preliminary Statement hereto.

            "Cross-Collateralized Group": Any group of Crossed Trust Mortgage Loans.

            "Crossed Trust Mortgage Loan": Any Trust Mortgage Loan which is cross-defaulted and cross-collateralized with any other Trust Mortgage Loan. For the avoidance of doubt, none of the A Loans shall be deemed a Crossed Trust Mortgage Loan under this Agreement.

            "Crossed Trust Mortgage Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Trust Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the loan-to-value ratio for any remaining related Crossed Trust Mortgage Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the applicable Special Servicer at the expense of the related Mortgage Loan Seller is not greater than the lesser of (a) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the applicable Special Servicer at the expense of the related Mortgage Loan Seller and (c) 75.0%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Mortgage Loan Seller) to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the Trust Fund or cause either REMIC Pool to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

            "CSFB LLC": Credit Suisse First Boston LLC or its successor in interest.

            "Cure Event": The exercise by any B Loan Holder of the cure rights, if any, set forth in the related Intercreditor Agreement, in each case in accordance with the applicable Intercreditor Agreement.

            "Cure Payments": With respect to any Mortgage Loan Combination, as to which the related Intercreditor Agreement provides that a Junior Loan Holder shall be entitled to cure a default under the related Mortgage Loan, the payments that such Junior Loan Holder makes to the applicable Master Servicer, Special Servicer or Trustee, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the applicable Master Servicer, Special Servicer or Trustee, as applicable (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance), and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Mortgage Loan) during the period of time from the expiration of the grace period under such Mortgage Loan that gave rise to such Cure Event until such Cure Payment is made or such other cure is otherwise effected.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.12 as a document custodian for the Mortgage Files.

            "Cut-off Date": Individually and collectively, the respective Due Dates for the Trust Mortgage Loans in June 2005 (or with respect to Trust Mortgage Loans which had closing/funding dates in June 2005, the closing/funding date of such Trust Mortgage Loan).

            "Cut-off Date Principal Balance": With respect to any Original Trust Mortgage Loan, the outstanding principal balance of such Trust Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Trust Mortgage Loan (other than Co-op Loans) for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Trust Mortgage Loan during such period; and with respect to Co-op Loans, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Co-op Loan.

            "Default Interest": With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon, other than late payment charges, Static Prepayment Premium or Yield Maintenance Charges, that represent interest in excess of interest accrued on the principal balance of such Trust Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulted Trust Mortgage Loan": A Trust Mortgage Loan that is at least sixty days delinquent in respect of its Monthly Payments, or delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note, or if any non-monetary event of default occurs that results in the Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Trust Mortgage Loan has not been received.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": As defined in Section 3.08(f).

            "Defeasance Mortgage Loan": As defined in Section 3.08(f).

            "Defect": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

            "Defective Trust Mortgage Loan": Any Trust Mortgage Loan as to which there exists a Material Breach or a Material Defect that has not been cured in all material respects.

            "Definitive Certificate": A Certificate issued in registered, definitive physical form.

            "Deleted Trust Mortgage Loan": A Defective Trust Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Trust Mortgage Loans, in either case as contemplated by
Section 2.03.

            "Depositor": As defined in the Preliminary Statement to this Agreement.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Master Servicer or Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Master Servicer or Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Discount Rate": As defined in Section 4.01(d).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the applicable Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) to the effect that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either REMIC Pool to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution Account": The account, accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Distribution Account". The Distribution Account shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account.

            "Distribution Date": With respect to any calendar month, commencing in July 2005, the fourth Business Day following the Determination Date in such month.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due (without giving effect to any grace period).

            "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

            "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA-" by S&P (or "A-" if the short-term debt obligations thereof have a short-term rating of not less than "A-1" by S&P) and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days, or if such account is maintained by PNC Bank, National Association, rated no less than "A1" by Moody's and with respect to S&P, meets the requirements in clause (i), or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P and "P-1" by Moody's, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity; provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), (iii) in the case of Reserve Accounts and Servicing Accounts with respect to NCB, FSB Loans and NCB Loans, any account maintained with NCB, FSB (provided that NCB, FSB has a combined capital and surplus of at least $40,000,000) or (iv) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Insurance Policy": With respect to any Mortgage Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the applicable Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": Euroclear Bank N.V./S.A., as operator of The Euroclear System.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the ARD Mortgage Loans (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan), interest accrued on such Mortgage Loan (or REO Trust Mortgage Loan) and allocable to the Excess Rate. Insofar as it accrues on an ARD Trust Mortgage Loan (or any REO Trust Mortgage Loan with respect thereto), Excess Interest is an asset of the Trust Fund, but shall not be an asset of either REMIC Pool.

            "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or, insofar as they are allocable to the related REO Mortgage Loan, from the sale or liquidation of an REO Property, over (b) the sum of (i) interest on any related Advances, (ii) any related Servicing Advances, and (iii) the amount needed to pay off in full the subject Trust Mortgage Loan or related REO Trust Mortgage Loan (or if related to a Mortgage Loan Combination, the amount needed to pay off in full such Mortgage Loan Combination) and all amounts due with respect thereto.

            "Excess Liquidation Proceeds Account": The account, accounts or, subject to Section 3.04(h), sub-account created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Excess Liquidation Proceeds Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Excess Liquidation Proceeds Account shall be an asset of REMIC I.

            "Excess Rate": With respect to each ARD Mortgage Loan (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date.

            "Excess Servicing Strip": With respect to any Trust Mortgage or any successor REO Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master Servicing Fee Rate over 0.005% (0.5 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Act Reports": All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with the Commission with respect to the Trust as contemplated by Section 3.26.

            "Exemption-Favored Party": Any of (i) CSFB LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with CSFB LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses
(i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R, Class LR and Class V Certificates) that is investment grade rated by at least one Rating Agency.

            "Fair Value": As defined in Section 3.18(b).

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Fidelity Bond": As defined in Section 3.07(c).

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made hereunder on the Certificates in connection with the termination of the Trust.

            "Final Recovery Determination": A determination by the applicable Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the applicable Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the applicable Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "FNMA": Federal National Mortgage Association or any successor thereto.

            "GAAP": Generally accepted accounting principles in the United
States.

            "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

            "Grantor Trust": A grantor trust as defined under subpart E of Part 1 of subchapter J of the Code.

            "Grantor Trust Distribution Account": The account, accounts or, subject to Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Grantor Trust Distribution Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Grantor Trust Distribution Account shall not be an asset of either REMIC Pool.

            "Grantor Trust Pool": The Grantor Trust Pool designated as such in
Section 2.05.

            "Grantor Trust Provisions": Sections 671-679 of the Code and Treasury Regulations Section 301.7701-4(c).

            "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan.

            "Group A Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group A, together with any other Trust Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement. Each Junior Loan shall be a "Group A Loan."

            "Group B Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group B, together with any other Trust Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group C Loan" Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group C, together with any other Trust Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "I/O Split Rate": With respect to any Distribution Date, the rate per annum corresponding to the related Distribution Date as set forth on Exhibit L hereto.

            "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, each Junior Loan Holder, each Master Servicer, each Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any Junior Loan Holder, any Master Servicer, any Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, any Junior Loan Holder, any Master Servicer, any Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Junior Loan Holder, any Master Servicer, any Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Junior Loan Holder, such Master Servicer, such Special Servicer, the Trustee or any Affiliate thereof, as the case may be, provided such ownership constitutes less than 1% of the total assets of such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the applicable Master Servicer or the Trust, delivered to the Trustee and the applicable Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that no Master Servicer or Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect), or (ii) any other Person (including the Master Servicers and the Special Servicers) upon receipt by the Trustee and the applicable Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five
(5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

            "Initial LTV Co-op Basis": With respect to any Co-op Loan, the related loan-to-value ratio specified on the Mortgage Loan Schedule.

            "Initial Pool Balance": The aggregate Cut-off Date Principal Balance of all the Original Trust Mortgage Loans.

            "Initial Purchaser": CSFB LLC, as initial purchaser of the Non-Registered Certificates.

            "Initial Resolution Period": As defined in Section 2.03(b).

            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Institutional Lender/Owner": One or more of the following: (i) a bank, savings and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The applicable Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the second preceding sentence, the most recent financial statements of such transferee.

            "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection, including attorney's fees and expenses) paid under any Insurance Policy or in connection with the full or partial condemnation (or threatened condemnation) of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard.

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insured Environmental Event": As defined in Section 3.07(j).

            "Intercreditor Agreement": The CBA A/B Intercreditor Agreement or the Reyes Cold Storage Portfolio Agreement Among Noteholders, as applicable.

            "Interest Accrual Period": With respect to any Class of Regular Certificates, the Class RCS-IO Certificates or Uncertificated REMIC I Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

            "Interest Only Certificates": Collectively, the Class A-X, Class A-SP, Class A-Y and Class RCS-IO Certificates.

            "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(h), sub-account created and maintained by the Trustee, pursuant to
Section 3.28, in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Interest Reserve Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a sub-account of an Eligible Account.

            "Interest Reserve Loan": Any Actual/360 Trust Mortgage Loan (or successor REO Trust Mortgage Loan with respect thereto).

            "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates and RCS-IO Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the amount due in respect of interest to such Class.

            "Interested Person": The Depositor, the each Master Servicer, each Special Servicer, any Independent Contractor engaged by the applicable Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "IRS": The Internal Revenue Service or any successor.

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "Junior Loan": The CBA B Loans and the Reyes Cold Storage Portfolio B Loan, each of which is subordinate in right of payment to the related A Loan, pursuant to the related Intercreditor Agreement.

            "Junior Loan Holder": Any holder of a Junior Loan or any successor REO Mortgage Loan with respect thereto.

            "Late Collections": With respect to any Trust Mortgage Loan or any B Loan, all amounts (except Penalty Charges) received thereon during any Collection Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously received. With respect to any REO Mortgage Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Collection Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Mortgage Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously received.

            "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a reserve fund.

            "Liquidation Event": With respect to any Mortgage Loan or REO Property, any of the following events: (i) payment in full of such Mortgage Loan; (ii) the making of a Final Recovery Determination with respect to such Mortgage Loan or REO Property; (iii) in the case of a Trust Mortgage Loan, the repurchase of such Trust Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (iv) in the case of a Defaulted Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by the Series 2005-C3 Directing Certificateholder or the applicable Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (v) in the case of any A/B Mortgage Loan Combination, the purchase of the related A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement; (vi) the purchase of such Mortgage Loan by a related Mezzanine Loan Holder; (vii) the sale or other liquidation of such REO Property hereunder; or (viii) the purchase of such Mortgage Loan (if it is a Trust Mortgage Loan) or REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the applicable Special Servicer or the applicable Master Servicer pursuant to
Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the applicable Special Servicer with respect to any Trust Mortgage Loan repurchased by the applicable Mortgage Loan Seller (or guarantor) after the Initial Resolution Period (and any permitted extension thereof) as described in Section 2.03 or any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan as to which the applicable Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, all as provided in Section 3.11(b).

            "Liquidation Fee Rate": 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the applicable Master Servicer or Special Servicer, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Trust Mortgage Loan by the Series 2005-C3 Directing Certificateholder or the applicable Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18;
(iv) the repurchase of a Trust Mortgage Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (v) the purchase of an A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement; (vi) the purchase of any Mortgage Loan by a related Mezzanine Loan Holder; or (vii) the purchase of all Trust Mortgage Loans and REO Properties by Holders of more than 50% of the Percentage Interests in the Controlling Class, a Special Servicer or a Master Servicer pursuant to Section 9.01.

            "LNR": LNR Partners, Inc.

            "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Mortgage Loan was made.

            "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

            "Loan Group No. 1": Collectively, all of the Trust Mortgage Loans that are identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 1 and any successor REO Trust Mortgage Loans with respect thereto.

            "Loan Group No. 2": Collectively, all of the Trust Mortgage Loans that are identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 2 and any successor REO Trust Mortgage Loans with respect thereto.

            "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Trust Mortgage Loan (or, in the case of any A Loan, of the A/B Mortgage Loan Combination) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall, if required under the Code, be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

            "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

            "MAI": Member of the Appraisal Institute.

            "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

            "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

            "Master Servicer": With respect to (a) the Group A Loans and related Junior Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 1, and (b) the Group B Loans, Group C Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 2.

            "Master Servicer No. 1": Midland, in its capacity as master servicer with respect to the Group A Loans and related Junior Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group A Loans and related Junior Loans and any related REO Properties.

            "Master Servicer No. 2": NCB, FSB, in its capacity as master servicer with respect to the Group B Loans, Group C Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group B Loans, Group C Loans and any related REO Properties.

            "Master Servicer Account": As defined in Section 3.06(a).

            "Master Servicer Employees": As defined in Section 3.07(c).

            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

            "Master Servicing Fee": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the fee payable to the applicable Master Servicer pursuant to the first paragraph of Section 3.11(a), which Master Servicing Fee shall include any Primary Servicing Fee.

            "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the rate per annum specified as such on the Trust Mortgage Loan Schedule; and with respect to each NCB, FSB Loan or NCB Loan (or any successor REO Loan with respect thereof), [___]% per annum.

            "Material Breach": As defined in Section 2.03(b).

            "Material Defect": As defined in Section 2.03(b).

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or
(iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

            "Mezzanine Loan": Any Trust Mortgage constituting "Mezzanine Debt" or a "Mezzanine Loan", as identified in Exhibit C-2 attached hereto.

            "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

            "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the holder or obligee thereof.

            "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Class pursuant to
Section 4.01(b).

            "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment or Excess Interest, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Mortgage Loan by reason of a default thereunder. With respect to an REO Mortgage Loan, the monthly payment, excluding any Balloon Payment or Excess Interest, that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Trust Mortgage Loan, the following documents:

                  (i) the original Note (or a lost note affidavit), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement, assignment or allonge from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, without recourse, representation or warranty, express or implied";

                  (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3";

                  (iv) an original, counterpart or copy of any related
            Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (iii) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3";

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller;

                  (vii) an original assignment of any related Security Agreement
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (iii) above), from the Mortgage Loan Seller or the applicable Mortgage Loan Originator, either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3", which assignment may be included as part of an omnibus assignment covering other documents relating to the Trust Mortgage Loan; provided that such omnibus assignment is effective under applicable law;

                  (viii) originals or copies of all (A) assumption agreements,
            (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, when appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Trust Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company, or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy) or interim binder, relating to the Trust Mortgage Loan;

                  (x) the original or a counterpart of any guaranty of the
            obligations of the Borrower under the Trust Mortgage Loan;

                  (xi) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such to the Trustee;

                  (xii) the original or copy of the power of attorney (with
            evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

                  (xiii) with respect to any debt of a Borrower permitted under the Trust Mortgage Loan, an original or copy of the subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (if and as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Trust Mortgage Loan is an A Loan, a copy of the Note for each related B Loan;

                  (xiv) with respect to any Cash Collateral Accounts and
            Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the related Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such to the Trustee on behalf of the Certificateholders);

                  (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage);

                  (xvi) the originals of Letters of Credit, if any, relating to the Trust Mortgage Loan, provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer and copies thereof shall be delivered to the Trustee;

                  (xvii) any environmental insurance policies and any
            environmental guaranty or indemnity agreements or copies thereof;

                  (xviii) the original Ground Lease, Ground Lease estoppels and any amendments thereto, if any, or a copy thereof;

                  (xix) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents;

                  (xx) any additional documents required to be added to the
            Mortgage File pursuant to this Agreement; and

                  (xxi) the checklist of the related Mortgage Loan Documents, if any, that is included in the Mortgage File for the related Loan.

            Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. If any B Loan is being serviced and administered hereunder, the Mortgage File for the related Trust Mortgage Loan shall also constitute the Mortgage File for such B Loan.

            "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest payable on any particular related Due Date accrues pursuant to the related Note.

            "Mortgage Loan": Any Trust Mortgage Loan or, to the extent being serviced hereunder, any B Loan.

            "Mortgage Loan Combination": Any A/B Mortgage Loan Combination.

            "Mortgage Loan Combination Custodial Account": With respect to any Mortgage Loan Combination, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the applicable Master Servicer pursuant to Section 3.04(e) in the name of the Trustee on behalf of the Certificateholders and the related B Loan Holder, which, subject to
Section 3.04(h), shall be entitled substantially as follows: "Midland Loan Services, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3 and [name of the related B Loan Holder], as their interests may appear". Each Mortgage Loan Combination Custodial Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the subject A Loan, shall be part of REMIC I.

            "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any Ground Lease, any Letters of Credit, escrow or reserve account information relating to the Additional Collateral Trust Mortgage Loans, any UCC Financing Statements, the title insurance policy (or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy), all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Mortgage Loan, any prior assignments of Mortgage in the event that the related Mortgage Loan Seller is not the originator of record, any collateral assignments of property management agreements and other servicing agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

            "Mortgage Loan Originator": Any institution that originated a Mortgage Loan.

            "Mortgage Loan Purchase Agreement": Any of the Column Mortgage Loan Purchase Agreement, the PNC Mortgage Loan Purchase Agreement, the NCB, FSB Mortgage Loan Purchase Agreement or the NCB Mortgage Loan Purchase Agreement.

            "Mortgage Loan Sellers": Together, Column, PNC, NCB, FSB and NCB.

            "Mortgage Pool": All of the Trust Mortgage Loans and any successor REO Trust Mortgage Loans, collectively, as of any particular date of determination. The Mortgage Pool shall not include any Junior Loans.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Mortgage Loan from time to time in accordance with the related Note and applicable law; calculated based on (a) the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised
Rate) to accrue on such Mortgage Loan from time to time in accordance with the related Note and applicable law, and (b) the assumption of a year consisting of twelve 30-day months; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Mortgage Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The underlying real property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

            "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

            "NCB, FSB Loans": The mortgage loans transferred to the Depositor pursuant to the NCB, FSB Mortgage Loan Purchase Agreement and identified on
Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the NCB, FSB Mortgage Loan Purchase Agreement.

            "NCB, FSB Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the NCB, FSB Mortgage Loan Seller as seller, dated as of June 1, 2005, relating to the transfer of all of the NCB, FSB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

            "NCB, FSB Mortgage Loan Seller": NCB, FSB, a federal savings bank, or its successor in interest.

            "NCB Loans": The mortgage loans transferred to the Depositor pursuant to the NCB Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the NCB Mortgage Loan Purchase Agreement.

            "NCB Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the NCB Mortgage Loan Seller as seller, dated as of June 1, 2005, relating to the transfer of all of the NCB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.

            "NCB Mortgage Loan Seller": National Consumer Cooperative Bank, a corporation chartered by an Act of the United States Congress, or its successor in interest.

            "NCB Subordinate Debt Conditions": With respect to a Borrower encumbering a Mortgaged Property relating to an NCB Loan that is a Co-op Loan with a subordinate mortgage, the following conditions: (i) each of the loans, or the sole loan, to be secured by each such subordinate mortgage is made by NCB, FSB or any Affiliate thereof, (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) each such subordinate mortgage is expressly made in compliance with the underwriting standards which NCB, FSB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed 40%,
(v) NCB, FSB or any Affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Trustee a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit Q hereto (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the maturity date of the related Co-op Loan, (vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral, (viii) the subordinate mortgage loan is made principally for the purpose of funding capital expenditures, major repairs or reserves at or with respect to the Mortgaged Property in question and (ix) the aggregate amount of subordinate mortgage debt encumbering the Mortgaged Property in question does not exceed $7,500,000. For purposes of this definition, and notwithstanding anything herein to the contrary: "Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Co-op Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Co-op Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; and "Appraisal" shall mean an appraisal of the applicable Mortgaged Property by an Appraiser made in conformance with NCB, FSB's customary underwriting requirements, not more than one year prior to the origination date of the related Co-op Loan and reviewed by Master Servicer No. 2.

            "Net Investment Earnings": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period, and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Liquidation Proceeds": The excess, if any, of (a) all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Trust Mortgage Loan or REO Property, over (b) the amount of all Liquidation Expenses incurred with respect thereto.

            "Net Mortgage Pass-Through Rate":

            (A) With respect to any Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Trust Mortgage Loan (or, in the case of a Specially Designated Co-op Loan (or any successor REO Loan with respect thereto), such Original Net Mortgage Rate minus 0.10% per annum; and

            (B) With respect to any Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

            (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period (disregarding the last sentence of the definition of Interest Accrual Period), multiplied by (b) the Stated Principal Balance of such Trust Mortgage Loan (or such REO Trust Mortgage Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Trust Mortgage Loan (or, in the case of a Specially Designated Co-op Loan (or any successor REO Loan with respect thereto), such Original Net Mortgage Rate minus 0.10% per annum and with respect to the Reyes Cold Storage Portfolio Mortgage Loan (or any successor REO Loan with respect thereto), such Original Net Mortgage Interest Rate minus 1.200% per annum); and

            (2) the denominator of which is the Stated Principal Balance of such Trust Mortgage Loan (or such REO Mortgage Loan) immediately preceding that Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Trust Mortgage Loan (or REO Trust Mortgage Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Trust Mortgage Loan (or REO Trust Mortgage Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or REO Trust Mortgage Loan as of any date of determination, a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

            "Net Operating Income": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the applicable Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

            "Nonrecoverable P&I Advance": The portion of any P&I Advance previously made or proposed to be made in respect of a Trust Mortgage Loan or an REO Trust Mortgage Loan (including any P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by a Master Servicer or Special Servicer) of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan. The determination by a Master Servicer, a Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the applicable Special Servicer, that a Master Servicer or Trustee has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the applicable Special Servicer, in the case of the applicable Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of the applicable Special Servicer, (iii) to the Depositor, the applicable Master Servicer and the applicable Special Servicer, in the case of the Trustee, and (iv) in each case, to the Series 2005-C3 Directing Certificateholder, each Junior Loan Holder or its designee (if any A/B Mortgage Loan Combination or any related REO Trust Mortgage Loan is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) setting forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the applicable Master Servicer as a Servicing Advance). In making such recoverability determination, the applicable Master Servicer, applicable Special Servicer or Trustee, as applicable, will be entitled to consider (among other things) only the obligations of the Borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer and the applicable Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standards in the case of the applicable Master Servicer and the applicable Special Servicer) (among other things) the timing of recoveries. In addition, in considering whether a P&I Advance is nonrecoverable, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to any other Trust Mortgage Loans or REO Trust Mortgage Loans the reimbursement of which, at the time of such consideration, is being deferred or delayed by the applicable Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which a nonrecoverability determination is being made are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of the reimbursement of the outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount being delayed or deferred. The Officer's Certificate referred to in the second preceding sentence shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's determination that a P&I Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on and be bound by the applicable Special Servicer's determination that a P&I Advance is nonrecoverable, provided, however, that in the absence of such determination by the applicable Special Servicer, the applicable Master Servicer and the Trustee will be entitled to make their own determination that a P&I Advance is nonrecoverable, and in no event shall a determination by the applicable Special Servicer that a previously made or proposed P&I Advance would be recoverable be binding on the applicable Master Servicer or Trustee.

            "Nonrecoverable Servicing Advance": The portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property (including any Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the applicable Master Servicer or the applicable Special Servicer) of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the applicable Special Servicer, that the applicable Master Servicer, the applicable Special Servicer or the Trustee has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the applicable Special Servicer, in the case of the applicable Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of the applicable Special Servicer, (iii) to the Depositor, the applicable Special Servicer and the applicable Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Series 2005-C3 Directing Certificateholder, to each Junior Loan Holder or its designee (if any A/B Mortgage Loan Combination or any related REO Property is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the applicable Master Servicer as a Servicing Advance). In making such recoverability determination, the applicable Master Servicer, applicable Special Servicer or Trustee, as applicable, will be entitled to consider (among other things) only the obligations of the Borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer and the applicable Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standards in the case of the applicable Master Servicer and the applicable Special Servicer) (among other things) the timing of recoveries. In addition, in considering whether a Servicing Advance is nonrecoverable, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to any other Trust Mortgage Loans or REO Trust Mortgage Loans the reimbursement of which, at the time of such consideration, is being deferred or delayed by the applicable Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which a nonrecoverability determination is being made are a source of reimbursement not only for the Servicing Advance under consideration, but also as a potential source of the reimbursement of the outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount being delayed or deferred. The Officer's Certificate referred to in the second preceding sentence shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee will be entitled to conclusively rely on the applicable Master Servicer's determination that a Servicing Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on and be bound by the applicable Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance, provided, however, that in the absence of such determination by the applicable Special Servicer, the applicable Master Servicer and the Trustee will be entitled to make their own determination that a Servicing Advance is a Nonrecoverable Servicing Advance, and in no event shall a determination by the applicable Special Servicer that a previously made or proposed Servicing Advance would be recoverable be binding on the applicable Master Servicer or Trustee.

            "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-SP, Class A-X, Class A-Y, Class RCS-IO, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR and Class V Certificates will constitute Non-Registered Certificates.

            "Non-United States Tax Person": Any Person other than a United States Tax Person.

            "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Notional Balance": For any date of determination, the Class A-X Notional Amount, the Class A-SP Notional Amount, the Class A-Y Notional Amount or the Class RCS-IO Notional Amount, as applicable.

            "NRSRO": Nationally recognized statistical rating organization as the term is used in federal securities laws.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the applicable Master Servicer or the applicable Special Servicer, or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the applicable Master Servicer or the applicable Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of either REMIC Pool as a REMIC or the Grantor Trust Pool as a Grantor Trust, (b) compliance with the REMIC Provisions or Grantor Trust Provisions or (c) the resignation of the Depositor, the applicable Master Servicer or the applicable Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is Independent of the Depositor, the applicable Master Servicer or the applicable Special Servicer, as applicable.

            "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X, Class A-SP and Class A-Y Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Column Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

            "Original NCB Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

            "Original NCB, FSB Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

            "Original Net Mortgage Rate": With respect to any Trust Mortgage Loan, the Net Mortgage Rate in effect for such Trust Mortgage Loan as of the Closing Date (or, in the case of any Trust Mortgage Loan substituted in replacement of another Trust Mortgage Loan pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, as of the date of substitution).

            "Original PNC Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

            "Original REMIC I Notional Balance": With respect to the Class LA-Y and Class LRCS-IO REMIC I Interest, the initial notional balance thereof as of the Closing Date, as specified in the Preliminary Statement hereto.

            "Original REMIC I Principal Amount": With respect to any Class of Uncertificated REMIC I Interests, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Trust Mortgage Loan.

            "Origination Required Insurance Amounts": As defined in Section 3.07(h).

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Trust Mortgage Loan or REO Trust Mortgage Loan, any advance made by the applicable Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

            "Pass-Through Rate": With respect to each Class of Certificates, the respective per annum rate listed below:

            Class A-1.......................   Class A-1 Pass-Through Rate
            Class A-2.......................   Class A-2 Pass-Through Rate
            Class A-3.......................   Class A-3 Pass-Through Rate
            Class A-AB......................   Class A-AB Pass-Through Rate
            Class A-4.......................   Class A-4 Pass-Through Rate
            Class A-1-A.....................   Class A-1-A Pass-Through Rate
            Class A-X.......................   Class A-X Pass-Through Rate
            Class A-SP......................   Class A-SP Pass-Through Rate
            Class A-M.......................   Class A-M Pass-Through Rate
            Class A-Y.......................   Class A-Y Pass-Through Rate
            Class A-J.......................   Class A-J Pass-Through Rate
            Class RCS-IO....................   Class RCS-IO Pass-Through Rate
            Class B.........................   Class B Pass-Through Rate
            Class C.........................   Class C Pass-Through Rate
            Class D.........................   Class D Pass-Through Rate
            Class E.........................   Class E Pass-Through Rate
            Class F.........................   Class F Pass-Through Rate
            Class G.........................   Class G Pass-Through Rate
            Class H.........................   Class H Pass-Through Rate
            Class J.........................   Class J Pass-Through Rate
            Class K.........................   Class K Pass-Through Rate
            Class L.........................   Class L Pass-Through Rate
            Class M.........................   Class M Pass-Through Rate
            Class N.........................   Class N Pass-Through Rate
            Class O.........................   Class O Pass-Through Rate
            Class P.........................   Class P Pass-Through Rate


            "Penalty Charges": The Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate divided by the initial Certificate Balance (or, in the case of the Class A-X, Class A-Y and Class A-SP Certificates, the Notional Balance) of such Class of Certificates as of the Closing Date. With respect to the Class RCS-IO, Class V or Residual Certificate, the percentage interest as set forth on the face thereof.

            "Performing Mortgage Loan": Any Performing Trust Mortgage Loan or any B Loan as to which the related Trust Mortgage Loan is a Performing Trust Mortgage Loan.

            "Performing Party": As defined in Section 3.26(b).

            "Performing Trust Mortgage Loan": As of any date of determination, any Trust Mortgage Loan as to which no Servicing Transfer Event then exists as described in the definition of "Servicing Transfer Event".

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America; provided that such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided, further, that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

                  (ii) time deposits, unsecured certificates of deposit or
            bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

                  (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

                  (vii) any other demand, money market or time deposit,
            obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; and provided further (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index.

            "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the applicable Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Permitted Transferee": Any Transferee of a Class R or Class LR Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

            "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to Title I of ERISA, Section 4975 of the Code or Similar Law.

            "Plurality Residual Certificateholder": As to any taxable year of
(i) REMIC I or (ii) REMIC II, the Holder of Certificates evidencing the largest Percentage Interest in the (i) Class LR Certificates or (ii) Class R Certificates, respectively.

            "PNC": As defined in the Preliminary Statement to this Agreement.

            "PNC Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

            "PNC Trust Mortgage Loan": Any Trust Mortgage Loan that is either an Original PNC Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the PNC Mortgage Loan Purchase Agreement.

            "Prepayment Assumption": With respect to all Trust Mortgage Loans other than the ARD Trust Mortgage Loans, the assumption that all payments required to be made on such Trust Mortgage Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made. With respect to all ARD Trust Mortgage Loans, the assumption that the ARD Trust Mortgage Loans will be fully prepaid on their related Anticipated Repayment Dates.

            "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

            "Prepayment Interest Excess": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the applicable Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the related Net Mortgage Rate for such Trust Mortgage Loan, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Mortgage Loan Documents relating to such Trust Mortgage Loan, to the extent such interest is collected by the applicable Master Servicer or the applicable Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the applicable Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period to the extent not collected from the borrower, the amount of uncollected interest that would have accrued at the Net Mortgage Rate for such Trust Mortgage Loan, plus the Trustee Fee Rate, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Trust Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

            "Primary Servicer": Any Person with which the applicable Master Servicer or the applicable Special Servicer has entered into a Primary Servicing Agreement.

            "Primary Servicing Agreement": The primary servicing agreements between the applicable Master Servicer or the applicable Special Servicer, as the case may be, and any Primary Servicer relating to servicing and administration of Mortgage Loans by such Primary Servicer as provided in Section 3.22.

            "Primary Servicing Fee": Any primary servicing fee payable to the Primary Servicer pursuant to the Primary Servicing Agreement.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the applicable Master Servicer and the applicable Special Servicer in writing of its selection.

            "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Static Prepayment Premium, Yield Maintenance Charge and/or Excess Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance and Condemnation Proceeds or Liquidation Proceeds.

            "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Mortgage Loan Seller, the Series 2005-C3 Directing Certificateholder, each B Loan Holder, a Rating Agency, a designee of the Depositor, a Certificateholder, a Certificate Owner or, to the extent identified as such by a Certificateholder or a Certificate Owner, a prospective purchaser (or licensed or registered investment advisor acting on their behalf) of a Certificate or any interest therein upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as Exhibit S-1 or Exhibit S-2, as applicable, or any other Person designated by the Depositor.

            "Projected Debt Service Coverage Ratio": With respect to any Co-op Loan, as of any date of determination, the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis, divided by the annualized Monthly Payments for such Co-op Loan.

            "Projected Net Cash Flow": With respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Co-op Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            "Proposed Plan": As defined in Section 3.17(a).

            "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

            "Prospectus Supplement": That certain prospectus supplement dated June 22, 2005, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

            "PTCE": Prohibited Transaction Class Exemption.

            "PTE": Prohibited Transaction Exemption.

            "Purchase Price": With respect to any Trust Mortgage Loan to be purchased by (a) a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, (b) the Series 2005-C3 Directing Certificateholder pursuant to Section 3.18(b), the applicable Special Servicer pursuant to or as contemplated by Section 3.18(c), or an assignee or Affiliate of either thereof, in any case, pending determination of Fair Value, (c) the related B Loan Holder with respect to any A/B Mortgage Loan Combination pursuant to the related Intercreditor Agreement, or (d) by the holders of more than 50% of the Percentage Interests in the Controlling Class, the applicable Special Servicer or the applicable Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

                  (i) the outstanding principal balance of such Trust Mortgage
            Loan as of the date of purchase;

                  (ii) all accrued and unpaid interest on such Trust Mortgage
            Loan (exclusive of Default Interest and Excess Interest, if any) to but not including the Due Date in the Collection Period of purchase (which includes unpaid Master Servicing Fees) and all related Special Servicing Fees accrued and unpaid with respect to such Trust Mortgage Loan;

                  (iii) all related unreimbursed Servicing Advances (or such
            Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

                  (iv) if such Trust Mortgage Loan is being repurchased by a
            Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, in either case, following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the applicable Special Servicer;

                  (v) if such Trust Mortgage Loan is being repurchased by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement, the amount of the Liquidation Fee payable to the applicable Special Servicer, if such purchase occurs after 90 days of the related Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; and

                  (vi) if such Trust Mortgage Loan is being purchased by a
            Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the applicable Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any Trust Fund expenses incurred prior to such purchase date with respect to such Trust Mortgage Loan.

With respect to any Defaulted Trust Mortgage Loan to be purchased by the Series 2005-C3 Directing Certificateholder (or any assignee thereof) or the applicable Special Servicer (or any Affiliate thereof) pursuant to Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Trust Mortgage Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the Purchase Price will equal the amount calculated in accordance with the second preceding sentence in respect of the related REO Trust Mortgage Loan (or, if such REO Property relates to any Mortgage Loan Combination, in respect of all of the related REO Mortgage Loans and treating the B Loans as if they were Trust Mortgage Loans).

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, Mortgaged Property or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) at least "A-" by S&P and "A3" by Moody's (if then rated by Moody's),
(ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability that is rated (or is guaranteed or backed by an entity with long-term unsecured debt that is rated) no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's (if then rated by Moody's) and "A-" by S&P or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Mortgage": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.

            "Qualified Substitute Trust Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Trust Mortgage Loan; (iii) have the same Due Date as the Deleted Trust Mortgage Loan; (iv) accrue interest on the same basis as the Deleted Trust Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Trust Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the Deleted Trust Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan and a current Debt Service Coverage Ratio of not less than the then-current Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan (provided that, with respect to Co-op Loans and any related replacement Trust Mortgage Loans, such Debt Service Coverage Ratio shall mean Projected Debt Service Coverage Ratio); (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a Deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Series 2005-C3 Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date;
(xv) not be substituted for a Deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of either REMIC Pool or the imposition of tax on any of such REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel and (xvi) be secured by a residential cooperative property if it is replacing a Co-op Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no interest rate on any individual Qualified Substitute Trust Mortgage Loan, less the related Master Servicing Fee Rate and the Trustee Fee Rate may be less than the lowest fixed Pass-Through Rate on any Class of Principal Balance Certificates. When a Qualified Substitute Trust Mortgage Loan is substituted for a Deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Trust Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date": With respect to the Class A-1, Class A-2, Class A-3, Class A-X, Class A-SP, Class A-Y, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, the Distribution Date in July 2037, and with respect to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the Distribution Date in July 2047.

            "Rating Agency": Each of S&P and Moody's.

            "RCS-IO Strip Rate": A rate equal to 1.200% per annum.

            "Realized Loss": With respect to:

            (1) each defaulted Trust Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Trust Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus
      (b) without taking into account the amount described in subclause (1)(d) of this definition, all unpaid interest accrued in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest, plus (c) without duplication of amounts described in subclauses
      (1)(a) and (b) above, any unreimbursed P&I Advances and Servicing Advances, and interest thereon, minus (d) all payments and proceeds, if any, received in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made that are applied as a recovery of principal of, or interest on, such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

            (2) each defaulted Trust Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest) so canceled; and

            (3) each defaulted Trust Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Reference Rate": With respect to any Distribution Date from and including the July 2005 Distribution Date to and including the June 2012 Distribution Date, the corresponding rate per annum set forth on Exhibit L hereto.

            "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C and Class D Certificates constitute Registered Certificates.

            "Regular Certificate": Any Class of Certificates (other than the Residual, Class V or Class RCS-IO Certificates).

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

            "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R, Class LR and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

            "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Total Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Total Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC I": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Trust Mortgage Loans (exclusive of any Excess Interest) or any REO Property with respect thereto (exclusive of any interest therein that a B Loan Holder may have), such amounts related thereto as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account (exclusive of any such amounts that are allocable to a B Loan), if any, and the REMIC I Distribution Account and, except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in REMIC II or designated as a Grantor Trust asset in the Preliminary Statement hereto.

            "REMIC I Distribution Account": The account, accounts or, subject to
Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, REMIC I Distribution Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account.

            "REMIC I Distribution Amount": As defined in Section 4.01(b).

            "REMIC I Principal Amount": With respect to any Class of Uncertificated REMIC I Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original REMIC I Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.03(h)); provided that:

            (i) with respect to the Class A-1 Certificates, (A) the REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $6,838,000 and the Class Principal Balance of the Class A-1 Certificates minus $46,026,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $46,026,000 and the Class Principal Balance of the Class A-1 Certificates;

            (ii) with respect to the Class A-2 Certificates, (A) the REMIC I Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $6,506,000 and the Class Principal Balance of the Class A-2 Certificates minus $170,251,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $55,819,000 and the Class Principal Balance of the Class A-2 Certificates minus $114,432,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $53,720,000 and the Class Principal Balance of the Class A-2 Certificates minus $60,712,000 but not less than zero, (D) the REMIC I Principal Amount for the Class LA-2-4 Uncertificated Interest shall be the lesser of $60,712,000 and the Class Principal Balance of the Class A-2 Certificates;

            (iii) with respect to the Class A-AB Certificates, (A) the REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest shall be the lesser of $54,987,000 and the Class Principal Balance of the Class A-AB Certificates minus $6,483,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest shall be the lesser of $6,483,000 and the Class Principal Balance of the Class A-AB Certificates;

            (iv) with respect to the Class A-4 Certificates, (A) the REMIC I Principal Amount for the Class LA-4-1 Uncertificated Interest shall be the lesser of $37,185,000 and the Class Principal Balance of the Class A-4 Certificates minus $335,346,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-4-2 Uncertificated Interest shall be the lesser of $89,828,000 and the Class Principal Balance of the Class A-4 Certificates minus $245,518,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-4-3 Uncertificated Interest shall be the lesser of $245,518,000 and the Class Principal Balance of the Class A-4 Certificates;

            (v) with respect to the Class A-1-A Certificates, (A) the REMIC I Principal Amount for the Class LA-1-A-1 Uncertificated Interest shall be the lesser of $2,087,000 and the Class Principal Balance of the Class A-1-A Certificates minus $400,521,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-1-A-2 Uncertificated Interest shall be the lesser of $16,734,000 and the Class Principal Balance of the Class A-1-A Certificates minus $383,787,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-1-A-3 Uncertificated Interest shall be the lesser of $18,326,000 and the Class Principal Balance of the Class A-1-A Certificates minus $365,461,000 but not less than zero, (D) the REMIC I Principal Amount for the Class LA-1-A-4 Uncertificated Interest shall be the lesser of $17,724,000 and the Class Principal Balance of the Class A-1-A Certificates minus $347,737,000 but not less than zero, (E) the REMIC I Principal Amount for the Class LA-1-A-5 Uncertificated Interest shall be the lesser of $61,213,000 and the Class Principal Balance of the Class A-1-A Certificates minus $286,524,000 but not less than zero, (F) the REMIC I Principal Amount for the Class LA-1-A-6 Uncertificated Interest shall be the lesser of $14,927,000 and the Class Principal Balance of the Class A-1-A Certificates minus $271,597,000 but not less than zero, (G) the REMIC I Principal Amount for the Class LA-1-A-7 Uncertificated Interest shall be the lesser of $30,502,000 and the Class Principal Balance of the Class A-1-A Certificates minus $241,095,000 but not less than zero and (H) the REMIC I Principal Amount for the Class LA-1-A-8 Uncertificated Interest shall be the lesser of $241,095,000 and the Class Principal Balance of the Class A-1-A Certificates;

            (vi) with respect to the Class B Certificates, (A) the REMIC I Principal Amount for the Class LB-1 Uncertificated Interest shall be the lesser of $8,247,000 and the Class Principal Balance of the Class B Certificates minus $11,924,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LB-2 Uncertificated Interest shall be the lesser of $11,924,000 and the Class Principal Balance of the Class B Certificates;

            (vii) with respect to the Class C Certificates, (A) the REMIC I Principal Amount for the Class LC-1 Uncertificated Interest shall be the lesser of $4,446,000 and the Class Principal Balance of the Class C Certificates minus $11,924,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LC-2 Uncertificated Interest shall be the lesser of $11,924,000 and the Class Principal Balance of the Class C Certificates;

            (viii) with respect to the Class E Certificates, (A) the REMIC I Principal Amount for the Class LE-1 Uncertificated Interest shall be the lesser of $11,924,000 and the Class Principal Balance of the Class E Certificates minus $5,230,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LE-2 Uncertificated Interest shall be the lesser of $5,230,000 and the Class Principal Balance of the Class E Certificates;

            (ix) with respect to the Class F Certificates, (A) the REMIC I Principal Amount for the Class LF-1 Uncertificated Interest shall be the lesser of $3,702,000 and the Class Principal Balance of the Class F Certificates minus $16,760,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LF-2 Uncertificated Interest shall be the lesser of $16,760,000 and the Class Principal Balance of the Class F Certificates; and

            (x) with respect to the Class H Certificates, (A) the REMIC I Principal Amount for the Class LH-1 Uncertificated Interest shall be the lesser of $8,475,000 and the Class Principal Balance of the Class H Certificates minus $9,941,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LH-2 Uncertificated Interest shall be the lesser of $9,941,000 and the Class Principal Balance of the Class H Certificates.

            "REMIC I Notional Balance": In the case of the Class LA-Y Uncertificated Interest, the Class A-Y Notional Amount, and in the cae of the Class LRCS-IO Uncertificated Interest, the Class RCS-IO Notional Amount.

            "REMIC II": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated REMIC I Interests and such amounts as shall from time to time be held in the REMIC II Distribution Account.

            "REMIC II Distribution Account": The account, accounts or, subject to Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, REMIC II Distribution Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account.

            "REMIC Pool": Either REMIC I or REMIC II.

            "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the applicable Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and any related Junior Loan Holder(s), which shall be entitled "[LNR Partners, Inc.][National Consumer Cooperative Bank] [or the name of any successor Special Servicer], as Special Servicer, in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates and any related Junior Loan Holder(s), as their interests may appear, Series 2005-C3 REO Account". Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": With respect to any Mortgage Loan, the acquisition of the related Mortgaged Property as REO Property by the applicable Special Servicer on behalf of the Trust Fund and/or any affected B Loan Holder.

            "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO B Loan": Any B note component of a Trust Mortgage Loan deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of a Mortgage Loan Combination. Any REO B Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payments and otherwise to have the same terms and conditions as its predecessor B Loan (such terms and conditions to be applied without regard to the default on such predecessor B Loan or the subject REO Acquisition), as the case may be. Any REO B Loan shall be deemed to have an initial unpaid principal balance equal to the unpaid principal balance of its predecessor B Loan as of the related REO Acquisition Date. All Monthly Payments and other amounts due and owing, or deemed to be due and owing, in respect of any B Loan (including Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) as of the related REO Acquisition Date, shall be deemed to continue to be due and owing in respect of the related REO B Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, in respect of any B Loan as of the related REO Acquisition Date, including any unpaid or unreimbursed servicing compensation and Servicing Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05 and 3.11 and the related intercreditor, co-lender or similar agreement to the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, in respect of the related REO B Loan.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

            "REO Extension": As defined in Section 3.16(a).

            "REO Mortgage Loan": Any REO Trust Mortgage Loan or REO B Loan.

            "REO Property": A Mortgaged Property acquired by the applicable Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders and, if such property relates to a Mortgage Loan Combination, each related B Loan Holder (as a collective whole), through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Trust Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a).

            "REO Trust Mortgage Loan": The mortgage loan deemed to be outstanding and part of the Mortgage Pool with respect to each REO Property. Each REO Trust Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Trust Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Trust Mortgage Loan). Each REO Trust Mortgage Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Trust Mortgage Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Trust Mortgage Loan (including, without limitation, those Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that were repaid from principal collections on the Trust Mortgage Loans) as of the related REO Acquisition Date, including accrued and unpaid interest, shall continue to be due and owing in respect of an REO Trust Mortgage Loan. All amounts payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, in respect of the predecessor Trust Mortgage Loan as of the related REO Acquisition Date, including any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer or the Trustee in respect of an REO Trust Mortgage Loan.

            "Replacement Trust Mortgage Loan": Any Qualified Substitute Trust Mortgage Loan that is substituted by a Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor for a Defective Trust Mortgage Loan as contemplated by Section 2.03.

            "Request for Release": A request signed by a Servicing Officer of, as applicable, the applicable Master Servicer in the form of Exhibit D-1 attached hereto or the applicable Special Servicer in the form of Exhibit D-2 attached hereto.

            "Requesting Subordinate Certificateholder": The Holder of any of the Class L, Class M, Class N, Class O or Class P Certificates, that delivers notice to the Trustee, the applicable Master Servicer and the applicable Special Servicer indicating that such Holder is a "Requesting Subordinate
Certificateholder".

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Revised Rate": With respect to any ARD Mortgage Loan, the increased interest rate after the related Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan Documents.

            "Reyes Cold Storage Portfolio Agreement Among Noteholders": That certain agreement among noteholders dated as of January 31, 2005 between Column Financial, Inc., as initial note A holder, and Reyhold (DE) QRS 16-32, Inc., as initial note B holder.

            "Reyes Cold Storage Portfolio B Loan": The Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan with cut-off date principal balance of $12,669,690 that is secured by the Reyes Cold Storage Portfolio Property, which mortgage loan will not be included in the Trust Fund. Pursuant to the Reyes Cold Storage Portfolio Agreement Among Noteholders, the Reyes Cold Storage Portfolio B Loan is subordinate in right of payment to the Reyes Cold Storage Portfolio Mortgage Loan.

            "Reyes Cold Storage Portfolio B Loan Holder": The holder of the Reyes Cold Storage Portfolio B Loan.

            "Reyes Cold Storage Portfolio Consultation Actions": Any of the following actions with respect to the Reyes Cold Storage Portfolio Mortgage
Loan:

      o any adoption or implementation of a business plan submitted by the related Borrower with respect to the Reyes Cold Storage Portfolio Property;

      o the execution or renewal of any lease (if a lender approval is provided for in the related Mortgage Loan Documents);

      o the release of any escrow held in conjunction with the related Mortgage Loan to the related Borrower not expressly required by the related Mortgage Loan Documents or under applicable law;

      o material alterations on the Reyes Cold Storage Portfolio Property, if approval by the lender is required by the related Mortgage Loan Documents;

      o material change in any related ancillary Mortgage Loan Documents, except for non-economic terms;

      o     the waiver of any notice provisions related to prepayment;

      o any modification or waiver of a monetary term of the related Mortgage Loan and any modification of, or waiver that would result in the extension of the Maturity Date, a reduction in the interest rate on the related Note or the monthly debt service payment or prepayment premium payable on the related Note or a deferral or forgiveness of interest (including, without limitation, default interest) on or principal of the related note or penalty charges payable with respect thereto, or a modification or waiver of any other monetary term of the related Note relating to the timing or amount of any payment of principal and interest (including, without limitation, default interest);

      o any modification of, or waiver with respect to, the related Mortgage Loan that would result in a discounted pay-off of the related Note;

      o any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the Reyes Cold Storage Portfolio Property or any acquisition of the Reyes Cold Storage Portfolio Property by deed in lieu of foreclosure;

      o any sale of the Reyes Cold Storage Portfolio Property or related REO Property;

      o any release of the related Borrower or any guarantor from liability with respect to the related Mortgage Loan including, without limitation, by acceptance of an assumption of the related Mortgage Loan by a successor Borrower thereunder or a replacement guarantor;

      o any release of the Master Tenant (as defined in the related Loan Agreement) from liability or other obligations under the Master Lease (as defined in the related Loan Agreement);

      o any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related Borrower);

      o any action to bring the Reyes Cold Storage Portfolio Property or related REO Property into compliance with Environmental Laws (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders);

      o any substitution or release of collateral for the Reyes Cold Storage Portfolio Whole Loan, except as permitted by the related Mortgage Loan Documents;

      o any waiver of amounts required to be deposited into escrow or reserve accounts under the related Mortgage Loan Documents, or any modification or amendment to any of the related Mortgage Loan Documents that would modify the amount of funds required to be deposited into reserve accounts established under the related Mortgage Loan Documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

      o any transfer of the Reyes Cold Storage Portfolio Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the Borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related Mortgage Loan Documents;

      o any incurrence of additional debt by the Borrower or any mezzanine financing by any beneficial owner of the Borrower;

      o the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Borrower;

      o any proposed modification or waiver of any provision of the Reyes Cold Storage Portfolio Mortgage Loan documentation governing the types, nature or amount of insurance coverage required to be obtained and maintained by the Borrower;

      o the decision to apply insurance and/or condemnation awards other than to the outstanding principal balance of the Reyes Cold Storage Portfolio Whole Loan or to the restoration of the Reyes Cold Storage Portfolio Property; and

      o any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable Mortgage Loan Documents).

            "Reyes Cold Storage Portfolio Cure Payment": Any payment made by the holders of the Reyes Cold Storage Portfolio B Loan to cure a default on the part of the related borrower under the Reyes Cold Storage Portfolio Whole Loan.

            "Reyes Cold Storage Portfolio Mortgage Loan": The senior underlying mortgage loan secured by the Reyes Cold Storage Portfolio Property that is senior in right of payment to the Reyes Cold Storage Portfolio B Loan and that will be included in the Trust Fund.

            "Reyes Cold Storage Portfolio Net Mortgage Interest Rate": 6.347%, minus the sum of (a) the annual rates at which the related Master Servicing Fee, the related Primary Servicing Fee and the Trustee Fee are calculated, and (b) the RCS-IO Strip Rate.

            "Reyes Cold Storage Portfolio Property": The mortgaged real property identified on Exhibit B-1 as "Reyes Cold Storage Portfolio."

            "Reyes Cold Storage Portfolio Whole Loan": The Reyes Cold Storage Portfolio Mortgage Loan and the Reyes Cold Storage Portfolio B Loan, collectively.

            "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

            "Sarbanes-Oxley Certification": As defined in Section 3.26(a).

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

            "Senior Certificates": Collectively, the Class A-P&I Certificates and the Interest Only Certificates (other than the Class RCS-IO Certificates).

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and
(ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

            "Sequential Pay Certificates": Any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates.

            "Series 2005-C3 Directing Certificateholder": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Certificates of the Controlling Class selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class (which selection shall be evidenced by notice delivered by the Series 2005-C3 Directing Certificateholder to the parties hereto and the prior Series 2005-C3 Directing Certificateholder, if any); provided, however, that until a Series 2005-C3 Directing Certificateholder is so selected or after receipt of a notice from the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class that a Series 2005-C3 Directing Certificateholder is no longer designated, the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represents the largest aggregate Percentage Interest in the Controlling Class shall be the Series 2005-C3 Directing Certificateholder. The initial Series 2005-C3 Directing Certificateholder will be DSHI Opco LLC. No appointment of any Person as a Series 2005-C3 Directing Certificateholder shall be effective until such Person provides the Trustee, the applicable Master Servicer and the applicable Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed as Series 2005-C3 Directing Certificateholder, the applicable Master Servicer, the applicable Special Servicer and the Trustee shall not be required to recognize the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represent the largest aggregate Percentage Interest in the Controlling Class as the Series 2005-C3 Directing Certificateholder until such Certificateholder or Certificate Owner, as the case may be, provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

            "Serviced Loan": Any Trust Mortgage Loan.

            "Serviced Loan Combinations": The Reyes Cold Storage Portfolio Whole Loan and, with respect to each CBA A/B Mortgage Loan Combination relating to a CBA A/B Mortgage Loan, upon a "Material Default" under the related CBA A/B Intercreditor Agreement, such CBA A/B Mortgage Loan Combination.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the applicable Master Servicer or the applicable Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the applicable Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the applicable Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the applicable Special Servicer is required to cause to be insured pursuant to Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal or environmental report required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the applicable Special Servicer in connection with performing inspections pursuant to Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the applicable Master Servicer or Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to or as contemplated by any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the applicable Master Servicer or Special Servicer without reimbursement from the Trust. In no event shall any Master Servicer or Special Servicer be required to make any Servicing Advance that such Person determines, in accordance with the Servicing Standard, would, if made, be a Nonrecoverable Servicing Advance.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower, or otherwise in the possession of the applicable Master Servicer in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding drafts of Mortgage Loan Documents, attorney-client communications which are privileged or constitute legal or other due diligence analyses and documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses or related data (as distinguished from the underwriting information contained in the underwriting memorandum or asset summary report prepared by the applicable Mortgage Loan Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement), together with copies of documents required to be part of the related Mortgage File.

            "Servicing Group": Servicing Group A, Servicing Group B or Servicing Group C, as applicable.

            "Servicing Group A": Collectively, all of the Mortgage Loans that are Group A Loans and any successor REO Loans with respect thereto.

            "Servicing Group B": Collectively, all of the Mortgage Loans that are Group B Loans and any successor REO Loans with respect thereto.

            "Servicing Group C": Collectively, all of the Mortgage Loans that are Group C Loans and any successor REO Loans with respect thereto.

            "Servicing Officer": Any officer and/or employee of the applicable Master Servicer or the applicable Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the applicable Master Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Standard": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

                  (i) in the case of a Balloon Mortgage Loan, a payment default shall have occurred on such Mortgage Loan at its Maturity Date, or if the applicable Master Servicer has received evidence (which the applicable Master Servicer shall promptly forward to the applicable Special Servicer) prior to its Maturity Date that the related Borrower has obtained a firm commitment to refinance such Mortgage Loan, such default continues unremedied beyond the earlier of (A) 60 days after its Maturity Date or (B) the expiration of such commitment; or

                  (ii) any Monthly Payment (other than a Balloon Payment) on such Mortgage Loan is 60 days or more delinquent; or

                  (iii) the applicable Master Servicer or the applicable Special
            Servicer reasonably determines that a payment default or material non-monetary default with respect to such Mortgage Loan has occurred or is imminent, in each case, and is not likely to be cured by the related Borrower within 60 days (or in the case of a payment default or imminent payment default described in (i) or (ii) above, for the time period described therein) (provided that any such determination by the applicable Special Servicer that a payment default or other non-monetary default is imminent shall not be the basis for a Servicing Transfer Event unless the Series 2005-C3 Directing Certificateholder concurs); or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                  (v) the related Borrower shall file for or consent to the
            appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                  (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vii) the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

                  (viii) any other default (exclusive of an Acceptable Insurance
            Default) that, in the reasonable judgment of the applicable Master Servicer or the applicable Special Servicer, has materially and adversely affected the value of such Mortgage Loan has occurred and has continued unremedied for 60 days (irrespective of any applicable grace period specified in the related Mortgage Loan Documents).

A Servicing Transfer Event for any Mortgage Loan in a Mortgage Loan Combination shall constitute a Servicing Transfer Event for all Mortgage Loans in such Mortgage Loan Combination until all such Mortgage Loans become Corrected Mortgage Loans.

A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

            (w) in the case of the circumstances described in clauses (i) and
(ii) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20);

            (x) in the case of the circumstances described in clauses (iii),
(iv), (v) and (vi) above, if and when such circumstances cease to exist in the reasonable judgment (or, in the case of the Reyes Cold Storage Portfolio Whole Loan, the reasonable good faith judgment) of the applicable Special Servicer;

            (y) in the case of the circumstances described in clause (vii) above, if any, when the proceedings are terminated; and

            (z) in the case of the circumstances described in clause (viii) above, if and when such default is cured in the reasonable judgment of the applicable Special Servicer.

            "Significant Trust Mortgage Loan": At any time, (a) any Trust Mortgage Loan (i) whose principal balance is $20,000,000 or more at such time or
(ii) that is (x) a Trust Mortgage Loan, (y) part of a group of Crossed Trust Mortgage Loans or (z) part of a group of Trust Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Trust Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Similar Law": Any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

            "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the applicable Master Servicer or Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Mortgage Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and record-keeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

            "Special Servicer": With respect to (a) all of the Group A Loans, Group C Loans, any related Junior Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 1, and (b) all of the Group B Loans and any related REO Properties, and any matters relating to the foregoing, Special Servicer No. 2.

            "Special Servicer No. 1": LNR Partners, Inc., in its capacity as special servicer with respect to the Group A Loans, Group C Loans, any related Junior Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group A Loans, Group C Loans, any related Junior Loans and any related REO Properties.

            "Special Servicer No. 2": National Consumer Cooperative Bank, in its capacity as special servicer with respect to the Group B Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Group B Loans and any related REO Properties.

            "Special Servicer Employees": As defined in Section 3.07(c).

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, the fee payable to the applicable Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.35% per annum (provided, however, that, such fee shall at least equal $4,000 per month with respect to each Specially Serviced Mortgage Loan, which minimum amount may be reduced by the Series 2005-C3 Directing Certificateholder).

            "Specially Designated Co-op Loan": Any NCB, FSB Loan or NCB Loan that constitutes a Co-op Loan or any successor REO Loan with respect thereto.

            "Specially Designated Servicing Action": Any of the following actions:

                  (i) any modification, waiver or amendment of a monetary term of a Mortgage Loan (other than a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is addressed in clause (viii) below and excluding the actions set forth in Section 3.20(a)(i)(A)-(J));

                  (ii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund);

                  (iv) any determination to bring a Mortgaged Property securing a Specially Serviced Mortgaged Loan or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property or REO Property;

                  (v) any release of collateral for a Specially Serviced
            Mortgage Loan or releases of earn-out reserves or related letters of credit with respect to a Trust Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage
            Loan);

                  (vi) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

                  (vii) any acceptance of a discounted payoff with respect to a
            Specially Serviced Mortgage Loan;

                  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance"
            clause with respect to any Mortgage Loan, except for waivers of "due-on-encumbrance" clauses for Co-op Loans as to which the NCB Subordinate Debt Conditions are satisfied; and/or

                  (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Specially Serviced Trust Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": With respect to REMIC I and REMIC II, the Closing
Date.

            "State Tax Laws": The state and local tax laws of the state in which the office of the Trustee from which the Trust is administered or located, and any other state, the applicability of which to the Trust Fund or either REMIC Pool shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the Cut-off Date or, in the case of any Replacement Trust Mortgage Loan, as of the related Due Date in the month of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Static Prepayment Premium": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

            "Subordinate Certificate": Any of the Class RCS-IO, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR and Class V Certificates.

            "Subordinate Principal Balance Certificate": Any of the Subordinate Certificates that is also a Principal Balance Certificate.

            "Sub-Servicer": Any Person with which the applicable Master Servicer or the applicable Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The subservicing agreements between the applicable Master Servicer or the applicable Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans by such Sub-Servicer as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Trust Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Trust Mortgage Loans are substituted (at the same time) for one or more Deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Trust Mortgage Loan or Qualified Substitute Trust Mortgage Loans.

            "Successor Manager": As defined in Section 3.19(b).

            "Tax Matters Person": With respect to either REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(c), be the Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on IRS form 1041 or any successor form, to be filed on behalf of the Grantor Trust Pool, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            "Termination Notice": As defined in Section 7.01(b).

            "Termination Price": As defined in Section 9.01.

            "Total Principal Distribution Adjustment Amount": As to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the applicable Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Total Principal Distribution Amount and (ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the applicable Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Total Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date.

            "Total Principal Distribution Amount": An amount equal to:

            (a) with respect to any Distribution Date prior to the Final Distribution Date, the aggregate (without duplication) of the following--

                  (i) all payments of principal (including Principal
            Prepayments) received by or on behalf of the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in June 2005 or on a Due Date subsequent to the end of the related Collection Period,

                  (ii) all scheduled payments of principal due in respect of the
            Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

                  (iii) all Insurance and Condemnation Proceeds and Liquidation
            Proceeds received by or on behalf of the Trust with respect to any of the Trust Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in June 2005 or for which a P&I Advance was previously made for a prior Distribution Date,

                  (iv) all Insurance and Condemnation Proceeds, Liquidation
            Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in June 2005 or for which a P&I Advance was previously made for a prior Distribution Date,

                  (v) the respective principal portions of all P&I Advances made in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to such Distribution Date; and

            (b) with respect to the Final Distribution Date, the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

            Notwithstanding the foregoing, (i) the Total Principal Distribution Amount will be reduced for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (as described in Section 1.05) on any Distribution Date by an amount equal to the Total Principal Distribution Adjustment Amount calculated with respect to such Distribution Date and (ii) the Total Principal Distribution Amount will be increased for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts on any Distribution Date by the amount of any recovery occurring during the related Collection Period of an amount that was previously advanced with respect to a Trust Mortgage Loan if such Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount was previously reimbursed from Total Principal Distribution Amounts from such Loan Group in a manner that resulted in a Total Principal Distribution Adjustment Amount for such Loan Group on a prior Distribution Date.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The trust created hereby.

            "Trust Assets": The assets comprising the Trust Fund.

            "Trust Fund": All of the assets of all the REMIC Pools and the Grantor Trust Pool.

            "Trust Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Replacement Trust Mortgage Loan. As used herein, the term "Trust Mortgage Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. Each mortgage loan identified on the Trust Mortgage Loan Schedule shall constitute a single Trust Mortgage Loan, regardless of the number of promissory notes that collectively evidence the same.

            "Trust Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibits B-1, B-2, B-3 and B-4, collectively, which list sets forth the following information with respect to each Trust Mortgage Loan:

                  (i) the loan number (as specified in Exhibit A-1 to the
            Prospectus Supplement);

                  (ii) the property name;

                  (iii) the street address (including city, state and zip code)
            of the related Mortgaged Property;

                  (iv) the Mortgage Rate in effect at the Cut-off Date;

                  (v) the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi) the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the (a) remaining term to stated maturity, (b) Maturity
            Date and (c) with respect to each ARD Trust Mortgage Loan, the Anticipated Repayment Date;

                  (ix) the original and remaining amortization terms;

                  (x) the amount of the Monthly Payment due on the first Due
            Date following the Cut-off Date;

                  (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

                  (xii) the interest accrual period and method;

                  (xiii) the Master Servicing Fee Rate;

                  (xiv) the Due Date;

                  (xv) whether such loan is an ARD Trust Mortgage Loan;

                  (xvi) whether the Trust Mortgage Loan is subject to
            lockout/defeasance;

                  (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

                  (xviii) whether such Trust Mortgage Loan has the benefit of an
            Environmental Insurance Policy;

                  (xix) whether such Trust Mortgage Loan is secured by the
            related Borrower's interest in Ground Leases;

                  (xx) whether such Trust Mortgage Loan is secured by a Letter of Credit; and

                  (xxi) which Loan Group includes such Trust Mortgage Loan.

            Such Trust Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Trust Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Trustee": Wells Fargo Bank, N.A., in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Account": As defined in Section 3.06(a).

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": 0.0015% per annum.

            "Trustee Report": As defined in Section 4.02(a).

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated REMIC I Interests": As defined in the Preliminary Statement.

            "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Trust Mortgage Loan as to which a Principal Prepayment is made, the excess, if any, of (i) the Prepayment Interest Shortfall relating to a Principal Prepayment, if any, for such Trust Mortgage Loan as of such Distribution Date, over (ii) the deposits made by the applicable Master Servicer to the Trustee pursuant to Section 3.02(c).

            "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date.

            "Underwriters": Collectively, CSFB LLC, PNC Capital Markets, Greenwich Capital Markets, Inc. and Goldman, Sachs & Co.

            "Underwriter Exemption": PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

            "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates or the Class RCS-IO Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates or the Class RCS-IO Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

            "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X, Class A-Y and Class A-SP Certificates, based on the respective Class Notional Amount of each such Class relative to the aggregate Class Notional Amount of all such Classes; (ii) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the then Class Principal Balance of such Class, and the denominator of which is equal to the then aggregate Certificate Balance of the Principal Balance Certificates; and (iii) 0% in the case of the Class RCS-IO Certificates. The Class R, Class LR and Class V Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Website": Either the internet website maintained by the Trustee (initially located at "www.ctslink.com"), the website maintained by the applicable Master Servicer, the website maintained by the applicable Special Servicer or the website maintained by the CMSA, as applicable.

            "Weighted Average Net Mortgage Pass-Through Rate": As to any Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Trust Mortgage Loans and REO Mortgage Loans in the Mortgage Pool, weighted based on their respective Stated Principal Balances immediately prior to such Distribution Date.

            "Wells Fargo": As defined in the Preliminary Statement to this Agreement.

            "Withheld Amounts": As defined in Section 3.28(a).

            "Workout-Delayed Reimbursement Amount": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the modified Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee designated as such, and paid or payable, as the context may require, to the applicable Special Servicer with respect to each Corrected Mortgage Loan pursuant to Section 3.11(b).

            "Workout Fee Rate": 1.0%.

            "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

            "Yield Maintenance Minimum Amount": With respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            "Yield Rate": "With respect to any Trust Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Trust Mortgage, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Trust Mortgage Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the applicable Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

            Section 1.02 General Interpretive Principles

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

            (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Calculations in Respect of the Mortgage Loans

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Trust Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any A/B Mortgage Loan Combination, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied between the related A Loan and B Loan in accordance with the express provisions of the related Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan is an A Loan or constitutes part of a Cross-Collateralized Group), including any payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds, shall be applied (subject to Section 3.11(b) with respect to Liquidation Proceeds) to amounts due and owing under the related Mortgage Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied as follows: first, as a recovery of any related and unreimbursed Servicing Advances and Advance Interest and, if applicable, unpaid Liquidation Expenses; second, as a recovery of any related Nonrecoverable Advance (and Advance Interest thereon) and Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was paid from principal collections on the Trust Mortgage Loans; third, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; fourth, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of the Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, unless a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of any Penalty Charges then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Static Prepayment Premium or Yield Maintenance Charge then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Excess Interest; tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property and, if such REO Property relates to a Mortgage Loan Combination, exclusive of amounts payable to the related B Loan Holder in accordance with the related Intercreditor Agreement) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and Advance Interest and, if applicable, unpaid Liquidation Expenses; second, as a recovery of any related Nonrecoverable Advance (and Advance Interest thereon) and Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was paid from principal collections on the Trust Mortgage Loans; third, as a recovery of accrued and unpaid interest on the related REO Trust Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; fourth, as a recovery of principal of the related REO Trust Mortgage Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of any Penalty Charges deemed to be due and owing in respect of the related REO Trust Mortgage Loan; sixth, as a recovery of any Static Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Trust Mortgage Loan; seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Trust Mortgage Loan (other than, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and eighth in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (c) For the purposes of this Agreement, Excess Interest on an ARD Trust Mortgage Loan or a successor REO Trust Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Trust Mortgage Loan or successor REO Trust Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (d) The foregoing applications of amounts received in respect of any Mortgage Loan, Mortgage Loan Combination or REO Property shall be determined by the applicable Master Servicer and reflected in the appropriate monthly report from the applicable Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

            (e) [Reserved]

            (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the applicable Master Servicer, the applicable Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the applicable Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the applicable Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Mortgage Loan as if such Principal Prepayment had been received, on the following Due Date (so long as such next following Due Date is in the same Collection Period as the actual date of receipt) and (ii) all other Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Mortgage Loan.

            (g) Notwithstanding the terms of any Trust Mortgage Loan, the applicable Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Trust Mortgage Loan, except to the extent that (i) all reserves required to be established with the applicable Master Servicer and then required to be funded pursuant to the terms of such Trust Mortgage Loan have been so funded, (ii) all payments of principal and interest then due on such Trust Mortgage Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box Account or reserved for pursuant to the related Lock-Box Agreement.

            (h) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to
Section 4.01(a) and (b) any Realized Loss allocated to such Class on such Distribution Date pursuant to Section 4.04.

            Section 1.04 Crossed Trust Mortgage Loans

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Trust Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the applicable Special Servicer, with respect to any Crossed Trust Mortgage Loan (or successor REO Trust Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Trust Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Trust Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Trust Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Trust Mortgage Loan.

            Section 1.05 Certain Adjustments to the Principal Distributions on the Certificates

            (a) If, in accordance with the provisions of this Agreement, any party hereto is reimbursed out of general collections (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) on the Mortgage Pool on deposit in the Collection Account for any Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

            first, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            second, out of any amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

            third, out of any other amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clause first of the preceding paragraph to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, or in each case, to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Total Principal Distribution Amount for any Distribution Date, then the Total Principal Distribution Amount for such Distribution Date shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this paragraph, would have been included as part of such Total Principal Distribution Amount.

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, such Advance is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan, then the Total Principal Distribution Amount for the Distribution Date that corresponds to the Due Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Total Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Original Trust Mortgage Loans

            (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust 2005-C3". Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Original Trust Mortgage Loans, (ii) the Mortgage Loan Purchase Agreements to the extent they relate to the Trust Mortgage Loans and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Original Trust Mortgage Loans (other than payments of principal and interest due and payable on the Original Trust Mortgage Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Original Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Original Column Trust Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from Column; (ii) its acquisition of the Original PNC Trust Mortgage Loans from PNC, pursuant to the PNC Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from PNC; (iii) its acquisition of the Original NCB, FSB Trust Mortgage Loans from NCB, FSB, pursuant to the NCB, FSB Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from NCB, FSB; (iv) its acquisition of the Original NCB Trust Mortgage Loans from NCB, pursuant to the NCB Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from NCB; and (v) its transfer of the Original Trust Mortgage Loans to the Trust, pursuant to this
Section 2.01(a), as a sale of such Trust Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (iv) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Trust Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Trust Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee (with a copy to the applicable Master Servicer), on or before the Closing Date, the Mortgage File (except item (xvi) of the definition of "Mortgage File", which shall be delivered to and deposited with the applicable Master Servicer with a copy to the Trustee and except item
(xx) of the definition of "Mortgage File") for each Original Trust Mortgage Loan so assigned.

            Notwithstanding the foregoing, if a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Trust Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit substantially in the form attached as Exhibit J hereto, certifying that the original thereof has been lost or destroyed.

            Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv),
(viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File", with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee, on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee (with a copy to the applicable Master Servicer) within 180 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv),
(viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File", with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee (with a copy to the applicable Master Servicer) on or before the Closing Date.

            Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing office and such Mortgage Loan Seller has so notified the Trustee, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery; provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee (with a copy to the applicable Master Servicer)upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing or recording.

            None of the Trustee, any Master Servicer or any Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b).

            (c) At the expense of the related Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Trust Mortgage Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Replacement Trust Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clauses (xi) and
(xiv) of the definition of "Mortgage File". Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised
Article 9 in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The respective Mortgage Loan Purchase Agreements provide for the reimbursement of the Trustee, in each case by the related Mortgage Loan Seller, for the Trustee's costs and expenses incurred in performing its obligation under this Section 2.01(c).

            Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Trust Mortgage Loans conveyed by it to the Depositor (or, in the case of a Replacement Trust Mortgage Loan, to the Trustee) under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee (with a copy to the applicable Master Servicer) or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. It is hereby acknowledged that the PNC Mortgage Loan Seller has elected to engage such a third party contractor for the preparation, filing and recording and delivery of such assignments to the Trustee in respect of the Original PNC Trust Mortgage Loans. The Trustee shall have no duties or obligations described in the immediately preceding paragraph in respect of the Original PNC Trust Mortgage Loans.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, within 10 Business Days after the Closing Date, all documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Trust Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any draft documents, attorney/client communications which are privileged or constitute legal or other due diligence analyses and documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses, except for the underwriting information contained in the underwriting memorandum or asset summary report prepared by the applicable Mortgage Loan Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement) that are not required to be a part of a Mortgage File in accordance with the definition thereof, and all such items shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as such items relate to a B Loan, the related B Loan Holder).

            In addition, with respect to each Trust Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to (and vest in) the Trustee (in care of the applicable Master Servicer) such party's rights as the beneficiary thereof and drawing party thereunder.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the applicable Master Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Original Trust Mortgage Loans in the name of such Mortgage Loan Seller or any other name, to be transferred to the applicable Master Servicer (or a Sub-Servicer at the direction of the applicable Master Servicer) for deposit into Servicing Accounts.

            (g) [Reserved.]

            (h) Master Servicer No. 1 hereby acknowledges the receipt by it of the Closing Date Deposit Amount. Master Servicer No. 1 shall hold such Closing Date Deposit Amount in the Collection Account and shall remit such Closing Date Deposit on the first Master Servicer Remittance Date to the Trustee, who shall include the Closing Date Deposit Amount in the Available Distribution Amount for the first Distribution Date. The Closing Date Deposit Amount shall remain uninvested.

            Section 2.02 Acceptance by Trustee

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that to the extent that a Mortgage File relates to an A Loan, the Trustee shall also hold such Mortgage File in the trust on behalf of the related B Loan Holders; provided further that the Trustee or any Custodian appointed by the Trustee pursuant to Section 8.12 shall hold any Letter of Credit (or a copy thereof) in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the applicable Master Servicer hereby undertakes.

            (b) Within 90 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (substantially in the form attached hereto as Exhibit O) to each of the Depositor, the applicable Master Servicer, the applicable Special Servicer and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed in the Trust Mortgage Loan Schedule (other than any Trust Mortgage Loan paid in full and any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses
(i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, appear to have been executed (if required), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

            (c) The Trustee shall review each of the Mortgage Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the applicable Master Servicer, the applicable Special Servicer and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed on the Trust Mortgage Loan Schedule (excluding any Trust Mortgage Loan as to which a Liquidation Event has occurred or any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi), (xviii) and (xxi) of the definition of "Mortgage File" are in its possession,
(ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File", or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office or the applicable title insurance company to be true and complete, and (iii) all such Mortgage Loan Documents have been received, have been executed (if required), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule. Further, with respect to the documents described in clause (xi) of the definition of the Mortgage File, the Trustee may assume, for purposes of the certification delivered pursuant to this Section 2.02(c), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property, or, with respect to any Mortgage Loan that has two or more Borrowers, one state level UCC Financing Statement filing in the state of incorporation of each such Borrower. The Trustee shall, upon request, provide the applicable Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording and filing offices.

            (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in clauses
(vi), (vii), (viii), (x), (xiii), (xiv), (xv), (xvii) and (xix) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Trust Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of the definition of "Mortgage File" is effective under applicable law. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee or, if applicable, the related Mortgage Loan Seller's contractor, shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that a Defect exists with respect to any Mortgage File, the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the applicable Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Mortgage Loan Combination, the related Junior Loan Holder(s), as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Trust Mortgage Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Trust Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

            (f) Upon the second anniversary of the Closing Date, the Trustee shall deliver a final exception report as to any remaining Defects or required Mortgage Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and Breaches of Representations and Warranties

            (a) The Depositor hereby represents, warrants and covenants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Original Trust Mortgage Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Original Trust Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

            (v) The Depositor's transfer of the Original Trust Mortgage Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

            (vi) The Depositor is not transferring the Original Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

            (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a);

            (viii) After giving effect to its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

            (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

            (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

            (xi) Immediately prior to the transfer of the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Trust Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

            (xii) The Depositor has not transferred any of its right, title and interest in and to the Original Trust Mortgage Loans to any Person other than the Trustee;

            (xiii) The Depositor is transferring all of its right, title and interest in and to the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor;

            (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Trust Mortgage Loans by the Depositor to the Trustee; and

            (xv) Following consummation of the conveyance of the Original Trust Mortgage Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Original Trust Mortgage Loans, and if a third party, including a potential purchaser of the Original Trust Mortgage Loans, should inquire, the Depositor shall promptly indicate that the Original Trust Mortgage Loans have been sold and shall claim no ownership interest therein.

            (b) If any Certificateholder, the applicable Master Servicer, the applicable Special Servicer or the Trustee discovers or receives notice of a Defect or a Breach with respect to any Trust Mortgage Loan, it shall give notice to the applicable Master Servicer, the applicable Special Servicer and the Trustee. If the applicable Master Servicer or the applicable Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Trust Mortgage Loan or the interests of the Certificateholders therein (any such Defect or Breach, a "Material Defect" or a "Material Breach", respectively), it shall give prompt written notice of such Material Defect or Material Breach to the Depositor, the Trustee, the applicable Master Servicer, the applicable Special Servicer and the applicable Mortgage Loan Seller and shall request that such Mortgage Loan Seller, not later than 90 days from the receipt by the applicable Mortgage Loan Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Material Defect or Material Breach in all material respects, (ii) repurchase the affected Trust Mortgage Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement, or (iii) substitute a Qualified Substitute Trust Mortgage Loan for such affected Trust Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the applicable Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Trust Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional 90 days to cure such Material Defect or Material Breach (provided that the Mortgage Loan Seller has delivered to the applicable Master Servicer, the applicable Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the Mortgage Loan Seller that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period). Notwithstanding the foregoing, if there exists a Breach of any representation or warranty with respect to a Trust Mortgage Loan on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 6(a)(xii) of the related Mortgage Loan Purchase Agreement relating to whether or not the Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the applicable Mortgage Loan Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the Collection Account the reasonable amount of any such costs and expenses incurred by the related Master Servicer, the related Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, provided, however, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase such Trust Mortgage Loan at the applicable Purchase Price, replace such Trust Mortgage Loan and pay the applicable Substitution Shortfall Amount or pay such costs. Except as provided in the proviso to the immediately preceding sentence, the applicable Mortgage Loan Seller shall make such deposit and upon its making such deposit, the applicable Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and the applicable Mortgage Loan Seller shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Trust Mortgage Loan and the value of a Trust Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information;
(c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original Letter of Credit (unless such original has been delivered to the applicable Master Servicer and a copy thereof is part of the Mortgage
File) provided that such Defect may be cured by the provision of a substitute Letter of Credit or a cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required Ground Lease.

            Any Defect or Breach which causes any Trust Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of the Certificateholders therein and the Initial Resolution Period for the affected Trust Mortgage Loan shall be 90 days following the earlier of (i) notice to the related Mortgage Loan Seller of the discovery of such Defect or Breach by any party to this Agreement and (ii) the related Mortgage Loan Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If any affected Trust Mortgage Loan is to be repurchased by reason of a Material Breach or a Material Defect with respect thereto, the applicable Master Servicer shall designate its Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

            If (x) a Trust Mortgage Loan is to be repurchased or substituted for as contemplated above, (y) such Trust Mortgage Loan is a Crossed Trust Mortgage Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Defect or a Material Breach, as the case may be, as to any related Crossed Trust Mortgage Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Defect or a Material Breach as to any related Crossed Trust Mortgage Loan for purposes of the above provisions, and the Mortgage Loan Seller shall be required to repurchase or substitute for any related Crossed Trust Mortgage Loan in accordance with the provisions above unless the Crossed Trust Mortgage Loan Repurchase Criteria would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed Trust Mortgage Loans as to which a Material Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this
Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Trust Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Trust Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for all of the Crossed Trust Mortgage Loans in the related Cross-Collateralized Group. The determination of the applicable Special Servicer as to whether the Crossed Trust Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Special Servicer will be entitled to cause to be delivered, or direct the Mortgage Loan Seller to (in which case the Mortgage Loan Seller shall) cause to be delivered to the applicable Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Trust Mortgage Loan Repurchase Criteria has been satisfied, in each case at the expense of the Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the Mortgage Loan Seller (such approval not to be unreasonably withheld).

            With respect to any Crossed Trust Mortgage Loan conveyed hereunder, to the extent that the Mortgage Loan Seller repurchases an affected Crossed Trust Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Trust Mortgage Loans, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Trust Mortgage Loan repurchased or substituted for by the related Mortgage Loan Seller, on the one hand, and any related Crossed Trust Mortgage Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Trust Mortgage Loan, notwithstanding anything to the contrary herein, shall not be permitted (in which case, the Mortgage Loan Seller will be obligated to purchase or substitute for all Crossed Trust Mortgage Loans). Any reserve or other cash collateral or Letters of Credit securing the affected Crossed Trust Mortgage Loans shall be allocated between such Trust Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Trust Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with Section 3.20 hereof).

            In connection with any repurchase of or substitution for a Trust Mortgage Loan contemplated by this Section 2.03, the Trustee, the applicable Master Servicer and the applicable Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase or substitution by a Mortgage Loan Seller) upon delivery to each of the Trustee, the applicable Master Servicer and the applicable Special Servicer of a trust receipt executed by such Mortgage Loan Seller: (i) all portions of the Mortgage File, the Servicing File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller in the same manner as provided in
Section 7 of the related Mortgage Loan Purchase Agreement, and (ii) any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Trust Mortgage Loan.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Trust Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase or substitute for the entire Trust Mortgage Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Mortgage Loan Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund in connection therewith and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of a Material Breach or Material Defect in this Section 2.03(b).

            Whenever one or more Replacement Trust Mortgage Loans are substituted for a Defective Trust Mortgage Loan by a Mortgage Loan Seller, the applicable Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File(s) to the Trustee, to certify that such Replacement Trust Mortgage Loan satisfies or such Replacement Trust Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Trust Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Trust Mortgage Loan, as contemplated by this Section 2.03, if the Trust Mortgage Loan to be replaced was itself a Replacement Trust Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Defect in accordance herewith, the affected Trust Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Trust Mortgage Loan after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Trust Mortgage Loan on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

            In the case of a Column Trust Mortgage Loan, all references in the foregoing paragraphs of this Section 2.03(b) to "Mortgage Loan Seller" shall be deemed to also be references to the Column Performance Guarantor (but only if and to the extent that the Column Performance Guarantor would, pursuant to the Column Performance Guarantee, be liable for those obligations of Column as a Mortgage Loan Seller under the Column Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

            Section 7 of each of the Mortgage Loan Purchase Agreements and the Column Performance Guarantee provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

            If a Mortgage Loan Seller (and, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor) defaults on its obligations to repurchase any Trust Mortgage Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the applicable Master Servicer and the applicable Special Servicer of such default. The Trustee shall enforce the obligations of the Mortgage Loan Sellers under
Section 7 of the related Mortgage Loan Purchase Agreement and the obligations of the Column Performance Guarantor under the Column Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Trust Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller; second, pursuant to Section 3.05(a)(ix) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(x) out of general collections on the Trust Mortgage Loans on deposit in the applicable Collection Account.

            If the applicable Mortgage Loan Seller or the Column Performance Guarantor incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Trust Mortgage Loan, such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Mortgage Loan Seller's or the Column Performance Guarantor's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Trust Mortgage Loan; and provided, further, that in the event and to the extent that such expenses of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with any Trust Mortgage Loan exceed five percent of the then outstanding principal balance of such Trust Mortgage Loan, then such Mortgage Loan Seller's or the Column Performance Guarantor's rights to reimbursement pursuant to this paragraph with respect to such Trust Mortgage Loan and such excess expenses shall not (without the prior written consent of the applicable Master Servicer or the applicable Special Servicer, as applicable, which shall not be unreasonably withheld or delayed) be exercised until the payment in full of such Trust Mortgage Loan (as such Trust Mortgage Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the applicable Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be; provided, however, that the preceding clause shall not operate to prevent the applicable Master Servicer from using reasonable efforts, exercised in the applicable Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. A Mortgage Loan Seller or the Column Performance Guarantor may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise; provided that (i) the applicable Master Servicer or, with respect to a Specially Serviced Trust Mortgage Loan, the applicable Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by the Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, will not impair the applicable Master Servicer's and/or the applicable Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee, the Certificateholders and any related Junior Loan Holder(s) pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Mortgage Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

            Section 2.04 Issuance of Uncertificated REMIC I Interests; Execution of Certificates

            Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Trust Mortgage Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Trust Mortgage Loans, exclusive of Excess Interest thereon, on behalf of REMIC I and the Holders of the Certificates, (ii) acknowledges the issuance of the Uncertificated REMIC I Interests and, pursuant to the written request of the Depositor executed by an officer of the Depositor acknowledges that it has caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor the Class LR Certificates, in exchange for such Trust Mortgage Loans, exclusive of Excess Interest thereon, receipt of which is hereby acknowledged, (iii) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated REMIC I Interests, the Regular Certificates, the Class RCS-IO Certificates and the Class R Certificates and (B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

            Section 2.05 Acceptance of Grantor Trusts; Issuance of the Class V Certificates

            It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Excess Interest received on the ARD Trust Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto) constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as the "Grantor Trust Pool". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of the Grantor Trust Pool and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates, in the case of Excess Interest. Concurrently with the assignment to it of the assets included in the Grantor Trust Pool, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of the Grantor Trust Pool. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of the Grantor Trust Pool, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.


                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans

            (a) Each of the Master Servicers and each of Special Servicers shall service and administer the Mortgage Loans (and, with respect to the applicable Special Servicer, any REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders or, in the case of a Mortgage Loan Combination, in the best interests and for the benefit of the Certificateholders and the related B Loan Holder (as a collective whole) (as determined by the applicable Master Servicer or the applicable Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and any and all applicable intercreditor, co-lender and similar agreements and, to the extent not inconsistent with the foregoing, further as follows--

            (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which such Master Servicer or such Special Servicer, as the case may be, services and administers similar mortgage loans or REO properties for other third-party portfolios or securitization trusts, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which such Master Servicer or such Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by such Master Servicer or such Special Servicer, as the case may be, whichever standard is higher; and

            (ii) with a view to the timely collection of all scheduled payments of principal, and interest under the Mortgage Loans and, in the case of the applicable Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of such Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) or, in the case of a Mortgage Loan Combination, for the benefit of the Certificateholders and the related B Loan Holder (as a collective whole), on a net present value basis; but

            (iii) without regard to--

                  (A) any relationship that such Master Servicer or such Special
            Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower,

                  (B) the ownership of any Certificate, any interest in a B Loan or a Mezzanine Loan by such Master Servicer or such Special Servicer, as the case may be, or by any Affiliate thereof,

                  (C) such Master Servicer's obligation to make Advances,

                  (D) such Special Servicer's obligation to request that the applicable Master Servicer make Servicing Advances,

                  (E) the right of such Master Servicer (or any Affiliate
            thereof) or such Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                  (F) the ownership, servicing or management for itself or
            others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or applicable Special Servicer or any Affiliate of such Master Servicer or such Special Servicer, as applicable, or

                  (G) any obligation of the applicable Master Servicer or any of its Affiliates (in the capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase any Trust Mortgage Loan.

      (the foregoing, the "Servicing Standard").

            Without limiting the foregoing, subject to Section 3.21, the applicable Special Servicer shall be obligated to service and administer (i) any Trust Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Trust Mortgage Loans"), together with any related B Loans that are being serviced hereunder (collectively with the Specially Serviced Trust Mortgage Loans, the "Specially Serviced Mortgage Loans"), and (ii) any REO Properties. Notwithstanding the foregoing, the applicable Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by such Master Servicer hereunder with respect to the Specially Serviced Trust Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Trust Mortgage Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, however, that the applicable Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the applicable Special Servicer to provide sufficient information to the applicable Master Servicer to comply with such duties or a failure of the applicable Special Servicer to prepare and deliver to the applicable Master Servicer reports required hereunder to be delivered by the applicable Special Servicer to the applicable Master Servicer. Each Trust Mortgage Loan that becomes a Specially Serviced Trust Mortgage Loan shall continue as such until all Servicing Transfer Events have ceased to exist with respect to such Trust Mortgage Loan as described in the definition of "Servicing Transfer Event". A B Loan shall cease to be a Specially Serviced Mortgage Loan at such time as the related Trust Mortgage Loan ceases to be a Specially Serviced Trust Mortgage Loan as described in the definition of "Servicing Transfer Event". Without limiting the foregoing, subject to Section 3.21, the applicable Master Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, however, that the applicable Special Servicer shall have the exclusive right to approve any draw down of funds under any Letter of Credit provided by the related Borrower with respect to any Trust Mortgage Loan, and to approve any modification, amendment, alteration or renewal of such Letter of Credit, it being agreed, however, that the applicable Master Servicer shall provide the applicable Special Servicer with notice of any communication with respect to a Borrower's inability to renew any such Letter of Credit.

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the applicable Master Servicer and, with respect to the Specially Serviced Mortgage Loans and REO Mortgage Loans, the applicable Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the applicable Master Servicer and Special Servicer, each in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, any affected B Loan Holder and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the applicable Master Servicer and Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the applicable Master Servicer or the applicable Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the applicable Master Servicer or Special Servicer.

            (c) The relationship of the Master Servicers and Special Servicers to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

            (d) In the event that there shall occur a CBA A/B Material Default with respect to any CBA A/B Mortgage Loan Combination, and for so long as such CBA A/B Material Default shall be continuing, the applicable Master Servicer and/or the applicable Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan on behalf of the related B Loan Holder, and all references herein to "Mortgage Loan" (and, if the related CBA A Loan is a Specially Serviced Trust Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan") shall include a CBA B Loan that is being serviced under this Agreement.

            (e) Pursuant to the related Intercreditor Agreement, each Junior Loan Holder has agreed that the applicable Master Servicer and the applicable Special Servicer are authorized and obligated to service and administer the subject Junior Loan pursuant to this Agreement. Subject to the consultation and approval rights of the Series 2005-C3 Directing Certificateholder under this Agreement, the applicable Master Servicer (or the applicable Special Servicer if required or permitted pursuant to, and in accordance with, the terms of this Agreement) shall be entitled, during any period when any Junior Loan that is being serviced under this Agreement does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Trust Mortgage Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related Junior Loan Holder(s), if any, under such Intercreditor Agreement.

            Section 3.02 Collection of Mortgage Loan Payments

            (a) Each Master Servicer and each Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the applicable Master Servicer or Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) If the applicable Master Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest on any ARD Trust Mortgage Loan in any Collection Period, the applicable Master Servicer or Special Servicer, as applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

            (c) Each Master Servicer shall not accept a Principal Prepayment of any Trust Mortgage Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Mortgage Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds or the prepayment must be accepted under applicable law or court order. If the applicable Master Servicer accepts a Principal Prepayment of any Trust Mortgage Loan by the Borrower on any date other than a Due Date which causes a Prepayment Interest Shortfall (unless such Principal Prepayment is in respect of (i) a Specially Serviced Trust Mortgage Loan (provided the applicable Special Servicer consents to such prepayment, which consent shall not be unreasonably withheld or delayed and in any event shall be deemed granted if not denied within five Business Days), (ii) a payment of Insurance and Condemnation Proceeds, (iii) a payment subsequent to a default under the related Mortgage Loan Documents (provided the applicable Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and the applicable Master Servicer has obtained the consent of the applicable Special Servicer which shall not be unreasonably withheld or delayed and in any event shall be deemed granted if not denied within five Business Days), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Mortgage Loan Documents (without any discretion on the part of the lender) or (vi) a payment accepted by such Master Servicer at the request of or with the consent of the Series 2005-C3 Directing Certificateholder), such Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, immediately available funds in an amount equal to the lesser of (a) such Prepayment Interest Shortfall resulting from such Principal Prepayment or (b) the aggregate of (1) that portion of the Master Servicing Fees for the applicable Master Servicer for the related Distribution Date that is calculated at 0.005% per annum and (2) all Prepayment Interest Excesses received by the applicable Master Servicer during such due period (which remittance shall fully cure any breach under this Section 3.02(c)).

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts

            (a) Each Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Trust Mortgage Loans for which it is the applicable Master Servicer shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Mortgage Loan Documents. Each Servicing Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard and to the extent not inconsistent with the terms of the Mortgage Loans, in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the applicable Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (together with Advance Interest accrued thereon) with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to such Master Servicer); (v) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. Each Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained by it thereby if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the applicable Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the applicable Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the applicable Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

            (b) The Special Servicer, in the case of REO Properties, and the applicable Master Servicer, in the case of all Mortgage Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any Letters of Credit. The applicable Special Servicer, in the case of REO Properties, and the applicable Master Servicer, in the case of all Mortgage Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or its Servicing Accounts, as applicable, and, if such amounts are insufficient to pay such items in full, the applicable Master Servicer shall (subject to Section 3.04(c)) make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Mortgage Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Mortgage Loans that do not provide for escrows for the payment of taxes and assessments, the applicable Master Servicer shall (subject to Section 3.04(c)) make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the applicable Master Servicer has received confirmation that such item has not been paid and (ii) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall any Master Servicer or Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Mortgage Loan does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the applicable Master Servicer and Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Mortgage Loans and REO Properties for which it is the applicable Master Servicer, the applicable Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property and each REO Property of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon and (vi) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis; provided that such Master Servicer shall not be required to make any such advance that would, if made, constitute a Nonrecoverable Servicing Advance.

            The Special Servicer shall give the applicable Master Servicer and the Trustee not less than five Business Days' written notice before the date on which such Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan that the applicable Special Servicer is required to service or any REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (the applicable Special Servicer to identify any such urgent or emergency basis to the applicable Master Servicer at the time it notifies such Master Servicer of the need to make the Servicing Advance); and provided, further, that the applicable Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to any single Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the applicable Special Servicer, in which case such Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the applicable Special Servicer shall provide the applicable Master Servicer and the Trustee with any information in its possession (including any information that such Master Servicer or the Trustee, as applicable, may reasonably request) to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by a Special Servicer that a Master Servicer make a Servicing Advance shall be deemed to be a determination by such Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the applicable Master Servicer shall be entitled to conclusively rely on such determination; provided that such determination shall not be binding upon such Master Servicer. On the fourth Business Day before each Distribution Date, each Special Servicer shall report to the applicable Master Servicer such Special Servicer's determination as to whether any Servicing Advance previously made by such Master Servicer with respect to a Specially Serviced Mortgage Loan or REO Property for which such Special Servicer is the applicable Special Servicer is a Nonrecoverable Servicing Advance. The applicable Master Servicer shall be entitled to conclusively rely on such a determination; provided that such determination shall be binding upon the applicable Master Servicer if the applicable Special Servicer determines that such Servicing Advance is a Nonrecoverable Servicing Advance. No Master Servicer shall be responsible for any delay on the part of the applicable Special Servicer to notify it of any required Servicing Advance with respect to a Specially Serviced Mortgage Loan or REO Property.

            Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer may (or, at the direction of the applicable Special Servicer, upon not less than five Business Days' (or, if payment is required to be made on an urgent or emergency basis as indicated by the applicable Special Servicer, two Business Days') prior written notice if a Specially Serviced Mortgage Loan or REO Property is involved, shall) pay directly out of such Master Servicer's Collection Account any servicing expense that, if paid by such Master Servicer or the applicable Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if such Master Servicer (or the applicable Special Servicer, if a Specially Serviced Mortgage Loan or REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (or, in the case of a Mortgage Loan Combination, the Certificateholders and the related B Loan Holder) (as a collective whole), as evidenced by an Officer's Certificate promptly delivered by the applicable Master Servicer or the applicable Special Servicer, as applicable, to the Trustee, the applicable Master Servicer or the applicable Special Servicer, as applicable, the Depositor, each Rating Agency, the Series 2005-C3 Directing Certificateholder, any Requesting Subordinate Certificateholder and any affected B Loan Holder, setting forth the basis for such determination and accompanied by any information that the applicable Master Servicer or the applicable Special Servicer may have obtained that supports such determination; and provided, further, that, if a Mortgage Loan Combination is involved, and if and to the extent that funds are available in the related Mortgage Loan Combination Custodial Account, such payment shall be made from such related Mortgage Loan Combination Custodial Account.

            All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Sections 3.04 and 3.05. No costs incurred by a Master Servicer or a Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Trust Mortgage Loans, notwithstanding that the terms of such Trust Mortgage Loans so permit.

            If the applicable Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so when such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the applicable Master Servicer, give written notice of such failure to the applicable Master Servicer. If such Servicing Advance is not made by the applicable Master Servicer within fifteen Business Days after such notice is given to the applicable Master Servicer, then (subject to Section 7.05) the Trustee shall, within one Business Day thereafter, make such Servicing Advance.

            (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a), from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04 or from a Servicing Account pursuant to Section 3.03(a)(ii), the applicable Master Servicer, the applicable Special Servicer and the Trustee shall each be entitled to receive, first out of any Penalty Charges with respect to the related Mortgage Loan or REO Mortgage Loan, and then out of any other amounts then on deposit in its Collection Account or, if amounts on deposit therein are not sufficient to reimburse such Servicing Advance, out of the other Master Servicer's Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement; provided that any such interest with respect to any Servicing Advances made or deemed made with respect to any related B Loan or any successor REO B Loan with respect thereto that is not so payable out of related Penalty Charges, shall be payable, after such Servicing Advance is reimbursed, out of any other collections on such Mortgage Loan or REO Mortgage Loan, as the case may be, on deposit in the Mortgage Loan Combination Custodial Account (except that this provision is in no way intended to limit any rights that the applicable Master Servicer, the applicable Special Servicer or the Trustee may have to receive payment for such interest on such Servicing Advances from the related B Loan Holder under the related Intercreditor Agreement); and provided, further, that any such interest earned on any Servicing Advances made with respect to either Mortgage Loan of a Mortgage Loan Combination or with respect to any REO Property related to a Mortgage Loan Combination shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account; and provided, further, that the applicable Master Servicer shall not be entitled to interest on any Servicing Advance made thereby to the extent a payment that may be applied to reimburse such Servicing advance is received but is being held by or on behalf of the applicable Master Servicer in suspense. The Master Servicer shall reimburse itself, the applicable Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance made by the applicable Master Servicer, the applicable Special Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account or, if applicable, the related Mortgage Loan Combination Custodial Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan the applicable Master Servicer may reimburse itself, the applicable Special Servicer or the Trustee, as applicable, immediately from general collections in the Collection Account. Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately first from the Loan Group from which the Nonrecoverable Servicing Advance relates and, then to the extent amounts from such Loan Group are insufficient, from the other Loan Group). The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the applicable Master Servicer or the applicable Special Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Trust Mortgage Loan, the applicable Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the applicable Special Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Trust Mortgage Loan, the applicable Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the applicable Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer (with respect to Trust Mortgage Loans that are not Specially Serviced Trust Mortgage Loans) shall determine whether the related Borrower has failed to perform its material obligations under the respective Trust Mortgage Loan or Junior Loan and (to the extent such failure is not otherwise reported by such Master Servicer on any of the files or reports comprising the CMSA Investor Reporting Package) under the subject Trust Mortgage Loan and report any such failure to the applicable Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Collection Accounts, Distribution Account, Grantor Trust Distribution Account, Excess Liquidation Proceeds Account and Mortgage Loan Combination Custodial Accounts

            (a) Each Master Servicer shall establish and maintain, or cause to be established and maintained, a Collection Account, into which such Master Servicer shall deposit or cause to be deposited on a daily basis (and, subject to Section 3.04(f), in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Mortgage Loans for which it is the applicable Master Servicer received after the Cut-off Date (other than payments of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, and other than payments deposited into the Mortgage Loan Combination Custodial Account pursuant to Section 3.04(e)) and payments on the Mortgage Loans for which it is the applicable Master Servicer received on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights), but net of any related Master Servicing Fee; and

            (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Static Prepayment Premiums, Yield Maintenance Charges and late payment charges on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

            (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account or the Grantor Trust Distribution Account) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Trust Mortgage Loans; and

            (iv) any amounts required to be transferred to its Collection Account from the REO Account pursuant to Section 3.16(c) or from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04(f); and

            (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account; and

            (vi) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

            (vii) any amounts paid by any Junior Loan Holder or Mezzanine Loan Holder in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement, or paid or reimbursed from the related Mortgage Loan Combination Custodial Account or by such Junior Loan Holder pursuant to Section 3.05.

            The foregoing requirements for deposit by a Master Servicer in the Collection Account maintained by such Master Servicer shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that such Master Servicer or a Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Master Servicer in its Collection Account. If a Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from such Collection Account.

            Within one Business Day of receipt of any of the amounts described in clauses (i)-(iii) of the second preceding paragraph with respect to any Specially Serviced Trust Mortgage Loan, the applicable Special Servicer shall remit such amounts to the applicable Master Servicer for deposit into the Collection Account maintained by such Master Servicer in accordance with the second preceding paragraph (or, if such Specially Serviced Trust Mortgage Loan is part of a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account in accordance with Section 3.04(f)). Any amounts received by the applicable Special Servicer with respect to an REO Property shall be deposited into the applicable REO Account and remitted to the applicable Master Servicer for deposit into its Collection Account (or, if such REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account) pursuant to Section 3.16(c).

            (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. Each Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the applicable Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iv), (a)(vii), (d), (e), (f) and (g) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by the applicable Master Servicer.

            Subject to Section 3.05, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution
Account:

            (i) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to such Master Servicer's obligations hereunder, Section 7.05);

            (ii) any Liquidation Proceeds paid by such Master Servicer in connection with the purchase of all of the Trust Mortgage Loans and the Trust's interest in any REO Properties in the Trust Fund pursuant to
      Section 9.01 (exclusive of that portion thereof required to be deposited in such Master Servicer's Collection Account or the Grantor Trust Distribution Account, or remitted to a B Loan Holder, pursuant to Section 9.01);

            (iii) any Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans;

            (iv) any payments required to be made by such Master Servicer pursuant to Section 3.02(c); and

            (v) any other amounts required to be so delivered by such Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)) and any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account.

            (c) [Reserved.]

            (d) The Trustee shall establish and maintain the Grantor Trust Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Grantor Trust Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the applicable Master Servicer shall remit to the Trustee for deposit in the Grantor Trust Distribution Account an amount equal to the Excess Interest received on the respective ARD Trust Mortgage Loans (or any successor REO Trust Mortgage Loans with respect thereto) during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest on deposit therein from the Grantor Trust Distribution Account for distribution pursuant to Section 4.01(e). On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Grantor Trust Distribution Account and shall be permitted to withdraw any Net Investment Earnings from the Grantor Trust Distribution Account. Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no ARD Trust Mortgage Loan and no successor REO Trust Mortgage Loan with respect to an ARD Trust Mortgage Loan remains part of the Mortgage Pool, the Trustee shall terminate the Grantor Trust Distribution Account.

            (e) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account and, subject to Section 3.04(h), may be a sub-account of an Eligible Account as the Distribution Account. By 1:00 p.m., New York City time, on each Master Servicer Remittance Date, each Master Servicer shall withdraw from such Master Servicer's Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by such Master Servicer during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date on the Mortgage Loans for which such Master Servicer is the applicable Master Servicer. If any Excess Liquidation Proceeds received by the applicable Master Servicer during any Collection Period relate to any Junior Loan, such amount shall be deposited in the applicable Mortgage Loan Combination Custodial Account.

            On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On the Business Day prior to each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Liquidation Proceeds Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

            (f) With respect to the Reyes Cold Storage Portfolio B Loan, and with respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject A/B Mortgage Loan Combination (and, as a result, such CBA B Loan is being serviced hereunder), or if the Mortgaged Property securing an A/B Mortgage Loan Combination has become an REO Property, the applicable Master Servicer shall establish and maintain, or cause to be established and maintained, a Mortgage Loan Combination Custodial Account, into which the applicable Master Servicer shall promptly deposit or cause to be deposited (if not otherwise required to be deposited in the Collection Account maintained by such Master Servicer) (in no event later than the Business Day following the receipt of available funds) (or shall transfer from collections with respect to the related Mortgage Loan Combination on deposit in the Collection Account maintained by the applicable Master Servicer if any such amounts were deposited in such account in error), except as otherwise specifically provided herein, the following payments and collections on the applicable Mortgage Loan Combination received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections received on the applicable Mortgage Loan Combination by the applicable Master Servicer on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments or transfers (from whatever source) on account of principal, including Principal Prepayments, on such Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

            (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on such Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

            (iii) all Insurance and Condemnation Proceeds received in respect of such Mortgage Loan Combination, together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loan Combination; and

            (iv) all Liquidation Proceeds received in respect of such Mortgage Loan Combination; and

            (v) any amounts required to be transferred to such Mortgage Loan Combination Custodial Account from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Mortgage Loan Combination Custodial Account; and

            (vii) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses on such Mortgage Loan Combination resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

            (viii) any amounts paid by the holder of any A Loan or any Mezzanine Loan Holder in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to the related Junior Loan Holder.

            The foregoing requirements for deposit by a Master Servicer in a Mortgage Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that such Master Servicer or the applicable Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Master Servicer in such Mortgage Loan Combination Custodial Account. If a Master Servicer shall deposit in any Mortgage Loan Combination Custodial Account any amount not required to be deposited therein, then such Master Servicer (notwithstanding anything herein to the contrary) may at any time withdraw such amount from such Mortgage Loan Combination Custodial Account.

            Within one Business Day of receipt of any of the amounts described in clauses (i)-(iv) of the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of a Mortgage Loan Combination during the period that the related B Loan is being serviced hereunder, the applicable Special Servicer shall remit such amounts to the applicable Master Servicer for deposit in the related Mortgage Loan Combination Custodial Account pursuant to the second preceding paragraph. Any amounts received by the applicable Special Servicer with respect to an REO Property that relates to a Mortgage Loan Combination shall be deposited into the REO Account and remitted to the applicable Master Servicer for deposit into the related Mortgage Loan Combination Custodial Account pursuant to Section 3.16(c).

            With respect to the Reyes Cold Storage Portfolio B Loan at all times, and any CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject A/B Mortgage Loan Combination (and, as a result, such CBA B Loan is being serviced hereunder), or if the Mortgaged Property securing the subject A/B Mortgage Loan Combination has become an REO Property, the applicable Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and Section 3.05(a) (and in any event no later than the Master Servicer Remittance Date), withdraw from the related Mortgage Loan Combination Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses, indemnification and fees relating to the subject Mortgage Loan Combination or any related REO Property and, further, pay to the Trust, as "A Note Holder" or "Note A Holder" under the related Intercreditor Agreement, and to the B Loan Holder all amounts to which each of them is entitled in respect of the subject A Loan and B Loan, respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B Loan Holder shall be made in accordance with the related Intercreditor Agreement.

            The Master Servicer may pay itself monthly any Net Investment Earnings with respect to a Mortgage Loan Combination Custodial Account.

            (g) [Reserved]

            (h) Funds on deposit in a Collection Account and any Mortgage Loan Combination Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Each Master Servicer shall give notice to the Trustee, the applicable Special Servicer, the Rating Agencies and the Depositor of the location of its Collection Account and any Mortgage Loan Combination Custodial Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Grantor Trust Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the applicable Master Servicer and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Grantor Trust Distribution Account, prior to any change thereof.

            (i) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, each Master Servicer may maintain its Collection Account and the respective Mortgage Loan Combination Custodial Accounts to be maintained by it (if any) as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if its Collection Account and the respective Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if such Collection Account and such respective Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts;
(iii) such Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from its Collection Accounts and the respective Mortgage Loan Combination Custodial Accounts, respectively;
(iv) such Master Servicer's maintaining such Collection Account and such respective Mortgage Loan Combination Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders or any B Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "[Midland Loan Services, Inc.][NCB, FSB] [or the name of any successor Master Servicer], as Master Servicer, in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, and the respective B Loan Holders, as their interests may appear, Collection/Custodial Account".

            Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the REMIC I Distribution Account, the REMIC II Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as five separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the REMIC I Distribution Account, the REMIC II Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as five separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the REMIC I Distribution Account, the REMIC II Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as five separate accounts; (iii) the Trustee shall make debits and credits to those six subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the REMIC I Distribution Account, the REMIC II Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be;
(iv) the Trustee's maintaining the REMIC I Distribution Account, the REMIC II Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as five separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, REMIC I Distribution Account, REMIC II Distribution Account, Grantor Trust Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

            Section 3.05 Permitted Withdrawals from the Collection Account and the Distribution Account

            (a) Subject to the provisions of this Section 3.05(a), each Master Servicer may, from time to time, make withdrawals from its Collection Account maintained by it for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Distribution Account the amount required to be remitted pursuant to the first paragraph of
      Section 3.04(b) and clause (iii) of the second paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by the applicable Master Servicer pursuant to Section 4.03(a);

            (ii) to remit to the Trustee for deposit in the Excess Distribution Account any Excess Interest on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto pursuant to
      Section 3.04(c);

            (iii) to pay (x) to such Master Servicer or the holder of such Master Servicer's Excess Servicing Strip (subject to Section 3.11(a)), unpaid Master Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a) in respect of each Mortgage Loan and REO Mortgage Loan and (z) to the applicable Special Servicer, unpaid Special Servicing Fees to which it is entitled in accordance with Section 3.11(b) in respect of each Specially Serviced Trust Mortgage Loan, REO Trust Mortgage Loan and, to the extent set forth in the related Intercreditor Agreement, each B Loan, as applicable, the applicable Master Servicer's rights and the applicable Special Servicer's rights to payment pursuant to this clause (iii) with respect to any Trust Mortgage Loan, REO Trust Mortgage Loan or B Loan, as applicable, being limited to amounts received on or in respect of such Trust Mortgage Loan or B Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds), or such REO Trust Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to reimburse itself, the other Master Servicer (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement) or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Junior Loan Holder), the applicable Master Servicer's or the Trustee's right to receive payment pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees) on and principal of the particular Trust Mortgage Loans and REO Trust Mortgage Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and REO Properties on deposit in its Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vi) below, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (v) to reimburse itself, the other Master Servicer (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement), the applicable Special Servicer or the Trustee, as applicable, for unreimbursed Servicing Advances, the applicable Master Servicer's, the applicable Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (v) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues); provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in its Collection Account or the other Master Servicer's Collection Account (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement) from time to time that represent collections or recoveries of principal to the extent provided in clause (vi) below, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (vi) to reimburse itself, the other Master Servicer (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement), the applicable Special Servicer or the Trustee, as applicable, for (A) Nonrecoverable Advances out of the principal portion of general collections on the Mortgage Loans and REO Properties, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group, and, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option of the applicable Master Servicer, the applicable Special Servicer or the Trustee to defer reimbursement thereof pursuant to Section 3.03(d) or 4.03(d), as applicable, out of other collections on the Mortgage Loans and REO Properties and (B) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (A) above, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (vii) at such time as it reimburses itself, the other Master Servicer (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement), the applicable Special Servicer or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (iv) above (including, pursuant to clause (vi) above, any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount), to pay itself or the Trustee, as applicable, any Advance Interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause (v) above (including, pursuant to clause (vi) above, any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) or pursuant to Section 3.03(a)(ii), to pay itself, the other Master Servicer (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement), the applicable Special Servicer or the Trustee, as the case may be, any Advance Interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself, the other Master Servicer (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement), the applicable Special Servicer or the Trustee, as the case may be, any Advance Interest accrued and payable thereon (all such Advance Interest to be payable first out of Penalty Charges on the related Mortgage Loan or REO Mortgage Loan and then out of general collections on the Mortgage Loans and REO Properties; provided, that Advance Interest accrued and payable on any Workout-Delayed Reimbursement Amount as set forth in subclause (a) or (b) above shall be solely reimbursable from the principal portion of general collections, net of any amount used to reimburse any Nonrecoverable Advance and Advance Interest thereon);

            (viii) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(b);

            (ix) to reimburse itself, the applicable Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Trust Mortgage Loan and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement, including, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Trust Mortgage Loan being limited to that portion of the Purchase Price paid for such Trust Mortgage Loan that represents such expense in accordance with clause (vi) of the definition of Purchase Price;

            (x) subject to Section 2.03(b), to reimburse itself, the other Master Servicer (if amounts in such Master Servicer's Collection Account are not sufficient for such reimbursement), the Trustee or the applicable Special Servicer, as the case may be, out of general collections on the Trust Mortgage Loans for which such Master Servicer is the applicable Master Servicer and any related REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Trust Mortgage Loan required to be serviced by such Master Servicer in connection with the enforcement of any Mortgage Loan Seller's obligations under Section 7 of the related Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

            (xi) to pay itself, as additional master servicing compensation all amounts specified in the fifth and sixth paragraphs of Section 3.11(a); and to pay the applicable Special Servicer, as additional special servicing compensation all amounts specified in the second to the last paragraph of Section 3.11(b);

            (xii) to recoup any amounts deposited in the Collection Account maintained by the applicable Master Servicer in error;

            (xiii) to pay itself, the applicable Special Servicer, the Trustee, the Depositor or any of their respective affiliates, directors, officers, shareholders, members, managers, partners, employees and agents, as the case may be, any amounts payable to any such Person out of its Collection Account pursuant to Sections 6.03(a) or 6.03(b);

            (xiv) to pay for (A) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee, the applicable Special Servicer or the applicable Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (the amounts contemplated by this clause may be paid from the Collection Account), (C) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the applicable Special Servicer with respect to any REO Property (except to the extent that the subject expense relates to any B Loan or any successor REO B Loan with respect thereto), and (D) to the extent not otherwise advanced by the applicable Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18, to the applicable Master Servicer, the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(b), a Fair Value determination made with respect to any Defaulted Trust Mortgage Loan;

            (xv) to pay itself, the applicable Special Servicer, the Trustee or the Depositor, as the case may be, any amount related to the Mortgage Loans and/or REO Properties that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this
      Section 3.05(a), it being acknowledged that this clause (xv) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xvi) to pay, in accordance with Section 3.03(c), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses related to the Mortgage Loans and REO Properties that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xvii) to pay itself, the applicable Special Servicer, a Mortgage Loan Seller, any Junior Loan Holder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or replaced by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or replacement;

            (xviii) to pay for the cost of any environmental testing performed at the applicable Special Servicer's direction pursuant to the last sentence of Section 3.09(c) and to pay for the cost of any remedial actions taken in accordance with Section 3.09(c) to address actual or potential adverse environmental conditions;

            (xix) to transfer to the related Mortgage Loan Combination Custodial Account or pay any amounts payable by the holder of the related A Loan to any B Loan Holder under the related Intercreditor Agreement;

            (xx) to remit any Excess Liquidation Proceeds to the Trustee for deposit in the Excess Liquidation Proceeds Account in accordance with
      Section 3.04(d); and

            (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

provided, however, that, in the case of each A/B Mortgage Loan Combination:

                  (A) to the maximum extent permitted by the related
            Intercreditor Agreement, Special Servicing Fees, Workout Fees, Liquidation Fees, and all other servicing costs and expenses relating to such A/B Mortgage Loan Combination or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related B Loan or any successor REO Mortgage Loan with respect thereto; and

                  (B) no fees, costs or expenses, including servicing
            compensation, allocable to the related B Loan or any successor REO Mortgage Loan with respect thereto (other than related Servicing Advances (including Workout-Delayed Reimbursement Amounts), which are otherwise payable or reimbursable, as applicable, in accordance with this Agreement) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto (exclusive of the related A Loan or any successor REO Mortgage Loan with respect thereto); and

                  (C) no fees, costs or expenses allocable to the Mortgage
            Loans, any successor REO Mortgage Loans with respect thereto or any particular such Mortgage Loan or REO Mortgage Loan (exclusive of the related A Loan or any successor REO Mortgage Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related B Loan or any successor REO Mortgage Loan with respect thereto; and

provided, further, however, that in the case of any Junior Loan (to the extent not inconsistent with the preceding provisos):

                  (A) the applicable Master Servicer shall be entitled to make transfers from time to time, from the related Mortgage Loan Combination Custodial Account to the applicable Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section 3.05(a), including the foregoing three provisos, but only insofar as the payment or reimbursement described therein arises from or is related to the subject A/B Mortgage Loan Combination or is allocable to the subject A/B Mortgage Loan Combination, as applicable, pursuant to this Agreement and, in either case, is allocable to the related Junior Loan pursuant to the related Intercreditor Agreement(s), and such Master Servicer shall also be entitled to make transfers from time to time, from the related Mortgage Loan Combination Custodial Account to the applicable Collection Account, of amounts transferred to such related Mortgage Loan Combination Custodial Account in error, and amounts necessary for the clearing and termination of the related Mortgage Loan Combination Custodial Account pursuant to
            Section 9.01;

                  (B) the applicable Master Servicer shall on the Business Day following receipt of payment from the related Borrower or as otherwise required under the related Intercreditor Agreement (but in no event sooner than one Business Day from receipt), remit to the related Junior Loan Holder any amounts on deposit in the related Mortgage Loan Combination Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such Junior Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement(s) that entitles the holder of such Junior Loan to reimbursement of cure payments made by it).

            Expenses incurred with respect to each Mortgage Loan Combination being serviced under this Agreement shall be allocated in accordance with the corresponding Intercreditor Agreement(s).

            If a Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Mortgage Loan Combination, then such Master Servicer shall, if funds on deposit in such Mortgage Loan Combination Custodial Account are insufficient therefor, request the related Junior Loan Holder to make such payment or reimbursement to the extent such Junior Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such Junior Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request or such longer time as is permitted under the related Intercreditor Agreement, then (subject to the provisos to the first paragraph of this Section 3.05(a)) such Master Servicer shall be entitled to make such payment or reimbursement from the applicable Collection Account. The applicable Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Junior Loan Holder, and if such payment or reimbursement is subsequently recovered from such Junior Loan Holder or from payments from the Borrower or proceeds of the Mortgage Loan Combination Custodial Account that would otherwise be payable to the Junior Loan Holder, to the extent that any amounts were previously taken by such Master Servicer from general collections on the Mortgage Pool on deposit in its Collection Account, the amount recovered (or otherwise to be paid to the Junior Loan Holder) shall be deposited into such Master Servicer's Collection Account and shall not be deposited into the related Mortgage Loan Combination Custodial Account.

            Subject to the provisions of Section 3.03(c), the applicable Master Servicer shall pay to the applicable Special Servicer from such Master Servicer's Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to such Special Servicer therefrom based upon an Officer's Certificate received from such Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which such Special Servicer is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. Each Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

            The applicable Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from its Collection Account and Mortgage Loan Combination Custodial Account.

            If at any time the applicable Master Servicer (or the Trustee) determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections received on the Loans during such Collection Period, then the applicable Master Servicer (or the Trustee) shall use its reasonable efforts to give the Rating Agencies at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in its Collection Account allocable to interest on the Mortgage Loans unless extraordinary or unanticipated circumstances, including, without limitation, the following, make such notice impractical (1) the applicable Master Servicer (or the Trustee) determines in its sole discretion that waiting 15 days after such a notice could jeopardize such Master Servicer's (or the Trustee's) ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to the applicable Master Servicer (or the Trustee) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the applicable Master Servicer has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance (or the Trustee has not timely received from the applicable Master Servicer information requested by the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance); provided, however, that, if clause (1), (2) or (3) apply, the applicable Master Servicer (or, if applicable, the Trustee) shall use reasonable efforts to give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in its Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The failure to give such notice to the Rating Agencies shall not give rise to any liability whatsoever on the part of the applicable Master Servicer or Trustee, and shall not be a condition for reimbursement of a Nonrecoverable Advance from its Collection Account.

            (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

            (i) to make distributions of the Available Distribution Amount and any Static Prepayment Premium or Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans from the REMIC I Distribution Account to the REMIC II Distribution Account in respect of the Uncertificated REMIC I Interests and to the Holders of the Class LR Certificates, from the REMIC II Distribution Account and the Grantor Trust Distribution Account to the Certificateholders pursuant to Section 4.01;

            (ii) to pay the Trustee accrued but unpaid Trustee Fees;

            (iii) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable out of the Distribution Account to any such Person hereunder, including but not limited to those pursuant to Section 6.03(a), 6.03(b), 8.05(c) or 8.05(d);

            (iv) to pay for the cost of recording this Agreement;

            (v) to pay for the cost of the Opinion of Counsel contemplated by
      Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee;

            (vi) to pay any and all federal, state and local taxes imposed on any of the REMIC Pools or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Depositor, the Master Servicers, the Special Servicers or the Trustee is liable therefor;

            (vii) to recoup any amounts deposited in the Distribution Account in error;

            (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a);

            (ix) to pay the Trustee any Net Investment Earnings on funds in the Distribution Account pursuant to Section 3.06; and

            (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Collection Accounts and the Distribution Account are not sufficient to pay the full amount of the Master Servicing Fee listed in Section 3.05(a)(iii) and the Trustee Fee, listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fee payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Accounts are not sufficient to reimburse the full amount of, together with interest on, Advances listed in Sections 3.05(a)(iv), (v), (vi) and (vii), then reimbursements shall be paid first to the Trustee and then to the Master Servicers.

            Section 3.06 Investment of Funds in the Collection Account, Mortgage Loan Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Interest Reserve Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Liquidation Proceeds Account, Grantor Trust Distribution Account and the REO Account.

            (a) (i) Each Master Servicer may direct any depository institution maintaining for such Master Servicer a Collection Account, any Mortgage Loan Combination Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) a Special Servicer may direct any depository institution maintaining for such Special Servicer an REO Account and (iii) the Trustee may direct any depository institution maintaining the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account and the Interest Reserve Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account" and any of the Master Servicer Accounts, the Trustee Accounts and the REO Account, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is such Master Servicer, Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the applicable Master Servicer or Special Servicer, as applicable, on behalf of the Trustee or in the name of the Trustee (in its capacity as such).

            The applicable Master Servicer (in the case of any Master Servicer Account) or the applicable Special Servicer (in the case of an REO Account), on behalf of the Trustee, or the Trustee (in the case of any Trustee Account) shall be the "entitlement holder", as such term is defined in the UCC, of any Permitted Investment that is a "security entitlement", as such term is defined in the UCC, and maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security", as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the applicable Master Servicer or Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (in the case of any Master Servicer Account), the applicable Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period shall be for the sole and exclusive benefit of the applicable Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.04(e), 3.05(a) or 3.27, as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the applicable Special Servicer and shall be subject to withdrawal, or withdrawal at its direction, in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from the day succeeding any Distribution Date to the next succeeding Distribution Date shall be for the sole and exclusive benefit of the Trustee, but shall be subject to withdrawal in accordance with Section 3.04(c), 3.04(d), 3.05(b) or
3.28. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the applicable Master Servicer or the applicable Special Servicer, as applicable, other than any loss on an investment made at the direction of the Borrower or made as required under the Mortgage Loan Documents and on deposit in any of the Master Servicer Accounts (in the case of the applicable Master Servicer), the applicable Master Servicer or the applicable Special Servicer, as applicable, shall deposit therein, no later than the next Determination Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the most recently ended Collection Period; provided, however, that such Net Investment Loss shall not include any loss incurred as a result of the bankruptcy or insolvency of the depository institution or trust company that holds such account so long as such depository institution or trust company satisfies the qualifications set forth in the definition of Eligible Account (1) at the time such investment was made and (2) as of the date 30 days prior to the bankruptcy or insolvency. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Trustee and on deposit in any of the Trustee Accounts, the Trustee shall deposit therein, no later than the next Distribution Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the day succeeding the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to and including such Distribution Date.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Notwithstanding the investment of funds held in any Investment Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage

            (a) Subject to the following sentence, the applicable Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the related Borrower to maintain, for each Mortgage Loan any and all Insurance Policy coverage as is required under the related Mortgage Loan Documents (and, if the related Borrower fails to do so, the applicable Master Servicer shall itself maintain such Insurance Policy coverage to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by such Master Servicer in accordance with the Servicing Standard); provided that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard; and provided, further, that the applicable Master Servicer is not required to make a Nonrecoverable Servicing Advance to maintain any such Insurance Policy. The Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the applicable Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, to the extent not prohibited by the terms of the related Mortgage Loan Documents; provided, however, that the applicable Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Mortgage Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date, unless such Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the Closing Date (if less than what is required by the related Mortgage Loan Documents) would not be commercially reasonable for property of the same type, size and/or location as the related Mortgaged Property and the applicable Special Servicer, with the consent of the Series 2005-C3 Directing Certificateholder (which consent shall be obtained by the applicable Special Servicer and be subject to the limitations of the last paragraph of Section 3.21(e)), approves such determination; provided, further, that the applicable Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance issued by an issuer rated by either S&P or Moody's unless the issuer of such insurance was specifically required to be rated by S&P or Moody's, as applicable, under the terms of the related Mortgage Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date; provided further, however, that the applicable Master Servicer shall not be required to call a default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and such Master Servicer shall not be required to maintain such insurance, if, in each case, the applicable Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located or (b) such insurance is not available at any rate; and provided, further, that the applicable Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to enforce any express provisions in the related Mortgage Loan Documents relating to insurance against loss or damage resulting from terrorist or similar acts. Subject to Section 3.17(a), the applicable Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Borrower under the related Mortgage Loan(s) or, at such Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard; provided that such coverage is available at commercially reasonable rates.

            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans) or the applicable Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Mortgage Loan(s), but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage (provided that such Qualified Insurer or insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the applicable Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan Documents) shall be deposited: (i) in the case of a Mortgage Loan, in the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, maintained by the applicable Master Servicer, subject to withdrawal pursuant to Section 3.05(a) or 3.04(e), as applicable; and (ii) in the case of an REO Property, in the REO Account maintained by the applicable Special Servicer, subject to withdrawal pursuant to
Section 3.16(c).

            Any costs incurred by the applicable Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans if the Borrower defaults on its obligation to maintain such Insurance Policies shall, subject to
Section 3.03(c), be advanced by and reimbursable to such Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Trust Mortgage Loan, notwithstanding that the terms of such Trust Mortgage Loan so permit. Any cost incurred by the applicable Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of such Special Servicer's related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, subject to Section 3.03(c), advanced by and reimbursable to the applicable Master Servicer as a Servicing Advance.

            (b) If the applicable Master Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered by such Master Servicer or Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then such Master Servicer or such Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such individual Insurance Policy, the applicable Master Servicer or the applicable Special Servicer shall promptly deposit into the Collection Account maintained by the applicable Master Servicer from such Master Servicer's or such Special Servicer's related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. The Master Servicer or Special Servicer, as applicable, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and any affected B Loan Holders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. Each Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties for which it is the applicable Special Servicer; provided that such coverage is available at commercially reasonable rates.

            If a Master Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming such Master Servicer such Special Servicer, as the case may be, as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties. If a Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and
(B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Trust Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Master Servicers and Special Servicers, respectively, shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Mortgage Loans ("Master Servicer Employees", in the case of a Master Servicer, and "Special Servicer Employees", in the case of a Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure such Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of the Master Servicer Employees or Special Servicer Employees. The errors and omissions policy of a Master Servicer or Special Servicer, as applicable, shall also protect and insure such Master Servicer or Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve any Master Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

            The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the applicable Master Servicer or applicable Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of a Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and "A2" by Moody's, such Master Servicer or such Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of a Master Servicer or a Special Servicer under a policy or bond obtained by an Affiliate of such Master Servicer or such Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

            Each of the Special Servicers and Master Servicers will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or its respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the applicable Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the applicable Master Servicer shall use reasonable efforts to cause the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Mortgage Loan Documents and in the amount, in the case of clause
(ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property. Any determination by the applicable Master Servicer that such insurance is not available at commercially reasonable rates with respect to a Mortgage Loan for which any related Mortgaged Property has a "Probable Maximum Loss", bounded on the basis of 50 years, in excess of 20% shall, with respect to any Significant Trust Mortgage Loan, be subject to confirmation by each Rating Agency that such determination not to purchase such insurance will, in and of itself, not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates rated by such Rating Agency. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (e) Each Master Servicer and each Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related Junior Loan Holder(s), if any).

            (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the applicable Master Servicer becomes aware, in performing its duties under this Agreement, that such Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, the applicable Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Mortgage Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the applicable Master Servicer shall itself maintain (to the extent available at commercially reasonable rates (as determined by such Master Servicer in accordance with the Servicing Standard) and the Trustee as Mortgagee has an insurable interest in the related Mortgaged Property), flood insurance in respect thereof, but only to the extent the related Mortgage Loan Documents permit the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Mortgage Loan(s), (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the applicable Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

            (g) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the applicable Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by such Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related REO Mortgage Loan(s),
(ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, subject to Section 3.03(c), paid by the applicable Master Servicer as a Servicing Advance.

            (h) Subject to the related Mortgage Loan Documents, including in the case where the related Mortgage Loan Documents permit the related Borrower to maintain business income insurance for a shorter period of time imposed on such Borrower at origination, the applicable Master Servicer shall use reasonable efforts to cause that each policy of business income insurance maintained by a Borrower have a minimum term of at least twelve months.

            (i) Within 45 days after the Closing Date, with respect to each Trust Mortgage Loan covered by an Environmental Insurance Policy as identified on Exhibit P, the applicable Master Servicer shall notify each Environmental Insurer that (A) both the applicable Master Servicer and the applicable Special Servicer shall be sent notices under the related Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust and any affected B Loan Holder, shall be the loss payee under the related Environmental Insurance Policy. The Master Servicers and the Special Servicers shall abide by the terms and conditions precedent to payment of claims under any Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

            (j) In the event the applicable Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, such Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Junior Loan Holder, as the case may be). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that the applicable Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans, such Master Servicer shall, within five Business Days after receipt of such notice, notify the applicable Special Servicer, the Series 2005-C3 Directing Certificateholder, any affected B Loan Holder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the applicable Master Servicer or the applicable Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents.

            Section 3.08 Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions

            (a) (i) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (A) provides that such Mortgage Loan shall (or may at the
            mortgagee's option) become due and payable upon (i) the full or partial sale or other transfer of an interest in the related Mortgaged Property or (ii) a sale or transfer of direct or indirect ownership interests in the related Borrower; or

                  (B) provides that such Mortgage Loan may not be assumed
            without the consent of the mortgagee in connection with any such sale or other transfer; or

                  (C) provides that such Mortgage Loan or direct or indirect ownership interests in the related Borrower (other than ownership interests in a Borrower with respect to a Co-op Loan) may be assumed or transferred without the consent of the mortgagee provided certain conditions set forth in the Mortgage Loan Documents are satisfied;

the applicable Master Servicer shall provide notice to the applicable Special Servicer of any request for a waiver thereof, and Master Servicer No. 1 (with respect to any Performing Trust Mortgage Loans that are PNC Trust Mortgage Loans) or Master Servicer No. 2 (with respect to any Specially Designated Co-op
Loan) and Special Servicer No. 1 (with respect to all other Trust Mortgage Loans) shall, if and to the extent necessary, enforce such due-on-sale clause; provided, that the applicable Master Servicer may not, without the consent of the applicable Special Servicer (as set forth in Section 3.08(c)), waive any due-on-sale clause in, or consent to the assumption of, any Trust Mortgage Loan, or make any determination with respect to any Trust Mortgage Loan, which by its terms permits transfer or assumption without lender consent provided certain conditions are satisfied, that such conditions have been satisfied. The applicable Master Servicer or Special Servicer, as applicable, shall enforce such due-on-sale clause unless Special Servicer No. 1 (in all cases other than with respect to Specially Designated Co-op Loans) and Special Servicer No. 2 (with respect to Specially Designated Co-op Loans) determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the applicable Special Servicer determines that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided that the other conditions for an assumption or waiver of a due-on-sale clause are met), Master Servicer No. 1 (with respect to any Performing Trust Mortgage Loans that are PNC Trust Mortgage Loans) or Master Servicer No. 2 (with respect to any Mortgage Loan included in the Trust Fund and sold to the Depositor by NCB, FSB or NCB) and Special Servicer No. 1 (in all other cases) shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage Loan Documents and (y) (A) with respect to any Trust Mortgage Loan which is a Significant Trust Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall have received written confirmation from S&P and (B) with respect to any Trust Mortgage Loan which is one of the ten largest Trust Mortgage Loans by Stated Principal Balance of all Trust Mortgage Loans at such time (treating any group of Crossed Trust Mortgage Loans or any group of Trust Mortgage Loans with affiliated Borrowers as a single Trust Mortgage Loan), the applicable Master Servicer or the applicable Special Servicer, as applicable, shall have received written confirmation from Moody's, that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the related Mortgage Loan Documents, Master Servicer No. 1 (with respect to any Performing Trust Mortgage Loans that are PNC Trust Mortgage Loans) or Master Servicer No. 2 (with respect to any Specially Designated Co-op Loan) and Special Servicer No. 1 (in all other cases) shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (ii) Notwithstanding the provisions of any Mortgage Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Mortgage Loan Documents or of clause (i) of this Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder, and other material requirements of the related intercreditor agreement are satisfied.

            (iii) None of the Master Servicers or the Special Servicers shall
      (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the applicable Master Servicer nor the consent of the applicable Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Mortgage Loan(s) (and each Rating Agency has been notified of such event of default), except as set forth in any related intercreditor agreement. In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Mortgage Loan; provided<184> that such Mezzanine Loan Holder may be required to reimburse the applicable Master Servicer or Special Servicer, as applicable, for any costs or expenses incurred by it in connection with such foreclosure, transfer and/or assumption. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Mortgage Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

            (iv) Notwithstanding the foregoing provisions of this Section 3.08(a), if Master Servicer No. 1 rejects a Borrower's request in connection with a due-on-sale clause with respect to any Performing Trust Mortgage Loan that is a PNC Trust Mortgage Loan, Special Servicer No. 1 shall be given the opportunity to review and, subject to the conditions and provisions set forth in this Section 3.08, determine to approve the Borrower's request.

            (b) (i) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (A) provides that such Mortgage Loan shall (or, at the
            mortgagee's option, may) become due and payable upon (A) the creation of any additional lien or other encumbrance on the related Mortgaged Property or (B) an encumbrance, pledge or hypothecation of direct or indirect ownership interests in the related Borrower or its owners (including any incurrence of mezzanine financing secured by ownership interests in the related Borrower or its owners or the creation of preferred equity in the related Borrower or its owners); or

                  (B) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or direct or indirect ownership interests in the related Borrower (other than additional liens or encumbrances of shares and proprietary leases of tenant-shareholders with respect to Co-op Loans); or

                  (C) provides that such Mortgaged Property or direct or
            indirect ownership interests in the related Borrower (other than encumbrances of shares and proprietary leases of tenant-shareholders with respect to Co-op Loans) may be further encumbered without the consent of the mortgagee provided certain conditions set forth in the Mortgage Loan Documents are satisfied;

the applicable Master Servicer shall provide notice to the applicable Special Servicer of any request for a waiver thereof, and Master Servicer No. 1 (with respect to any Performing Trust Mortgage Loans that are PNC Trust Mortgage Loans) or Master Servicer No. 2 with respect to any Specially Designated Co-op
Loan) and Special Servicer No. 1 (with respect to any other Trust Mortgage Loan) shall, if and to the extent necessary, enforce such due-on-encumbrance clause; provided, that the applicable Master Servicer may not, without the consent of the applicable Special Servicer (as set forth in Section 3.08(c)), waive any due-on-encumbrance clause in, or consent to the creation of any such additional lien or other encumbrance on the related Mortgaged Property securing, any Trust Mortgage Loan, or make any determination with respect to any Trust Mortgage Loan, which by its terms permits encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied. The applicable Master Servicer or Special Servicer shall enforce such due-on-encumbrance clause unless Special Servicer No. 1 (in all cases other than with respect to Specially Designated Co-op Loans) and Special Servicer No. 2 (with respect to Specially Designated Co-op Loans): (x) determines, in accordance with the Servicing Standard, that (1) not declaring an event of default under such Mortgage Loan or (2) granting such consent, as applicable, would result in a greater or equal recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent; and (y)(A) with respect to any Trust Mortgage Loan which (i) is a Significant Trust Mortgage Loan or represents 2% or more of the aggregate outstanding principal balances of all of the Mortgage Loans in the Trust Fund or (ii) by itself, or as part of a Crossed Trust Mortgage Loan group or group of Trust Mortgage Loans with affiliated Borrowers has (a) a Loan-to-Value Ratio equal to or greater than 85% or (b) a Debt Service Coverage Ratio equal to or less than 1.2x (in each case, treating the existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Trust Mortgage Loan), receives (including, in the case of a Performing Trust Mortgage Loan that is a PNC Trust Mortgage Loan and any Specially Designated Co-op Loan, through the applicable Master Servicer) from S&P and (B) with respect to any Trust Mortgage Loan that is one of the ten largest Trust Mortgage Loans by Stated Principal Balance of all Trust Mortgage Loans at such time (treating any group of Crossed Trust Mortgage Loans or any group of Trust Mortgage Loans with affiliated Borrowers as a single Trust Mortgage Loan), receives (including, in the case of a Performing Trust Mortgage Loan that is a PNC Trust Mortgage Loan and any Specially Designated Co-op Loan, through the applicable Master Servicer) from Moody's, prior written confirmation that (1) not declaring an event of default under such Mortgage Loan or (2) granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the related Mortgage Loan Documents, Master Servicer No. 1 (with respect to any Performing Trust Mortgage Loans that are PNC Trust Mortgage Loans) or Master Servicer No. 2 (with respect to any Specially Designated Co-op Loan) or Special Servicer No. 1 (with respect to any other Trust Mortgage Loan) shall use reasonable efforts to cause the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise, such costs shall be a Trust Fund expense.

            If the applicable Special Servicer, in accordance with the Servicing Standard, objects to the determination by the applicable Master Servicer with respect to a Performing Trust Mortgage Loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then the applicable Master Servicer will use reasonable efforts to not permit the transfer, assumption or further encumbrance with respect to such Performing Trust Mortgage Loan. If the applicable Special Servicer, in accordance with the Servicing Standard, determines with respect to any other Mortgage Loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then the applicable Master Servicer will use reasonable efforts to not permit the transfer, assumption or further encumbrance with respect to such other Mortgage Loan.

            (ii) Notwithstanding the foregoing provisions of this Section 3.08(b), if Master Servicer No. 1 rejects a Borrower's request in connection with a due-on-encumbrance clause with respect to a Performing Trust Mortgage Loan that is a PNC Trust Mortgage Loan, Special Servicer No. 1 may review and, subject to the conditions and provisions set forth in this Section 3.08, determine to approve the Borrower's request.

            (iii) Notwithstanding the foregoing provisions, and regardless of whether a particular Co-op Loan in Servicing Group B contains specific provisions regarding the incurrence of subordinate debt, or prohibits the incurrence of subordinate debt, or requires the consent of the mortgagee in order to incur subordinate debt, Master Servicer No. 2 may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder (and without the need to obtain a ratings confirmation), permit the related Borrower to incur subordinate debt if the NCB Subordinate Debt Conditions have been met (as certified in writing to the Trustee and the Series 2005-C3 Directing Certificateholder by Master Servicer No. 2 no later than five Business Days prior to the making of the subject subordinate loan without right of reimbursement from the Trust) which certification shall include notice of the circumstances of the waiver, including information necessary for the Series 2005-C3 Directing Certificateholder to determine whether the NCB Subordinate Debt Conditions have been satisfied); provided that, subject to the related Loan Documents and applicable law, Master Servicer No. 2 shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Co-op Loan, pursuant to this paragraph, unless in any such case, all associated costs and expenses are covered without any expense to the Trust; and provided, further, that this paragraph only applies to Co-op Loans that are in Servicing Group B.

            (c) Any approval required to be obtained by the applicable Master Servicer from the applicable Special Servicer for any action taken by the applicable Master Servicer pursuant to this Section 3.08 with respect to a Performing Trust Mortgage Loan (the giving of which approval shall be subject to the Servicing Standard and Section 3.21) shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days) after receipt by the applicable Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information requested by the applicable Special Servicer or the Series 2005-C3 Directing Certificateholder, as applicable. If any such action taken by the applicable Master Servicer pursuant to this Section 3.08 requires the approval of the Series 2005-C3 Directing Certificateholder, then such approval shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days), which 10-Business Day (or 10-day, as applicable) period shall coincide with the applicable Special Servicer's 10-Business Day (or 10-day, as applicable) period to object set forth in the preceding sentence. Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall not agree to modify, waive or amend any payment term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) Notwithstanding any other provisions of this Section 3.08, with respect to any Performing Trust Mortgage Loans, the applicable Master Servicer may (without the consent of the applicable Special Servicer) grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the related Mortgage Loan(s) to such easement, right-of-way or similar agreement; provided that the applicable Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC Pool will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on either REMIC Pool as a result thereof; and provided, further that the applicable Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

            (f) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Mortgage Loan"), to the extent permitted under the related Mortgage Loan Documents:

            (i) The applicable Master Servicer shall effect such defeasance only through the purchase of non-callable U.S. government obligations satisfying the REMIC Provisions ("Defeasance Collateral") which purchase shall be made in accordance with the terms of the related Mortgage Loan Documents (except that such Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Mortgage Loan Documents); provided, however, that such Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified; and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

            (ii) If such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the applicable Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower (which shall be a Single-Purpose Entity) and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. The applicable Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Mortgage Loans that have been defeased.

            (iii) The applicable Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary qualifications and exceptions).

            (iv) The applicable Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

            (v) Prior to permitting release of any Mortgaged Property through defeasance, (X) with respect to S&P, if such defeasance or partial defeasance of such Mortgaged Property relates to any Trust Mortgage Loan that (1) represents one of the ten largest Trust Mortgage Loans (which for purposes of this clause (v) shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) or
      (2) has a Stated Principal Balance at the time of defeasance of more than $20,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Trust Mortgage Loans at such time (which for purposes of this clause (v) shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers), the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of any Trust Mortgage Loan that is not a Trust Mortgage Loan covered by clause (1) or (2), the Master Servicer shall obtain confirmation from S&P unless the Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit P within 10 days after the completion of the defeasance and (Y) with respect to Moody's, if such defeasance or partial defeasance of such Mortgaged Property relates to any Trust Mortgage Loan that represents one of the 10 largest Trust Mortgage Loans of all Trust Mortgage Loans at such time, the applicable Master Servicer shall obtain written confirmation from Moody's that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

            (vi) Neither the applicable Master Servicer nor the applicable Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of such Master Servicer or such Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

            (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Trust Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the applicable Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

            (viii) Neither the applicable Master Servicer nor the applicable Special Servicer shall permit a partial defeasance with respect to any Mortgage Loan unless the Defeasance Collateral is sufficient to satisfy the payments and amount required pursuant to the related Mortgage Loan Documents with respect to such partial defeasance.

To the extent permitted under the related Mortgage Loan Documents, any costs to the applicable Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to such Master Servicer's obligation to effect the defeasance of the related Trust Mortgage Loan, or borne by the related Mortgage Loan Seller (to the extent it is required to make such payment under the related Mortgage Loan Purchase Agreement) or advanced as a Servicing Advance by the applicable Master Servicer, and otherwise shall be a Trust Fund expense. The applicable Master Servicer shall deliver all documents relating to the defeasance of any Trust Mortgage Loan to the Trustee for inclusion in the related Mortgage File.

            (g) With respect to any Mortgage Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property (except for Co-op Loans as to which the NCB Subordinate Debt Conditions are satisfied), the applicable Master Servicer or the applicable Special Servicer, as applicable, shall enforce the rights of the lender, if any, under the related Mortgage Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the Trust.

            (h) With respect to any Trust Mortgage Loan, subject to the related Mortgage Loan Documents, neither the applicable Master Servicer nor the applicable Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Trust Mortgage Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Trust Mortgage Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Trust Mortgage Loan is owned by either REMIC Pool.

            Section 3.09 Realization Upon Defaulted Mortgage Loans

            (a) Each Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Mortgage Loans for which it is the applicable Special Servicer as come into and continue in default, as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the applicable Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless (i) the applicable Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders and any affected B Loan Holder, as a collective whole, after reimbursement to the applicable Master Servicer for such Servicing Advance and interest thereon and (ii) such Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon, will be recoverable by such Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Sections 3.05(a)(v) and 3.05(a)(vii) (or, if applicable, Section 3.04(e)). The applicable Master Servicer shall advance all costs and expenses incurred by the applicable Special Servicer in any such proceedings (such costs and expenses to be advanced by the applicable Master Servicer to the applicable Special Servicer in accordance with Section 3.03(c) and recoverable by the applicable Master Servicer as a Servicing Advance); provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.

            Nothing contained in this Section 3.09 shall be construed to require the applicable Special Servicer, on behalf of the Trust Fund and any affected B Loan Holder, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the applicable Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan(s), the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, such Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the applicable Master Servicer as a Servicing Advance.

            (b) The applicable Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

            (ii) the applicable Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on either REMIC Pool under the REMIC Provisions or cause either REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the applicable Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related B Loan Holder), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) such Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, and taking into account the existence of any Environmental Insurance Policy covering such Mortgaged Property, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

            The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the applicable Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the applicable Special Servicer shall, at the expense of the Trust Fund and/or, subject to the applicable intercreditor, co-lender or similar agreement, any related B Loan Holder, as a collective whole, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller could be required to repurchase the related Trust Mortgage Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, then the applicable Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any affected B Loan Holder, as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide or make available electronically written reports and a copy of any Environmental Assessments to the Trustee, the applicable Master Servicer and the Certificateholders (or, if the Controlling Class of Certificates are held in book-entry form, the Certificate Owners) of the Controlling Class, any affected B Loan Holder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) monthly regarding any actions taken by the applicable Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Trust Mortgage Loan by the related Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificateholder (or, if the Controlling Class of Certificates are held in book-entry form, more than one Certificate Owner), the applicable Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

            (f) The applicable Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The applicable Special Servicer shall provide the applicable Master Servicer with all information or reports necessary to enable the applicable Master Servicer to fulfill its obligations under this Section 3.09(f) (and shall from time to time provide additional information or reports promptly upon such Master Servicer's request therefor). The applicable Master Servicer shall deliver a copy of any such report to the Trustee and the applicable Special Servicer.

            (g) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property securing any defaulted Mortgage Loan is located and the terms of that Mortgage Loan permit such an action.

            (h) The applicable Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer and any affected B Loan Holder no later than the first Business Day following the end of the Collection Period in which such Final Recovery Determination was made.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files

            (a) Upon the payment in full of any Mortgage Loan and if applicable, Junior Loan, or the receipt by the applicable Master Servicer or the applicable Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable Master Servicer or applicable Special Servicer, as the case may be, will promptly notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Master Servicer's Collection Account or a Mortgage Loan Combination Custodial Account, as applicable pursuant to
Section 3.04, or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the applicable Master Servicer or Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the applicable Master Servicer or the applicable Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the applicable Master Servicer or the applicable Special Servicer, and the Trustee shall release and deliver the related Mortgage File to the applicable Master Servicer or applicable Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Mortgage Loan Combination Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the applicable Master Servicer or the applicable Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the applicable Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the applicable Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of the lien of a Mortgage, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee and, if applicable, the related Junior Loan Holder(s) for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related Junior Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related B Loan Holder(s)) (as a collective whole) and that the execution and delivery thereof by the Trustee and any related Junior Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Any power of attorney granted by the Trustee to a Special Servicer in accordance with Section 3.01(b) may allow for such Special Servicer to take action on behalf of the Trustee with respect to the matters described in this Section 3.10(c).

            (d) From time to time as is appropriate for servicing or foreclosure of any B Loan, the applicable Master Servicer or Special Servicer, as applicable, subject to the related intercreditor, co-lender or similar agreement, shall request the original of the related Note from the related B Loan Holder.

            (e) With respect to Servicing Group A and Servicing Group C, Special Servicer No. 1, with respect to litigation involving Specially Serviced Trust Mortgage Loans, Master Servicer No. 1, with respect to litigation involving Performing Trust Mortgage Loans other than Group C Loans, and Master Servicer No. 2, with respect to litigation involving Performing Trust Mortgage Loans that are Group C Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation ("Litigation Control") relating to (a) the enforcement of the obligations of the Borrower under the Mortgage Loan documents and (b) any action brought against the Trust Fund or any party to this Agreement with respect to any Mortgage Loan in Servicing Group A and Servicing Group C. Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any such claims or litigation, Master Servicer No. 1 or Master Servicer No. 2, as the case may be, shall immediately notify the Series 2005-C3 Directing Certificateholder of such claims or litigation. In addition, Master Servicer No. 1 or Master Servicer No. 2, as the case may be, shall prepare and submit a monthly status report regarding any Litigation Control matter to the Series 2005-C3 Directing Certificateholder.

            Notwithstanding the foregoing, each of the Special Servicer No. 1, Master Servicer No. 1 or Master Servicer No. 2, as applicable, shall consult with and keep the Series 2005-C3 Directing Certificateholder advised of any material development including without limitation (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Series 2005-C3 Directing Certificateholder for its approval or consent. Subject to the last paragraph of this Section 3.10(e), the applicable Special Servicer or Master Servicer shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Directing Certificateholder has not objected in writing within 5 Business Days of having been notified thereof and having been provided with all information that the Series 2005-C3 Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the applicable Special Servicer or Master Servicer within such 5-Business Day period, then the Series 2005-C3 Directing Certificateholder shall be deemed to have approved the taking of such action); provided that, in the event that the applicable Special Servicer or Master Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of an A/B Mortgage Loan Combination, to protect the interests of the Certificateholders and the related B Loan Holder (as a collective whole)), the applicable Special Servicer or applicable Master Servicer may take such action without waiting for the Series 2005-C3 Directing Certificateholder's response; provided that the applicable Special Servicer or applicable Master Servicer has confirmation that the Series 2005-C3 Directing Certificateholder has received notice of such action in writing.

            Notwithstanding anything contained herein to the contrary with respect to any Litigation Control otherwise required to be exercised hereunder by Master Servicer No. 1 or Master Servicer No. 2, as the case may be, relating to a Mortgage Loan that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Master Servicer No. 1 set forth above that it became aware of or was named in any such claims or litigation, the initial Series 2005-C3 Directing Certificateholder may direct in writing that the such Litigation Control nevertheless be exercised by Special Servicer No. 1; provided, however, that the Series 2005-C3 Directing Certificateholder has determined and advised Master Servicer No. 1 or Master Servicer No. 2, as the case may be, that its actions with respect to such obligations are indemnifiable under Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation Control to the Special Servicer No. 1) arising from the related legal action or claim underlying such Litigation Control and not otherwise paid to Master Servicer No. 1 or Master Servicer No. 2, as the case may be, pursuant to Section 6.03 of this Agreement shall be payable by the Trust.

            With respect to Servicing Group B, Special Servicer No. 2, with respect to litigation involving Specially Serviced Trust Mortgage Loans, and Master Servicer No. 2, with respect to litigation involving Performing Trust Mortgage Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation ("Co-op Litigation Control") relating to (a) the enforcement of the obligations of the Borrower under the Mortgage Loan documents and (b) any action brought against the Trust Fund or any party to this Agreement with respect to any Mortgage Loan in Servicing Group B. Such Co-op Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any such claims or litigation, Master Servicer No. 2 shall immediately notify the Series 2005-C3 Directing Certificateholder of such claims or litigation. In addition, Master Servicer No. 2 shall prepare and submit a monthly status report regarding any Co-op Litigation Control matter to the Series 2005-C3 Directing Certificateholder.

            Notwithstanding the foregoing, each of the Special Servicer No. 2 or Master Servicer No. 2, as applicable, shall consult with and keep the Series 2005-C3 Directing Certificateholder advised of any material development including without limitation (i) any material decision concerning Co-op Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Series 2005-C3 Directing Certificateholder for its approval or consent. Subject to the last paragraph of this Section 3.10(e), the applicable Special Servicer or Master Servicer shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Directing Certificateholder has not objected in writing within 5 Business Days of having been notified thereof and having been provided with all information that the Series 2005-C3 Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the applicable Special Servicer or Master Servicer within such 5-Business Day period, then the Series 2005-C3 Directing Certificateholder shall be deemed to have approved the taking of such action); provided that, in the event that the applicable Special Servicer or Master Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of an A/B Mortgage Loan Combination, to protect the interests of the Certificateholders and the related B Loan Holder (as a collective whole)), the applicable Special Servicer or applicable Master Servicer may take such action without waiting for the Series 2005-C3 Directing Certificateholder's response; provided that the applicable Special Servicer or applicable Master Servicer has confirmation that the Series 2005-C3 Directing Certificateholder has received notice of such action in writing.

            Notwithstanding anything contained herein to the contrary with respect to any Co-op Litigation Control otherwise required to be exercised hereunder by Master Servicer No. 2 relating to a Mortgage Loan that has either
(i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Master Servicer No. 2 set forth above that it became aware of or was named in any such claims or litigation, the initial Series 2005-C3 Directing Certificateholder may direct in writing that the such Co-op Litigation Control nevertheless be exercised by Special Servicer No. 1; provided, however, that the Series 2005-C3 Directing Certificateholder has determined and advised Master Servicer No. 2 that its actions with respect to such obligations are indemnifiable under
Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Co-op Litigation Control to the Special Servicer No. 1) arising from the related legal action or claim underlying such Co-op Litigation Control and not otherwise paid to Master Servicer No. 2 pursuant to Section 6.03 of this Agreement shall be payable by the Trust.

            Notwithstanding the foregoing, no advice, direction or objection of the Series 2005-C3 Directing Certificateholder shall (i) require or cause the applicable Special Servicer or the applicable Master Servicer to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the applicable Special Servicer's and Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of either REMIC Pool and the Grantor Trust Pool as a Grantor Trust, or (ii) result in an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, or (iii) expose the applicable Master Servicer, the applicable Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, any B Loan Holder, the Trustee or their Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the applicable Special Servicer's or the applicable Master Servicer's responsibilities under this Agreement; and neither the applicable Special Servicer nor the applicable Master Servicer will follow any such advice, direction or objection if given by the Series 2005-C3 Directing Certificateholder or initiate any such actions.

            Section 3.11 Servicing Compensation

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (including the Reyes Cold Storage Portfolio B Loan, Specially Serviced Trust Mortgage Loans, Defeasance Mortgage Loans and Additional Collateral Trust Mortgage Loans) that it is responsible for servicing hereunder. As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Trust Mortgage Loan or is deemed to accrue from time to time on such REO Trust Mortgage Loan, as the case may be, and for the same period respecting which any related interest payment due on such Trust Mortgage Loan or deemed due on such REO Trust Mortgage Loan, as the case may be, is computed. The Master Servicing Fee with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Trust Mortgage Loan and REO Revenues allocable as interest on each REO Trust Mortgage Loan. In no event will the Master Servicers be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees.

            Each Master Servicer, on behalf of itself, the holder of the related Excess Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan required to be serviced by it out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Mortgage Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the fourth paragraph of this Section 3.11(a), the right of any Master Servicer to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the Column Trust Mortgage Loans, the NCB Mortgage Loans, the NCB, FSB Mortgage Loans and the PNC Trust Mortgage Loans have been paid on or prior to the Closing Date.

            In the event that any initial Master Servicer is terminated or resigns as Master Servicer, such initial Master Servicer in its individual capacity (and its successors and assigns) will be entitled to retain the related Excess Servicing Strip, if any, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of such initial Master Servicer as a Master Servicer under this Agreement.

            Notwithstanding anything herein to the contrary, each initial Master Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Excess Servicing Strip, if any; provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a
Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws. In the event of any resignation or termination of such Master Servicer, all or any portion of such Excess Servicing Strip may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer, with respect to the Trust Mortgage Loans being master serviced by such resigning or terminated Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.5 basis points). The applicable Master Servicer shall pay the Excess Servicing Strip, if any, for each Servicing Group to the holder of such Excess Servicing Strip (i.e., such initial Master Servicer or any such third party), as the case may be, at such time and to the extent that such Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of such Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

            Additional master servicing compensation ("Additional Servicing Compensation") in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Mortgage Loans that are not Specially Serviced Trust Mortgage Loans (but only to the extent that all amounts then due and payable with respect to such Mortgage Loans have been paid), (ii) all Penalty Charges actually collected on each Trust Mortgage Loan (other than Specially Serviced Trust Mortgage Loans) but only to the extent that
(A) all amounts then due and payable with respect to such Trust Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Trust Mortgage Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Trust Mortgage Loan, together with interest thereon if such interest was paid to the applicable Master Servicer, Special Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Trust Mortgage Loan and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Trust Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan, (iii) all charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to Trust Mortgage Loan modifications, waivers and consents and other actions for which the applicable Master Servicer is responsible pursuant to Section 3.20 (but only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan have been paid), (v) all reasonable and customary consent fees, waiver fees, release fees and fees in connection with defeasance, if any, and (vi) all other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the applicable Master Servicer and shall not be required to be deposited in the Collection Account or any Mortgage Loan Combination Custodial Account, as applicable, maintained by such Master Servicer pursuant to Section 3.04. Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the applicable Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Trust Mortgage Loan that accrued prior to the related Servicing Transfer Event and (y) if the applicable Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the applicable Master Servicer and the applicable Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled.

            Each Master Servicer also shall be entitled to receive and retain additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account and any Mortgage Loan Combination Custodial Account, maintained by such Master Servicer in accordance with Section 3.06 (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period);
(ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the applicable Master Servicer that is not required by applicable law or the related Trust Mortgage Loan to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excesses for any Distribution Date on the Trust Mortgage Loans for which such Master Servicer is the applicable Master Servicer (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date).

            Without limiting its rights under any other agreement or arrangement, the applicable Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation hereunder with respect to the CBA B Loans, but shall be entitled to such fees on the Reyes Cold Storage Portfolio B Loan.

            Except as specifically provided in this Agreement, the applicable Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket or master single interest Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or any Mortgage Loan Combination Custodial Account, and the applicable Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, each Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan for which it is the applicable Special Servicer. As to each such Specially Serviced Mortgage Loan or REO Mortgage Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Mortgage Loan and for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, when all applicable Servicing Transfer Events cease to exist as described in the definition of "Servicing Transfer Event". The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right of a Special Servicer to receive the related Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) 100% of all assumption fees and assumption application fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to Trust Mortgage Loan modifications, waivers and consents for which the applicable Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan (including those payable to the applicable Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the applicable Special Servicer by the applicable Master Servicer and shall not be required to be deposited in any Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04.

            The applicable Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate. The Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest, other than Default Interest and Excess Interest, and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Mortgage
Loan) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the applicable Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were Corrected Mortgage Loans at the time of such termination or resignation (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because at the time the applicable Special Servicer was terminated or resigned the Borrower had not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan), and the successor Special Servicer shall not be entitled to any portion of such Workout Fees) in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

            A Liquidation Fee will be payable to the applicable Special Servicer with respect to each Trust Mortgage Loan repurchased by the applicable Mortgage Loan Seller after the Initial Resolution Period (and any permitted extension thereof) as described in Section 2.03, any Specially Serviced Mortgage Loan or REO Mortgage Loan as to which the applicable Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of (i) the Liquidation Fee Rate and (ii) the proceeds of such repurchase or full, partial or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such repurchased Trust Mortgage Loan or liquidated Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be (in each such case, however, exclusive of any portion of such payoff and/or proceeds that represents Penalty Charges and/or Excess Interest); provided, however, that no Liquidation Fee shall be payable out of, or in connection with the receipt of, Liquidation Proceeds received as a result of the repurchase of any Trust Mortgage Loan in connection with a Material Breach or Material Defect by the related Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor as contemplated by Section 2.03 (so long as such repurchase occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as such cure period may be extended in accordance with the related Mortgage Loan Purchase Agreement), the purchase of any Defaulted Trust Mortgage Loan by the applicable Special Servicer or any Affiliate thereof pursuant to Section 3.18, the purchase of any A Loan by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement so long as such purchase occurs within 90 days of the Servicing Transfer Event, the purchase of any Trust Mortgage Loan by any related Mezzanine Loan Holder (but only so long as such purchase occurs within 60 days of the Mezzanine Loan Holder's option in the related intercreditor agreement first becoming exercisable) or the purchase of all the Trust Mortgage Loans and REO Properties in the Trust Fund by Holders of more than 50% of the Percentage Interests in the Controlling Class, the applicable Special Servicer or the applicable Master Servicer pursuant to
Section 9.01.

            Notwithstanding anything in this Agreement to the contrary, no Liquidation Fee will be payable under the circumstances set forth in the proviso in the preceding paragraph. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the applicable Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Trust Mortgage Loan and no Liquidation Fee shall be payable on such portion.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Mortgage Loan (but only to the extent actually collected from the related Borrower and to the extent that
(i) all amounts then due and payable with respect to such Specially Serviced Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Mortgage Loan) have been paid, (ii) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Specially Serviced Mortgage Loan, together with interest thereon if such interest was paid to the applicable Master Servicer, Special Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Specially Serviced Mortgage Loan, and (iii) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses (including any Special Servicing Fees, Workout Fees and Liquidation Fees) incurred since the Closing Date with respect to such Specially Serviced Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket or master single interest Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Mortgage Loan Combination Custodial Account or the REO Account, and the applicable Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding the foregoing provisions of this Section 3.11(b), Special Servicing Fees, Workout Fees and Liquidation Fees earned with respect to any A Loan, any successor REO Trust Mortgage Loan with respect thereto or any related REO Property shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of the Collection Account. The Special Servicer shall be entitled to such compensation with respect to the B Loans as is not prohibited under the respective Intercreditor Agreements.

            Section 3.12 Reports to the Trustee

            (a) Each Master Servicer shall deliver to the Trustee and the applicable Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in July 2005, the CMSA Loan Periodic Update File with respect to the subject Distribution Date. As to each Trust Mortgage Loan and REO Property (or related REO Trust Mortgage
Loan), to the extent that the relevant information is not included as part of the CMSA Loan Periodic Update File, the applicable Master Servicer shall provide to the applicable Special Servicer, by the close of business on each Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of the related Determination Date.

            (b) Notwithstanding the foregoing, because each Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by each Master Servicer in July 2005 will be based solely upon information generated from actual collections received by the applicable Master Servicer and from information the Depositor delivers or causes to be delivered to the applicable Master Servicer (including but not limited to information prepared by third-party servicers of the subject Trust Mortgage Loans with respect to the period prior to the Closing Date).

            (c) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in September 2005 (or with respect to clause
(viii) below, in July 2005), the applicable Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Trust Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report;
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;
(iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Set-up File and (ix) a CMSA Financial File. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the applicable Master Servicer.

            (d) The applicable Special Servicer shall from time to time (and, in any event, upon request) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee (or any other Person pursuant to this Agreement). Without limiting the generality of the foregoing, not later than 2:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in September 2005 (or with respect to clause (ii) and (viii) below, in July 2005), the applicable Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer (on a computer readable medium reasonably acceptable to the applicable Master Servicer and the applicable Special Servicer) the following reports (or data files relating to reports of the applicable Master Servicer) with respect to the Specially Serviced Mortgage Loans and REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each of the subject Mortgage Loans by loan number and property name); (iii) a CMSA Delinquent Loan Status Report; (iv) a CMSA Comparative Financial Status Report; (v) a CMSA Historical Liquidation Report; (vi) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (vii) a CMSA REO Status Report; and (viii) a CMSA Special Servicer Loan File.

            (e) Notwithstanding the foregoing, the failure of the applicable Master Servicer or the applicable Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 3.12 shall not constitute a breach of this Agreement to the extent that the applicable Master Servicer or the applicable Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of the applicable Master Servicer or the applicable Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicers or the Special Servicers may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (f) Each Master Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the related Mortgage Loan Documents and have been received by such Master Servicer:

                  (A) At least annually by May 31, commencing May 31, 2006, or as soon thereafter as is reasonably practicable based upon when, and the format in which, such Master Servicer has received the subject information, with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (to the extent prepared by and timely received from the applicable Special Servicer in the case of any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, based upon (and accompanied by copies of) the operating statements and rent rolls (for properties other than residential cooperative properties) (but only to the extent the related Borrower delivers such information to the applicable Master Servicer or the applicable Special Servicer and, with respect to operating statements and rent rolls for Specially Serviced Trust Mortgage Loans and REO Properties, to the extent timely delivered by the applicable Special Servicer to the applicable Master Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

                  (B) Commencing with respect to the calendar quarter ending
            September 30, 2005, the applicable Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual (or, in the case of Co-op Loans, annual only) operating statements and rent rolls (for properties other than residential cooperative properties) with respect to each of such Loans for which it is the applicable Master Servicer, other than Specially Serviced Trust Mortgage Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject fiscal quarter or 90 days after the subject fiscal year, as applicable, to the extent such action is consistent with applicable law, the terms of such Trust Mortgage Loans and the Servicing Standard. The Master Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the applicable Special Servicer, the Series 2005-C3 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder) and, upon request, the Trustee, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after the subject fiscal quarter and (B) 45 days following receipt by the applicable Master Servicer of such operating statements and rent rolls (or, if received from the applicable Special Servicer, 15 days following such receipt), and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year, commencing May 31, 2006, and (B) 45 days following receipt by the applicable Master Servicer of such operating statements and rent rolls (or, if received from the applicable Special Servicer, 15 days following such receipt).

                  (C) Such Master Servicer shall maintain a CMSA Operating
            Statement Analysis Report for each Mortgaged Property securing each Loan for which it is the applicable Master Servicer (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Trust Mortgage Loan) that shall be prepared or, once prepared, updated by the applicable Master Servicer and delivered to the Trustee within 30 days after receipt by the applicable Master Servicer of updated operating statements for such Mortgaged Property; provided that the applicable Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly (or annually with respect to Co-op Loans) or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the related Mortgage Loan Documents.

The applicable Special Servicer will be required pursuant to Section 3.12(g) to deliver to the applicable Master Servicer the information required pursuant to this Section 3.12(f) with respect to Specially Serviced Trust Mortgage Loans and REO Trust Mortgage Loans after its receipt of any operating statement or rent rolls for any related Mortgaged Property or REO Property.

            (g) Each Special Servicer shall deliver or cause to be delivered to the applicable Master Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the related Mortgage Loan Documents for the Mortgage Loans for which such Special Servicer is the applicable Special Servicer and have been received by such Special Servicer:

                  (A) Annually, on or before April 30 of each year, commencing in April 30, 2006, or as soon thereafter as is reasonably practicable based upon when, and the format in which, such Special Servicer has received the subject information, with respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the applicable Master Servicer, the applicable Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year (but only to the extent the applicable Special Servicer has received such information from the applicable Master Servicer at the time of the servicing transfer pursuant to Section 3.21 as is necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), based upon (and accompanied by copies of) the operating statements and rent rolls (for properties other than residential cooperative properties) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

                  (B) Such Special Servicer shall use its reasonable efforts
            (but shall not be required to institute litigation) to obtain quarterly and annual (or, in the case of Co-op Loans, annual only) operating statements and rent rolls (for properties other than residential cooperative properties) with respect to each Mortgaged Property constituting security for a Specially Serviced Trust Mortgage Loan, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject fiscal quarter or 90 days after the subject fiscal year, as applicable, and shall cause quarterly and annual operating statements and rent rolls to be prepared and delivered to it with respect to each REO Property within 60 days after each fiscal quarter or 90 days after each fiscal year, as applicable. The Special Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the applicable Master Servicer, the Series 2005-C3 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt by the applicable Special Servicer of such operating statements and rent rolls, and
            (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 45 days following receipt by the applicable Special Servicer of such operating statements and rent rolls.

                  (C) Such Special Servicer shall maintain a CMSA Operating
            Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the applicable Master Servicer, such Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Trust Mortgage Loan or is an REO Property for which it is the applicable Special Servicer that shall be prepared or, once prepared, updated by the applicable Special Servicer and delivered to the applicable Master Servicer within 10 days after receipt by the applicable Special Servicer of updated operating statements for each such Mortgaged Property; provided that the applicable Special Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly, or in the case of Co-op Loans, annually.

            (h) Each Master Servicer's responsibilities under this Section 3.12 with respect to REO Properties and Specially Serviced Trust Mortgage Loans shall be subject to the satisfaction of the applicable Special Servicer's obligations under this Section 3.12 and Section 3.21. The information that pertains to Specially Serviced Trust Mortgage Loans and REO Properties reflected in the reports referred to in this Section 3.12 shall be based solely upon the reports delivered by the applicable Special Servicer to the applicable Master Servicer. For the purposes of the production by the applicable Master Servicer or the applicable Special Servicer of any reports, documents or information required under this Section 3.12 or under any other provision of this Agreement, the applicable Master Servicer or the applicable Special Servicer, as the case may be, may conclusively rely (absent manifest error and without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in any such reports, documents or information) on any such reports, documents or information provided to it by the Depositor, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by the applicable Master Servicer, by the applicable Special Servicer (if other than the applicable Master Servicer or an Affiliate thereof) and (y) in the case of any such reports, documents and information produced by the applicable Special Servicer, by the applicable Master Servicer (if other than the applicable Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the content or accuracy of any reports, documents or information provided to it by the applicable Master Servicer or the applicable Special Servicer pursuant to this Agreement, without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

            (i) If a Master Servicer or a Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or such Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the applicable Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated by Section 3.26; provided, that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y).

            (j) The applicable Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B Loan Holder all documents, statements, reports and information with respect to the related B Loan and/or the related Mortgaged Property as may be required under the related Intercreditor Agreement.

            Section 3.13 Annual Statement as to Compliance

            The Master Servicers and the Special Servicers shall each deliver to the Trustee, the Rating Agencies, the Depositor, the Series 2005-C3 Directing Certificateholder and any Junior Loan Holder on or before May 1 of each year, beginning in 2006), an Officer's Certificate of the applicable Master Servicer or Special Servicer stating that, among other things, to the best of such officer's knowledge, the applicable Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period as may be applicable) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether the applicable Master Servicer or the applicable Special Servicer, as the case may be, has received any notice regarding qualification, or challenging the status, of either REMIC Pool as a REMIC or the Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that each of the Master Servicers and Special Servicers shall be required to deliver such Officer's Certificate by March 15 in 2006 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. The Depositor hereby directs the Trustee to notify, and the Trustee hereby so notifies, the Master Servicers and the Special Servicers that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2005. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder. If the same entity acts as Master Servicer and Special Servicer, the foregoing may be delivered as a single certificate.

            Section 3.14 Reports by Independent Public Accountants

            On or before May 1 for each year, beginning in 2006, the Master Servicers and the Special Servicers (the "reporting person"), each at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, the Series 2005-C3 Directing Certificateholder and any Junior Loan Holder to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and/or similar mortgage loans under this Agreement and/or similar agreements during the previous calendar year and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted during the previous calendar year in compliance with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, as applicable, require it to report, in which case such exceptions and errors shall be so reported; provided that the Master Servicers and Special Servicers shall be required to cause the delivery of its Accountant's Statement by March 15 in 2006 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. The Depositor hereby directs the Trustee to notify, and the Trustee hereby so notifies, the Master Servicers and the Special Servicers that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2005.

            Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.26 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            Section 3.15 Access to Certain Information

            (a) Each Master Servicer and each Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder, Certificate Owner or holder of a security backed by a B Loan that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Master Servicers or to the Special Servicers, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner or holder of a security backed by a B Loan, access to any documentation regarding the Mortgage Loans and the Trust Fund (or, in the case of a holder of a security backed by a B Loan, regarding such B Loan) within its control which may be required by this Agreement or by applicable law.

            Such access shall be afforded without charge (except that the Master Servicers and the Special Servicers may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of such Master Servicer or such Special Servicer, as the case may be, designated by it. The Master Servicer and Special Servicer may satisfy any obligation or request to provide information or copies of any reports or documents described in this Section 3.15 by (x) physically delivering a paper copy of such information, reports or documents, (y) delivering such information, reports or documents in a commonly used electronic format or (z) making such information, reports or documents available on its Website; provided, that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y).

            Nothing in this Section 3.15 shall detract from the obligation of each Master Servicer and Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of a Master Servicer or Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Master Servicers or Special Servicers to confirm, represent or warrant the accuracy or completeness of any other Person's information or report, including any communication from the Master Servicers, the Special Servicers, a Borrower or any other Person. Notwithstanding the above, the Master Servicers and Special Servicers shall not have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information, unless the applicable Master Servicer or Special Servicer, as the case may be, acted with negligence, bad faith or willful misfeasance. The Master Servicers and the Special Servicers may each deny any of the foregoing Persons access to confidential information or any intellectual property which the Master Servicers or the Special Servicers is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicers and the Special Servicers shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans and REO Properties that is not confidential.

            (b) The Master Servicers and the Special Servicers may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Trust Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom such Master Servicer or such Special Servicers believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Trust Mortgage Loan.

            (c) Each Master Servicer and Special Servicer shall make the following items available at their respective offices during normal business hours, for review by the Depositor, the Trustee, any B Loan Holder (or its designee), the Rating Agencies, any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or an interest therein (or any licensed or registered investment adviser acting on its behalf) and any other Persons to whom the applicable Master Servicer or the applicable Special Servicer, as applicable, believes such disclosure to be appropriate, or shall send such items to any requesting party (at the expense of such requesting party, except in the case of the Series 2005-C3 Directing Certificateholder (so long as the requests are not excessive or duplicative), any B Loan Holder (or its designee) (so long as the requests are not excessive or duplicative), the Trustee and the Rating Agencies, and except as otherwise provided in the last sentence of this paragraph): (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received from the respective Borrowers or otherwise obtained by the applicable Master Servicer or the applicable Special Servicer, as applicable, (ii) the inspection reports prepared by or on behalf of the applicable Master Servicer or the applicable Special Servicer, as applicable, with respect to the respective Mortgaged Properties in connection with the property inspections pursuant to Section 3.19, (iii) any appraisals and/or internal valuations prepared by or on behalf of the applicable Master Servicer or the applicable Special Servicer, as applicable, with respect to the respective Mortgaged Properties in accordance with this Agreement, (iv) any and all modifications, waivers and amendments of the terms of a Trust Mortgage Loan entered into by the applicable Master Servicer or the applicable Special Servicer, as applicable, and (v) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the applicable Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of all such information shall be delivered by the applicable Master Servicer or the applicable Special Servicer, as applicable, upon request, not more frequently than quarterly to the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as applicable, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting party for the expense of any additional copies so provided.

            (d) With respect to any information furnished by a Master Servicer or a Special Servicer pursuant to the foregoing provisions of this Section 3.15, such Master Servicer or Special Servicer, as the case may be, shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information acknowledge that the applicable Master Servicer or the applicable Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Without limiting the foregoing, in connection with providing access to or copies of the items described above in this Section 3.15 to Certificateholders, Certificate Owners, the Series 2005-C3 Directing Certificateholder, prospective purchasers of Certificates or interests therein, a licensed or registered investment advisor acting on behalf of any of the foregoing, the applicable Master Servicer or the applicable Special Servicer, as the case may be, may require: (i) in the case of Certificateholders, Certificate Owners and the Series 2005-C3 Directing Certificateholder (or licensed or registered investment advisors acting on their behalf), a confirmation executed by the requesting Person (and its investment advisor, if applicable) substantially in the form of Exhibit S-1 hereto (or such other form as may be reasonably acceptable to the applicable Master Servicer or Special Servicer, as applicable, and which may provide indemnification to the applicable Master Servicer or Special Servicer, as applicable), generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person (and its investment advisor, if applicable) substantially in the form of Exhibit S-2 hereto (or such other form as may be reasonably acceptable to the applicable Master Servicer or Special Servicer, as applicable, and which may provide indemnification to the applicable Master Servicer or Special Servicer, as applicable), generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. No Master Servicer or Special Servicer shall be liable for the dissemination of information in accordance with this Agreement.

            (e) Any transmittal of information by the Master Servicers or Special Servicers to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from such Master Servicer or Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser (or licensed or registered investment advisor acting on their behalf) of such Certificates or beneficial interest therein."

            (f) Notwithstanding anything in this Agreement to the contrary, the applicable Master Servicer and the applicable Special Servicer may withhold any information not yet included in a Current Report on Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee, the applicable Special Servicer or the applicable Master Servicer has determined that such withholding is appropriate in accordance with applicable law.

            (g) Except as otherwise required by this Agreement and except for statements, reports and information to be filed with the Commission as contemplated by Section 3.26, the applicable Master Servicer and the applicable Special Servicer each may, in its discretion, make available by hard copy, electronic media, internet website or bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information that the applicable Master Servicer or the applicable Special Servicer is required by this Agreement to provide to any of the Rating Agencies, the Trustee, the Depositor, the Certificateholders and anyone the Depositor reasonably designates.

            Section 3.16 Title to REO Property; REO Account

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related B Loan Holder. The Special Servicer, on behalf of the Trust and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related B Loan Holder, shall sell any REO Property in accordance with Section 3.18 by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the applicable Special Servicer either
(i) applies, more than 60 days prior to the expiration of such liquidation period, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee and the applicable Master Servicer an Opinion of Counsel, addressed to the Trustee and the applicable Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. Regardless of whether the applicable Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the applicable Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. If the applicable Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, the applicable Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee and to the applicable Master Servicer and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the applicable Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund (or, if applicable, the Trust Fund and any affected B Loan Holder) payable out of the Collection Account pursuant to Section 3.05 (or, if applicable, out of the related Mortgage Loan Combination Custodial Account pursuant to Section 3.04).

            (b) The applicable Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If title to any REO Property is acquired by or on behalf of the Trust (or, if such REO Property relates to a Mortgage Loan Combination, on behalf of the Trust Fund and the related B Loan Holder), then the applicable Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and any affected B Loan Holder), for the retention of revenues and other proceeds derived from such REO Property. Each account that constitutes an REO Account shall be an Eligible Account. The applicable Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day following receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The applicable Special Servicer shall be entitled to make withdrawals from its REO Account to pay itself, as additional special servicing compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The applicable Special Servicer shall give notice to the other parties hereto of the location of its REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The applicable Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the first Business Day following each Determination Date, the applicable Special Servicer shall withdraw from the REO Account and deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), or deliver to the applicable Master Servicer for deposit into its Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date that are then on deposit in the REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the applicable Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

            (d) Each Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, such Special Servicer's REO Account pursuant to
Section 3.16(b) or 3.16(c).

            Section 3.17 Management of REO Property

            (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the applicable Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the applicable Special Servicer as REO Property; provided that an Independent Contractor shall be required for holding such REO Property for sale to customers in the ordinary course of a trade or business or performing construction work on such REO Property;

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the applicable Special Servicer may (provided that in the judgment of the applicable Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the applicable Special Servicer shall deliver to the Trustee and to the Series 2005-C3 Directing Certificateholder, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the applicable Special Servicer and shall advise the applicable Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the applicable Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the applicable Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

            Subject to Section 3.17(b), the applicable Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the applicable Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto, any affected B Loan Holder or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.

            (b) If title to any REO Property is acquired, the applicable Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (or, if such REO Property relates to a Mortgage Loan Combination, for the benefit of the Certificateholders and the related B Loan Holder) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by either REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to either REMIC Pool or in an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property as are consistent with the Servicing Standard, and consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the applicable Master Servicer shall, at the direction of the applicable Special Servicer in accordance with
Section 3.03(c), make a Servicing Advance of such amounts as are necessary for such purposes unless the applicable Master Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances (in accordance with and subject to the third to the last paragraph of Section 3.03(c)); provided, however, that the applicable Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) Without limiting the generality of the foregoing, the applicable Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) except as provided for in Section 3.17(a)(i) and (a)(ii) above, Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the applicable Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the applicable Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by Section 3.17(d), the applicable Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property", subject to the Servicing Standard.

            (d) Except as permitted by Section 3.17(a), the applicable Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property; provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust and, in the case of an REO Property related to a Serviced Loan Combination, of the related Junior Loan Holder(s) payable out of REO Proceeds) shall be reasonable and customary in light of the nature and locality of such REO Property and not inconsistent with the related Intercreditor Agreement;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the applicable Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the applicable Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the applicable Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable to, the applicable Master Servicer as a Servicing Advance.

            Section 3.18 Fair Value Purchase Option; Sale of REO Properties

            (a) Each of the applicable Master Servicer, the applicable Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b), Section 3.31, Section 3.32, Section 9.01, the related Mortgage Loan Documents and/or any related intercreditor, co-lender and/or similar agreement(s).

            (b) If any Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, then the applicable Special Servicer shall promptly so notify in writing the Trustee, the applicable Master Servicer and the Series 2005-C3 Directing Certificateholder, and with respect to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder(s). The Series 2005-C3 Directing Certificateholder may, at its option, purchase any Defaulted Trust Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Series 2005-C3 Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party (including, without limitation, in connection with an A Loan, any related Junior Loan Holder), other than to a Person whose purchase of such Defaulted Loan would violate the terms of any related Intercreditor Agreement; provided that the Series 2005-C3 Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the applicable Special Servicer a copy of the related written assignment executed by the Series 2005-C3 Directing Certificateholder, provided, further, that with respect to any A Loan, the option holder's rights under this
Section 3.18(b) are subject to the rights of the holder of the related Junior Loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related Junior Loan pursuant to the related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this
Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Trust Mortgage Loan. In connection with any such purchase, the applicable Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

            If not exercised sooner, such purchase option with respect to any Defaulted Trust Mortgage Loan will automatically terminate upon (i) the related Borrower's (or, subject to the related Intercreditor Agreement, any Junior Loan Holder's) cure of all defaults on the Defaulted Trust Mortgage Loan, (ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Trust Mortgage Loan in connection with a workout.

            The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the applicable Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Trust Mortgage Loan the applicable Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Trust Mortgage Loan if the applicable Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Trust Mortgage Loan pursuant to the subject purchase option. In addition, the applicable Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the applicable Master Servicer and the Series 2005-C3 Directing Certificateholder.

            The applicable Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Trust Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the applicable Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

            In the event that the applicable Special Servicer or any affiliate of the applicable Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Trust Mortgage Loan, including as the Series 2005-C3 Directing Certificateholder or as the assignee thereof, then the applicable Master Servicer or, if the applicable Master Servicer is also the applicable Special Servicer or an affiliate of the applicable Special Servicer, the Trustee shall determine whether the applicable Special Servicer's determination of Fair Value for a Defaulted Trust Mortgage Loan is no less than the amount that the applicable Master Servicer or the Trustee, as applicable, considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In such event, the applicable Special Servicer shall promptly deliver to the applicable Master Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in the applicable Special Servicer's possession, together with such other third-party reports and other information then in the applicable Special Servicer's possession that is relevant to the confirmation of the applicable Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Trust Mortgage Loan known to the applicable Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, the applicable Master Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by the applicable Master Servicer or the Trustee, as the case may be, to confirm that the applicable Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In that event, the applicable Master Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. The applicable Master Servicer or Trustee, as applicable, shall be entitled to a fee of $1,500 in connection with each such Fair Value determination. The costs of all third party opinions of value and any Appraisals and inspection reports incurred by the applicable Master Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by the applicable Master Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

            Unless and until the purchase option granted hereunder with respect to a Defaulted Trust Mortgage Loan is exercised, the applicable Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the applicable Special Servicer will not be permitted to sell the Defaulted Trust Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under Section 3.18(a).

            (c) If the Series 2005-C3 Directing Certificateholder or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan as provided in
Section 3.18(b) within 15 days of the Series 2005-C3 Directing Certificateholder's having received notice that the subject Trust Mortgage Loan has become a Defaulted Trust Mortgage Loan pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the applicable Special Servicer that such Trust Mortgage Loan was not purchased by the Series 2005-C3 Directing Certificateholder or its assignee, and the applicable Special Servicer may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. In addition, if the Series 2005-C3 Directing Certificateholder or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan provided in Section 3.18(b) within 15 days of the Series 2005-C3 Directing Certificateholder's having received notice of any calculation or updated calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the applicable Special Servicer that such Trust Mortgage Loan was not purchased by the Series 2005-C3 Directing Certificateholder or its assignee, and the applicable Special Servicer may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Fair Value. The cash price paid for any such Trust Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the applicable Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Trust Mortgage Loan. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any Junior Loan Holder to purchase the related A loan in accordance with the related Intercreditor Agreement.

            (d) The applicable Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price as soon as reasonably possible and, in any event, within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The applicable Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the applicable Special Servicer shall accept the highest cash bid received from any Person that is determined by the applicable Special Servicer to be a fair price for such REO Property. If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the applicable Special Servicer shall dispose of such REO Property upon such terms and conditions as the applicable Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the applicable Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and, if the subject REO Property relates to a Mortgage Loan Combination, the related B Loan Holder, as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the applicable Special Servicer shall seek an extension of such period in the manner described in
Section 3.16(a); provided, however, that the applicable Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

            The applicable Special Servicer shall give the Trustee, the applicable Master Servicer and any affected B Loan Holder not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the applicable Special Servicer, if the highest bidder is a Person other than the applicable Special Servicer or an Affiliate thereof, and by the applicable Master Servicer, if the highest bidder is the applicable Special Servicer or an Affiliate thereof. In determining whether any bid received from the applicable Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the applicable Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser retained at the expense of the Trust Fund (and/or any affected B Loan Holder). In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Trust Mortgage Loan if the applicable Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Trust Mortgage Loan within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

            Subject to subsections (a) through (d) above, the applicable Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s), in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or any affected B Loan Holder, except, in the case of the Trust Fund, as shall be customary in deeds of real property, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the applicable Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, to any Junior Loan Holder, with respect to the purchase price therefor accepted by the applicable Special Servicer or the applicable Master Servicer.

            (f) Any sale of any Defaulted Trust Mortgage Loan or REO Property shall be for cash only.

            (g) The parties hereto acknowledge the purchase option of each B Loan Holder with respect to the related A Loan provided for in the related Intercreditor Agreement. The purchase price paid by any B Loan Holder for the related A Loan in accordance with such purchase option shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B Loan Holder.

            (h) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a Mezzanine Loan Holder purchases any Trust Mortgage Loan, then the purchase price paid by such Mezzanine Loan Holder for such Trust Mortgage Loan in accordance with such purchase option shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Trust Mortgage Loan in such Mezzanine Loan Holder.

            Section 3.19 Additional Obligations of the Applicable Master Servicer and Special Servicer; Inspections; Appraisals

            (a) The Master Servicer (or, with respect to each Specially Serviced Trust Mortgage Loan and REO Property and each Trust Mortgage Loan described in
Section 3.19(c) below, the applicable Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property with respect to each Loan for which it is the applicable Master Servicer at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,000,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,000,000 at least once every 24 months, in each case commencing in 2006 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the applicable Master Servicer, will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates) and (C) if the Trust Mortgage Loan becomes a Specially Serviced Trust Mortgage Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The applicable Master Servicer or applicable Special Servicer, as applicable, shall send or make available on its website each inspection report (i) to Fitch and/or Moody's, upon request, (ii) to the Series 2005-C3 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder), (iii) if the subject Mortgaged Property relates to a Mortgage Loan Combination, to the related B Loan Holder and (iv) to the Trustee upon request. At the request of any Certificateholder or Certificate Owner, the Trustee shall request a copy of the relevant inspection report(s) and deliver the same to such Certificateholder or Certificate Owner, as the case may be.

            (b) With respect to each Mortgage Loan that allows the mortgagee to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in the related Mortgage Loan Documents, the applicable Special Servicer may enforce the Trustee's rights with respect to the Manager under the related Mortgage Loan Documents and Management Agreement; provided that, if such right accrues under the related Mortgage Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the applicable Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the applicable Special Servicer is entitled to terminate the Manager, the applicable Special Servicer shall promptly give notice to the Series 2005-C3 Directing Certificateholder, to each Rating Agency and, with respect to any Serviced Loan Combination, to the related Junior Loan Holder(s); provided, however, that such notice shall not be required in respect of the Co-op Loans. In accordance with the Servicing Standard, the applicable Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the applicable Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund and any affected B Loan Holder by such Manager or the related Borrower, or create a defense to the enforcement of remedies under the subject Mortgage Loan; provided, however, no such consent of the Series 2005-C3 Directing Certificateholder shall be required in connection with the termination of a Manager of a residential cooperative property.

            The applicable Special Servicer shall effect such termination only if the applicable Special Servicer has, in the case of any Specially Serviced Trust Mortgage Loan that is a Significant Trust Mortgage Loan (other than a Significant Trust Mortgage Loan that is a Co-op Loan), received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Mortgage Loan Documents or Management Agreement and the related Borrower does not appoint a Successor Manager, the applicable Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the applicable Special Servicer. For the purposes of this Section 3.19(b), a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the applicable Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of a Significant Trust Mortgage Loan, will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the related Mortgage Loan Documents.

            (c) The applicable Special Servicer shall be required to obtain any Appraisal or perform an internal valuation required in connection with an Appraisal Reduction Event (which Appraisal or internal valuation shall ascribe a value for any residential cooperative property based on the value of such property as if operated as a residential cooperative) within 60 days after the occurrence of such Appraisal Reduction Event, the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance; provided that in no event shall the period to receive such Appraisal or perform such internal valuation exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event. Upon receipt, the applicable Special Servicer shall send a copy of such Appraisal or internal valuation to the Trustee, the applicable Master Servicer, any affected B Loan Holder, the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the applicable Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation is completed, by such date, the Appraisal Reduction Amount for such Trust Mortgage Loan shall be conclusively established to be 25% of the Stated Principal Balance of such Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; provided that the obligation of the applicable Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter (unless and until the subject Mortgage Loan becomes a Corrected Mortgage Loan), the applicable Special Servicer shall calculate and report to the applicable Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The Master Servicer shall conclusively rely on any report by the applicable Special Servicer of an initial or redetermined Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, under this Section 3.19(c) with respect to a Trust Mortgage Loan which is the subject of an Appraisal Reduction Event if the applicable Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the applicable Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the applicable Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

            (d) With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Mortgage Loan, and no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect thereto), the applicable Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance. Upon receipt, the applicable Special Servicer shall send a copy of such Appraisal to the Trustee, the applicable Master Servicer, each affected B Loan Holder (if any), the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the applicable Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the applicable Special Servicer shall calculate and report to the applicable Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. Such Appraisal or internal valuation or calculation of the Appraisal Reduction described in the preceding sentence, as the case may be, shall be used to determine monthly the amount of the Appraisal Reduction Amount with respect to the subject Mortgage Loan for each Distribution Date until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Mortgage Loan.

            With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Mortgage Loan, and with respect to which no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing, the applicable Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the applicable Special Servicer shall redetermine and report to the Trustee and the applicable Master Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction Amount with respect to such Mortgage Loan.

            Section 3.20 Modifications, Waivers, Amendments and Consents

            (a) Subject to the provisions of this Section 3.20, Section 3.21,
Section 3.31 and Section 3.32 (and, in the case of any Mortgage Loan Combination, subject to the terms of the related Intercreditor Agreement), the applicable Master Servicer and the applicable Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

            (i) For any Performing Mortgage Loan, and subject to the rights of the applicable Special Servicer set forth below, the applicable Master Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as provided in Section 3.02) affect the amount or timing of any scheduled payments of principal, interest or other amounts payable under such Mortgage Loan, affect the obligation of the related Borrower to pay a Static Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment by the Borrower during a prepayment lockout period, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or, in the reasonable judgment of the applicable Master Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payments of amounts due thereon; and provided, further, that this Section 3.20(a)(i) does not apply to waivers contemplated by Section 3.07 or 3.08. To the extent consistent with the foregoing, the applicable Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following:

                  (A) approving routine leasing activity with respect to: (1)
            leases for properties that are residential cooperative properties; and (2) leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                  (B) approving annual budgets for the related Mortgaged
            Property; provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                  (C) waiving any provision of a Mortgage Loan not requiring the receipt of a rating confirmation if such Mortgage Loan is not a Significant Trust Mortgage Loan and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause (other than waivers of "due-on-encumbrance" clauses for Co-op Loans as to which the NCB Subordinate Debt Conditions are satisfied) or defeasance (which shall be subject to the terms of Section 3.08 hereof);

                  (D) subject to other restrictions herein regarding Principal
            Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

                  (E) releases of non-material parcels of a Mortgaged Property
            (provided that releases as to which the related Mortgage Loan Documents expressly require the related Borrower thereunder to make such releases upon the satisfaction of certain terms or conditions shall be made as required by such Mortgage Loan Documents);

                  (F) grants of easements, rights of way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Mortgage Loan;

                  (G) consenting to changing the property manager with respect to any Co-op Loan and any other Mortgage Loan with an unpaid principal balance of less than $10,000,000;

                  (H) consistent with Section 3.02(a), waive any Penalty Charges in connection with any delinquent payment on a Trust Mortgage Loan;

                  (I) with respect to Co-op Loans, consent to the modification or amendment of the related Borrower's organizational documents; and

                  (J) disbursements of any earnouts or holdback amounts;

provided, however, that if in the reasonable judgment of the applicable Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment in connection with an assumption transaction of a Performing Mortgage Loan contemplated by Section 3.08 is not included within the scope of this clause (i), the applicable Master Servicer shall process the Borrower's request and submit such request for approval by the applicable Special Servicer in connection with (and subject to the same time constraints for) its approval of the subject assumption transaction related to a Performing Mortgage Loan pursuant to Section 3.08; provided, further, that with respect to any Performing Mortgage Loan and any request for the disbursement of any earnouts or holdback amounts with respect to such Performing Mortgage Loan, it being understood and agreed that for purposes of this Agreement, the disbursement of earnouts or holdback amounts shall mean the disbursement or funding to a Borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Performing Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance related criteria (i.e. project reserve thresholds, lease-up requirements, sales requirements, etc.), as set forth in the applicable Mortgage Loan Documents have been satisfied, the applicable Master Servicer shall process the Borrower's request and submit such request for approval by the applicable Special Servicer (which approval shall be deemed given if the request is not denied by the applicable Special Servicer in writing to the applicable Master Servicer within ten (10) Business Days of the applicable Special Servicer's receipt of such request); and provided, further, that if in the reasonable judgment of the applicable Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this clause (i) and is not related to an assumption transaction, the applicable Special Servicer shall be responsible for such request in accordance with clause (ii) below.

            (ii) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Mortgage Loan for which the applicable Master Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Specially Serviced Mortgage Loan or a Mortgage Loan that is on the most recent CMSA Servicer Watch List with respect to a Mortgage Loan other than a Co-op Loan, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months.

            (b) All modifications, waivers or amendments of any Mortgage Loan shall be (i) in writing (except for waivers of Penalty Charges; provided, however, that any waivers of Penalty Charges shall be reflected in the applicable Master Servicer's or Special Servicer's servicing records for the relevant Mortgage Loan) and (ii) effected in accordance with the Servicing Standard.

            (c) Neither the applicable Master Servicer nor, except as provided in Section 3.20(d), the applicable Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Performing Mortgage Loan if such modification, waiver or amendment would:

            (i) except for the waiver of Penalty Charges in accordance with
      Section 3.02(a), affect the amount or timing of any related payment of principal, interest or other amount (including Static Prepayment Premiums and Yield Maintenance Charges, but excluding any amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Borrower to pay a Static Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or in connection with a defeasance or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the applicable Master Servicer and the applicable Special Servicer, as applicable, may conclusively rely) of the property to be released; or

            (iv) in the judgment of the applicable Master Servicer or applicable Special Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

            unless either (x) the subject Trust Mortgage Loan is in default or default is reasonably foreseeable or (y) the applicable Special Servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject Trust Mortgage Loan within the meaning of Treasury regulations section 1.860G-2(b). Nothing contained in this Section 3.20(c) shall modify the scope of the modifications, amendments, waivers and consents for Mortgage Loans for which the applicable Master Servicer and Special Servicer, as applicable, are responsible under Sections 3.20(a)(i) and (a)(ii).

            (d) Notwithstanding anything herein to the contrary, with the respect to each Servicing Group, the related Master Servicer shall be responsible for obtaining written confirmation from the Rating Agencies that a proposed action will not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates, but only to the extent such written confirmation is required hereunder or under the terms of the relevant Mortgage Loan Documents with respect to any Mortgage Loan in such Servicing Group that is not a Specially Serviced Mortgage Loan or REO Loan.

            (e) Notwithstanding Sections 3.20(a)(i) and 3.20(c), but subject to Sections 3.20(f) and 3.20(g), the applicable Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Static Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity of any Specially Serviced Mortgage Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Mortgage Loan and/or (vii) accept a Principal Prepayment during any Lockout Period; provided that (A) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the applicable Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the applicable Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Mortgage Loan to Certificateholders (or, in the case of a Mortgage Loan Combination, Certificateholders and the related B Loan Holder), as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders or a B Loan Holder to be performed at the related Mortgage Rate).

            The determination of the applicable Special Servicer contemplated by clause (B) of the proviso to the prior paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the applicable Master Servicer and describing in reasonable detail the basis for the applicable Special Servicer's determination and the considerations of the applicable Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls (for properties other than residential cooperative properties), occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the applicable Master Servicer as a Servicing Advance).

            (f) Neither the applicable Master Servicer nor the applicable Special Servicer shall consent to, make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to either REMIC Pool, an Adverse Grantor Trust Event with respect to the Grantor Trust Pool or any event similar to the foregoing with respect to any REMIC or grantor trust that includes a B Loan.

            (g) In no event shall the applicable Special Servicer (i) extend the Maturity Date of a Mortgage Loan beyond July 1, 2035; (ii) extend the Maturity Date of any Mortgage Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) the then prevailing interest rate for comparable loans, as determined by the applicable Special Servicer by reference to available indices for commercial mortgage lending;
(iii) if the Mortgage Loan is secured by a Ground Lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such Ground Lease (after giving effect to all extension options); or (iv) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan; provided that with respect to clause (iii) above, the applicable Special Servicer gives due consideration to the term of such Ground Lease prior to any extension beyond a date 20 years prior to the expiration of the term of such Ground Lease (after giving effect to all extension options).

            (h) [Reserved]

            (i) The applicable Master Servicer and the applicable Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Mortgage Loan under Treasury regulations section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the applicable Master Servicer or the applicable Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

            (j) The applicable Master Servicer and the applicable Special Servicer shall, except with respect to waivers of Penalty Charges, notify each other, each affected B Loan Holder (if any) and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) agreed to by the applicable Master Servicer or the applicable Special Servicer, as the case may be, and the date thereof, and shall deliver to the Trustee (in the case of the applicable Special Servicer, with a copy to the applicable Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The applicable Master Servicer or applicable Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver, except with respect to waivers of Penalty Charges, or amendment of any term of any Significant Trust Mortgage Loan agreed to by the applicable Master Servicer or the applicable Special Servicer, as the case may be. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer or Special Servicer, as applicable, pursuant to Section 3.15 hereof.

            (k) With respect to each Borrower that has been established as a "bankruptcy-remote entity", neither the applicable Master Servicer nor the applicable Special Servicer shall consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, unless granting such consent is consistent with the Servicing Standard and, with respect to a Borrower under any Significant Trust Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer, as applicable, has obtained written confirmation from each of the Rating Agencies that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by such Rating Agency.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Series 2005-C3 Directing Certificateholder

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Trust Mortgage Loan or Junior Loan, the applicable Master Servicer shall promptly give notice thereof to the applicable Special Servicer, the Trustee, each Rating Agency, the Series 2005-C3 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) (and, solely as it relates to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder), shall deliver copies of the related Servicing File to the applicable Special Servicer and shall use its reasonable efforts to provide the applicable Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Trust Mortgage Loan and any related B Loan(s) that are in the possession of the applicable Master Servicer or available to the applicable Master Servicer without undue burden or expense, and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto. The applicable Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Trust Mortgage Loan and any related B Loan(s) until the applicable Special Servicer has commenced the servicing of such Trust Mortgage Loan. The Trustee shall make available to the Underwriters, the Initial Purchaser, each affected B Loan Holder (if any) and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the applicable Master Servicer to the applicable Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Mortgage Loan) has become a Corrected Mortgage Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the applicable Special Servicer shall immediately give notice thereof and shall return the related Servicing File to the applicable Master Servicer and, upon giving such notice and returning such Servicing File to the applicable Master Servicer, the applicable Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the applicable Master Servicer to service and administer such Corrected Mortgage Loan shall re-commence.

            (b) In servicing any Specially Serviced Trust Mortgage Loan, the applicable Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer) that come into its possession, and provide the applicable Master Servicer with copies of any additional related Trust Mortgage Loan information including correspondence with the related Borrower.

            (c) No later than the first Business Day following each Determination Date, by 2:00 p.m. New York City time, the applicable Special Servicer shall deliver to the applicable Master Servicer a statement, both written and in computer readable format reasonably acceptable to the applicable Master Servicer and the applicable Special Servicer (upon which the applicable Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Trust Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Collection Period, (2) the amount, purpose and date of all Servicing Advances made by the applicable Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period, and (3) such additional information or data relating to the Specially Serviced Trust Mortgage Loan and REO Properties as the applicable Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the applicable Special Servicer's possession or is reasonably obtainable by the applicable Special Servicer.

            (d) Notwithstanding the provisions of the preceding clause (c), the applicable Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the applicable Special Servicer with any information in its possession required by the applicable Special Servicer to perform its duties under this Agreement.

            (e) Subject to the last paragraph of this Section 3.21(e), the applicable Special Servicer shall not take, or consent to the applicable Master Servicer's taking, any of the Specially Designated Servicing Actions with respect to any Mortgage Loan or REO Property unless and until it has notified the Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Directing Certificateholder has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that the Series 2005-C3 Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the applicable Special Servicer within such 10-Business Day period, then the Series 2005-C3 Directing Certificateholder shall be deemed to have approved the taking of the subject Specially Designated Servicing Action); provided that, in the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to protect the interests of the Certificateholders and the related B Loan Holder (as a collective whole)), the applicable Special Servicer may take, or consent to the applicable Master Servicer's taking, a Specially Designated Servicing Action with respect to any Mortgage Loan or REO Property without waiting for the Series 2005-C3 Directing Certificateholder's response; and provided, further, that, with respect to any Specially Designated Servicing Action being performed by the applicable Master Servicer in connection with an assumption transaction involving any Mortgage Loan in accordance with Section 3.08, the above-referenced 10-Business Day period shall not exceed the 10-day period within which the applicable Special Servicer must object to the applicable Master Servicer's performance of such Specially Designated Servicing Action pursuant to Section 3.08.

            In addition, subject to the last paragraph of this Section 3.21(e), the Series 2005-C3 Directing Certificateholder may direct the applicable Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or REO Property as the Series 2005-C3 Directing Certificateholder may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the applicable Special Servicer shall provide the Series 2005-C3 Directing Certificateholder with any information in the applicable Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

            Notwithstanding the foregoing, no advice, direction or objection of the Series 2005-C3 Directing Certificateholder shall (i) require or cause the applicable Special Servicer or the applicable Master Servicer to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the applicable Special Servicer's and Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of either REMIC Pool, or (ii) result in an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, or (iii) expose the applicable Master Servicer, the applicable Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, any B Loan Holder, the Trustee or their Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for any criminal offense, or
(iv) materially expand the scope of the applicable Special Servicer's or the applicable Master Servicer's responsibilities under this Agreement; and the applicable Special Servicer will neither follow any such advice, direction or objection if given by the Series 2005-C3 Directing Certificateholder nor initiate any such actions.

            (f) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Mortgage Loan or the related Borrower,
(ii) the existence of a material non-payment default or (iii) the request by a Borrower for the amendment or modification of a Mortgage Loan required to be handled by the applicable Special Servicer, the applicable Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Servicing File, to the applicable Special Servicer and shall use its reasonable efforts to provide the applicable Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the applicable Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The applicable Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each such event, and upon receiving such documents and information, the applicable Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the Mortgage Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of the above-referenced event shall not in and of itself be considered a Servicing Transfer Event.

            Section 3.22 Sub-Servicing Agreements

            (a) Each Master Servicer and, subject to Section 3.22(f), the applicable Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement (including the Events of Default in clauses
(i)-(viii) of Section 7.01(a)) in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement;
(ii) provides that if the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to such Master Servicer or the applicable Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer or the applicable Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided that any Sub-Servicing Agreements entered into by the applicable Master Servicer with entities identified on Exhibit N can only be terminated for cause); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the applicable Master Servicer or the applicable Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Master Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of such Master Servicer or Special Servicer, as applicable; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Mortgage Loan without the prior consent of such Master Servicer or the applicable Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; and (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes such Master Servicer or Special Servicer, as applicable, to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer or Special Servicer hereunder, upon becoming successor Master Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as applicable.

            In addition, each Sub-Servicing Agreement entered into by a Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. Each Master Servicer and each Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement (except with respect to any requirement that the applicable Master Servicer deposit funds in the Collection Account or any Servicing Account within a specified time period), the applicable Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the applicable Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the applicable Master Servicer, the Trustee, the Depositor and any affected B Loan Holder in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the Mortgage Loans to be serviced by such Sub-Servicer.

            (c) As part of its servicing activities hereunder, the applicable Master Servicer or the applicable Special Servicer, as applicable, for the benefit of the Trustee, the Certificateholders and the B Loan Holders, shall (at no expense to the Trustee, the Certificateholders, the Trust Fund or any B Loan Holder) monitor the performance and enforce the obligations of each Sub-Servicer under each Sub-Servicing Agreement it has entered into. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the applicable Master Servicer or Special Servicer, as applicable, would require were it the owner of the subject Mortgage Loans. The Master Servicer or the applicable Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

            (d) If the Trustee or its designee becomes successor Master Servicer and elects or is required to assume the rights and obligations of the applicable Master Servicer or the applicable Special Servicer, as applicable, under any Sub-Servicing Agreement, the applicable Master Servicer or the applicable Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the applicable Master Servicer and the applicable Special Servicer represents, warrants and covenants that it shall remain obligated and liable to the Trustee, the Certificateholders and the B Loan Holders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the applicable Master Servicer, or the applicable Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) such agreement relates to one or more Trust Mortgage Loans (including any such Trust Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Trust Mortgage Loans; or (ii) the Series 2005-C3 Directing Certificateholder has consented.

            Section 3.23 Representations, Warranties and Covenants of the Master Servicers

            (a) Each Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the other Master Servicers, the Depositor, the Special Servicers and the B Loan Holders, as of the Closing Date, that:

            (i) Such Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware (in the case of Master Servicer No. 1), or a federal savings bank duly organized, validly existing and in good standing under the laws of the United States (in the case of Master Servicer No. 2), and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

            (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, will not (A) violate the applicable Master Servicer's certificate of incorporation or charter and by-laws or other comparable organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on such Master Servicer which, in the case of either (B) or (C), is likely to materially and adversely affect such Master Servicer's ability to perform hereunder;

            (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) Such Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of such Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which, if determined adversely to such Master Servicer, would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer of, or compliance by such Master Servicer with, this Agreement or the consummation of such Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

            (vii) Such Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (viii) Such Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by such Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

            (ix) Each officer and employee of such Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

            (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicers

            (a) Each Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the other Special Servicer, the Depositor, the Master Servicers and the B Loan Holders, as of the Closing Date and as to the applicable Special Servicer, that:

            (i) Such Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida (in the case of Special Servicer No. 1) or a corporation duly organized, validly existing and in good standing under the laws of the United States (in the case of Special Servicer No. 2), and such Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the applicable Special Servicer, and the performance and compliance with the terms of this Agreement by the applicable Special Servicer, will not (A) violate such Special Servicer's certificate of incorporation and by-laws or comparable organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the applicable Special Servicer which, in the case of either (B) or (C), is likely to materially and adversely affect the applicable Special Servicer's ability to perform hereunder;

            (iii) Such Special Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the applicable Special Servicer, enforceable against such Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and
      (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) Such Special Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the applicable Special Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of such Special Servicer's knowledge, threatened against such Special Servicer which, if determined adversely to the applicable Special Servicer, would prohibit such Special Servicer from entering into this Agreement or, in such Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Special Servicer to perform its obligations under this Agreement;

            (vii) Each officer, director or employee of such Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither such Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Special Servicer, or compliance by such Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by such Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the applicable Special Servicer to perform its obligations hereunder;

            (ix) The Special Servicing Fee represents reasonable servicing compensation; and

            (x) Such Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by such Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

            (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

            Section 3.25 Limitation on Liability of the Series 2005-C3 Directing Certificateholder

            The Series 2005-C3 Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than a Controlling Class Certificateholder and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, the Series 2005-C3 Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Series 2005-C3 Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Series 2005-C3 Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Series 2005-C3 Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Series 2005-C3 Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Series 2005-C3 Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, and that the Series 2005-C3 Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Series 2005-C3 Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            Section 3.26 Filings with the Securities and Exchange Commission

            (a) With respect to the Trust's fiscal year 2005 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

            (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K, which shall include as an exhibit a copy of the Trustee Report disseminated by the Trustee on such Distribution Date and such other items as the Depositor may reasonably request;

            (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.10(a) and/or Section 3.26(c) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute on behalf of the Trust and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee;

            (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

            (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicers and the Special Servicers for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by an officer of the Depositor as contemplated by this Section 3.26);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicers or the Special Servicers pursuant to
Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicers or the Special Servicers pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 3.26(a).

            The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this
Section 3.26(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

            (b) All Annual Reports on Form 10-K with respect to the Trust shall include a Sarbanes-Oxley Certification, and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such Annual Report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. Each Master Servicer, Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), and the applicable Special Servicer shall also provide to the applicable Master Servicer, a certification (each, a "Performance Certification"), in the forms set forth on Exhibit M-1, Exhibit M-2 and Exhibit M-3 hereto, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and each partner, representative, Affiliate, member, manager, director, officer, shareholder, employee or agent of the Certifying Persons (collectively with the Certifying Persons, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor or the applicable Master Servicer, as applicable, such Performing Party (other than the Trustee) shall provide an identical certification to Depositor's or the applicable Master Servicer's, as applicable, certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor or the applicable Master Servicer, as applicable, pursuant to this Section 3.26 with respect to the period of time such Performing Party was subject to this Agreement.

            (c) At all times during the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Trust Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust Mortgage Loans and REO Properties), other than in the normal course of business;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 3.26(b) unless such Responsible Officer was notified in writing.

            (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

            (e) Nothing contained in this Section 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

            (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 3.26 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 3.26 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this Section 3.26(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            With respect to the indemnification provided for in this Section 3.26, promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

            (g) Notwithstanding any provisions in this Agreement to the contrary, but subject to the last sentence of this subsection, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Master Servicers, the Special Servicers and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Master Servicers, the Special Servicers and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicers and the Master Servicers shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Master Servicers, the Special Servicers and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. Notwithstanding the foregoing, however, this Section 3.26(g) is subject to (and no Performing Party will be entitled to indemnification for any payments made by it pursuant to) Section 3.26(f), and each Performing Party shall be responsible for any Performance Certification delivered by it to the extent set forth in this Section 3.26.

            (h) [Reserved]

            (i) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or, solely in the case where the Certifying Person in respect of the applicable Master Servicer attempts to conduct any due diligence with respect to the applicable Special Servicer, any Performance Certification, or portion thereof with respect to the Trust.

            (j) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days (but no earlier than March 15) prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by
Section 3.26(a), any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K. The Depositor hereby directs the Trustee to notify, and the Trustee hereby so notifies, the Master Servicers and the Special Servicers that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2005.

            Section 3.27 Lock-Box Accounts, Cash Collateral Accounts and Servicing Accounts

            (a) The applicable Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Mortgage Loan Documents.

            (b) For any Mortgage Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Mortgage Loan Documents, the applicable Master Servicer shall establish on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the applicable Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the applicable Master Servicer shall establish a Lock-Box Account for each ARD Mortgage Loan no later than its Anticipated Repayment Date.

            (c) With respect to each Mortgage Loan requiring the establishment of a Lock-Box Account, the applicable Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the applicable Special Servicer.

            (d) The applicable Master Servicer shall timely provide all notifications and otherwise timely take all actions necessary to perfect or maintain the perfection of the security interest of the Trustee in each Lock-Box Account, Cash Collateral Account and Servicing Account it maintains with respect to any Mortgage Loan.

            Section 3.28 Interest Reserve Account

            (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account. The Trustee shall give notice to the applicable Master Servicer, the applicable Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date in any February and on each Distribution Date in any January which occurs in a year that is not a leap year, the Trustee shall withdraw from the REMIC I Distribution Account and deposit into the Interest Reserve Account in respect of each Interest Reserve Loan an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date at the related Net Mortgage Rate (or, in the case of a Specially Designated Co-op Loan, at the related Original Net Mortgage Rate minus 0.10% per annum), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

            (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the immediately preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the REMIC I Distribution Account. On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

            Section 3.29 Limitations on and Authorizations of the Applicable Master Servicer and Special Servicer with Respect to Certain Mortgage Loans and Certain Litigation

            (a) Prior to taking any action with respect to a Mortgage Loan secured by any Mortgaged Properties located in a "one-action" state, the applicable Special Servicer shall consult with legal counsel, the fees and expenses of which shall be covered by a Servicing Advance by the applicable Master Servicer.

            (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee to amend or modify the related Borrower's organizational documents, the applicable Special Servicer may consent (subject to Section 3.20 hereof) to either such action, or grant a waiver with respect thereto, only if the applicable Special Servicer determines that such consent or grant of waiver is likely to result in a greater or equal recovery on a present value basis (discounted at the related Mortgage
Rate) than the withholding of such consent or grant of waiver, and (in the case of a Trust Mortgage Loan that is a Significant Trust Mortgage Loan) the applicable Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. Notwithstanding the preceding sentence, with respect to Co-op Loans, Master Servicer No. 2 may consent to the modification or amendment of the related Borrower's organization documents without the consent or approval of the applicable Special Servicer, the Trustee, any Rating Agency or the Series 2005-C3 Directing Certificateholder, provided that the granting of such consent is consistent with the Servicing Standard. The applicable Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, such action, except in accordance with Section 3.20 hereof, and except that, if such action is related to an assumption transaction contemplated by Section 3.08, the applicable Master Servicer shall process the Borrower's request for such consent or waiver and submit such request for approval by the applicable Special Servicer in connection with its approval of the subject assumption transaction pursuant to Section 3.08.

            (c) With respect to any ARD Mortgage Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the applicable Master Servicer and the applicable Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the applicable Master Servicer and the applicable Special Servicer to establish a Lock-Box Account pursuant to Section 3.27.

            (d) To the extent not inconsistent with the related Mortgage Loan Documents, neither the applicable Master Servicer nor the applicable Special Servicer shall consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Mortgage Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates. Neither the applicable Master Servicer nor the applicable Special Servicer shall be required to obtain such written consent from any Rating Agency if such Mortgage Loan is not one of the ten largest Trust Mortgage Loans (which term shall, for the purposes of this Section 3.29(d), include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time and the then-current principal balance of such Mortgage Loan is less than $35,000,000.

            (e) [Reserved]

            (f) The applicable Master Servicer shall, as to each Trust Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the delivery of the Mortgage File to the applicable Master Servicer) notify the related ground lessor of the transfer of such Trust Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the applicable Master Servicer, on behalf of the Trustee.

            (g) The applicable Special Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Series 2005-C3 Directing Certificateholder. The applicable Special Servicer shall receive any such request for such discretionary consents from any Junior Loan Holder, and shall forward its analysis and recommendation to the Series 2005-C3 Directing Certificateholder, who shall approve or reject such recommendation. The Series 2005-C3 Directing Certificateholder shall be deemed to have approved such recommendation if not denied within ten Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents and information that the Series 2005-C3 Directing Certificateholder may reasonably request, such ten Business Day period to commence upon the receipt of the rating agency confirmation described in the next sentence. Notwithstanding the foregoing, the applicable Special Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation, if any, to the extent required pursuant to such Intercreditor Agreement. In addition, notwithstanding the foregoing, with respect to granting of any additional cure beyond those specifically provided for in the related Intercreditor Agreement, there shall not be any deemed approvals and only affirmative approvals (and for the avoidance of doubt, the time periods for approvals set forth in this paragraph shall not apply to affirmative approvals) by the Series 2005-C3 Directing Certificateholder shall permit the applicable Special Servicer to process such documentation as described above.

            Section 3.30 Master Servicers and Special Servicers May Own Certificates

            (a) Each Master Servicer and any agent of such Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Master Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder".

            (b) Each Special Servicer and any agent of such Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Special Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder".

            Section 3.31 [Reserved]

            Section 3.32 Certain Matters with Respect to the Reyes Cold Storage Portfolio Whole Loan.

            (a) Master Servicer No. 1 (or, if the Reyes Cold Storage Portfolio Mortgage Loan is a Specially Serviced Trust Mortgage Loan, then Special Servicer No. 1) shall service and administer the Reyes Cold Storage Portfolio Whole Loan in a manner consistent with the Reyes Cold Storage Portfolio Agreement Among Noteholders and, unless another party is expressly responsible hereunder, shall (subject to the Servicing Standard) satisfy all of the obligations required to be performed by the "Note A Holder" or contemplated to be performed by a "Servicer" under Sections 4, 5, 6, 7, 8, 9, 11, 18, 20, 21, 30, 31, 32, 35 and
37 the Reyes Cold Storage Portfolio Agreement Among Noteholders.

            (b) Prior to taking any of the Reyes Cold Storage Portfolio Consultation Actions, Master Servicer No. 1 (or, if the Reyes Cold Storage Portfolio Mortgage Loan is a Specially Serviced Trust Mortgage Loan, then Special Servicer No. 1) shall provide notice of its intent to take such particular action to the Series 2005-C3 Directing Certificateholder and the Reyes Cold Storage Portfolio B Loan Holder. In connection with the foregoing, such Master Servicer or such Special Servicer, as the case may be, shall promptly provide to the Series 2005-C3 Directing Certificateholder and the Reyes Cold Storage Portfolio B Loan Holder (other than the Reyes Cold Storage Portfolio B Loan Holder who is also a related Borrower or any Affiliate of the related Borrower) all information in its possession with respect to any proposed Reyes Cold Storage Portfolio Consultation Action, including its reasons for determining to take or permit a proposed action, in each case as such Reyes Cold Storage Portfolio B Loan Holder (other than the Reyes Cold Storage Portfolio B Loan Holder who is also the related Borrower or any Affiliate of the related Borrower) may reasonably request. For 10 Business Days following its receipt of any notice delivered by Master Servicer No. 1 or Special Servicer No. 1 pursuant to the prior sentence, and subject to Section 21 of the Reyes Cold Storage Portfolio Agreement Among Noteholders, the Reyes Cold Storage Portfolio B Loan Holder shall have the right, as and to the extent permitted under the Reyes Cold Storage Portfolio Agreement Among Noteholders, to contact and consult with Master Servicer No. 1 or Special Servicer No. 1, as applicable, regarding any Reyes Cold Storage Portfolio Consultation Action; provided that if such Master Servicer or Special Servicer, as the case may be, determines that immediate action is necessary to protect the interests of the Certificateholders and the Reyes Cold Storage Portfolio B Loan Holder (as a collective whole), then such Master Servicer or Special Servicer, as the case may be, may take any Reyes Cold Storage Portfolio Consultation Action without waiting for a response to such notice.

            Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Reyes Cold Storage Portfolio B Loan Holder, as contemplated by the foregoing provisions of this Section 3.32(b), may (and Master Servicer No. 1 or Special Servicer No. 1, as the case may be, shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or such Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, will) require or cause such Master Servicer or such Special Servicer, as the case may be or the Trustee to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC Provisions or violate any other provisions of this Agreement, the Mortgage Loan Documents, or any provisions of the Reyes Cold Storage Portfolio Agreement Among Noteholders or materially expand the scope of any Master Servicer's or Special Servicer's responsibilities under this Agreement.

            (c) If a Reyes Cold Storage Portfolio Purchase Option Event (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders) has occurred and is continuing, then, upon written notice (a "Reyes Cold Storage Portfolio Repurchase Option Notice") of such occurrence (which notice Master Servicer No. 1 or Special Servicer No. 1, as applicable, shall give promptly to the Reyes Cold Storage Portfolio B Loan Holder), the Reyes Cold Storage Portfolio B Loan Holder shall have the right, prior to any other party, by written notice to Master Servicer No. 1 and Special Servicer No. 1 (a "Reyes Cold Storage Portfolio B Loan Holder Repurchase Notice"), at any time after the occurrence of the 1 Reyes Cold Storage Portfolio Repurchase Option Event and prior to the earliest to occur of (a) the cure of the Reyes Cold Storage Portfolio Repurchase Option Event, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the related Mortgage Loan Documents effected in accordance with the terms of this Agreement and the Reyes Cold Storage Portfolio Agreement Among Noteholders and (d) the date that is 90 days after such Reyes Cold Storage Portfolio B Loan Holder's receipt of the Reyes Cold Storage Portfolio Repurchase Option Notice, to purchase the Reyes Cold Storage Portfolio Mortgage Loan at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders). Upon the delivery of the Reyes Cold Storage Portfolio B Loan Holder Repurchase Notice to Master Servicer No. 1 and Special Servicer No. 1 (which notice Master Servicer No. 1 shall deliver a copy of to the Trustee), the Trustee shall sell (and the Reyes Cold Storage Portfolio B Loan Holder shall purchase) the Reyes Cold Storage Portfolio Mortgage Loan free and clear of any sub-interests therein or any other liens, claims or encumbrances for the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders), on a date (the "Reyes Cold Storage Portfolio Repurchase Date") not less than five Business Days nor more than 90 Business Days after the date of the Reyes Cold Storage Portfolio B Loan Holder Repurchase Notice, as shall be established by Special Servicer No. 1 and reasonably acceptable to the purchasing Reyes Cold Storage Portfolio B Loan Holder. The applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders) shall be calculated by Special Servicer No. 1 three Business Days prior to the Reyes Cold Storage Portfolio Repurchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Certificateholders and the Reyes Cold Storage Portfolio B Loan Holder. The right of the Reyes Cold Storage Portfolio B Loan Holder to purchase the Reyes Cold Storage Portfolio Mortgage Loan shall automatically terminate upon the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. For the avoidance of doubt, the Reyes Cold Storage Portfolio B Loan Holder shall not have any option to purchase the Reyes Cold Storage Portfolio Mortgage Loan under Section
3.18 (without a direct assignment of such right to such Reyes Cold Storage Portfolio B Loan Holder from the Series 2005-C3 Directing Certificateholder).

            (d) In connection with any purchase of the Reyes Cold Storage Portfolio Mortgage Loan, pursuant to or as contemplated by Section 3.32(c), the Master Servicer No. 1 or Special Servicer No. 1 shall (i) if it receives the related Purchase Price or "Defaulted Mortgage Loan Purchase Price" (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to Master Servicer No. 1 for deposit, as applicable, into Master Servicer No. 1's Collection Account and/or the related Mortgage Loan Combination Custodial Account, as applicable, and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from Master Servicer No. 1, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the Reyes Cold Storage Portfolio Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

            (e) The parties hereto acknowledge the purchase options of the Reyes Cold Storage Portfolio B Loan Holder (and/or its designees and/or representatives) in respect of the Reyes Cold Storage Portfolio Mortgage Loan pursuant to Reyes Cold Storage Portfolio Agreement Among Noteholders. Upon its receipt of any Reyes Cold Storage Portfolio B Loan Holder Repurchase Notice, each party hereto shall promptly forward a copy of such notice to the Series 2005-C3 Directing Certificateholder.

            (f) In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which Master Servicer No. 1 or applicable Special Servicer has knowledge) shall exist with respect to the Reyes Cold Storage Portfolio Whole Loan, then, upon notice (a "Reyes Cold Storage Portfolio Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice such Master Servicer or such Special Servicer, as the case may be, shall promptly give to the Reyes Cold Storage Portfolio B Loan Holder upon receipt of knowledge thereof), the Reyes Cold Storage Portfolio B Loan Holder shall have the right, exercisable by the Reyes Cold Storage Portfolio Junior Loan B Holder giving written notice of its intent to cure a default within five Business Days of receipt of the Reyes Cold Storage Portfolio Cure Option Notice, to cure such default; provided, in the event that any Reyes Cold Storage Portfolio B Loan Holder has elected to cure any default, the default must be cured by such Reyes Cold Storage Portfolio B Loan Holder within, in the case of a monetary default, five Business Days of receipt of such Reyes Cold Storage Portfolio Cure Option Notice and, in the case of a non-monetary default, 30 days of receipt of such Reyes Cold Storage Portfolio Cure Option Notice. In the event that the Reyes Cold Storage Portfolio B Loan Holder elects to cure a default that can be cured by the payment of money (each such payment, a "Reyes Cold Storage Portfolio Cure Payment"), the curing Reyes Cold Storage Portfolio B Loan Holder shall make such Reyes Cold Storage Portfolio Cure Payment as directed by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, and each such Reyes Cold Storage Portfolio Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the Trustee, Master Servicer No. 1 or Special Servicer No. 1 (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, Penalty Charges, and any unpaid Master Servicing Fees (and Primary Servicing Fees) with respect to the Reyes Cold Storage Portfolio Whole Loan) during the period of time from the expiration of the grace period under the Reyes Cold Storage Portfolio Whole Loan until such Reyes Cold Storage Portfolio Cure Payment is made or such other cure is otherwise effected. The right of the curing Reyes Cold Storage Portfolio B Loan Holder to reimbursement of any Reyes Cold Storage Portfolio Cure Payment shall be subordinate in all respects to the rights of the holder of the Reyes Cold Storage Portfolio Mortgage Loan to distributions with respect to the Reyes Cold Storage Portfolio Whole Loan and to all amounts distributable to them. So long as a default exists that is being cured by the Reyes Cold Storage Portfolio B Loan Holder pursuant to this Section 3.32(f) and Section 11 of the Reyes Cold Storage Portfolio Agreement Among Noteholders and the cure period has not expired and the Reyes Cold Storage Portfolio B Loan Holder is permitted to cure under the terms of such provisions, such default shall not constitute a default or an event of default (i) for purposes of Sections 5 or 6 of the Reyes Cold Storage Portfolio Agreement Among Noteholders; (ii) for purposes of accelerating the Reyes Cold Storage Portfolio Whole Loan, modifying, amending or waiving any provisions of the related Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property; or (iii) for purposes of treating the Reyes Cold Storage Portfolio Whole Loan as a Specially Serviced Trust Mortgage Loan; provided that such limitations shall not prevent Master Servicer No. 1 or Special Servicer No. 1 from sending notices of the default to the related Borrower or any related guarantor or making demands on the related Borrower or any related guarantor or from collecting Penalty Charges from the related Borrower. Notwithstanding anything to the contrary contained in this subsection,
(A) the Reyes Cold Storage Portfolio B Loan Holder's right to cure a monetary default or non-monetary default shall be limited to six Reyes Cold Storage Portfolio Cure Events over the life of the Reyes Cold Storage Portfolio Whole Loan and (B) no single Reyes Cold Storage Portfolio Cure Event may exceed three consecutive months. Notwithstanding the foregoing, the making of a Reyes Cold Storage Portfolio Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the related Mortgage Loan Documents by the related Borrower.

            (g) Any decisions made by Master Servicer No. 1 or Special Servicer No. 1, as the case may be, with respect to the Reyes Cold Storage Portfolio Whole Loan pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.32 and this Agreement.

            (h) Master Servicer No. 1 and Special Servicer No. 1 each shall provide to the Reyes Cold Storage Portfolio B Loan Holder (other than the Reyes Cold Storage Portfolio B Loan Holder who is also the related Borrower or any Affiliate of the related Borrower) or its designee, with respect to its Reyes Cold Storage Portfolio B Loan, or any related REO Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Trust Mortgage Loans, the same reports, documents and other information that Master Servicer No. 1 or Special Servicer No. 1, as the case may be, provides to the Trustee with respect to the Reyes Cold Storage Portfolio Mortgage Loan or any related REO Property, and on a concurrent basis (unless an earlier delivery is otherwise expressly provided for herein). The Trustee, Master Servicer No. 1 and Special Servicer No. 1 each shall provide to the Reyes Cold Storage Portfolio B Loan Holder or its designee, with respect to its Reyes Cold Storage Portfolio B Loan or any related REO Property, the same reports, documents and other information that the Trustee, Master Servicer No. 1 or Special Servicer No. 1, as the case may be, provides to the Series 2005-C3 Directing Certificateholder with respect to the Reyes Cold Storage Portfolio Mortgage Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, Master Servicer No. 1 or Special Servicer No. 1, as applicable, shall, upon receipt of a written request, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Trust Mortgage Loans, provide to the Reyes Cold Storage Portfolio B Loan Holder or its designee (at such holder's cost) all other reports, documents and information in the applicable Master Servicer's possession that such holder or its designee may reasonably request or that the Reyes Cold Storage Portfolio B Loan Holder is so entitled under Section 31 of the Reyes Cold Storage Portfolio Agreement Among Noteholders with respect to the Reyes Cold Storage Portfolio Whole Loan, the Borrower or its Reyes Cold Storage Portfolio B Loan or any related REO Property; provided, however, that in no event shall the Reyes Cold Storage Portfolio B Loan Holder be provided with any Fair Value calculation in respect of the Reyes Cold Storage Portfolio Mortgage Loan. Notwithstanding the foregoing, none of the Trustee, Master Servicer No. 1 or Special Servicer No. 1 shall be required to deliver to any Reyes Cold Storage Portfolio B Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.32(h) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Reyes Cold Storage Portfolio B Loan Holder within the same time period contemplated by this Section 3.32(h) pursuant to any other section of this Agreement.

            (i) Each of the rights of the B Loan Holder under or contemplated by this Section 3.32 shall be assignable to, and/or exercisable by, a designee thereof; provided that Master Servicer No. 1, Special Servicer No. 1 and the Trustee are provided with written notice by the assignor of such assignment (upon which such party may conclusively rely) and the contact details of the assignee; provided, however, that the failure to deliver such notice shall not affect the B Loan Holder's right to so assign.

            (j) If the Reyes Cold Storage Portfolio B Loan Holder purchases the Reyes Cold Storage Portfolio Mortgage Loan pursuant to Section 3.32(c) such B Loan Holder shall be obligated to pay the "Defaulted Mortgage Loan Purchase Price" (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders). If any other Person purchases the Reyes Cold Storage Portfolio Mortgage Loan as a Defaulted Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to Master Servicer No. 1, Special Servicer No. 1, the Trustee and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the Reyes Cold Storage Portfolio Whole Loan and that, pursuant to the Reyes Cold Storage Portfolio Agreement Among Noteholders, would otherwise have been payable out of future collections on the Reyes Cold Storage Portfolio Whole Loan. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

            (k) If there are any conflicts between this Section 3.32 and any of the Mortgage Loan Documents relating to the Reyes Cold Storage Portfolio Whole Loan or between this Section 3.32 and the Reyes Cold Storage Portfolio Agreement Among Noteholders, then such Mortgage Loan Documents or such Reyes Cold Storage Portfolio Agreement Among Noteholders shall control. The parties hereto recognize and acknowledge the respective rights of the Reyes Cold Storage Portfolio B Loan Holder under the Reyes Cold Storage Portfolio Agreement Among Noteholders.


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions

            (a) On each Distribution Date prior to the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer such amounts from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated REMIC I Interests, and immediately thereafter, shall make distributions in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the relevant portion of the Available Distribution Amount:

            (i) concurrently, (x) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (y) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (z) from the entire Available Distribution Amount, to the Class A-X, Class A-Y and Class A-SP, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to either Loan Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-X, Class A-Y and Class A-SP Certificateholders of, up to, and pro rata as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date,

            (ii) to make distributions of principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, in reduction of the Certificate Balances thereof, an amount up to the Total Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1-A Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2, until the Certificate Balance thereof has been reduced to zero;

            Second, to the Class A-AB Certificates, until the Certificate Balance thereof has been reduced to the Class A-AB Targeted Principal Balance set forth for such Distribution Date on Exhibit T hereto (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to a prior subclause of this clause (ii));

            Third, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-AB Certificates pursuant to a prior subclause of this clause (ii));

            Fourth, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB and Class A-1 Certificates pursuant to a prior subclause of this clause
      (ii));

            Fifth, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

            Sixth, to the Class A-AB Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to a prior subclause of this clause (ii));

            Seventh, to the Class A-4 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to a prior subclause of this clause (ii)); and

            Eighth, to the Class A-1-A Certificates, until the Certificate Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates pursuant to a prior subclause of this clause (ii));

            provided, however, that, notwithstanding the immediately preceding subclauses First through Eighth, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, on a pro rata basis, in accordance with the respective Certificate Balances of those Classes outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) to the Class A-M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (v) to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (vi) to the Class A-M Certificates, until all amounts of Realized Loss previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) to the Class A-J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (viii) to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (ix) to the Class A-J Certificates, until all amounts of Realized Loss previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xii) to the Class B Certificates, until all amounts of Realized Loss previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xv) to the Class C Certificates, until all amounts of Realized Loss previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xviii) to the Class D Certificates, until all amounts of Realized Loss previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxi) to the Class E Certificates, until all amounts of Realized Loss previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxiv) to the Class F Certificates, until all amounts of Realized Loss previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxvii) to the Class G Certificates, until all amounts of Realized Loss previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxx) to the Class H Certificates, until all amounts of Realized Loss previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxiii) to the Class J Certificates, until all amounts of Realized Loss previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxvi) to the Class K Certificates, until all amounts of Realized Loss previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxix) to the Class L Certificates, until all amounts of Realized Loss previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlii) to the Class M Certificates, until all amounts of Realized Loss previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlv) to the Class N Certificates, until all amounts of Realized Loss previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xlvii) to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlviii) to the Class O Certificates, until all amounts of Realized Loss previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) to the Class P Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (l) to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (li) to the Class P Certificates, until all amounts of Realized Loss previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lii) to the Class R Certificates, the amount, if any, remaining in the REMIC II Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the REMIC II Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-X, Class A-Y and Class A-SP Certificates, pro rata, in respect of the Optimal Interest Distribution Amount allocable to each such Class; (ii) to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to such Class) until all amounts of such Realized Loss previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            The right of the Holders of the Class RCS-IO Certificates to receive payments is subordinated to the rights of the Holders of the other Classes of the Certificates (the "Other Certificates") to receive payments with respect to the Reyes Cold Storage Portfolio Mortgage Loan pursuant to this Section 4.01(a). On or prior to each Distribution Date, amounts received during the related Collection Period on the Reyes Cold Storage Portfolio Mortgage Loan (including any amounts advanced with respect thereto, any cure payments (as described below) received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of the portion of any Master Servicing Fees, Special Servicing Fees and Trustee Fees allocated to the Reyes Cold Storage Portfolio Mortgage Loan, reimbursement of expenses and the reimbursement of any Advances made with respect thereto and payment of any interest on such Advances as provided in this Agreement, and the remainder will be allocated:

            (i) first, to the Other Certificates, interest accrued on the Stated Principal Balance of the Reyes Cold Storage Portfolio Mortgage Loan at the Reyes Cold Storage Portfolio Net Mortgage Interest Rate during the current interest accrual period;

            (ii) second, to the Other Certificates, accrued and unpaid interest on the Stated Principal Balance of the Reyes Cold Storage Portfolio Mortgage Loan at the Reyes Cold Storage Portfolio Net Mortgage Interest Rate from prior interest accrual periods to the extent not previously advanced;

            (iii) third, to the Other Certificates, all principal payments made on the Reyes Cold Storage Portfolio Whole Loan and allocated to the Reyes Cold Storage Portfolio Mortgage Loan;

            (iv) fourth, to the holder of the Class RCS-IO Certificates, interest accrued on the Stated Principal Balance of the Reyes Cold Storage Portfolio Mortgage Loan at the RCS-IO Strip Rate during the current Interest Accrual Period;

            (v) fifth, to the holder of the Class RCS-IO Certificates, accrued and unpaid interest on the Reyes Cold Storage Portfolio Mortgage Loan at the RCS-IO Strip Rate, from prior Interest Accrual Periods; and

            (vi) sixth, to the Other Certificates, all other amounts allocated to the Reyes Cold Storage Portfolio Mortgage Loan under the Reyes Cold Storage Portfolio Agreement Among Noteholders.

            (b) On each Distribution Date, each Uncertificated REMIC I Interest (other than the Class LA-Y and Class LRCS-IO Uncertificated REMIC I Interests) shall be deemed to receive distributions from the REMIC I Distribution Account in respect of principal or reimbursement of Realized Loss in an amount equal to the amount of principal or reimbursement of Realized Loss distributable to such Uncertificated REMIC I Interest's respective Class of Corresponding Certificates as provided in Section 4.01(a); provided that where more than one Class of Uncertificated REMIC I Interests relates to a particular Class of Certificates, each such Class of Uncertificated REMIC I Interests shall be deemed to receive principal distributions or reimbursements of Realized Losses in the aggregate amount distributed to the Corresponding Certificates in numerical order (e.g., first, to LA-1-1, and then to LA-1-2) until each Uncertificated REMIC I Interest is reduced to zero.

            During each Interest Accrual Period, each Uncertificated REMIC I Interest (other than the Class LA-Y and Class LRCS-IO Uncertificated REMIC I Interest) shall accrue interest in an amount equal to the product of the REMIC I Principal Amount of each such Uncertificated REMIC I Interest and the Weighted Average Net Mortgage Pass-Through Rate. During each Interest Accrual Period, the Class LA-Y and Class LRCS-IO Uncertificated Interest shall accrue interest in an amount equal to the product of the REMIC I Notional Amount of each such Uncertificated REMIC I Interest and the Class A-Y Pass-Through Rate and Class RCS-IO Pass-Through Rate, respectively. On each Distribution Date, each Uncertificated REMIC I Interest shall be deemed to receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated REMIC I Interest's Corresponding Certificates (provided, that the interest distributed in respect of the Class A-1 Certificates shall be allocated to the Class LA-1-1 and Class LA-1-2 Uncertificated Interests, pro rata, based on interest accrued; the interest distributed in respect of the Class A-2 Certificates shall be allocated to the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-AB Certificates shall be allocated to the Class LA-AB-1 and Class LA-AB-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-4 Certificates shall be allocated to the Class LA-4-1, Class LA-4-2 and Class LA-4-3 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-1-A Certificates shall be allocated to the Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7 and Class LA-1-A-8 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class B Certificates shall be allocated to the Class LB-1 and Class LB-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class C Certificates shall be allocated to the Class LC-1 and Class LC-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class E Certificates shall be allocated to the Class LE-1 and Class LE-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class F Certificates shall be allocated to the Class LF-1 and Class LF-2 Uncertificated Interests, pro rata based on interest accrued; and the interest distributed in respect of the Class H Certificates shall be allocated to the Class LH-1 and Class LH-2 Uncertificated Interests, pro rata based on interest accrued) and (ii) other than with respect to the Class A-Y and Class RCS-IO Uncertificated REMIC I Interests, the amount of interest that will actually be distributed in respect of such Uncertificated REMIC I Interest's corresponding Class A-X Component and, if applicable, Class A-SP Component. In all events, the amount accrued in respect of each Uncertificated REMIC I Interest less Uncovered Prepayment Interest Shortfalls allocated thereto pursuant to Section 4.01(j) and less the amount actually distributed in respect of such Uncertificated REMIC I Interests shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated REMIC I Interest's Corresponding Certificates (allocated pro rata to the Class LA-1-1 and Class LA-1-2 Uncertificated Interests, in the case of the Class A-1 Certificates; to the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, in the case of the Class A-2 Certificates; to the Class LA-AB-1 Uncertificated Interests and Class LA-AB-2 Uncertificated Interests, in the case of the Class A-AB Certificates; to the Class LA-4-1, Class LA-4-2 and Class LA-4-3 Uncertificated Interests, in the case of the Class A-4 Certificates; to the Class LA-1-A-1 Uncertificated Interests, to the Class LA-1-A-2 Uncertificated Interests, to the Class LA-1-A-3 Uncertificated Interests, to the Class LA-1-A-4 Uncertificated Interests, to the Class LA-1-A-5 Uncertificated Interests, to the Class LA-1-A-6 Uncertificated Interests, to the Class LA-1-A-7 Uncertificated Interests and to the Class LA-1-A-8 Uncertificated Interests, in the case of the Class A-1-A Certificates; to the Class LB-1 and Class LB-2 Uncertificated Interests, in the case of the Class B Certificates; to the Class LC-1 and Class LC-2 Uncertificated Interests, in the case of the Class C Certificates; to the Class LE-1 and Class LE-2 Uncertificated Interests, in the case of the Class E Certificates; to the Class LF-1 and Class LF-2 Uncertificated Interests, in the case of the Class F Certificates; and to the Class LH-1 and Class LH-2 Uncertificated Interests, in the case of the Class G Certificates); and (ii) the Interest Shortfall Amount allocated to the Corresponding Components of the Class A-X or Class A-SP Certificates and attributable to such Uncertificated REMIC I Interest. Any amounts remaining in the REMIC I Distribution Account after payment to the Uncertificated REMIC I Interests pursuant to this Section 4.01(b) and Section 4.01(d) and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificates.

            As of any date, payments of principal in respect of the Trust Mortgage Loans and Realized Losses shall be allocated to the Uncertificated REMIC I Interests (other than the Class A-Y and Class RCS-IO Uncertificated REMIC I Interests) such that the REMIC I Principal Amount after application of any Realized Loss of each Uncertificated REMIC I Interest less the cumulative amount of Realized Loss allocated to such Uncertificated REMIC I Interest equals the Certificate Balance of the Corresponding Certificates after the application of any Realized Loss with respect thereto and the cumulative amount of Realized Loss allocated to such Class of Corresponding Certificates; provided, that

            (i) with respect to the Class A-1 Certificates, (A) the REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $6,838,000 and the Class Principal Balance of the Class A-1 Certificates minus $46,026,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $46,026,000 and the Class Principal Balance of the Class A-1 Certificates;

            (ii) with respect to the Class A-2 Certificates, (A) the REMIC I Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $6,506,000 and the Class Principal Balance of the Class A-2 Certificates minus $170,251,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $55,819,000 and the Class Principal Balance of the Class A-2 Certificates minus $114,432,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $53,720,000 and the Class Principal Balance of the Class A-2 Certificates minus $60,712,000 but not less than zero, (D) the REMIC I Principal Amount for the Class LA-2-4 Uncertificated Interest shall be the lesser of $60,712,000 and the Class Principal Balance of the Class A-2 Certificates;

            (iii) with respect to the Class A-AB Certificates, (A) the REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest shall be the lesser of $54,987,000 and the Class Principal Balance of the Class A-AB Certificates minus $6,483,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest shall be the lesser of $6,483,000 and the Class Principal Balance of the Class A-AB Certificates;

            (iv) with respect to the Class A-4 Certificates, (A) the REMIC I Principal Amount for the Class LA-4-1 Uncertificated Interest shall be the lesser of $37,185,000 and the Class Principal Balance of the Class A-4 Certificates minus $335,346,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-4-2 Uncertificated Interest shall be the lesser of $89,828,000 and the Class Principal Balance of the Class A-4 Certificates minus $245,518,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-4-3 Uncertificated Interest shall be the lesser of $245,518,000 and the Class Principal Balance of the Class A-4 Certificates;

            (v) with respect to the Class A-1-A Certificates, (A) the REMIC I Principal Amount for the Class LA-1-A-1 Uncertificated Interest shall be the lesser of $2,087,000 and the Class Principal Balance of the Class A-1-A Certificates minus $400,521,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-1-A-2 Uncertificated Interest shall be the lesser of $16,734,000 and the Class Principal Balance of the Class A-1-A Certificates minus $383,787,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-1-A-3 Uncertificated Interest shall be the lesser of $18,326,000 and the Class Principal Balance of the Class A-1-A Certificates minus $365,461,000 but not less than zero, (D) the REMIC I Principal Amount for the Class LA-1-A-4 Uncertificated Interest shall be the lesser of $17,724,000 and the Class Principal Balance of the Class A-1-A Certificates minus $347,737,000 but not less than zero, (E) the REMIC I Principal Amount for the Class LA-1-A-5 Uncertificated Interest shall be the lesser of $61,213,000 and the Class Principal Balance of the Class A-1-A Certificates minus $286,524,000 but not less than zero, (F) the REMIC I Principal Amount for the Class LA-1-A-6 Uncertificated Interest shall be the lesser of $14,927,000 and the Class Principal Balance of the Class A-1-A Certificates minus $271,597,000 but not less than zero, (G) the REMIC I Principal Amount for the Class LA-1-A-7 Uncertificated Interest shall be the lesser of $30,502,000 and the Class Principal Balance of the Class A-1-A Certificates minus $241,095,000 but not less than zero and (H) the REMIC I Principal Amount for the Class LA-1-A-8 Uncertificated Interest shall be the lesser of $241,095,000 and the Class Principal Balance of the Class A-1-A Certificates;

            (vi) with respect to the Class B Certificates, (A) the REMIC I Principal Amount for the Class LB-1 Uncertificated Interest shall be the lesser of $8,247,000 and the Class Principal Balance of the Class B Certificates minus $26,538,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LB-2 Uncertificated Interest shall be the lesser of $26,538,000 and the Class Principal Balance of the Class B Certificates;

            (vii) with respect to the Class C Certificates, (A) the REMIC I Principal Amount for the Class LC-1 Uncertificated Interest shall be the lesser of $4,446,000 and the Class Principal Balance of the Class C Certificates minus $11,924,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LC-2 Uncertificated Interest shall be the lesser of $11,924,000 and the Class Principal Balance of the Class C Certificates;

            (viii) with respect to the Class E Certificates, (A) the REMIC I Principal Amount for the Class LE-1 Uncertificated Interest shall be the lesser of $11,140,000 and the Class Principal Balance of the Class E Certificates minus $5,230,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LE-2 Uncertificated Interest shall be the lesser of $5,230,000 and the Class Principal Balance of the Class E Certificates;

            (ix) with respect to the Class F Certificates, (A) the REMIC I Principal Amount for the Class LF-1 Uncertificated Interest shall be the lesser of $3,702,000 and the Class Principal Balance of the Class F Certificates minus $16,760,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LF-2 Uncertificated Interest shall be the lesser of $16,760,000 and the Class Principal Balance of the Class F Certificates; and

            (x) with respect to the Class H Certificates, (A) the REMIC I Principal Amount for the Class LH-1 Uncertificated Interest shall be the lesser of $8,475,000 and the Class Principal Balance of the Class H Certificates minus $9,941,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LH-2 Uncertificated Interest shall be the lesser of $9,941,000 and the Class Principal Balance of the Class H Certificates.

            Interest Shortfall Amounts allocated to the Class A-X and Class A-SP Certificates shall be attributed to the Uncertificated REMIC I Interests to the extent of their Related Components, pro rata, based on interest accrued on such Components. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X and Class A-SP Certificates. Prepayment Interest Shortfalls allocated to the Sequential Pay Certificates shall be allocated to each Class of corresponding Uncertificated REMIC I Interests pro rata on the basis of their respective interest entitlements.

            The initial REMIC I Principal Amount of each Uncertificated REMIC I Interest (other than to the Class A-Y and Class RCS-IO Uncertificated REMIC I Interests) equals the respective Original REMIC I Principal Amount.

            (c) [Reserved]

            (d) On each Master Servicer Remittance Date, the applicable Master Servicer shall remit all Yield Maintenance Charges to the Trustee for deposit in the REMIC I Distribution Account for payment to the Uncertificated REMIC I Regular Interests. On each Distribution Date, the Trustee shall withdraw from the REMIC I Distribution Account an aggregate amount equal to all such Yield Maintenance Charges actually collected on the Trust Mortgage Loans or any REO Trust Mortgage Loans during the related Collection Period and shall distribute such amount to the Uncertificated REMIC I Regular Interests, pro rata in proportion to their outstanding REMIC I Principal Amounts.

            (e) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the REMIC II Distribution Account that represent Yield Maintenance Charges actually collected on the Trust Mortgage Loans or REO Trust Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated REMIC I Interests pursuant to Section 4.01(d), and shall distribute such amounts to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions shall be distributed (A) for each of the first 12 Distribution Dates, if the Class A-SP Certificates are then outstanding, 5.0% of such amount to the Holders of the Class A-SP Certificates and 95.0% of such amount to the Holders of the Class A-X Certificates or (B) otherwise, entirely to the Holders of the Class A-X Certificates.

            Notwithstanding the foregoing, if the Yield Maintenance Charge to be distributed was collected with respect to any residential cooperative Mortgage Loan included in the Trust Fund sold to the Depositor by NCB, FSB or NCB, then such Yield Maintenance Charge shall be distributed as follows (on a pro rata basis): (i) the amount of the Yield Maintenance Charge that would have been payable with respect to such residential cooperative Mortgage Loan if the related mortgage interest rate was equal to the Net Mortgage Rate for such mortgage loan minus 0.10% per annum shall be distributed as set forth in the preceding paragraph, and (ii) the remaining portion of the Yield Maintenance Charge that was actually paid (or if less than the entire Yield Maintenance Charge provided for in the applicable Mortgage Loan Documents shall have been paid by the related Borrower, the remaining portion of the Yield Maintenance Charge that would have been paid had the related Borrower paid the entire Yield Maintenance Charge as provided in the applicable Mortgage Loan Documents) will be distributed to the Holders of the Class A-Y Certificates.

            On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the REMIC II Distribution Account that represent Static Prepayment Premiums actually collected on the Trust Mortgage Loans or REO Trust Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated REMIC I Interests pursuant to Section 4.01(d), and shall distribute such amounts to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in an amount that shall, as to each such Class equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Static Prepayment Premiums collected on such Principal Prepayment during the related Collection Period. Any Static Prepayment Premiums collected during the related Collection Period remaining after such distributions shall be distributed entirely to the Holders of the Class A-X Certificates.

            Notwithstanding the foregoing, if the Static Prepayment Premium to be distributed was collected with respect to any residential cooperative Mortgage Loan included in the Trust Fund sold to the Depositor by NCB, FSB or NCB, then the amount distributable in accordance with the preceding paragraph will equal 50% of the amount of that Static Prepayment Premium actually collected, and the remaining portion of that Static Prepayment Premium actually collected will be distributed to the Holders of the Class A-Y Certificates.

            (f) On any applicable Distribution Date, any Excess Interest collected for such Distribution Date shall be distributed from the Grantor Trust Distribution Account to the Class V Certificates shall be distributed from the Grantor Trust Distribution Account to the Class LR Certificates.

            (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Realized Loss previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, any Master Servicer, any Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Realized Loss previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, not less than thirty days prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

            (i) Distributions in reimbursement of Realized Loss previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Realized Loss previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register, and such amounts shall be deemed to have been distributed from REMIC I to REMIC II in each case as such Realized Loss was allocated to the REMIC I pursuant to Section 4.04(c). Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

            (j) The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any particular Class of Regular Certificates (other than the Class A-Y Certificates) shall equal the product of:

            (i) the total amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof allocable to the Class A-Y Certificates in accordance with the next paragraph), multiplied by

            (ii) a fraction, the numerator of which is the Accrued Certificate Interest Amount with respect to the subject Class of Regular Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest Amount with respect to all of the Classes of Regular Certificates (other than the Class A-Y Certificates) for such Distribution Date.

            The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to reduce the current accrued interest then payable with respect to the Class RCS-IO Certificates will equal the sum of the product obtained by multiplying, in the case of the Reyes Cold Storage Portfolio Mortgage Loan if it was the subject of a Prepayment Interest Shortfall incurred during the related Due Period:

            (i) the total amount of any portion of that Uncovered Prepayment Interest Shortfall attributable to such Reyes Cold Storage Portfolio Mortgage Loan, multiplied by

            (ii) a fraction, the numerator of which is a per annum rate equal to 1.200%, and the denominator of which is the Net Mortgage Interest Rate for such Reyes Cold Storage Portfolio Mortgage Loan.

            The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-Y Certificates shall equal the sum of the products obtained by multiplying, in the case of each Specially Designated Co-op Loan that was the subject of a Prepayment Interest Shortfall incurred during the related Due Period:

            (i) the total amount of such Uncovered Prepayment Interest Shortfall Amount attributable to such Specially Designated Co-op Loan, multiplied by

            (ii) a fraction, the numerator of which is 0.10%, and the denominator of which is the Net Mortgage Rate for such Specially Designated Co-op Loan.

            No portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is attributable to a Mortgage Loan that is not a Specially Designated Co-op Loan shall be allocated to or reduce interest distributions on the Class A-Y Certificates.

            (k) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to the most subordinate Class of Certificates then outstanding, until the Certificate Balance thereof equals zero, and then to the next most subordinate Class of Certificate then outstanding.

            Section 4.02 Statements to Certificateholders; Certain Other Reports

            (a) Based solely on information provided to the Trustee by the applicable Master Servicer pursuant to Section 3.12 and this Section 4.02, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Trust Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicers, the Special Servicers, the Underwriters, the Rating Agencies or the Series 2005-C3 Directing Certificateholder any Trustee Report that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report (or, if presented via the Trustee's internet website, such website) shall bear a legend to the following effect:

            No recipient shall use or disclose the information contained [in this statement/report/file] [on this website] in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the applicable Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the applicable Master Servicer's or the applicable Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Trustee shall make available each month, to any interested person, the related Trustee Report via its internet website initially located at "www.ctslink.com". In addition, the Trustee shall make available each month, via its internet website to the extent received by the Trustee, on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that CSFB LLC has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to any interested person. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, to the extent received by the Trustee, (i) the Restricted Master Servicer Reports, (ii) the CMSA Property File and (iii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Trustee's internet website shall be deemed to have agreed to keep confidential such information until such information is filed with the Commission, and the Trustee's internet website shall bear a legend to the following effect:

            No recipient shall use or disclose the information contained on this website in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on pages 2 and 3 of Exhibit E hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicers and the Special Servicers shall promptly provide to the Depositor and the Trustee such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the applicable Master Servicer or the applicable Special Servicer, as the case may be.

            Section 4.03 P&I Advances

            (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, each Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the applicable Master Servicer in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in such Master Servicer's Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made by the applicable Master Servicer. Any amounts held in any Master Servicer's Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances in respect of the Mortgage Pool shall be appropriately reflected in such Master Servicer's records and replaced by the applicable Master Servicer by deposit in its Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any Master Servicer Remittance Date, the applicable Master Servicer shall not have made any P&I Advance required to be made by it in respect of the Mortgage Pool on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or, to the actual knowledge of a Responsible Officer of the Trustee, shall not have remitted any other amounts required to be remitted by the applicable Master Servicer on such date, then the Trustee shall provide notice of such failure to the applicable Master Servicer by facsimile transmission as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the Mortgage Pool by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances in respect of the Mortgage Pool that was required to be, but was not, made or remitted, as the case may be, by the applicable Master Servicer with respect to the related Distribution Date.

            (b) The aggregate amount of P&I Advances to be made by the applicable Master Servicer in respect of the Mortgage Pool for any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, then the interest portion of any P&I Advance required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount (in the case of an A Loan in a Mortgage Loan Combination, to the extent allocated to such A Loan herein), and the denominator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. Also, notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder in respect of any CBA B Loan or the Reyes Cold Storage Portfolio B Loan or any successor REO B Loan. No Master Servicer shall make any Advance in respect of any Penalty Charge, Yield Maintenance Charge, Static Prepayment Premium or Excess Interest.

            (d) Subject to the last two sentences of this Section 4.03(d), the applicable Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, out of any Penalty Charges subsequently collected on the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Penalty Charges are insufficient to cover such Advance Interest, out of general collections on the Trust Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account or if amounts are insufficient for such reimbursement in such Master Servicer's Collection Account, out of general collections in the other Master Servicer's Collection Account; provided that interest earned on any P&I Advances made with respect to the A Loan of a Mortgage Loan Combination or any successor REO Trust Mortgage Loan in respect thereof shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. The applicable Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made in respect of any Trust Mortgage Loan for which such Master Servicer is the applicable Master Servicer (or in respect of any successor REO Loan with respect thereto), as soon as practically possible after funds available for such purpose are deposited in the applicable Master Servicer's Collection Account. Notwithstanding the foregoing, upon a determination that a P&I Advance previously made with respect to the Mortgage Pool is a Nonrecoverable P&I Advance, the applicable Master Servicer may reimburse itself or the Trustee, as applicable, immediately from general collections in its Collection Account or if amounts are insufficient for such reimbursement in such Master Servicer's Collection Account, out of general collections in the other Master Servicer's Collection Account, in either case, such reimbursement to be made first from the Loan Group as to which the Nonrecoverable P&I Advance relates and then out of the other Loan Group. Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately (as contemplated by Section 3.05(a)(vi)), the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The Master Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of any Nonrecoverable P&I Advance as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the applicable Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Servicer's or the Trustee's, as applicable, right to reimbursement for P&I Advances (deferred or otherwise). The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the applicable Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the applicable Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the applicable Master Servicer in suspense.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Trust Mortgage Loans that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vi), other than Total Principal Distribution Amounts used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Trust Mortgage Loans for which a Final Recovery Determination has been made) of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the Principal Balance Certificates will be reduced sequentially, in the following order, until such excess is reduced to zero: first, the Class Principal Balance of the Class P Certificates, until such Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class O Certificates, until such Class Principal Balance is reduced to zero; third, the Class Principal Balance of the Class N Certificates, until such Class Principal Balance is reduced to zero; fourth, the Class Principal Balance of the Class M Certificates, until such Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class L Certificates, until such Class Principal Balance is reduced to zero; sixth, the Class Principal Balance of the Class K Certificates, until such Class Principal Balance is reduced to zero; seventh, the Class Principal Balance of the Class J Certificates, until such Class Principal Balance is reduced to zero; eighth, the Class Principal Balance of the Class H Certificates, until such Class Principal Balance is reduced to zero; ninth, the Class Principal Balance of the Class G Certificates, until such Class Principal Balance is reduced to zero; tenth, the Class Principal Balance of the Class F Certificates, until such Class Principal Balance is reduced to zero; eleventh, the Class Principal Balance of the Class E Certificates, until such Class Principal Balance is reduced to zero; twelfth, the Class Principal Balance of the Class D Certificates, until such Class Principal Balance is reduced to zero; thirteenth, the Class Principal Balance of the Class C Certificates, until such Class Principal Balance is reduced to zero; fourteenth, the Class Principal Balance of the Class B Certificates, until such Class Principal Balance is reduced to zero; fifteenth, the Class Principal Balance of the Class A-J Certificates, until such Class Principal Balance is reduced to zero; sixteenth, the Class Principal Balance of the Class A-M Certificates, until such Class Principal Balance is reduced to zero; and seventeenth, the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1-A Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until such Class Principal Balances are reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses. Any Realized Loss allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (b) [Reserved]

            (c) With respect to any Distribution Date, any Realized Loss allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the REMIC I Principal Amounts of the Corresponding Uncertificated REMIC I Interest as a write-off; provided that any Realized Loss allocated to the Class A-1, Class A-2, Class A-AB, Class A-4, Class A-1-A, Class B, Class C, Class E, Class F and Class H Certificates shall be allocated as set forth in Section 4.01(b).

            Section 4.05 Calculations

            Provided that the Trustee receives the necessary information from the applicable Master Servicer and/or the applicable Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to
Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the applicable Master Servicer. The calculations by the Trustee contemplated by this
Section 4.05 shall, in the absence of manifest error, be presumptively deemed correct for all purposes hereunder.

            Section 4.06 Grantor Trust Reporting

            The parties intend that the portions of the Trust Fund consisting of the Excess Interest and related amounts in the Grantor Trust Distribution Account shall be treated as a Grantor Trust, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class V Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class V Certificates, their allocable share of income with respect to Excess Interest, as such amounts accrue or are received, as the case may be.


                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates

            (a) The Certificates shall consist of 29 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-SP", "A-Y", "A-1", "A-2", "A-3", "A-AB", "A-4", "A-1-A", "A-M", "RCS-IO", "A- J", "B", "C",
"D", "E", "F", "G", "H", "J", "K", "L", "M", "N", "O", "P", "R", "LR" and "V",
respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

            (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates (other than the Class A-Y Certificates) initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Class A-Y and Class RCS-IO Certificates shall be initially issued as Definitive Certificates. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The Class RCS-IO, Class R, Class LR and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date for Certificate transfer purposes at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota, 55479-0113, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicers and the Special Servicers shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P, as applicable, Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class A-SP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P, as applicable, Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class A-SP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P, as applicable, Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, CSFB LLC, the Trustee, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code or Similar Law.

            Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA, Section 4975 of the Code and Similar Law by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 or comparable exemption under Similar Law; or (iii) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90 (or comparable exemption under Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, any Sub-Servicer or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA, Section 4975 of the Code or Similar Law or result in the imposition of an excise tax under Section 4975 of the Code or Similar Law. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

            Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA, Section 4975 of the Code and Similar Law by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or comparable exemption under Similar Law); or (iii) if such Certificate is not a Class R, Class LR or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90 (or comparable exemption under Similar
Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, any Special Servicer, any Sub-Servicer or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA, Section 4975 of the Code or Similar Law or result in the imposition of an excise tax under Section 4975 of the Code or Similar Law. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

            Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA, Section 4975 of the Code and Similar Law.

            (d) Each Person who has or acquires any Ownership Interest in a Class R or Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R or Class LR Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Class R or Class LR Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R or Class LR Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R or Class LR Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R or Class LR Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R or Class LR Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R or Class LR Certificate and (2) not to transfer its Ownership Interest in such Class R or Class LR Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R or Class LR Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R or Class LR Certificate if it is, or is holding an Ownership Interest in a Class R or Class LR Certificate on behalf of, a "pass-through interest holder".

            (ii) If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R or Class LR Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R or Class LR Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R or Class LR Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R or Class LR Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R or Class LR Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R or Class LR Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R or Class LR Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R or Class LR Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for a Class R or Class LR Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R or Class LR Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R or Class LR Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R or Class LR Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

            Section 5.03 Book-Entry Certificates

            (a) The Regular Certificates (other than the Class A-Y Certificates) shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicers, the Special Servicers, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificateholders and Certificate Owners

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

            (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.


                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicers

            The Depositor, the Master Servicers and the Special Servicers shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, each Master Servicer and each Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicers or the Special Servicers

            (a) Subject to subsection (b) below, the Depositor, each Master Servicer and each Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, each Master Servicer and each Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, such Master Servicer or such Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, such Master Servicer or such Special Servicer, shall be the successor of the Depositor, such Master Servicer and such Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer No. 1, Master Servicer No. 2, Special Servicer No. 1 or Special Servicer No. 2, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Trustee, the Depositor, the Master Servicers, the Special Servicers and Others

            (a) None of the Depositor, the Trustee, any Master Servicer, either Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holders of any Junior Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, any Master Servicer or either Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, each Master Servicer, each Special Servicer, the Trustee and any Affiliate, director, partner, member, manager, shareholder, officer, employee or agent of the Depositor, the Trustee, any Master Servicer or either Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected Junior Loan Holder(s) out of amounts on deposit in a Collection Account or the Distribution Account, in accordance with Section 3.05 (and, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related Intercreditor Agreement, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04), against any loss, liability or expense (including legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Trust Mortgage Loans, any Junior Loan or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Trustee, the Master Servicers or the Special Servicers shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicers, the Special Servicers or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicers, the Special Servicers and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.05(a) (and, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related Intercreditor Agreement, as applicable, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04).

            (c) Each of the Master Servicers and the Special Servicers agrees to indemnify the Depositor, the Trust Fund and the Trustee, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. Each Master Servicer and Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Borrower.

            The Trustee shall immediately notify the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the applicable Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify the applicable Master Servicer or the applicable Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon such Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify a Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless such Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify each Master Servicer, each Special Servicer and the Trustee and any Affiliate, director, officer, member, manager, partner, shareholder, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, shall promptly notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Trustee agrees to indemnify each Master Servicer, each Special Servicer and the Depositor and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by the Trustee herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            Section 6.04 Master Servicers and Special Servicers Not to Resign

            Subject to the provisions of Section 6.02, no Master Servicer or Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of any Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of this Agreement) or (b) upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or Special Servicer, as applicable, and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of a Master Servicer or Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by any Master Servicer or Special Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed such Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after such Master Servicer or such Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

            Section 6.05 Rights of the Depositor in Respect of the Master Servicers and the Special Servicers

            The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicers hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer and Special Servicer hereunder or exercise the rights of a Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the applicable Master Servicer and the applicable Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the applicable Master Servicer or the applicable Special Servicer and is not obligated to supervise the performance of the applicable Master Servicer or the applicable Special Servicer under this Agreement or otherwise.


                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Master Servicer and Special Servicer Termination

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by any Master Servicer or any Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Collection Account or the REO Account, as appropriate, any amount required to be so deposited or remitted, which failure continues unremedied for three Business Days following the date on which the deposit or remittance was required to be made;

            (ii) any failure by any Master Servicer to remit to the Trustee for deposit in the Distribution Account or to any B Loan Holder any amount required to be so remitted, which failure continues unremedied beyond 11:00 a.m. on the Business Day immediately following the date on which the remittance was required to be made; provided, however, that if any Master Servicer fails to timely make any such remittance required to be made to the Trustee on a Master Servicer Remittance Date, such Master Servicer shall pay to the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including such Master Servicer Remittance Date to but excluding the date such remittance is actually made;

            (iii) any failure by any Master Servicer to timely make any Servicing Advance required to be made by it under this Agreement, which failure continues unremedied for fifteen Business Days (or such shorter period as is necessary to avoid the lapse of any required insurance policy or foreclosure of any tax lien on the related Mortgaged Property) following the date on which written notice of such failure, requiring the same to be remedied, has been given to the applicable Master Servicer by any party to this Agreement;

            (iv) any failure by any Master Servicer or any Special Servicer to observe or perform in any material respect any of its other covenants or agreements under this Agreement which failure continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to such Master Servicer or such Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2005-C3 Directing Certificateholder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the applicable Master Servicer or the applicable Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such Master Servicer or such Special Servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

            (v) it is determined that there is a breach by any Master Servicer or any Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders, which breach continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the applicable Master Servicer or the applicable Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2005-C3 Directing Certificateholder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the applicable Master Servicer or the applicable Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the applicable Master Servicer or the applicable Special Servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

            (vi) a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a Master Servicer or a Special Servicer and such decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, such Master Servicer or Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

            (vii) a Master Servicer or Special Servicer shall consent to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

            (viii) any Master Servicer or any Special Servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

            (ix) such Master Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to NCB, FSB, as a U.S. Commercial Mortgage Servicer), or such Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that Master Servicer or Special Servicer, as the case may be, is not reinstated to such status within 60 days; or

            (x) a Servicing Officer of any Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such Servicing Officer obtaining such actual knowledge), and, in case of either of clause (A) or (B), citing servicing concerns with the applicable Master Servicer or Special Servicer as the sole or a material factor in such rating action.

            When a single entity acts in two or more of the capacities of Master Servicer No. 1, Master Servicer No. 2, Special Servicer No. 1 and Special Servicer No. 2, an Event of Default (other than an event described in clause
(viii) above) in one capacity shall constitute an Event of Default in all such capacities.

            If any Event of Default shall have occurred with respect to the applicable Master Servicer or Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of Default to each affected Junior Loan Holder to the extent the Trustee has actual knowledge of that holder's identity.

            (b) If any Event of Default with respect to the applicable Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor and the Certificate Registrar and, with respect to any Mortgage Loan Combination, each related Junior Loan Holder, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights the Defaulting Party may have to any indemnities or reimbursements pursuant to this Agreement including pursuant to Section 3.11 or Section 6.03 of this Agreement or as a Holder of any Certificate or as a B Loan Holder); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination, as well as amounts due to it thereafter, if any, as provided for under this Agreement for services rendered and expenses incurred and the payment of the Excess Servicing Strip, if applicable; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the applicable Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement or successor Master Servicer so long as the Event of Default set forth in Section 7.01(a)(ix) or (x) is the cause of the applicable Master Servicer's termination (in which case, the Trustee or replacement or successor Master Servicer shall retain the terminated Master Servicer as a Sub-Servicer of all of the Mortgage Loans that are not otherwise subject to an existing Sub-Servicing Agreement pursuant to a mutually acceptable Sub-Servicing Agreement effective as of the date of the applicable Master Servicer's termination); provided, further, that nothing contained in the preceding proviso shall prohibit the Trustee or any other replacement or successor Master Servicer, in its discretion, from entering into a Sub-Servicing Agreement with the terminated Master Servicer if an Event of Default set forth in Sections 7.01(a)(i)-(viii) is the cause of the applicable Master Servicer's termination.

            From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans (other than as a B Loan Holder) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            Each Master Servicer and each Special Servicer agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume such Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of such Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the applicable Master Servicer to the applicable Collection Account or any Mortgage Loan Combination Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account (if it is the Defaulting Party) or by such Special Servicer to the applicable REO Account (if it is the Defaulting Party) or may thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that Master Servicers and Special Servicers each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Master Servicers) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the applicable Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement or successor Master Servicer so long as the Event of Default set forth in Section 7.01(a)(ix) or (x) is the cause of the applicable Master Servicer's termination (in which case, the Trustee or replacement or successor Master Servicer shall retain the terminated Master Servicer as a Sub-Servicer of all of the Mortgage Loans that are not otherwise subject to an existing Sub-Servicing Agreement pursuant to a mutually acceptable Sub-Servicing Agreement effective as of the date of the applicable Master Servicer's termination); provided, further, that nothing contained in the preceding proviso shall prohibit the Trustee or any other replacement or successor Master Servicer, in its discretion, from entering into a Sub-Servicing Agreement with the terminated Master Servicer if an Event of Default set forth in Sections 7.01(a)(i)-(viii) is the cause of the applicable Master Servicer's termination.

            (c) Subject to the next paragraph, the Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to terminate the rights and obligations of any Special Servicer under this Agreement, with or without cause, upon 10 Business Days prior written notice to the applicable Master Servicer, the applicable Special Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the applicable Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this
Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer (in the form attached hereto as Exhibit I) has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Mortgage Loan Combination Custodial Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Sections 3.05(a) and 3.04(e), and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing Advances made by such terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of any right to indemnification or reimbursement provided for in this Agreement including pursuant to Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this
Section 7.01(c), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the applicable Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer with respect to any Mortgage Loan or REO Property. No penalty or fee shall be payable to the applicable Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the Trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Holders who effected such termination.

            Section 7.02 Trustee to Act; Appointment of Successor

            On and after the time the applicable Master Servicer or the applicable Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of Section 6.04(a) or receives a notice of termination for cause pursuant to Section 7.01(b); and provided that no acceptable successor has been appointed, the Trustee shall be and become the successor to such Master Servicer or Special Servicer, as the case may be, in all respects in its capacity a Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of such Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

            The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination a Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination a Special Servicer. The Trustee in its capacity as successor to a Master Servicer or Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of such Master Servicer or Special Servicer, as the case may be, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by the applicable Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Trust Mortgage Loan hereunder.

            As compensation therefor, the Trustee as successor Master Servicer shall be entitled to the Master Servicing Fees and all fees relating to the Mortgage Loans, which the applicable Master Servicer would have been entitled to if the applicable Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account maintained by the Trustee pursuant to Section 3.06, and as successor to the applicable Special Servicer shall be entitled to the Special Servicing Fees to which the applicable Special Servicer would have been entitled if the applicable Special Servicer had continued to act hereunder. Notwithstanding the foregoing, the Trustee shall not (subject to Section 3.11(a)) be entitled to receive any Excess Servicing Strip. Should the Trustee succeed to the capacity of the applicable Master Servicer or the applicable Special Servicer, the Trustee shall be afforded the same standard of care and liability as the applicable Master Servicer or the applicable Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.

            Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the applicable Master Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a master servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the applicable Master Servicer or the applicable Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or Special Servicer hereunder. No appointment of a successor to a Master Servicer or Special Servicer under this Section 7.02 shall be effective (i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and
(ii) until the assumption in writing by the successor to such Master Servicer or Special Servicer of all its responsibilities, duties and liabilities as a Master Servicer or Special Servicer, as the case may be, hereunder that arise thereafter. Pending appointment of a successor to a Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

            In connection with such appointment and assumption of a successor to the applicable Master Servicer or Special Servicer as described herein, subject to Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on the Trust Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicers or the Special Servicers (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

            Section 7.03 Notification to Certificateholders

            (a) Upon any resignation of a Master Servicer or Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or Special Servicer pursuant to Section 7.01 or any appointment of a successor to a Master Servicer or Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder, if any.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor, Certificateholders and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder, if any, notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default

            The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default described in clause (i) or (ii) of Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee Advances

            If the applicable Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) in accordance with Section 3.03(d) with respect to Servicing Advances and (y) by 12:00 noon, New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, the applicable Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and a Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the applicable Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or any Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee's duties and obligations shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

            (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to confirm or verify the contents of any reports or certificates of the applicable Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least a majority of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

            (viii) The Trustee shall not be responsible for any act or omission of any Master Servicer, either Special Servicer or the Series 2005-C3 Directing Certificateholder (unless, only with respect to the Trustee, it is acting as a Master Servicer, a Special Servicer or the Series 2005-C3 Directing Certificateholder, as the case may be) or of the Depositor; and

            (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Trust Mortgage Loans

            The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04, 2.05, 3.01, 10.01, 11.04 and 11.07 and the representations and warranties of the Trustee in Section 8.13, shall be taken as the statements of the Depositor, the applicable Master Servicer or the applicable Special Servicer, as the case may be, and the Trustee assume no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Trust Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the applicable Master Servicer, the applicable Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the applicable Master Servicer or the applicable Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates

            The Trustee, in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee

            (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee Fees in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue during each calendar month, commencing with June 2005, at the Trustee Fee Rate on a principal amount equal to the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of June 2005, on a principal amount equal to the Cut-off Date Principal Balance of the particular Trust Mortgage Loan), whether or not interest is actually collected on each Trust Mortgage Loan and REO Trust Mortgage Loan. With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue from time to time on the same Interest Accrual Period as is applicable to such Trust Mortgage Loan or REO Trust Mortgage Loan. Except as otherwise expressly provided herein, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable out-of-pocket expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

            (c) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Mortgage Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that none of the Trustee or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(c) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made herein. The provisions of this Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, the applicable Master Servicer or the applicable Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the applicable Master Servicer or the applicable Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

            If such corporation, bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            Section 8.07 Resignation and Removal of the Trustee

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicers, all Certificateholders and the B Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicers, in their reasonable discretion, and to the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders and the B Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or any of the Master Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicers and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicers, the Certificateholders and the B Loan Holders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to Master Servicer No. 1, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicers, the remaining Master Servicers and Certificateholders and the B Loan Holders by Master Servicer No. 1 at the expense of the Trust Fund. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor trustee.

            Section 8.08 Successor Trustee

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicers, the Special Servicers and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicers, the Special Servicers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the applicable Master Servicer shall, at the expense of the Trust Fund (if in connection with the first paragraph of Section 8.07(c)), or otherwise at the expense of the successor trustee, mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the B Loan Holders. If the applicable Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, such successor trustee shall cause such notice to be mailed at the expense of the successor trustee.

            Section 8.09 Merger or Consolidation of Trustee

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such successor Person shall be eligible under the provisions of Section 8.06), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicers and the Trustee may consider necessary or desirable. If a Master Servicer shall not have joined in such appointment within 15 days after the receipt by it or them, as applicable, of a request to do so (which failure shall not constitute an Event of Default hereunder), or in case an Event of Default shall have occurred and be continuing, the Trustee (together with the joining Master Servicer(s) or, if none of the Master Servicers have so joined, alone) alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

      Section 8.11 Access to Certain Information

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, each B Loan Holder and its designees, the Depositor, the Master Servicers, the Special Servicers, the Series 2005-C3 Directing Certificateholder, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the
Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) the Prospectus and any amendments or supplements thereto,
(C) the respective Mortgage Loan Purchase Agreements and any amendments thereto,
(D) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (E) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (F) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (G) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the applicable Master Servicer or the applicable Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Trust Mortgage Loan is part of the Trust Fund), (H) any and all Officer's Certificates delivered to the Trustee to support the applicable Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (I) any and all of the Mortgage Loan Documents contained in the Mortgage Files, (J) information in the possession of the Trustee regarding the occurrence of Servicing Transfer Events as to the Trust Mortgage Loans and (K) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies and, so long as the requests are not excessive or duplicative, to the Series 2005-C3 Directing Certificateholder, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.11(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any Mortgage Loan Combination, the related Junior Loan Holder(s), as well as certain additional information received by the Trustee to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner, any Junior Loan Holder or any prospective investor identified as such by a Certificate Owner or the Underwriters or Initial Purchasers or, with respect to any Mortgage Loan Combination, a related Junior Loan Holder, as applicable, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no Junior Loan Holder or prospective investor in a Junior Loan shall be entitled to any such report or information except to the extent that it relates to the subject Mortgage Loan Combination.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.11, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described above in this Section 8.11 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or licensed or registered investment advisors of any of the foregoing, the Trustee may require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a registered or beneficial holder of Certificates or a licensed or registered investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.12 Appointment of Custodians

            The Trustee may, with the consent of any Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of any Master Servicer need not be obtained and the Trustee shall inform the Master Servicers of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            Section 8.13 Representations, Warranties and Covenants of the
Trustee

            The Trustee hereby represents and warrants to the Depositor, the applicable Master Servicer, the applicable Special Servicer and for the benefit of the Certificateholders and the B Loan Holders, as of the Closing Date, that:

            (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.


                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the applicable Master Servicer, the applicable Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by the Holders of a majority of the Percentage Interests of the Controlling Class, Special Servicer No. 2, Master Servicer No. 1, Master Servicer No. 2 or Special Servicer No. 1 of all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (a) the sum of (1) the aggregate Purchase Price of all the Trust Mortgage Loans (exclusive of REO Trust Mortgage Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause
(2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicers, the Special Servicers and the Trustee), minus (b) (1) solely in the case where a Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the applicable Master Servicer in connection with such purchase) or (2) solely in the case where a Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the applicable Special Servicer in respect of such Advances in accordance with Section 3.03(d) and any unpaid Special Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the applicable Special Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The Holders of a majority of the Percentage Interests of the Controlling Class, Special Servicer No. 1, Master Servicer No. 2, Special Servicer No. 2 and Master Servicer No. 1, and in that order of preference at its (or their) option, may each elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto (and NCB, FSB if it is not then a Master Servicer) within 60 days of the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Original Trust Mortgage Loans; provided, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if any of the Holders of a majority of the Percentage Interests of the Controlling Class, Special Servicer No. 1, Master Servicer No. 2 (if not then NCB, FSB), Special Servicer No. 2 and Master Servicer No. 1 makes such an election, then NCB, FSB will have the option, by giving written notice to the other parties hereto and to the Holders of the Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the Group B Loans and Group C Loans and each related REO Property remaining in the Trust Fund, and the electing party will then have the option to purchase all of the other Trust Mortgage Loans and other REO Properties remaining in the Trust Fund. It is agreed that NCB, FSB (if it is not then a Master Servicer at the time of the anticipated purchase) is a third-party beneficiary of the provisions of this paragraph.

            If the Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer, as applicable, shall remit to the Trustee for deposit in the Distribution Account not later than the applicable Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account,
(ii) any portion thereof that is payable to a B Loan Holder in connection with an REO Property in accordance with the related intercreditor, co-lender or similar agreement, which portion is to be remitted to such B Loan Holder, and
(iii) any portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Grantor Trust Distribution Account). In addition, the applicable Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

            For purposes of this Section 9.01, the Series 2005-C3 Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the B Loan Holders and each Rating Agency and, if not previously notified pursuant to this
Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the related Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Grantor Trust Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the Final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(b), 4.01(c), 4.01(d) and 4.01(e). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section
9.01 and Section 4.01(i).

            Section 9.02 Additional Termination Requirements

            If Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each REMIC Pool, within the meaning of Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC Pool's final Tax Returns pursuant to Treasury regulations section 1.860F-1;

            (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Holders of the Controlling Class, the applicable Special Servicer or the applicable Master Servicer, as the case may be, for cash; and

            (iii) immediately following the making of the final payment on the Uncertificated REMIC I Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R (in respect of REMIC II) or Class LR (in respect of REMIC I, Certificates all cash on hand (other than cash retained to meet claims), in the Trust Fund and each REMIC Pool shall terminate at that time.


                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            Section 10.01 Tax Administration

            (a) The Trustee shall make or cause to be made elections to treat each of the REMIC Pools as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Internal Revenue Service Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC Pool as set forth in the Preliminary Statement hereto and/or the REMIC Declaration. To the extent the affairs of the Trust Fund are within their control, the applicable Master Servicer, the applicable Special Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in either REMIC Pool other than those interests outstanding on the Closing Date.

            (b) The Closing Date is hereby designated as the "startup day," within the meaning of Section 860G(a)(9) of the Code, of REMIC I and REMIC II.

            (c) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for REMIC I. The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for REMIC II. The Trustee is hereby designated as the agent and attorney-in-fact of the Tax Matters Person of each REMIC Pool and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each REMIC Pool and, as specified in Section 2.05 and Section 4.06, the Grantor Trust Pool and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to Section 10.01(m), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC Pools.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Master Servicers and Special Servicers shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicers, the Special Servicers or the Trustee shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably expected to (i) cause either REMIC Pool to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the applicable Master Servicer, Special Servicer or Trustee, as the case may be, receives an Opinion of Counsel (at the expense of the related Borrower (if such expense may be imposed on the related Borrower pursuant to the applicable Mortgage Loan documents), or, if the related Borrower fails or is not required to pay such expense, and the applicable Master Servicer, Special Servicer or Trustee, as the case may be, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the applicable Master Servicer, Special Servicer or Trustee) to the effect that the contemplated action will not, with respect to either REMIC Pool, cause either REMIC Pool to fail to qualify as a REMIC or, unless the applicable Master Servicer, Special Servicer or Trustee, as the case may be, determines (which determination is acceptable to the Trustee) that the monetary expense to either REMIC Pool is not material and in its sole discretion to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which any Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to each REMIC Pool, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of either REMIC Pool as defined in Section 860F(a)(2) of the Code, on "contributions" to a REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, other than a tax on "net income from foreclosure property" pursuant to Section 860G(c) of the Code or similar provisions of state or local tax laws, such tax shall be charged (i) to the applicable Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Master Servicer, by such Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the applicable Special Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Special Servicer, by such Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account in accordance with Section 3.05(a), and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted an Uncovered Prepayment Interest Shortfall Amount.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the REMIC Pools on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, none of the Master Servicers, the Special Servicers or the Trustee shall (except as contemplated by Section 2.03) accept any contributions of assets to either REMIC Pool unless such Master Servicer, such Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either REMIC Pool will not cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either REMIC Pool created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Master Servicers, the Special Servicers or the Trustee shall enter into any arrangement by which a REMIC Pool created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Uncertificated REMIC I Interests, the Regular Certificates and the Class RCS-IO Certificates is the Rated Final Distribution Date.

            (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each REMIC Pool on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC Pool created hereunder.

            (m) None of the Trustee, the Master Servicers or the Special Servicers shall sell or dispose of or substitute for any of the Trust Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Trust Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Trust Mortgage Loans pursuant to Article II or Section 3.18 of this Agreement) nor acquire any assets for the Trust Fund or either REMIC Pool, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to either REMIC Pool after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the Trust Fund) that such sale or disposition will not affect adversely the status of either REMIC Pool as a REMIC or cause either REMIC Pool to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (n) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the Master Servicers, the Special Servicers and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation. The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 10.01 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

            (o) Each Master Servicer and Special Servicer shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may be related to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the B Loan Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, each Master Servicer and each Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either REMIC Pool or the Grantor Trust Pool at least from the effective date of such amendment, (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either REMIC Pool or the Grantor Trust Pool or (Z) to comply with any requirements imposed by the Commission with respect to any proposed or adopted temporary or final regulation or other written official announcement or interpretation relating to the securities laws which, would apply retroactively to the Depositor, any Underwriter or the Trust Fund, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; and provided, further, that no such amendment may adversely affect in any material respect the rights or obligations of any Mortgage Loan Seller hereunder without the consent of such Mortgage Loan Seller; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv) or (vii) above shall not adversely affect in any material respect the interests of any Certificateholder, any B Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any B Loan Holder, without the consent of such B Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any B Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such B Loan Holder, as applicable, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding and the consent of the B Loan Holders, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66 2/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests or rights of any third-party beneficiary to this Agreement or any provision herein, including the Mortgage Loan Sellers, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicers and the Special Servicers shall not consent to any amendment to this Agreement unless each of them shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool.

            (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and each B Loan Holder and to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects the Trustee's rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

            (h) [Reserved]

            (i) Notwithstanding the foregoing, absent a material adverse effect on any Certificateholder, this Agreement may be amended by the parties hereto without the consent of any of the Certificateholders to the extent necessary for any Mortgage Loan Seller and their Affiliates to obtain accounting "sale" treatment for the Mortgage Loans under FAS 140.

            Section 11.02 Recordation of Agreement; Counterparts

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the B Loan Holders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders and B Loan Holders

            (a) The death or incapacity of any Certificateholder or any B Loan Holder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or B Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or B Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the B Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder or any B Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or B Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, in the case of a Certificateholder, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law

            This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

            Section 11.05 Notices

            Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, telecopy number: (212) 743-4756 (with a copy to Casey McCutcheon, telecopy number: (212) 325-8282); (ii) in the case of Master Servicer No. 1, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 64210 (for deliveries), and P.O. Box 25965 Shawnee Mission, Kansas 66225-5965 (for communication by US Mail), Attention: President, telecopy number: (913) 253-9001; (iii) in the case of Master Servicer No. 2, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, telecopy number: (202) 336-7800; (iv) in the case of Special Servicer No. 1, LNR Partners, Inc., 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Randy Wolpert, telecopy number: (305) 695-5601; (v) in the case of Special Servicer No. 2, National Consumer Cooperative Bank, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, telecopy number: (202) 336-7800; (vi) in the case of the Trustee, Wells Fargo Bank, N.A., to the Corporate Trust Office, telecopy number (410) 715-2380; (vii) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number: (212) 553-0300; and (B) S&P, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number:
(212) 438-2662; (viii) in the case of a Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; (ix) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; and (x) in the case of a Junior Loan Holder, at the address set forth in the related Intercreditor Agreement; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest

            The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Mortgage Loans, all principal and interest received or receivable with respect to the Trust Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, any Mortgage Loan Combination Custodial Account (insofar as such amounts relate to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Trust Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders, the B Loan Holders and the other Persons referred to in Section 6.03. Each Mortgage Loan Seller is an intended third-party beneficiary in respect of the rights afforded it hereunder. NCB, FSB is an intended third-party beneficiary in respect of the rights afforded to it under Section 9.01 of this Agreement. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings

            The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to Rating Agencies

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of any Master Servicer or Special Servicer;

            (iv) any change in the location of the Distribution Account, the Grantor Trust Distribution Account, the Excess Liquidation Proceeds Account or the Interest Reserve Account;

            (v) the repurchase of Trust Mortgage Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee; and

            (vi) the final payment to any Class of Certificateholders.

            (b) Each Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of such Master Servicer's Collection Account or any Mortgage Loan Combination Custodial Account.

            (c) Each of the Master Servicers and the Special Servicers shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) all reports and other items for Trust Mortgage Loans delivered by such Master Servicer and Special Servicer, as the case may be, pursuant to Section 3.12 (to the extent requested by such Rating Agency);

            (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

            (iv) each waiver and consent provided by such Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.08 for Trust Mortgage Loans that, in each case, represent 2% or more of the aggregate principal balance of the Mortgage Pool;

            (v) any officers' certificates delivered by such Master Servicer or Special Servicer, as the case may be, to the Trustee (to the extent requested by such Rating Agency);

            (vi) all site inspections conducted by or on behalf of such Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

            (vii) all operating statements collected or obtained by such Master Servicer or Special Servicer, as the case may be (to the extent requested by such Rating Agency);

            (viii) all rent rolls and sales reports to the extent provided by the Borrowers to such Master Servicer or Special Servicer, as the case may be, and requested by such Rating Agency;

            (ix) any proposed no downgrade request by such Master Servicer or Special Servicer, as the case may be;

            (x) any extension or modification of the Maturity Date of any Trust Mortgage Loan by such Master Servicer or Special Servicer, as the case may be;

            (xi) any modification, waiver or amendment of any material term of any Trust Mortgage Loan with a Stated Principal Balance in excess of $5,000,000 by such Master Servicer or Special Servicer, as the case may be; and

            (xii) any other document that shall be reasonably requested by any Rating Agency.

            (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Trustee Report.

            IN WITNESS WHEREOF, the parties to this Pooling and Servicing Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.,
                                          as Depositor



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       MIDLAND LOAN SERVICES, INC.,
                                          as Master Servicer No. 1



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       NCB, FSB,
                                          as Master Servicer No. 2



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       LNR PARTNERS, INC.,
                                          as Special Servicer No. 1



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       NATIONAL CONSUMER COOPERATIVE BANK,
                                          as Special Servicer No. 2



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       WELLS FARGO BANK, N.A.,
                                          as Trustee



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the ___ day of June 2005 before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a ______________ of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                --------------------------
                                                      Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the ___ day of June 2005 before me, a notary public in and for said State, personally appeared ________________________, known to me to be a ________________________ of Midland Loan Services, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                --------------------------
                                                      Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the _____ day of June 2005, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of NCB, FSB, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                --------------------------
                                                    Notary Public

                  [SEAL]

My commission expires:

---------------------------------------

STATE OF FLORIDA           )
                           )  SS:
COUNTY OF MIAMI-DADE    )


            The foregoing instrument was acknowledged before me this ___ day of June, 2005, by ___ __________________________________, as Vice President on
behalf of LNR Partners, Inc., a Florida corporation; such individual is personally known to me or has produced a driver's license as identification.

My Commission Expires:

                                    ----------------------------------------
      [NOTARIAL SEAL]               Print Name:
                                               -----------------------------
                                    Notary Public, State of Florida

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the _____ day of June 2005, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of National Consumer Cooperative Bank, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                --------------------------
                                                    Notary Public

                  [SEAL]

My commission expires:

---------------------------------------

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the ___ day of June 2005 before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ____________________________ of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                --------------------------
                                                      Notary Public

                                   EXHIBIT A-1

            FORM OF CLASS A-X, CLASS A-SP, AND CLASS A-Y CERTIFICATES

     CLASS [A-X] [A-SP] [A-Y] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable             Class Notional Amount of the Class [A-X]
                                        [A-SP] [A-Y] Certificates as of the
                                        Closing Date: $________________

Closing Date: June 29, 2005             Initial Certificate Notional Amount of
                                        this Certificate as of the Closing Date:
First Distribution Date: July 15, 2005  $________________

Master Servicers:                       Aggregate Stated Principal Balance of
Midland Loan Services, Inc.             the Mortgage Loans as of the Closing
NCB, FSB                                Date ("Initial Pool Balance"):
                                        $1,636,950,434
Special Servicers:
LNR Partners, Inc.
National Consumer Cooperative Bank

                                        Trustee:
                                        Wells Fargo Bank, N.A.

Certificate No. [A-X] [A-SP] [A-Y]-__   CUSIP No.:  _____________
                                        ISIN No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., NCB, FSB, LNR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [CEDE & CO.] [NATIONAL CONSUMER COOPERATIVE BANK] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] [A-Y] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] [A-Y] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] [A-Y] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee, or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-SP] [A-Y] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Credit Suisse First Boston LLC, the Depositor, the Trustee, the Master Servicers, the Special Servicers, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicers, the Special Servicers, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee, (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers, and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:
                                       -----------------------------------------
                                       Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-X] [A-SP] [A-Y] Certificates referred to in the within-mentioned Agreement.

Dated: June 29, 2005


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:


                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of .

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-2

  FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1-A,
                         CLASS A-M CLASS A-J, CLASS B,
                        CLASS C, AND CLASS D CERTIFICATES

  CLASS [A-1], [A-2], [A-3], [A-AB] [A-4], [A-1-A], [AM], [A-J], [B], [C], [D]
                        COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per annum]    Class Principal Balance of the Class
[LIBOR +[__]%] [variable]               [A-1], [A-2], [A-3], [A-AB] [A-4],
                                        [A-1-A], [A-M], [A-J], [B], [C], [D]
                                        Certificates as of the Closing Date:
                                        $_________________

Closing Date: June 29, 2005             Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
First Distribution Date: July 15, 2005  $_________________

Master Servicers:                       Aggregate Stated Principal Balance of
Midland Loan Services, Inc.             the Mortgage Loans as of the Closing
NCB, FSB                                Date ("Initial Pool Balance"):
                                        $1,636,950,434
Special Servicers:
LNR Partners, Inc.
National Consumer Cooperative Bank
                                           Trustee:
                                           Wells Fargo Bank, N.A.

Certificate No. [A-1], [A-2], [A-3],       CUSIP No.:  _____________
[A-AB] [A-4], [A-1-A], [A-M], [A-J], [B],  ISIN No.:  _____________
[C], [D] -___

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., NCB, FSB, LNR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS A-M, CLASS A-J, CLASS B, CLASS C AND CLASS D CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1], [A-2], [A-3], [A-AB] [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D] Certificates
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1], [A-2], [A-3], [A-AB] [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D]
Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1], [A-2], [A-3], [A-AB] [A-4], [A-1-A], [A-M], [A-J], [B], [C], [D]
Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee

                                    By:
                                       -----------------------------------------
                                            Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1], [A-2], [A-3], [A-AB] [A-4], [A-1-A],
[A-M], [A-J], [B], [C], [D] Certificates referred to in the within-mentioned Agreement.

Dated: June 29, 2005


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:
                                       -----------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:


                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of .

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-3

  FORM OF CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
                  M, CLASS N, CLASS O AND CLASS P CERTIFICATES

      CLASS [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [Variable]           Class Principal Balance of the [E]
                                        [F] [G] [H] [J] [K] [L] [M] [N]
                                        [O] [P] Certificates as of the
                                        Closing Date:
                                        $_________________

Closing Date: June 29, 2005             Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
First Distribution Date: July 15, 2005  $_________________

Master Servicers:                       Aggregate Stated Principal Balance of
Midland Loan Services, Inc.             the Mortgage Loans as of the Closing
NCB, FSB                                Date: ("Initial Pool Balance"):
                                        $1,636,950,434
Special Servicers:
LNR Partners, Inc.
National Consumer Cooperative Bank
                                        Trustee:
                                        Wells Fargo Bank, N.A.

Certificate No.  [E] [F] [G] [H] [J]    CUSIP No.:  _____________
[K] [L] [M] [N] [O] [P]-___             ISIN No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., NCB, FSB, LNR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery other than in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

      Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicers, the Special Servicers, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicers, the Special Servicers, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:
                                       -----------------------------------------
                                       Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates referred to in the within-mentioned Agreement.

Dated:  June 29, 2005


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:


                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of .

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS V CERTIFICATES

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: June 29, 2005                Percentage Interest evidenced by this
                                           Class V Certificate:  ______%
First Distribution Date: July 15, 2005

Master Servicers:                          Aggregate Stated Principal Balance of
Midland Loan Services, Inc.                the Mortgage Loans as of the Closing
NCB, FSB                                   Date ("Initial Pool Balance"):
                                           $1,636,950,434

Special Servicers:                         Trustee:
LNR Partners, Inc.                         Wells Fargo Bank, N.A.
National Consumer Cooperative Bank
Certificate No. V-___                      CUSIP No.:  ______________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., NCB, FSB, LNR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that [__________________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:  June 29, 2005


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:


                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of .

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-5

                    FORM OF [CLASS R] [CLASS LR] CERTIFICATES

       [CLASS R] [CLASS LR] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: June 29, 2005               Percentage Interest evidenced by this
                                          [Class R] [Class LR] Certificate: ___%
First Distribution Date: July 15, 2005

Master Servicers:                         Aggregate Stated Principal Balance of
Midland Loan Services, Inc.               the Mortgage Loans as of the Closing
NCB, FSB                                  Date ("Initial Pool Balance"):
                                          $1,636,950,434

Special Servicers:                        Trustee:
LNR Partners, Inc.                        Wells Fargo Bank, N.A.
National Consumer Cooperative Bank
Certificate No. [R] [LR]-___              CUSIP No.:  __________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., NCB, FSB, LNR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

            This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the [Class R] [Class LR] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the [Class R] [Class LR] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicers, the Special Servicers, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a [Class R] [Class LR] Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a [Class R] [Class LR] Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicers or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:
                                       -----------------------------------------
                                       Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the [Class R] [Class LR] Certificates referred to in the within-mentioned Agreement.

Dated:  June 29, 2005


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:


                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of .

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-6

                        FORM OF CLASS RCS-IO CERTIFICATE

           CLASS RCS-IO COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: 1.200% per annum     Class Notional Amount of the Class
                                        RCS-IO Certificates as of the Closing
                                        Date: $41,032,293

Closing Date:  June 29, 2005            Initial Certificate Notional Amount of
                                        this Certificate as of the Closing Date:
First Distribution Date: July 15, 2005  $41,032,293

Master Servicers:                       Percentage Interest evidenced by this
Midland Loan Services, Inc.             Class RCS-IO Certificate: 100%
NCB, FSB

Special Servicers:
LNR Partners, Inc.
National Consumer Cooperative Bank

Trustee:                                Aggregate Stated Principal Balance of
Wells Fargo Bank, N.A.                  the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $1,636,950,434

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., MIDLAND LOAN SERVICES, INC., NCB, FSB, LNR PARTNERS, INC., NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE'S RIGHT OF PAYMENT FROM THE REYES COLD STORAGE PORTFOLIO MORTGAGE LOAN IS SUBORDINATE TO THE RIGHT OF PAYMENT OF ALL OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, WITH RESPECT TO PAYMENTS FROM THE REYES COLD STORAGE PORTFOLIO MORTGAGE LOAN AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

            This certifies that Reyhold (DE) QRS 16-32, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class RCS-IO Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1", which term includes any successor entity under the Agreement), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with the Master Servicer No. 1 the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2", which term includes any successor entity under the Agreement, and collectively with Special Servicer No. 1 the "Special Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class RCS-IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicers, the Special Servicers, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee, (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicers, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:
                                       -----------------------------------------
                                       Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

            This is one of the RCS-IO Certificates referred to in the within-mentioned Agreement.

Dated:  June 29, 2005


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:


                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of .

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT B-1

                     SCHEDULE OF COLUMN TRUST MORTGAGE LOANS



Loan #   Property Name                              Address
     1   San Diego Office Park                      9605-9855 Scranton Road and 10055-10075 Barnes Canyon Road
     2   Southland Center Mall                      23000 Eureka Road
     3   80-90 Maiden Lane                          80-90 Maiden Lane
    10   Och Ziff Portfolio                         Various
    11   Villages at Montpelier                     11658 South Laurel Drive
    12   Reyes Cold Storage Portfolio               Various
    14   Peakview Tower                             6465 Greenwood Plaza Boulevard
    17   Champaign Student Housing                  515 Bash Street et. al.
    18   Center of Winter Park                      501 North Orlando Avenue
    20   Mesa Shopping Center                       8915-9035 Mira Mesa Boulevard
    21   Bexley at Concord Mills Apartments         50 Lilly Green Court
    22   Bexley at Providence                       11215 Club Creek Lane
    24   Auburn & Grant Avenue Plaza Portfolio      Various
    25   Pinetree & Lakeside Portfolio              Various
    26   Chason Ridge Apartments                    600 Scotia Lane
    29   Ascot Point Village Apartments             23 Ascot Point Circle
    30   Paces Watch Apartments                     997 Johnnie Dodds Boulevard
    31   Verizon Wireless Chandler                  6955 West Morelos Place
    32   Tri-Pointe Plaza                           6365-6377 East Tanque Verde Road
    33   Summer Bend Apartments                     1301 Meadow Creek Circle
    35   Buckingham Village Apartments              1700 Seaspray Court
    37   Irmas & Gold - Oakwood Plaza               2001-2041 West Houston Street South
    38   Irmas & Gold -Arrowhead Lakes              20255 North 59th Avenue
    39   Irmas & Gold -Hobby Lobby                  5130 South Harvard Avenue
    40   Lakeview Townhomes                         168 Gregory Street
    43   University Park                            8801 University Avenue
    45   Longwood Village                           1855 West State Road 434
    46   Washington Square Plaza                    306 South Washington Avenue
    47   Hunter's Run Centre                        1682-1750 Hill Road North
    48   Waverly Place Apartments                   1900 Waverly Place Lane
    49   KD Moore Portfolio                         Various
    50   2000 Bering Office Building                2000 Bering Drive
    54   Brays Village Apartments                   4400 Boone Road
    55   Calvert Village Shopping Center            100 West Dares Beach Road
    56   Maplewood & Merry Meeting MHC              110 Old Bath Road and 155 Bath Road
    57   Holiday Inn Express - Manchester, NH       1298 South Porter Street
    58   Hampton Inn Greensboro Airport             7803 National Service Road
    59   The Columns at Chicopee                    1750 Columns Drive
    60   Foxcroft Mobile Home Community             20 Foxcroft Village
    64   Todd Lofts at Hermitage                    1128 Hermitage Road
    65   Clay Creek                                 16222 Clay Road
    66   Olde Towne Apartments                      1074 Park Lane
    67   Worthington Ridge Apartments               1410 Worthington Ridge Boulevard
    68   Quality Suites Universal                   7400 Canada Avenue
    69   Arapahoe & Holly Self Storage              6800 South Holly Circle
    70   Watertown Crossing Office Building         20855 Watertown Road
    71   Sunridge Plaza Phase I                     10940 and 10960 South Eastern Avenue
    72   Clear Creek                                11717 Beamer Road
    73   6650 Sugarloaf Parkway Office Building     6650 Sugarloaf Parkway
    74   North Court Shoppes                        1100-1138 North Court Street
    75   State Street Center                        9317 State Avenue
    76   Hampton Inn - Lincoln, NE                  5922 Vandervoort Drive
    77   Warrenville Office Center                  3S701 and 3S721 West Avenue
    78   105 Atlantic Avenue                        105 and 111 East Atlantic Avenue
    79   Huntwick Village Shopping Center           5050 FM 1960 West
    81   Twyckingham Apartments                     4630 South Hagadorn Road
    83   Parkview Plaza Shopping Center             3935-3955 South Durango Drive
    84   Commons at Thornbury                       1211 Wilmington Pike
    87   Village Square Townhomes                   1740 Bising Avenue
    88   The Netzow Building                        17280 West North Avenue
    89   Sterling Court Apartments                  4018 Harvard Lane
    91   1101 San Julian Street                     518-536 East 11th Street and 1101 San Julian Street
    92   1115 South Wall Street                     1115 South Wall Street
    94   Quebec Highlands Shopping Center           7130-7156 East County Line Road
    96   Westwood Commons                           Northwest Corner of North Carolina Highway 16-18 and Westwood Lane
   101   Shantara Plaza II                          3350 Parkwood Boulevard
   102   Lincoln Plaza                              Southeast Corner of East 15th Street and South Peoria Avenue
   104   Lenox Square                               66751-66901 Gratiot Avenue
   105   University Towne Center                    3265,3275 and 3333 Southwest 34th Street
   107   Pine Grove Shopping Center                 573 Nesconset Highway
   109   Northline Point Apartments                 7313 Northline Drive
   110   Fishers Gateway Shops                      8961-9001 East 116th Street
   111   Riverside Center                           200 River Road, 502 and 504 Riverside Drive
   113   The Heritage Apartments                    1410 Springfield Pike
   114   Aptos Knoll Mobile Home Park               600 Trout Gulch Road
   115   Saloom III                                 102 Asma Boulevard
   118   Fremont Court Apartments                   4464 Fremont Avenue North
   121   J.D. Mini Storage                          355 West Hedding Street
   123   Benco Mini Storage                         925 Nolan River Road
   124   Ram Plaza                                  550 South Broadway Avenue
   125   University Square                          Northeast Quadrant of East Third Street and Highway 45/46 Bypass
   128   Clarksville Multi Properties               2421 Madison Street, 104 Coyote Court and 460 Martha Lane
   129   Varsity Apartments                         2300 North East 65th Street
   130   Buckridge At Southport Apartments          6933 Buckridge West Drive
   133   Seville Apartments                         1420 North Meridian Road
   134   Ventura Boulevard                          21522-21526 Ventura Boulevard
   136   Westgate Center                            2410 Wardlow Road
   137   Chalet Apartments                          6115 Jack Finney Boulevard
   138   Lofts on College                           702 North College Avenue
   139   Centennial Marketplace                     956 West Cherry Street
   140   Applecreek and Orchard Tree Apartments     2357-2367 South Dayton Lakeview Road and 1795 Hocker Avenue
   141   Westwood Ridge Apartments                  712-730 Woodview Avenue
   142   Wolf Store Retail Park                     32475 State Route 79 South
   144   South Carrier Shopping Center              3758 South Carrier Parkway
   147   Cheshire Bridge Retail Center              2165 Cheshire Bridge Road
   148   Walgreens at Marshfield                    204 North Central Avenue
   149   Tucson Mobile Home Park Portfolio          Various
   151   Star Vale Mobile Home Park                 255240 East Highway 260
   152   Cobbham Oaks Apartments                    920 West Hancock Avenue
   153   Seminole Professional Center               7997 and 7999 113th Street North
   155   Vitamin Shoppe Retail Center               3230 Buford Drive
   156   Private Storage                            4601 South Orange Blossom Trail
   159   State Street                               973-977 State Street
   160   1 Arch Street                              1 Arch Street
   161   Dixon Landing                              1450 Ary Lane
   162   Wrens Trail Apartments                     2390 Wrens Circle
   163   Finneytown Apartments                      9117 Winton Road
   167   Town Commons Shopping Center               1202 West Broad Street
   169   440 West Warner Road                       440 West Warner Road
   170   Island RV Resort                           700 6th Street
   172   Amory Street Apartments                    14-20 and 26-32 Amory Street
   177   South Park Plaza                           8902-8904 South Tacoma Way
   179   Island Ford Square                         522-538 Island Ford Road
   184   Hamden Apartments                          645-665 Newhall Street


Loan #   City                  State     ZIP             Mortgage Rate   Net Mortgage Rate    Original Balance
     1   San Diego             CA               92121           5.700%             5.6785%         133,000,000
     2   Taylor                MI               48180           4.973%             4.9510%         116,000,000
     3   New York              NY               10038           5.450%             5.4285%          93,000,000
    10   Various               Various        Various           5.785%             5.7635%          52,925,875
    11   Laurel                MD               20708           5.285%             5.2637%          44,000,000
    12   Various               Various        Various           5.147%             5.1255%          41,260,000
    14   Centennial            CO               80111           5.590%             5.5685%          33,000,000
    17   Champaign-Urbana      IL        61820, 61801           5.250%             5.2185%          27,500,000
    18   Winter Park           FL               32789           5.310%             5.2885%          24,000,000
    20   San Diego             CA               92126           5.450%             5.4285%          21,840,000
    21   Concord               NC               28027           5.500%             5.4785%          21,400,000
    22   Charlotte             NC               28277           5.150%             5.1285%          21,250,000
    24   Various               NY               13021           5.160%             5.1385%          17,400,000
    25   Various               FL               33614           5.350%             5.3285%          17,000,000
    26   Fayetteville          NC               28314           5.210%             5.1885%          15,500,000
    29   Asheville             NC               28803           5.230%             5.2085%          15,000,000
    30   Mt. Pleasant          SC               29464           5.310%             5.2885%          14,925,000
    31   Chandler              AZ               85226           5.430%             5.4085%          14,700,000
    32   Tucson                AZ               85715           5.470%             5.4485%          14,600,000
    33   Irving                TX               75038           5.273%             5.2510%          13,900,000
    35   Houston               TX               77008           5.490%             5.4685%          13,000,000
    37   Broken Arrow          OK               74012           5.360%             5.3285%           4,485,000
    38   Glendale              AZ               85301           5.360%             5.3285%           3,840,000
    39   Tulsa                 OK               74135           5.360%             5.3285%           3,800,000
    40   Aurora                IL               60504           5.080%             5.0585%          12,000,000
    43   Clive                 IA               50325           5.460%             5.4385%          11,680,000
    45   Longwood              FL               32750           5.760%             5.7385%          10,700,000
    46   Royal Oak             MI               48067           5.770%             5.7085%          10,400,000
    47   Pickerington          OH               43147           5.170%             5.1485%          10,300,000
    48   North Charleston      SC               29418           5.310%             5.2885%          10,160,000
    49   Various               Various        Various           5.680%             5.6585%           9,800,000
    50   Houston               TX               77057           5.780%             5.7585%           9,700,000
    54   Houston               TX               77072           5.540%             5.5185%           8,850,000
    55   Prince Frederick      MD               20678           5.710%             5.6885%           8,750,000
    56   Brunswick             ME               04011           5.450%             5.4285%           8,600,000
    57   Manchester            NH               03103           5.950%             5.9285%           8,500,000
    58   Greensboro            NC               27409           5.640%             5.6185%           8,300,000
    59   Gainesville           GA               30504           5.000%             4.9785%           8,250,000
    60   Loch Sheldrake        NY               12759           5.550%             5.5285%           8,100,000
    64   Richmond              VA               23220           5.400%             5.3785%           7,400,000
    65   Houston               TX               77084           5.470%             5.4485%           7,000,000
    66   Middletown            OH               45042           5.740%             5.7185%           7,000,000
    67   Columbus              OH               43085           5.240%             5.2185%           7,000,000
    68   Orlando               FL               32819           6.010%             5.9885%           6,800,000
    69   Centennial            CO               80112           5.050%             5.0285%           6,500,000
    70   Brookfield            WI               53186           5.410%             5.3885%           6,300,000
    71   Henderson             NV               89052           5.600%             5.5785%           6,250,000
    72   Houston               TX               77089           5.540%             5.5185%           6,000,000
    73   Duluth                GA               30097           5.460%             5.4385%           6,000,000
    74   Medina                OH               44256           5.390%             5.3685%           5,850,000
    75   Marysville            WA               98270           5.500%             5.4785%           5,827,500
    76   Lincoln               NE               68516           5.990%             5.9685%           5,800,000
    77   Warrenville           IL               60555           5.230%             5.1985%           5,520,000
    78   Delray Beach          FL               33444           5.670%             5.6485%           5,500,000
    79   Houston               TX               77069           5.680%             5.6585%           5,315,000
    81   East Lansing          MI               48823           5.400%             5.3785%           5,225,000
    83   Las Vegas             NV               89147           5.460%             5.4385%           5,120,000
    84   West Chester          PA               19382           5.930%             5.9085%           5,100,000
    87   North College Hill    OH               45239           5.550%             5.5285%           5,070,000
    88   Brookfield            WI               53045           5.600%             5.5785%           4,800,000
    89   Kansas City           MO               64133           5.740%             5.7185%           4,800,000
    91   Los Angeles           CA               90015           5.690%             5.6685%           2,900,000
    92   Los Angeles           CA               90015           5.690%             5.6685%           1,900,000
    94   Highlands Ranch       CO               80126           5.280%             5.2585%           4,725,000
    96   Wilkesboro            NC               28697           5.220%             5.1985%           4,630,000
   101   Frisco                TX               75034           5.720%             5.6985%           4,200,000
   102   Tulsa                 OK               74120           5.360%             5.3285%           4,200,000
   104   Richmond              MI               48062           5.760%             5.6985%           4,100,000
   105   Gainesville           FL               32608           5.430%             5.4085%           4,100,000
   107   Hauppauge             NY               11788           5.790%             5.7685%           4,000,000
   109   Houston               TX               77076           5.520%             5.4985%           3,850,000
   110   Fishers               IN               46038           5.740%             5.7185%           3,700,000
   111   East Peoria           IL               61611           5.325%             5.2935%           3,700,000
   113   Wyoming               OH               45215           5.550%             5.5285%           3,470,000
   114   Aptos                 CA               95003           5.710%             5.6885%           3,380,000
   115   Lafeyette             LA               70508           6.350%             6.3285%           3,300,000
   118   Seattle               WA               98103           4.920%             4.8985%           3,200,000
   121   San Jose              CA               95110           5.610%             5.5885%           3,200,000
   123   Cleburne              TX               76033           5.910%             5.8885%           3,112,000
   124   Boise                 ID               83702           5.340%             5.3185%           3,100,000
   125   Bloomington           IN               47401           6.060%             6.0385%           3,100,000
   128   Clarksville           TN               37040           5.370%             5.3485%           2,875,000
   129   Seattle               WA               98115           5.370%             5.3485%           2,800,000
   130   Indianapolis          IN               46227           5.290%             5.2685%           2,730,000
   133   Tallahassee           FL               32303           5.430%             5.4085%           2,550,000
   134   Woodland Hills        CA               91364           5.400%             5.3785%           2,500,000
   136   Corona                CA               92880           5.460%             5.4385%           2,300,000
   137   Greenville            TX               75402           5.335%             5.3135%           2,200,000
   138   Bloomington           IN               47404           5.520%             5.4985%           2,160,000
   139   Louisville            CO               80027           5.170%             5.1485%           2,010,000
   140   New Carlisle          OH               45344           6.160%             6.1385%           1,860,000
   141   Sheboygan Falls       WI               53085           5.970%             5.9485%           1,800,000
   142   Temecula              CA               92592           5.970%             5.9485%           1,800,000
   144   Grand Prairie         TX               75052           5.710%             5.6885%           1,750,000
   147   Atlanta               GA               30324           5.910%             5.8885%           1,650,000
   148   Marshfield            WI               54449           5.660%             5.6385%           1,650,000
   149   Various               AZ               85706           5.880%             5.8585%           1,635,000
   151   Payson                AZ               85541           5.820%             5.7985%           1,600,000
   152   Athens                GA               30606           5.540%             5.5185%           1,600,000
   153   Seminole              FL               33772           5.490%             5.4685%           1,600,000
   155   Buford                GA               30519           5.420%             5.3985%           1,580,000
   156   Orlando               FL               32839           5.980%             5.9585%           1,560,000
   159   New Haven             CT               06511           6.010%             5.9885%             918,000
   160   Norwalk               CT               06850           6.330%             6.3085%             545,000
   161   Dixon                 CA               95620           5.780%             5.7585%           1,450,000
   162   Stow                  OH               44224           5.870%             5.8485%           1,427,000
   163   Cincinnati            OH               45231           5.550%             5.5285%           1,410,000
   167   Elizabethtown         NC               28337           5.530%             5.5085%           1,400,000
   169   Tempe                 AZ               85284           5.770%             5.7485%           1,150,000
   170   Port Aransas          TX               78373           5.810%             5.7885%           1,100,000
   172   Nashua                NH               03060           6.510%             6.4885%           1,000,000
   177   Lakewood              WA               98499           5.720%             5.6985%             985,000
   179   Madisonville          KY               42431           5.460%             5.4385%             936,000
   184   Hamden                CT               06517           6.050%             6.0285%             840,000


Loan #   Cut-off Date Principal Balance   Remaining term to stated maturity    Maturity Date   ARD Date      Orig Amort Term

     1                      133,000,000                  118                       4/11/2015      N/A          Interest Only
     2                      115,610,128                   57                        3/5/2010      N/A                    360
     3                       93,000,000                  118                       4/11/2015      N/A                    360
    10                       52,925,875                   83                       5/11/2012      N/A                    300
    11                       44,000,000                  117                       3/11/2015      N/A                    360
    12                       41,032,293                  116                       2/11/2015      N/A                    300
    14                       33,000,000                  118                       4/11/2015      N/A          Interest Only
    17                       27,372,905                  116                       2/11/2015      N/A                    360
    18                       23,925,075                  117                       3/11/2015      N/A                    360
    20                       21,840,000                  119                       5/11/2015      N/A                    360
    21                       21,400,000                  119                       5/11/2015      N/A                    360
    22                       21,250,000                  119                       5/11/2015      N/A                    360
    24                       17,400,000                  117                       3/11/2015      N/A                    360
    25                       17,000,000                   59                       5/11/2010      N/A          Interest Only
    26                       15,500,000                  120                       6/11/2015      N/A                    360
    29                       14,984,909                  119                       5/11/2015      N/A                    360
    30                       14,925,000                  120                       6/11/2015      N/A                    360
    31                       14,700,000                  117                       3/11/2015      N/A                    360
    32                       14,600,000                  118                       4/11/2015      N/A                    360
    33                       13,886,159                  119                       5/11/2015      N/A                    360
    35                       13,000,000                   56                       2/11/2010      N/A                    360
    37                        4,475,565                  118                       4/11/2015      N/A                    360
    38                        3,831,922                  118                       4/11/2015      N/A                    360
    39                        3,792,006                  118                       4/11/2015      N/A                    360
    40                       12,000,000                   59                       5/11/2010      N/A          Interest Only
    43                       11,680,000                  119                       5/11/2015      N/A                    360
    45                       10,700,000                  119                       5/11/2015      N/A                    360
    46                       10,400,000                  118                       4/11/2015      N/A                    360
    47                       10,300,000                  118                       4/11/2015      N/A                    360
    48                       10,160,000                  120                       6/11/2015      N/A                    360
    49                        9,791,178                  119                       5/11/2015      N/A                    360
    50                        9,672,771                  117                       3/11/2015      N/A                    360
    54                        8,832,088                  118                       4/11/2015      N/A                    360
    55                        8,725,039                  117                       3/11/2015      N/A                    360
    56                        8,561,702                  116                       2/11/2015      N/A                    360
    57                        8,465,538                   56                       2/11/2010      N/A                    360
    58                        8,275,928                  118                       4/11/2015      N/A                    300
    59                        8,250,000                   83                       5/11/2012      N/A                    360
    60                        8,025,509                  236                       2/11/2025      N/A                    240
    64                        7,377,356                  117                       3/11/2015      N/A                    360
    65                        7,000,000                   57                       3/11/2010      N/A                    360
    66                        6,986,435                  118                       4/11/2015      N/A                    360
    67                        6,967,589                  117                       3/11/2015      N/A                    360
    68                        6,772,739                  117                       3/11/2030   3/11/2015                 300
    69                        6,485,402                  118                       4/11/2015      N/A                    360
    70                        6,300,000                  117                       3/11/2015      N/A                    360
    71                        6,237,513                  118                       4/11/2015      N/A                    360
    72                        6,000,000                   59                       5/11/2010      N/A                    360
    73                        5,994,293                  119                       5/11/2015      N/A                    360
    74                        5,823,656                  116                       2/11/2015      N/A                    360
    75                        5,801,789                  116                       2/11/2015      N/A                    360
    76                        5,776,662                  116                       2/11/2015      N/A                    360
    77                        5,520,000                  119                       5/11/2015      N/A                    360
    78                        5,495,036                  119                       5/11/2015      N/A                    360
    79                        5,315,000                  120                       6/11/2015      N/A                    360
    81                        5,209,012                   81                       3/11/2012      N/A                    360
    83                        5,104,542                  117                       3/11/2015      N/A                    360
    84                        5,100,000                  118                       4/11/2015      N/A                    336
    87                        5,070,000                  120                       6/11/2015      N/A                    360
    88                        4,800,000                  118                       4/11/2015      N/A                    360
    89                        4,800,000                   56                       2/11/2010      N/A          Interest Only
    91                        2,894,319                  118                       4/11/2015      N/A                    360
    92                        1,896,278                  118                       4/11/2015      N/A                    360
    94                        4,725,000                  118                       4/11/2015      N/A                    360
    96                        4,619,966                  117                       3/11/2015      N/A                    360
   101                        4,192,018                  119                       5/11/2015      N/A                    252
   102                        4,187,033                  118                       4/11/2015      N/A                    360
   104                        4,096,383                  119                       5/11/2015      N/A                    360
   105                        4,081,791                  118                       4/11/2015      N/A                    300
   107                        3,992,333                  118                       4/11/2015      N/A                    360
   109                        3,846,392                  119                       5/11/2015      N/A                    360
   110                        3,700,000                  178                       4/11/2020      N/A                    360
   111                        3,700,000                  118                       4/11/2015      N/A                    360
   113                        3,470,000                  120                       6/11/2015      N/A                    360
   114                        3,365,662                  117                       3/11/2015      N/A                    360
   115                        3,294,423                  118                       4/11/2015      N/A                    360
   118                        3,200,000                  118                       4/11/2015      N/A                    360
   121                        3,193,621                  118                       4/11/2015      N/A                    360
   123                        3,103,381                  120                       6/11/2015      N/A                    300
   124                        3,100,000                  117                       3/11/2015      N/A                    360
   125                        3,094,404                  113                      11/11/2014      N/A                    360
   128                        2,862,005                  116                       2/11/2015      N/A                    360
   129                        2,797,277                  119                       5/11/2015      N/A                    360
   130                        2,721,439                  117                       3/11/2015      N/A                    360
   133                        2,538,602                  116                       2/11/2015      N/A                    360
   134                        2,497,587                  119                       5/11/2015      N/A                    360
   136                        2,283,752                  178                       4/11/2020      N/A                    180
   137                        2,200,000                  119                       5/11/2015      N/A                    360
   138                        2,157,976                  119                       5/11/2015      N/A                    360
   139                        2,010,000                  118                       4/11/2015      N/A                    360
   140                        1,856,717                  118                       4/11/2015      N/A                    360
   141                        1,796,685                  118                       4/11/2015      N/A                    360
   142                        1,796,685                  118                       4/11/2015      N/A                    360
   144                        1,748,437                  119                       5/11/2015      N/A                    360
   147                        1,650,000                  117                       3/11/2015      N/A                    300
   148                        1,646,746                  118                       4/11/2015      N/A                    360
   149                        1,630,516                  117                       3/11/2015      N/A                    360
   151                        1,598,610                  119                       5/11/2015      N/A                    360
   152                        1,598,508                  119                       5/11/2015      N/A                    360
   153                        1,597,748                  119                       5/11/2015      N/A                    300
   155                        1,572,971                  118                       4/11/2015      N/A                    300
   156                        1,557,133                  118                       4/11/2015      N/A                    360
   159                          916,324                  118                       4/11/2015      N/A                    360
   160                          544,075                  118                       4/11/2015      N/A                    360
   161                        1,448,728                  119                       5/11/2015      N/A                    360
   162                        1,427,000                  181                       7/11/2020      N/A                    181
   163                        1,410,000                  120                       6/11/2015      N/A                    360
   167                        1,390,172                  118                       4/11/2015      N/A                    180
   169                        1,150,000                  118                       4/11/2015      N/A                    360
   170                        1,100,000                  119                       5/11/2015      N/A                    360
   172                          998,144                  239                       5/11/2025      N/A                    240
   177                          983,673                  119                       5/11/2015      N/A                    300
   179                          934,073                  119                       5/11/2015      N/A                    360
   184                          838,480                  118                       4/11/2015      N/A                    360


Loan #        Rem Amort Term      Monthly Payment      Unit/SF     Interest Calculation     Master Servicing Fee Rate
     1         Interest Only           640,524.31      644,540          Actual/360                    0.0100%
     2                   357           620,764.95      639,575          Actual/360                    0.0100%
     3                   360           525,129.99      544,654          Actual/360                    0.0100%
    10                   300           334,080.00          959          Actual/360                    0.0100%
    11                   360           240,459.21          520          Actual/360                    0.0100%
    12                   296           233,141.96      775,704          Actual/360                    0.0100%
    14         Interest Only           155,860.07      264,149          Actual/360                    0.0100%
    17                   356           151,856.02          287          Actual/360                    0.0100%
    18                   357           133,422.20      258,885          Actual/360                    0.0100%
    20                   360           123,320.85      140,438          Actual/360                    0.0100%
    21                   360           121,506.85          312          Actual/360                    0.0100%
    22                   360           116,030.57          302          Actual/360                    0.0100%
    24                   360            95,115.80      361,822          Actual/360                    0.0100%
    25         Interest Only            76,844.33          482          Actual/360                    0.0100%
    26                   360            85,207.96          252          Actual/360                    0.0100%
    29                   359            82,644.84          334          Actual/360                    0.0100%
    30                   360            82,971.93          232          Actual/360                    0.0100%
    31                   360            82,820.52      170,647          Actual/360                    0.0100%
    32                   360            82,622.60      152,567          Actual/360                    0.0100%
    33                   359            76,950.14          300          Actual/360                    0.0100%
    35                   360            73,731.03          372          Actual/360                    0.0100%
    37                   358            25,072.79       69,112          Actual/360                    0.0100%
    38                   358            21,467.00       20,360          Actual/360                    0.0100%
    39                   358            21,243.39       51,150          Actual/360                    0.0100%
    40         Interest Only            51,505.56          120          Actual/360                    0.0100%
    43                   360            66,024.92      109,434          Actual/360                    0.0100%
    45                   360            62,510.29      153,837          Actual/360                    0.0100%
    46                   360            60,823.78       90,506          Actual/360                    0.0100%
    47                   360            56,367.69       88,646          Actual/360                    0.0100%
    48                   360            56,482.06          240          Actual/360                    0.0100%
    49                   359            56,755.10       84,940          Actual/360                    0.0100%
    50                   357            56,791.56      193,398          Actual/360                    0.0100%
    54                   358            50,471.66          262          Actual/360                    0.0100%
    55                   357            50,840.50      160,713          Actual/360                    0.0100%
    56                   356            48,560.41          328          Actual/360                    0.0100%
    57                   356            50,688.88          107          Actual/360                    0.0100%
    58                   298            51,665.53          127          Actual/360                    0.0100%
    59                   360            44,287.78          150          Actual/360                    0.0100%
    60                   236            55,947.86          321          Actual/360                    0.0100%
    64                   357            41,553.28          100          Actual/360                    0.0100%
    65                   360            39,613.57          236          Actual/360                    0.0100%
    66                   358            40,805.64          164          Actual/360                    0.0100%
    67                   356            38,610.91          152          Actual/360                    0.0100%
    68                   297            43,854.07          154          Actual/360                    0.0100%
    69                   358            35,092.30       92,260          Actual/360                    0.0100%
    70                   360            35,415.78       50,844          Actual/360                    0.0100%
    71                   358            35,879.94       28,800          Actual/360                    0.0100%
    72                   360            34,218.07          200          Actual/360                    0.0100%
    73                   359            33,916.91       72,039          Actual/360                    0.0100%
    74                   356            32,813.04       49,133          Actual/360                    0.0100%
    75                   356            33,087.90       84,750          Actual/360                    0.0100%
    76                   356            34,736.65           75          Actual/360                    0.0100%
    77                   360            30,413.30       46,556          Actual/360                    0.0100%
    78                   359            31,817.54       23,017          Actual/360                    0.0100%
    79                   360            30,780.95       62,230          Actual/360                    0.0100%
    81                   357            29,339.98          138          Actual/360                    0.0100%
    83                   357            28,942.43       25,000          Actual/360                    0.0100%
    84                   336            31,146.56       38,716          Actual/360                    0.0100%
    87                   360            28,946.15           98          Actual/360                    0.0100%
    88                   360            27,555.79       39,153          Actual/360                    0.0100%
    89         Interest Only            23,278.89          217          Actual/360                    0.0100%
    91                   358            16,813.24        7,500          Actual/360                    0.0100%
    92                   358            11,015.57        7,000          Actual/360                    0.0100%
    94                   360            26,179.49       30,193          Actual/360                    0.0100%
    96                   358            25,481.07       40,964          Actual/360                    0.0100%
   101                   251            28,669.33       27,168          Actual/360                    0.0100%
   102                   357            23,479.53       40,068          Actual/360                    0.0100%
   104                   359            23,952.54       93,224          Actual/360                    0.0100%
   105                   297            25,006.48       18,496          Actual/360                    0.0100%
   107                   358            23,444.66       53,020          Actual/360                    0.0100%
   109                   359            21,908.21          200          Actual/360                    0.0100%
   110                   360            21,568.70       21,330          Actual/360                    0.0100%
   111                   360            20,603.75       33,500          Actual/360                    0.0100%
   113                   360            19,811.27           64          Actual/360                    0.0100%
   114                   356            19,638.96           76          Actual/360                    0.0100%
   115                   358            20,533.78       68,161          Actual/360                    0.0100%
   118                   360            17,022.18           34          Actual/360                    0.0100%
   121                   358            18,390.71       59,435          Actual/360                    0.0100%
   123                   298            19,879.80      116,010          Actual/360                    0.0100%
   124                   360            17,291.53       16,181          Actual/360                    0.0100%
   125                   358            18,705.82       17,867          Actual/360                    0.0100%
   128                   356            16,090.21           90          Actual/360                    0.0100%
   129                   359            15,670.47           23          Actual/360                    0.0100%
   130                   357            15,142.87           80          Actual/360                    0.0100%
   133                   356            14,366.82           62          Actual/360                    0.0100%
   134                   359            14,038.27       10,069          Actual/360                    0.0100%
   136                   178            18,744.14       70,075          Actual/360                    0.0100%
   137                   360            12,264.56          120          Actual/360                    0.0100%
   138                   359            12,291.36           17          Actual/360                    0.0100%
   139                   360            10,999.91        8,777          Actual/360                    0.0100%
   140                   358            11,343.69           80          Actual/360                    0.0100%
   141                   358            10,757.22           40          Actual/360                    0.0100%
   142                   358            10,757.22       12,569          Actual/360                    0.0100%
   144                   359            10,168.10       18,000          Actual/360                    0.0100%
   147                   300            10,540.38       13,120          Actual/360                    0.0100%
   148                   358             9,534.82       13,000          Actual/360                    0.0100%
   149                   357             9,676.87           74          Actual/360                    0.0100%
   151                   359             9,408.44           89          Actual/360                    0.0100%
   152                   359             9,124.82           24          Actual/360                    0.0100%
   153                   299             9,815.85       37,695          Actual/360                    0.0100%
   155                   297             9,627.24        6,400          Actual/360                    0.0100%
   156                   358             9,332.94       51,221          Actual/360                    0.0100%
   159                   358             5,509.78           13          Actual/360                    0.0100%
   160                   358             3,384.07            9          Actual/360                    0.0100%
   161                   359             8,489.46        9,137          Actual/360                    0.0100%
   162                   181            11,941.84           48          Actual/360                    0.0100%
   163                   360             8,050.11           28          Actual/360                    0.0100%
   167                   178            11,461.47       44,250          Actual/360                    0.0100%
   169                   360             6,725.71        4,960          Actual/360                    0.0100%
   170                   360             6,461.29          199          Actual/360                    0.0100%
   172                   239             7,461.62           32          Actual/360                    0.0100%
   177                   299             6,178.85       13,210          Actual/360                    0.0100%
   179                   358             5,291.04        7,400          Actual/360                    0.0100%
   184                   358             5,063.26           14          Actual/360                    0.0100%


Loan #    Due Date    ARD Loan (Y/N)      Lockout/Defeasance (Y/N)       Earthquake Insurance (Y/N)
     1          11          N                        Y                               Yes
     2           5          N                        Y                               N/A
     3          11          N                        Y                               N/A
    10          11          N                        Y                               No
    11          11          N                        Y                               N/A
    12          11          N                        Y                             Various
    14          11          N                        Y                               N/A
    17          11          N                        Y                               N/A
    18          11          N                        Y                               N/A
    20          11          N                        Y                               No
    21          11          N                        Y                               N/A
    22          11          N                        Y                               N/A
    24          11          N                        Y                               No
    25          11          N                        Y                               No
    26          11          N                        Y                               N/A
    29          11          N                        Y                               N/A
    30          11          N                        Y                               N/A
    31          11          N                        N                               N/A
    32          11          N                        Y                               N/A
    33          11          N                        Y                               N/A
    35          11          N                        Y                               N/A
    37          11          N                        Y                               N/A
    38          11          N                        Y                               N/A
    39          11          N                        Y                               N/A
    40          11          N                        Y                               N/A
    43          11          N                        Y                               N/A
    45          11          N                        Y                               N/A
    46          11          N                        Y                               N/A
    47          11          N                        Y                               N/A
    48          11          N                        Y                               N/A
    49          11          N                        Y                               No
    50          11          N                        Y                               N/A
    54          11          N                        Y                               N/A
    55          11          N                        Y                               N/A
    56          11          N                        Y                               N/A
    57          11          N                        Y                               N/A
    58          11          N                        Y                               N/A
    59          11          N                        Y                               N/A
    60          11          N                        Y                               N/A
    64          11          N                        Y                               N/A
    65          11          N                        Y                               N/A
    66          11          N                        Y                               N/A
    67          11          N                        Y                               N/A
    68          11          Y                        Y                               N/A
    69          11          N                        Y                               N/A
    70          11          N                        Y                               N/A
    71          11          N                        Y                               N/A
    72          11          N                        Y                               N/A
    73          11          N                        Y                               N/A
    74          11          N                        Y                               N/A
    75          11          N                        Y                               No
    76          11          N                        Y                               N/A
    77          11          N                        Y                               N/A
    78          11          N                        Y                               N/A
    79          11          N                        Y                               N/A
    81          11          N                        Y                               N/A
    83          11          N                        Y                               No
    84          11          N                        Y                               N/A
    87          11          N                        Y                               N/A
    88          11          N                        Y                               N/A
    89          11          N                        Y                               N/A
    91          11          N                        Y                               No
    92          11          N                        Y                               No
    94          11          N                        Y                               N/A
    96          11          N                        Y                               N/A
   101          11          N                        Y                               N/A
   102          11          N                        Y                               N/A
   104          11          N                        Y                               N/A
   105          11          N                        Y                               N/A
   107          11          N                        Y                               N/A
   109          11          N                        N                               N/A
   110          11          N                        Y                               N/A
   111          11          N                        Y                               N/A
   113          11          N                        Y                               N/A
   114          11          N                        Y                               No
   115          11          N                        Y                               N/A
   118          11          N                        Y                               No
   121          11          N                        Y                               No
   123          11          N                        Y                               N/A
   124          11          N                        Y                               N/A
   125          11          N                        Y                               N/A
   128          11          N                        Y                               N/A
   129          11          N                        Y                               No
   130          11          N                        Y                               N/A
   133          11          N                        Y                               N/A
   134          11          N                        Y                               No
   136          11          N                        Y                               No
   137          11          N                        Y                               N/A
   138          11          N                        Y                               N/A
   139          11          N                        Y                               N/A
   140          11          N                        Y                               N/A
   141          11          N                        Y                               N/A
   142          11          N                        N                               No
   144          11          N                        Y                               N/A
   147          11          N                        Y                               N/A
   148          11          N                        Y                               N/A
   149          11          N                        Y                               No
   151          11          N                        Y                               N/A
   152          11          N                        Y                               N/A
   153          11          N                        N                               N/A
   155          11          N                        Y                               N/A
   156          11          N                        Y                               N/A
   159          11          N                        Y                               N/A
   160          11          N                        Y                               N/A
   161          11          N                        Y                               No
   162          11          N                        Y                               N/A
   163          11          N                        Y                               N/A
   167          11          N                        N                               N/A
   169          11          N                        Y                               N/A
   170          11          N                        Y                               N/A
   172          11          N                        Y                               N/A
   177          11          N                        Y                               No
   179          11          N                        Y                               N/A
   184          11          N                        Y                               N/A


Loan #    Environmental Insurance (Y/N)        Ground Lease (Y/N)      Letter of Credit (Y/N)    Loan Group
     1                  No                            No                        N                         1
     2                  No                            No                        N                         1
     3                  No                            No                        N                         1
    10                  No                            No                        N                         1
    11                  No                            No                        N                         2
    12                  No                            No                        N                         1
    14                  No                            No                        N                         1
    17                  No                            No                        N                         2
    18                  No                            No                        N                         1
    20                  No                            No                        N                         1
    21                  No                            No                        N                         2
    22                  No                            No                        N                         2
    24                  No                            No                        N                         1
    25                  No                            No                        N                         2
    26                  No                            No                        N                         2
    29                  No                            No                        N                         2
    30                  No                            No                        N                         2
    31                  No                            No                        N                         1
    32                  No                            No                        N                         1
    33                  No                            No                        N                         2
    35                  No                            No                        N                         2
    37                  No                            No                        N                         1
    38                  No                            No                        N                         1
    39                  No                            No                        N                         1
    40                  No                            No                        N                         2
    43                  No                            No                        N                         1
    45                  No                            No                        N                         1
    46                  No                            No                        N                         1
    47                  No                            No                        N                         1
    48                  No                            No                        N                         2
    49                 Yes                            No                        N                         1
    50                  No                            No                        N                         1
    54                  No                            No                        N                         2
    55                  No                            No                        N                         1
    56                  No                            No                        N                         1
    57                  No                            No                        N                         1
    58                  No                            No                        N                         1
    59                  No                            No                        N                         2
    60                  No                            No                        N                         1
    64                  No                            No                        N                         2
    65                  No                            No                        N                         2
    66                  No                            No                        N                         2
    67                  No                            No                        N                         2
    68                  No                            No                        N                         1
    69                  No                            No                        N                         1
    70                  No                            No                        N                         1
    71                  No                            No                        N                         1
    72                  No                            No                        N                         2
    73                  No                            No                        N                         1
    74                  No                            No                        N                         1
    75                  No                            No                        N                         1
    76                  No                            No                        N                         1
    77                  No                            No                        N                         1
    78                  No                            No                        N                         1
    79                  No                            No                        N                         1
    81                  No                            No                        N                         2
    83                  No                            No                        N                         1
    84                  No                            No                        N                         1
    87                  No                            No                        N                         2
    88                  No                            No                        N                         1
    89                  No                            No                        N                         2
    91                 Yes                            No                        N                         1
    92                 Yes                            No                        N                         1
    94                  No                            No                        N                         1
    96                  No                            No                        N                         1
   101                  No                            No                        N                         1
   102                  No                            No                        N                         1
   104                  No                            No                        N                         1
   105                  No                            No                        N                         1
   107                  No                            Yes                       N                         1
   109                  No                            No                        N                         2
   110                  No                            No                        N                         1
   111                  No                            No                        N                         1
   113                  No                            No                        N                         2
   114                  No                            No                        N                         1
   115                 Yes                            No                        N                         1
   118                  No                            No                        N                         2
   121                  No                            No                        N                         1
   123                 Yes                            No                        N                         1
   124                  No                            No                        N                         1
   125                  No                            No                        Y                         1
   128                  No                            No                        N                         2
   129                 Yes                            No                        N                         2
   130                  No                            No                        N                         2
   133                 Yes                            No                        N                         2
   134                 Yes                            No                        N                         1
   136                 Yes                            No                        N                         1
   137                  No                            No                        N                         2
   138                  No                            No                        N                         1
   139                  No                            No                        N                         1
   140                 Yes                            No                        N                         2
   141                 Yes                            No                        N                         2
   142                 Yes                            No                        N                         1
   144                 Yes                            No                        N                         1
   147                  No                            No                        N                         1
   148                  No                            No                        N                         1
   149                 Yes                            No                        N                         2
   151                 Yes                            No                        N                         2
   152                 Yes                            No                        N                         2
   153                 Yes                            No                        N                         1
   155                 Yes                            No                        N                         1
   156                 Yes                            No                        N                         1
   159                 Yes                            No                        N                         2
   160                 Yes                            No                        N                         2
   161                  No                            No                        N                         1
   162                 Yes                            No                        N                         2
   163                  No                            No                        N                         2
   167                  No                            No                        N                         1
   169                  No                            No                        N                         1
   170                  No                            No                        N                         1
   172                 Yes                            No                        N                         2
   177                  No                            No                        N                         1
   179                 Yes                            No                        N                         1
   184                 Yes                            No                        N                         2

                                   EXHIBIT B-2

                      SCHEDULE OF PNC TRUST MORTGAGE LOANS


Loan #    Property Name                                         Address
     4    Billerica Bldg #3-6                                   101-3, 4, 5, 6 Billerica Avenue
     5    31 Milk Street (Floors 2-11)                          31 Milk Street
     6    Chicopee Big Y                                        2189 Westover Road
     7    Billerica Bldg # 2                                    101-2 Billerica Avenue
     8    Billerica Bldg #7                                     101-7 Billerica Avenue
     9    31 Milk St (USPS)                                     31 Milk Street
    13    2000 West Loop South Office Building                  2000 West Loop South
    16    Countryside Centre                                    SEQ US Highway 19/Countryside Boulevard
    23    Longford Plaza                                        3027-3202 East Warm Springs Road
    28    Broadwater                                            5045 Crenshaw
    34    Bank of America Center - Naples                       4501 Tamiami Trail North
    36    Residence Inn - Scottsdale North                      17011 North Scottsdale Road
    62    Seven Hills                                           880 Seven Hills Drive
    63    One North Shore Center                                12 Federal Street
    80    Deer Creek Marketplace Shops                          7000 West 135th Street
    82    Residence Inn North - Colorado Springs                9805 Federal Drive
    85    Wells Cargo Self Storage                              901 West Service Avenue
    86    Poulsbo Village Phase I                               Northeast Liberty Way and State Route 305
    90    English Garden Townhomes                              15061 West 138th Street
    93    Courtyard - Colorado Springs                          2570 Tenderfoot Hill Street
    98    Gateway Plaza Shopping Center                         1401 Gateway Plaza
   100    Transgroup Building                                   13200 South Broadway
   103    University of Phoenix Building                        2975 West Linda Lane
   108    Steeple Chase Apartments                              4617 Northeast Street Johns Road
   122    Dollar Self Storage - Mesa                            2732 East McKellips Road


Loan #    City                    State       ZIP          Mortgage Rate          Net Mortgage Rate         Original Balance
     4    Billerica               MA          01862               5.310%                    5.2285%               18,320,000
     5    Boston                  MA          02109               5.310%                    5.2285%               16,147,000
     6    Chicopee                MA          01022               5.310%                    5.2285%                6,560,000
     7    Billerica               MA          01862               5.310%                    5.2285%                6,400,000
     8    Billerica               MA          01862               5.310%                    5.2285%                4,800,000
     9    Boston                  MA          02109               5.310%                    5.2285%                2,513,000
    13    Houston                 TX          77027               5.640%                    5.5685%               35,500,000
    16    Clearwater              FL          33761               5.240%                    5.1685%               27,500,000
    23    Las Vegas               NV          89120               5.000%                    4.9085%               18,560,000
    28    Pasadena                TX          77505               5.500%                    5.4485%               15,000,000
    34    Naples                  FL          34103               5.510%                    5.4285%               13,500,000
    36    Scottsdale              AZ          85255               5.540%                    5.4885%               12,100,000
    62    Henderson               NV          89052               5.230%                    5.1485%                8,000,000
    63    Pittsburgh              PA          15212               5.500%                    5.4485%                7,500,000
    80    Overland Park           KS          66223               5.700%                    5.5985%                5,280,000
    82    Colorado Springs        CO          80921               5.540%                    5.4885%                5,200,000
    85    West Covina             CA          91790               5.760%                    5.6785%                5,100,000
    86    Poulsbo                 WA          98370               5.660%                    5.5585%                5,100,000
    90    Olathe                  KS          66062               5.360%                    5.2585%                4,800,000
    93    Colorado Springs        CO          80906               5.540%                    5.4885%                4,750,000
    98    Midwest City            OK          73110               5.600%                    5.5285%                4,450,000
   100    Los Angeles             CA          90061               5.860%                    5.7785%                4,275,000
   103    Chandler                AZ          85224               5.510%                    5.4085%                4,160,000
   108    Vancouver               WA          98661               5.330%                    5.2285%                3,868,000
   122    Mesa                    AZ          85213               5.800%                    5.6985%                3,176,000


Loan #    Cut-off Date Principal Balance     Rem term to stated maturity     Maturity Date      ARD Date       Orig Amort Term
     4                        18,320,000                   60                     6/1/2010      N/A                  360
     5                        16,147,000                   60                     6/1/2010      N/A                  360
     6                         6,560,000                   60                     6/1/2010      N/A                  360
     7                         6,400,000                   60                     6/1/2010      N/A                  360
     8                         4,800,000                   60                     6/1/2010      N/A                  360
     9                         2,513,000                   60                     6/1/2010      N/A                  360
    13                        35,500,000                  119                     5/1/2015      N/A                  360
    16                        27,500,000                   85                     7/1/2012      N/A                  360
    23                        18,560,000                  121                     7/1/2015      N/A                  360
    28                        15,000,000                   83                     5/1/2012      N/A                  360
    34                        13,500,000                  120                     6/1/2015      N/A                  360
    36                        12,100,000                  121                     7/1/2015      N/A                  300
    62                         7,991,952                  119                     5/1/2015      N/A                  360
    63                         7,492,937                  119                     5/1/2015      N/A                  360
    80                         5,280,000                  121                     7/1/2015      N/A                  360
    82                         5,200,000                  121                     7/1/2015      N/A                  300
    85                         5,100,000                  120                     6/1/2015      N/A                  360
    86                         5,095,386                  119                     5/1/2015      N/A                  360
    90                         4,795,321                  119                     5/1/2015      N/A                  360
    93                         4,750,000                  121                     7/1/2015      N/A                  300
    98                         4,445,912                  119                     5/1/2015      N/A                  360
   100                         4,271,325                  119                     5/1/2015      N/A                  360
   103                         4,160,000                   60                     6/1/2010      N/A                  360
   108                         3,868,000                  121                     7/1/2015      N/A                  360
   122                         3,173,227                  119                     5/1/2015      N/A                  360


Loan #      Rem Amort Term     Monthly Payment         Unit/SF     Interest Calculation        Master Servicing Fee Rate
      4           360               101,845.61         307,218         Actual/360                        0.0100%
      5           360                89,765.34          89,865         Actual/360                        0.0100%
      6           360                36,468.73         217,000         Actual/360                        0.0100%
      7           360                35,579.25          81,086         Actual/360                        0.0100%
      8           360                26,684.44          57,990         Actual/360                        0.0100%
      9           360                13,970.42          12,264         Actual/360                        0.0100%
     13           360               204,694.35         356,324         Actual/360                        0.0100%
     16           360               151,685.73         190,865         Actual/360                        0.0100%
     23           360                99,634.09         101,072         Actual/360                        0.0100%
     28           360                85,168.35             248         Actual/360                        0.0100%
     34           360                76,736.24          77,765         Actual/360                        0.0100%
     36           300                74,593.91             120         Actual/360                        0.0100%
     62           359                44,077.25          50,153         Actual/360                        0.0100%
     63           359                42,584.18          96,614         Actual/360                        0.0100%
     80           360                30,645.14          22,782         Actual/360                        0.0100%
     82           300                32,056.89             113         Actual/360                        0.0100%
     85           360                29,794.62          74,475         Actual/360                        0.0100%
     86           359                29,471.27          42,738         Actual/360                        0.0100%
     90           359                26,833.75              80         Actual/360                        0.0100%
     93           300                29,282.73              90         Actual/360                        0.0100%
     98           359                25,546.51          91,612         Actual/360                        0.0100%
    100           359                25,247.27          64,223         Actual/360                        0.0100%
    103           360                23,646.13          30,780         Actual/360                        0.0100%
    108           360                21,551.30             111         Actual/360                        0.0100%
    122           359                18,635.28          70,680         Actual/360                        0.0100%


Loan #      Due Date      ARD Loan (Y/N)      Lockout/Defeasance (Y/N)      Earthquake Insurance (Y/N)
     4         1                 N                          Y                             N/A
     5         1                 N                          Y                             N/A
     6         1                 N                          Y                             N/A
     7         1                 N                          Y                             N/A
     8         1                 N                          Y                             N/A
     9         1                 N                          Y                             N/A
    13         1                 N                          Y                             N/A
    16         1                 N                          Y                             N/A
    23         1                 N                          N                             N/A
    28         1                 N                          N                             N/A
    34         1                 N                          Y                             N/A
    36         1                 N                          Y                             N/A
    62         1                 N                          N                             N/A
    63         1                 N                          N                             N/A
    80         1                 N                          Y                             N/A
    82         1                 N                          Y                             N/A
    85         1                 N                          Y                              No
    86         1                 N                          N                              No
    90         1                 N                          Y                             N/A
    93         1                 N                          Y                             N/A
    98         1                 N                          N                             N/A
   100         1                 N                          Y                              No
   103         1                 N                          N                             N/A
   108         1                 N                          N                              No
   122         1                 N                          Y                             N/A


Loan #      Environmental Insurance (Y/N)       Ground Lease (Y/N)      Letter of Credit (Y/N)      Loan Group
     4                     No                           No                        N                      1
     5                     No                           No                        Y                      1
     6                     No                           No                        N                      1
     7                     No                           No                        Y                      1
     8                     No                           No                        N                      1
     9                     No                           No                        N                      1
    13                     No                          Yes                        N                      1
    16                     No                           No                        N                      1
    23                     No                           No                        N                      1
    28                     No                           No                        N                      2
    34                     No                           No                        N                      1
    36                     No                           No                        N                      1
    62                     No                           No                        N                      1
    63                     No                           No                        N                      1
    80                     No                           No                        N                      1
    82                     No                           No                        N                      1
    85                     No                           No                        N                      1
    86                     No                           No                        N                      1
    90                     No                           No                        N                      2
    93                     No                           No                        N                      1
    98                     No                           No                        N                      1
   100                     No                           No                        N                      1
   103                     No                           No                        N                      1
   108                     No                           No                        N                      2
   122                     No                           No                        N                      1

                                   EXHIBIT B-3

                    SCHEDULE OF NCB, FSB TRUST MORTGAGE LOANS


Loan #   Property Name                                        Address
    15   Square-Arch Realty Corp.                             2 Fifth Avenue
    27   Westside Shopping Center                             2401-2455 Frederick Avenue
    41   Kew Gardens Hills Apartment Owners, Inc.             135-12/48, 138-10/36, 141-04/26 77th Avenue and 138-06/46 78th Avenue
    42   Warminster Heights Home Ownership Association, Inc.  75 Downey Drive
    44   200 East 16th Street Housing Corporation             200 East 16th Street
    51   363 East 76th Street Corporation                     363 East 76th Street
    52   Bon Aire Residents, Inc.                             24-26 Bon Aire Circle
    53   635 Madison Avenue                                   635 Madison Avenue
    61   Sutton Owners Corporation                            35 Sutton Place
    95   Highland Terrace Owners Corp.                        123-135 South Highland Avenue
    97   Derry Court, LLC                                     4550 Forbes Boulevard
    99   Lexington Square Townhouses, Inc.                    1625 Conley Road
   106   411 East 57th Corporation                            411 East 57th Street
   112   2100-2120 Wallace Avenue Owners Corp.                2100-2120 Wallace Avenue
   116   Fleetridge Owners, Inc.                              600-642 Locust Street
   117   Cross Bay Cooperative Corp.                          90-01 153rd Street
   119   7 West 96th Street Corporation                       7 West 96th Street
   120   79 West 12th Street Corp.                            79 West 12th Street
   126   Sulgrave Owners Corp.                                121-131 North Broadway
   127   Harry Silver Housing Company, Inc.                   828 Midwood Street
   131   Gramercy Arms Corp.                                  102 East 22nd Street
   132   320 West 76 Corp.                                    320 West 76th Street
   135   Wychwood Owners Corp.                                8 Barstow Road
   143   830-832/834 Broadway Owner's Corporation             830-832/834 Broadway
   145   Nimage Enterprises LLC                               135-149 Cherry Ann and 10-22 Warner Streets
   146   52 Riverside Drive Owners Corp.                      52 Riverside Drive
   150   Prescott Airpark                                     2625 Stearman Road
   154   Barclay Tenants' Corporation                         45 Hill Park Avenue
   157   129/82 Owners Corp.                                  129 East 82nd Street
   158   Heathcoate-Wiltshire Corp.                           79-103 Wiltshire Road
   164   310 West 79th Apartments Corp.                       310 West 79th Street
   165   620 Broadway Housing Corp.                           620 Broadway
   166   109-111 N. Broadway Apt. Corp.                       109-111 North Broadway
   168   750 New York Ave                                     750 New York Avenue
   171   96 Perry Street Corp.                                96 Perry Street
   173   77 Bronx River Road Owners, Inc.                     77 Bronx River Road
   174   315 St. John's Owners Inc.                           315 St. John's Place
   175   404 Riverside Drive, Inc.                            404 Riverside Drive
   176   16 Crosby Street Owners Corp.                        16 Crosby Street/452 Broadway
   178   2 King Street Apartments Corp.                       2 King Street
   180   4213 Village Corp.                                   42 West 13th Street
   181   571 Hudson Street Apartment Corp.                    571 Hudson Street
   182   82-04 Lefferts Tenants Corp.                         82-04 Lefferts Boulevard/83-36 Beverly Road
   183   30 Bond Street Owners Corp.                          30 Bond Street
   185   Hilltop Village Cooperative #One, Inc.               204-15 Foothill Avenue and 87-56 Francis Lewis Boulevard
   186   438 West 49th Street Owners Corporation              438 West 49th Street
   187   264 W. 22 St. Owners, Inc.                           264 West 22nd Street
   188   11 Park Place Owners, Inc.                           11 Park Place
   189   80 Lincoln Owners, Inc                               80 Lincoln Avenue
   190   63 East 79th Street Corp.                            63 East 79th Street
   191   216 East 12th St. Owners Corp.                       216 East 12th Street
   192   1 Ascot Ridge Corp.                                  1 Ascot Ridge
   193   27 West 10th Street Owners Corp.                     27 West 10th Street
   194   613 E. 6th St. Owners Corp.                          613 East 6th Street
   195   1209 8th Avenue Corp.                                1209 8th Avenue
   196   432-434 East 10th Street Corporation                 432-434 East 10th Street
   197   326 Sixth Avenue Owners Corp.                        326 Sixth Avenue
   198   8 E. 10th St. Owners Corp.                           8 East 10th Street


Loan #    City                      State      ZIP            Mortgage Rate      Net Mortgage Rate     Original Balance
    15    New York                  NY              10011            5.240%                5.1585%           31,000,000
    27    Baltimore                 MD              21223            5.740%                5.6585%           15,000,000
    41    Flushing                  NY              11367            5.330%                5.2485%           12,000,000
    42    Warminster                PA              18974            5.600%                5.5185%           11,700,000
    44    New York                  NY              10003            5.170%                5.0885%           11,000,000
    51    New York                  NY              10021            5.380%                5.2985%            9,000,000
    52    Suffern                   NY              10901            5.400%                5.3185%            9,000,000
    53    New York                  NY              10022            5.450%                5.3685%            8,900,000
    61    New York                  NY              10022            5.220%                5.1385%            8,000,000
    95    Ossining                  NY              10562            5.040%                4.9585%            4,700,000
    97    Lanham                    MD              20706            5.570%                5.4885%            4,600,000
    99    Conley                    GA              30288            6.030%                5.9485%            4,332,422
   106    New York                  NY              10022            5.220%                5.1385%            4,050,000
   112    Bronx                     NY              10462            5.640%                5.5585%            3,600,000
   116    Mt. Vernon                NY              10552            5.360%                5.2785%            3,300,000
   117    Howard Beach              NY              11414            6.470%                6.3885%            3,250,000
   119    New York                  NY              10025            6.230%                6.1485%            3,200,000
   120    New York                  NY              10011            5.210%                5.1285%            3,200,000
   126    White Plains              NY              10603            5.420%                5.3385%            3,095,000
   127    Brooklyn                  NY              11203            6.180%                6.0985%            3,000,000
   131    New York                  NY              10010            5.280%                5.1985%            2,650,000
   132    New York                  NY              10023            5.710%                5.6285%            2,630,000
   135    Great Neck Plaza          NY              10021            5.680%                5.5985%            2,350,000
   143    New York                  NY              10003            5.550%                5.4685%            1,750,000
   145    Hamden                    CT              06514            5.600%                5.5185%            1,700,000
   146    New York                  NY              10024            5.680%                5.5985%            1,700,000
   150    Prescott                  AZ              86301            5.450%                5.3685%            1,600,000
   154    Great Neck                NY              11021            5.080%                4.9985%            1,600,000
   157    New York                  NY              10028            5.120%                5.0385%            1,500,000
   158    New Rochelle              NY              10583            5.970%                5.8885%            1,475,000
   164    New York                  NY              10024            5.270%                5.1885%            1,400,000
   165    New York                  NY              10012            5.310%                5.2285%            1,400,000
   166    White Plains              NY              10603            5.150%                5.0685%            1,400,000
   168    Brooklyn                  NY              11203            6.010%                5.9285%            1,200,000
   171    New York                  NY              10014            5.450%                5.3685%            1,025,000
   173    Yonkers                   NY              10704            5.150%                5.0685%            1,000,000
   174    Brooklyn                  NY              11238            5.480%                5.3985%            1,000,000
   175    New York                  NY              10025            5.740%                5.6585%            1,000,000
   176    New York                  NY              10013            5.680%                5.5985%            1,000,000
   178    New York                  NY              10012            5.230%                5.1485%              980,000
   180    New York                  NY              10011            5.320%                5.2385%              935,000
   181    New York                  NY              10014            5.430%                5.3485%              925,000
   182    Kew Gardens               NY              11415            5.730%                5.6485%              900,000
   183    New York                  NY              10012            5.810%                5.7285%              850,000
   185    Hollis, Queens Village    NY       11423, 11426            5.250%                5.1685%              700,000
   186    New York                  NY              10019            5.480%                5.3985%              675,000
   187    New York                  NY              10011            6.140%                6.0585%              565,000
   188    Rockville Centre          NY              11570            5.390%                5.3085%              550,000
   189    Rockville Centre          NY              11570            5.400%                5.3185%              525,000
   190    New York                  NY              10021            5.380%                5.2985%              500,000
   191    New York                  NY              10003            6.360%                6.2785%              400,000
   192    Great Neck                NY              11021            6.640%                6.5585%              380,000
   193    New York                  NY              10011            6.360%                6.2785%              340,000
   194    New York                  NY              10009            5.780%                5.6985%              330,000
   195    Brooklyn                  NY              11215            6.530%                6.4485%              280,000
   196    New York                  NY              10009            6.250%                6.1685%              200,000
   197    Brooklyn                  NY              11215            6.840%                6.7585%              175,000
   198    New York                  NY              10003            6.930%                6.8485%              165,000


Loan #  Cut-off Date Principal Balance    Remaining term to stated maturity    Maturity Date    ARD Date    Orig Amort Term
    15                      31,000,000                   118                        4/1/2015    N/A                     480
    27                      15,000,000                   120                        6/1/2015    N/A                     300
    41                      11,962,369                   175                        1/1/2020    N/A                     480
    42                      11,700,000                   120                        6/1/2015    N/A                     360
    44                      10,934,522                   115                        1/1/2015    N/A                     360
    51                       9,000,000                   115                        1/1/2015    N/A           Interest only
    52                       8,967,736                   174                       12/1/2019    N/A                     480
    53                       8,851,724                   115                        1/1/2015    N/A                     360
    61                       8,000,000                   116                        2/1/2015    N/A           Interest only
    95                       4,671,372                   115                        1/1/2015    N/A                     360
    97                       4,579,968                   116                        2/1/2015    N/A                     360
    99                       4,315,139                   176                        2/1/2020    N/A                     360
   106                       4,050,000                   115                        1/1/2015    N/A           Interest only
   112                       3,594,545                   117                        3/1/2015    N/A                     480
   116                       3,289,727                   115                        1/1/2015    N/A                     480
   117                       3,201,662                   289                        7/1/2029    N/A                     300
   119                       3,200,000                   115                        1/1/2015    N/A           Interest only
   120                       3,200,000                   117                        3/1/2015    N/A           Interest only
   126                       3,085,014                   116                        2/1/2015    N/A                     420
   127                       2,992,352                   115                        1/1/2015    N/A                     480
   131                       2,650,000                   120                        6/1/2015    N/A                     480
   132                       2,627,859                   175                        1/1/2020    N/A                     720
   135                       2,343,233                   175                        1/1/2020    N/A                     480
   143                       1,750,000                   117                        3/1/2015    N/A           Interest only
   145                       1,698,438                   119                        5/1/2015    N/A                     360
   146                       1,696,251                   176                        2/1/2020    N/A                     480
   150                       1,600,000                   120                        6/1/2015    N/A                     360
   154                       1,590,323                   115                        1/1/2015    N/A                     360
   157                       1,492,635                   116                        2/1/2015    N/A                     360
   158                       1,467,542                   115                        1/1/2015    N/A                     360
   164                       1,400,000                   117                        3/1/2015    N/A           Interest only
   165                       1,400,000                   116                        2/1/2015    N/A           Interest only
   166                       1,396,797                   118                        4/1/2015    N/A                     360
   168                       1,194,999                   238                        4/1/2025    N/A                     240
   171                       1,019,195                   115                        1/1/2015    N/A                     360
   173                         996,177                   114                       12/1/2014    N/A                     480
   174                         993,708                   116                        2/1/2015    N/A                     300
   175                         993,273                   237                        3/1/2025    N/A                     240
   176                         989,539                   177                        3/1/2020    N/A                     180
   178                         980,000                   118                        4/1/2015    N/A           Interest only
   180                         931,810                   117                        3/1/2015    N/A                     360
   181                         920,689                   116                        2/1/2015    N/A                     360
   182                         897,440                   115                        1/1/2015    N/A                     480
   183                         850,000                   118                        4/1/2015    N/A           Interest only
   185                         687,064                   115                        1/1/2015    N/A                     180
   186                         672,959                   115                        1/1/2015    N/A                     480
   187                         563,760                   116                        2/1/2015    N/A                     480
   188                         548,300                   115                        1/1/2015    N/A                     480
   189                         524,144                   117                        3/1/2015    N/A                     480
   190                         500,000                   115                        1/1/2015    N/A           Interest only
   191                         395,978                   177                        3/1/2020    N/A                     180
   192                         375,380                   174                       12/1/2019    N/A                     240
   193                         336,652                   177                        3/1/2020    N/A                     180
   194                         326,275                   115                        1/1/2015    N/A                     240
   195                         279,292                   117                        3/1/2015    N/A                     360
   196                         199,463                   117                        3/1/2015    N/A                     360
   197                         174,714                   118                        4/1/2015    N/A                     360
   198                         163,749                   114                       12/1/2014    N/A                     300


Loan #        Rem Amort Term      Monthly Payment      Unit/SF    Interest Calculation     Master Servicing Fee Rate
    15                   480           154,441.69          344            30/360                      0.0800%
    27                   300            94,275.33      199,175          Actual/360                    0.0300%
    41                   475            61,110.77          422          Actual/360                    0.0800%
    42                   360            67,742.18          707          Actual/360                    0.0800%
    44                   355            60,686.59          182          Actual/360                    0.0800%
    51         Interest Only            40,350.00          215            30/360                      0.0800%
    52                   474            46,266.33          209          Actual/360                    0.0800%
    53                   355            50,254.38      143,825          Actual/360                    0.0800%
    61         Interest Only            35,283.33          129          Actual/360                    0.0800%
    95                   355            25,547.53          149          Actual/360                    0.0800%
    97                   356            26,320.68       46,858          Actual/360                    0.0300%
    99                   356            26,058.68          280            30/360                      0.0800%
   106         Interest Only            17,862.19          113          Actual/360                    0.0800%
   112                   477            19,105.48          148          Actual/360                    0.0800%
   116                   475            16,873.47          138          Actual/360                    0.0800%
   117                   289            22,065.95          131          Actual/360                    0.0800%
   119         Interest Only            16,613.33           80            30/360                      0.0800%
   120         Interest Only            13,893.33          102            30/360                      0.0800%
   126                   416            16,458.76           76            30/360                      0.0800%
   127                   475            17,065.68          288          Actual/360                    0.0800%
   131                   480            13,404.46           87          Actual/360                    0.0800%
   132                   715            12,938.57           71            30/360                      0.0800%
   135                   475            12,537.25           84          Actual/360                    0.0800%
   143         Interest Only             8,093.75           19            30/360                      0.0800%
   145                   359             9,759.34           60          Actual/360                    0.0800%
   146                   476             8,977.25           43            30/360                      0.0800%
   150                   360             9,034.49       39,000          Actual/360                    0.0800%
   154                   355             8,736.97           64          Actual/360                    0.0800%
   157                   356             8,228.43           32          Actual/360                    0.0800%
   158                   355             8,814.94           57            30/360                      0.0800%
   164         Interest Only             6,148.33           32            30/360                      0.0800%
   165         Interest Only             6,281.04           11          Actual/360                    0.0800%
   166                   358             7,706.18           51          Actual/360                    0.0800%
   168                   238             8,604.10        7,200          Actual/360                    0.0800%
   171                   355             5,836.37           35          Actual/360                    0.0800%
   173                   474             4,969.60           60          Actual/360                    0.0800%
   174                   296             6,128.94           47            30/360                      0.0800%
   175                   237             7,015.13           49            30/360                      0.0800%
   176                   177             8,308.86           12          Actual/360                    0.0800%
   178         Interest Only             4,271.17           38            30/360                      0.0800%
   180                   357             5,203.72           37            30/360                      0.0800%
   181                   356             5,255.19           15          Actual/360                    0.0800%
   182                   475             4,832.99           39          Actual/360                    0.0800%
   183         Interest Only             4,172.58            6          Actual/360                    0.0800%
   185                   175             5,627.14          197            30/360                      0.0800%
   186                   475             3,507.26           19          Actual/360                    0.0800%
   187                   476             3,197.89           20          Actual/360                    0.0800%
   188                   475             2,823.60           16          Actual/360                    0.0800%
   189                   477             2,698.87           15          Actual/360                    0.0800%
   190         Interest Only             2,241.67            9            30/360                      0.0800%
   191                   177             3,453.72            9            30/360                      0.0800%
   192                   234             2,885.37           12          Actual/360                    0.0800%
   193                   177             2,952.12            6          Actual/360                    0.0800%
   194                   235             2,337.70           14          Actual/360                    0.0800%
   195                   357             1,792.07            8          Actual/360                    0.0800%
   196                   357             1,242.75            6          Actual/360                    0.0800%
   197                   358             1,156.65            6          Actual/360                    0.0800%
   198                   294             1,168.95            3          Actual/360                    0.0800%


Loan #     Due Date     ARD Loan (Y/N)      Lockout/Defeasance (Y/N)       Earthquake Insurance (Y/N)
    15         1               N                        Y                               Yes
    27         1               N                        Y                               No
    41         1               N                        N                               Yes
    42         1               N                        N                               Yes
    44         1               N                        Y                               No
    51         1               N                        N                               Yes
    52         1               N                        N                               Yes
    53         1               N                        Y                               Yes
    61         1               N                        N                               Yes
    95         1               N                        N                               Yes
    97         1               N                        Y                               No
    99         1               N                        N                               No
   106         1               N                        N                               Yes
   112         1               N                        N                               Yes
   116         1               N                        N                               Yes
   117         1               N                        N                               No
   119         1               N                        N                               Yes
   120         1               N                        N                               Yes
   126         1               N                        N                               Yes
   127         1               N                        N                               No
   131         1               N                        N                               Yes
   132         1               N                        N                               No
   135         1               N                        N                               Yes
   143         1               N                        N                               Yes
   145         1               N                        N                               No
   146         1               N                        N                               Yes
   150         1               N                        N                               No
   154         1               N                        N                               Yes
   157         1               N                        N                               Yes
   158         1               N                        N                               No
   164         1               N                        N                               Yes
   165         1               N                        N                               Yes
   166         1               N                        N                               Yes
   168         1               N                        Y                               Yes
   171         1               N                        N                               No
   173         1               N                        N                               Yes
   174         1               N                        N                               Yes
   175         1               N                        N                               No
   176         1               N                        N                               No
   178         1               N                        N                               Yes
   180         1               N                        Y                               Yes
   181         1               N                        N                               Yes
   182         1               N                        N                               No
   183         1               N                        N                               No
   185         1               N                        N                               Yes
   186         1               N                        N                               No
   187         1               N                        N                               Yes
   188         1               N                        Y                               No
   189         1               N                        Y                               No
   190         1               N                        N                               No
   191         1               N                        N                               No
   192         1               N                        N                               Yes
   193         1               N                        N                               No
   194         1               N                        N                               No
   195         1               N                        N                               Yes
   196         1               N                        N                               Yes
   197         1               N                        N                               No
   198         1               N                        N                               Yes


Loan #    Environmental Insurance (Y/N)        Ground Lease (Y/N)      Letter of Credit (Y/N)    Loan Group
    15                  No                            No                        N                   1
    27                  No                            No                        N                   1
    41                  No                            No                        N                   2
    42                  No                            No                        N                   2
    44                  No                            No                        N                   1
    51                  No                            No                        N                   1
    52                  No                            No                        N                   1
    53                  No                            No                        N                   1
    61                  No                            No                        N                   1
    95                  No                            No                        N                   1
    97                  No                            No                        Y                   1
    99                  No                            No                        N                   2
   106                  No                            No                        N                   1
   112                  No                            No                        N                   2
   116                  No                            No                        N                   1
   117                  No                            No                        N                   2
   119                  No                            No                        N                   1
   120                  No                            No                        N                   1
   126                  No                            No                        N                   1
   127                  No                            No                        N                   2
   131                  No                            No                        N                   2
   132                  No                            No                        N                   1
   135                  No                            No                        N                   1
   143                  No                            No                        N                   1
   145                  No                            No                        N                   2
   146                  No                            No                        N                   1
   150                  No                            No                        N                   1
   154                  No                            No                        N                   2
   157                  No                            No                        N                   1
   158                  No                            No                        N                   1
   164                  No                            No                        N                   2
   165                  No                            No                        N                   1
   166                  No                            No                        N                   1
   168                  No                            No                        N                   1
   171                  No                            No                        N                   1
   173                  No                            No                        N                   2
   174                  No                            No                        N                   1
   175                  No                            No                        N                   1
   176                  No                            No                        N                   1
   178                  No                            No                        N                   1
   180                  No                            No                        N                   1
   181                  No                            No                        N                   1
   182                  No                            No                        N                   1
   183                  No                            No                        N                   1
   185                  No                            Yes                       N                   2
   186                  No                            No                        N                   1
   187                  No                            No                        N                   1
   188                  No                            No                        N                   2
   189                  No                            No                        N                   2
   190                  No                            No                        N                   1
   191                  No                            No                        N                   1
   192                  No                            No                        N                   1
   193                  No                            No                        N                   2
   194                  No                            No                        N                   2
   195                  No                            No                        N                   1
   196                  No                            No                        N                   2
   197                  No                            No                        N                   1
   198                  No                            No                        N                   1

                                   EXHIBIT B-4

                      SCHEDULE OF NCB TRUST MORTGAGE LOANS


Loan #      Property Name                      Address                       City           State      ZIP
    19      The Howard Owners, Inc.            99-32/52/72 66th Road         Rego Park      NY         11374


Loan #      Mortgage Rate        Net Mortgage Rate          Original Balance         Cut-off Date Principal Balance
    19             5.110%                  5.0285%                22,000,000                             21,960,925


Loan #      Remaining term to stated maturity      Maturity      Date       ARD Date       Orig Amort Term
    19                                    117       3/1/2015      N/A                                  480


Loan #      Rem Amort Term       Monthly Payment     Unit/SF     Interest Calculation       Master Servicing Fee Rate
    19                 477            108,733.58         481     Actual/360                                   0.0800%


Loan #      Due Date      ARD Loan (Y/N)         Lockout/Defeasance (Y/N)             Earthquake Insurance (Y/N)
    19             1      N                      N                                    Yes


Loan #      Environmental Insurance (Y/N)         Ground Lease (Y/N)       Letter of Credit (Y/N)        Loan Group
    19      No                                    No                       N                                      1

                                   EXHIBIT C-1

               LIST OF ADDITIONAL COLLATERAL TRUST MORTGAGE LOANS

                                                                                         Additional
                                                                            Additional   Collateral     Addl Coll
Loan Name                          Cut-off Balance       Loan Seller        Collateral     Amount       Event Date
---------                          ---------------       -----------        ----------     ------       ----------
Countryside Centre                   $27,500,000     PNC                        Yes     $ 2,000,000     12/31/2005
Champaign Student Housing            $27,372,905     Column Financial, Inc.     Yes     $ 1,350,000     9/30/2006
2000 Bering Office Building          $ 9,672,771     Column Financial, Inc.     Yes     $ 1,060,000     3/3/2007
Huntwick Village Shopping Center     $ 5,315,000     Column Financial, Inc.     Yes     $   350,000     11/30/2006
Parkview Plaza Shopping Center       $ 5,104,542     Column Financial, Inc.     Yes     $   800,000     8/16/2005
Quebec Highlands Shopping Center     $ 4,725,000     Column Financial, Inc.     Yes     $   225,000     3/1/2006
University Square                    $ 3,094,404     Column Financial, Inc.     Yes     $   750,000     12/1/2005


Loan Name                                                                  Addl Coll Desc
---------                                                                  --------------
Countryside Centre                 Release upon: i) all construction and first generation improvements are completed, ii) occupancy
                                     >= 94.2%, iii) DSCR >= 1.20x and iv) no event of default.

Champaign Student Housing          Release upon: i) Annualized gross potential rental revenue >= $3,380,000 and ii) DSCR >= 1.20x and iii) No event of default.

2000 Bering Office Building        Release upon: (i) no event of default, (ii) borrower provides financials and (iii) borrower provides an updated appraisal showing the property is stabilized supporting a LTV
                                     <= 70% and DSCR >=1.25x.

Huntwick Village Shopping Center   Release upon: i) Borrower entering into one or more Qualified Leases, and ii) no event of default.

Parkview Plaza Shopping Center     Release upon: i) Black Belt and Flower Shop executing their lease at stipulated rental rates,
                                     ii) receipt of tenant estoppels and subordination agreements, and iii) DSCR <= 1.25x.

Quebec Highlands Shopping Center   Release upon: i) Occupancy >= 90%, and ii) deliver of a new lease with rent >=$16.00 psf and for a minimum of 3 years.

University Square                  Release upon: i) execution of United State Army Lease or execution of a qualifying lease with respect to at least 2,850 SF of Earnout space to achieve a 1.40 dscr, and ii) no event of default.


                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS



Loan Name                                Cut-off Balance        Loan Seller         Mezzanine Amount
---------                                ---------------        -----------         ----------------
Villages at Montpelier                     $44,000,000     Column Financial, Inc.     $ 3,000,000
Billerica Bldg #3-6                        $18,320,000     PNC                        $ 1,506,028
Pinetree & Lakeside Portfolio              $17,000,000     Column Financial, Inc.     $ 5,000,000
31 Milk Street (Floors 2-11)               $16,147,000     PNC                        $ 1,327,393
Lakeview Townhomes                         $12,000,000     Column Financial, Inc.     $ 1,220,000
Holiday Inn Express - Manchester, NH       $ 8,465,538     Column Financial, Inc.     $ 1,000,000
Chicopee Big Y                             $ 6,560,000     PNC                        $   539,277
Billerica Bldg # 2                         $ 6,400,000     PNC                        $   526,123
Residence Inn North - Colorado Springs     $ 5,200,000     PNC                        $ 2,650,000
Billerica Bldg #7                          $ 4,800,000     PNC                        $   394,593
31 Milk St (USPS)                          $ 2,513,000     PNC                        $   206,586


                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention:  Mortgage Document Custody (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3
                  -------------------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer No. [1][2] hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or, if applicable, a Mortgage Loan Combination Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2. Other. (Describe)________________________________________________
            ____________________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    --------------------------------------------
                                    as Master Servicer


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention:  Mortgage Document Custody (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3
                  -------------------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the undersigned as Special Servicer [1][2] hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1. The Mortgage Loan is being foreclosed.

______      2. Other. (Describe)________________________________________________
            ____________________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.




                                    --------------------------------------------
                                    as Special Servicer


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT


       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------
                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation                                                   6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 10
                        Mortgage Loan Detail                                                 11
                        Principal Prepayment Detail                                          12
                        Historical Detail                                                    13
                        Delinquency Loan Detail                                              14
                        Specially Serviced Loan Detail                                     15 - 16
                        Modified Loan Detail                                                 17
                        Liquidated Loan Detail                                               18
                        Bond/Collateral Realized Loss Reconciliation                         19
                     -------------------------------------------------------------------------------

             Depositor                                    Master Servicer                           Master & Special Servicer
--------------------------------------      -------------------------------------------      --------------------------------------
Credit Suisse First Boston Mortgage         Midland Loan Services, Inc.                      NCB, FSB
Securities Corp.                            10851 Mastin Street, Bldg. 82                    National Consumer Cooperative Bank
11 Madison Avenue, 5th Floor                Suite 700                                        1725 Eye Street, NW
New York, NY 10010                          Overland Park, KS 66210                          Washington, D.C. 20006


Contact:  General Information Number        Contact:       Brad Hauger                       Contact:       Kathleen Luzik
Phone Number: (212) 325-2000                Phone Number:  (913) 253-9000                    Phone Number:  (202) 336-7633
--------------------------------------      -------------------------------------------      --------------------------------------

          Special Servicer
--------------------------------------

LNR Partners, Inc.
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139


Contact:       Vickie Taylor
Phone Number:  (305) 229-6614
--------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 1 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-AB         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  LR         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 A-X         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
 A-SP        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
 A-Y         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
RCS-IO       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-AB              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  LR              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 A-X              0.00000000     0.00000000      0.00000000     0.00000000
 A-SP             0.00000000     0.00000000      0.00000000     0.00000000
 A-Y              0.00000000     0.00000000      0.00000000     0.00000000
RCS-IO            0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                            Reconciliation Detail

       Advance Summary                                                   Servicing Fee Summary
P & I Advances Outstanding                 0.00             Current Period Accrued Servicing Fees                           0.00
Servicing Advances Outstanding             0.00             Less Servicing Fees on Delinquent Payments                      0.00
                                                            Less Reductions to Servicing Fees                               0.00
Reimbursement for Interest on P & I        0.00
Advances paid from general collections                      Plus Servicing Fees for Delinquent Payments Received            0.00
                                                            Plus Adjustments for Servicing Calculation                      0.00
Reimbursement for Interest on Servicing    0.00
Advances paid from general collections                      Total Servicing Fees Collected                                  0.00

Certificate Interest Reconciliation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Unpaid       Optimal
           Accrued         Uncovered                             Certificate       Interest      Interest     Interest
         Certificate       Prepayment      Indemnification    Deferred Interest    Shortfall   Distribution   Shortfall   Interest
Class      Interest    Interest Shortfall      Expenses            Amount           Amount        Amount       Amount   Distribution
------------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
A-AB
 A-4
A-1-A
 A-M
 A-J
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 A-X
 A-SP
 A-Y
RCS-IO
---------------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------


                                  Other Required Information

------------------------------------------------------------------------------------------------

Available Distribution Amount                                                               0.00


Aggregate Number of Outstanding Loans                                                          0
Aggregate Unpaid Principal Balance of Loans                                                 0.00
Aggregate Stated Principal Balance of Loans                                                 0.00


Aggregate Amount of Servicing Fee                                                           0.00
Aggregate Amount of Special Servicing Fee                                                   0.00
Aggregate Amount of Trustee Fee                                                             0.00
Aggregate Stand-by Fee                                                                      0.00
Aggregate Agent Paying Fee                                                                  0.00
Aggregate Trust Fund Expenses                                                               0.00

Additional Trust Fund Expenses/(Gains)                                                      0.00

      Fees Paid to Special Servicer                                                         0.00
      Interest on Advances                                                                  0.00
      Other Expenses of Trust                                                               0.00



Appraisal Reduction Amount
-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number     Amount       Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
      A-AB
       A-4
      A-1-A
       A-M
       A-J
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
       A-X
       A-SP
       A-Y
      RCS-IO
      ---------------------------------------------------------------------------------------------------------------
      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.

   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
   Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                               Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                                Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                 Age of Most                   % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted             Recent    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)           NOI      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment    Maturity  Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date         Date    (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD




                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                Principal Prepayment Amount                  Prepayment Penalties
                  Offering Document       ------------------------------------------------------------------------------------------
Loan Number       Cross-Reference         Payoff Amount     Curtailment Amount    Percentage Premium    Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
-------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
-------------------------------------------------------------------------













-------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------


                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances**    Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
              Current      Outstanding
             Servicing      Servicing       Bankruptcy     REO
Loan Number   Advances      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Offering
Loan          Document          Pre-Modification
Number      Cross-Reference         Balance                 Modification Date                       Modification Description
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Liquidated Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery        Offering                                                    Gross Proceeds      Aggregate
Loan                Determination        Document      Appraisal    Appraisal   Actual     Gross       as a % of        Liquidation
Number                  Date         Cross-Reference      Date        Value     Balance   Proceeds   Actual Balance      Expenses *
-----------------------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       Net           Net Proceeds                    Repurchased
Loan               Liquidation        as a % of         Realized      by Seller
Number               Proceeds       Actual Balance        Loss          (Y/N)
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-C3                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/15/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                     Bond/Collateral Reallized Loss Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
                                   Beginning                                             Amounts
                                   Balance of     Aggregate      Prior Realized      Covered by Over-       Interest (Shortage)/
Distribution         Prospectus   the Loan at   Realized Loss     Loss Applied     collateralization and    Excesses applied to
    Date                 Id       Liquidation     on Loans       to Certificates    other Credit Support    other Credit Support
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                        Modification          Additional
                        Adjustments/         (Recoveries)/        Current Realized        Recoveries of      (Recoveries)/Realized
Distribution        Appraisal Reduction   Expenses applied to      Loss Applied to       Realized Losses        Loss Applied to
    Date                 Adjustment         Realized Losses          Certificates         Paid as Cash        Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 19

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

            3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

      ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

      ___   (e)   Other.  (Please specify brief description of method)__________
                  ______________________________________________________________
                  ______________________________________________________________

            4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

            (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

            (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

            (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

            5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

            6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                   Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 29, 2005 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                   Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE
        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF
                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 29, 2005 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 29, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

            3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

            (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

            (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

            (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

            (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

            (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

            4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

            (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

            (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

            (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                   Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                   Very truly yours,


                                    --------------------------------------------
                                    (Transferee)

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                             Nominee Acknowledgment
                             ----------------------

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    --------------------------------------------
                                    (Nominee)

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___ ___ Will the Transferee be purchasing the Transferred Yes No Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    --------------------------------------------
                                    Print Name of Transferee

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Date:
                                         ---------------------------------------


--------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ___ ___ Will the Transferee be purchasing the Transferred Yes No Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    --------------------------------------------
                                    Print Name of Transferee

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Date:
                                         ---------------------------------------


                                    IF AN ADVISER:

                                    Print Name of Transferee


                                    Date:
                                         ---------------------------------------

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                    Very truly yours,

                                    By:
                                       -----------------------------------------
                                       (Transferee)

                                    Name:
                                    Title:


                             Nominee Acknowledgment
                             ----------------------

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    --------------------------------------------
                                    (Nominee)

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM


                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29, 2005 (the "Closing Date") of $__________] (the
                  "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee, the Trustee and the Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                    Very truly yours,

                                    (Transferee)

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________2 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            ____ ____ Will the Transferee be acquiring interests in the
            Yes  No   Transferred Certificates only for the Transferee's own
                      account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    (Transferee)


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:
                                    Date:


--------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

            ____ ____ Will the Transferee be acquiring interests in the
            Yes  No   Transferred Certificates only for the Transferee's own
                      account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    (Transferee or Adviser)


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    IF AN ADVISER:


                                    --------------------------------------------
                                    Print Name of Transferee

                                    Date:

                                  EXHIBIT F-2D

                      FORM II OF TRANSFEREE CERTIFICATE FOR
              TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29 2005 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee, the Trustee and the Certificate Registrar, that:

            1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settler if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated: __________, ____


                                    By:
                                       -----------------------------------------
                                    As, or agent for, the beneficial owner(s) of
                                    the Certificates to which this certificate
                                    relates

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113

Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor
            (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

      ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

      ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicers, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                   Very truly yours,


                                   ---------------------------------------------
                                   (Transferee)

                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 29, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

      ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).



                                   (Transferee)

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT H-1

                FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
               FOR TRANSFERS OF [CLASS R] [CLASS LR] CERTIFICATES

STATE OF                      )
                              ) ss:
COUNTY OF                     )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, [Class R] [Class LR] Certificates, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

            3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the [Class R] [Class LR] Certificates.

            7. The Transferee's taxpayer identification number is
_________________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. Check the applicable paragraph:


            |_| The present value of the anticipated tax liabilities associated with holding the [Class R] [Class LR] Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such [Class R] [Class LR] Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the [Class R] [Class LR] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from [Class R] [Class LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(c)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the [Class R] [Class LR]
                  Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the [Class R] [Class LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_|   None of the above.

            11. The Transferee will not cause the income from the Residual Interest Certificate to be attributed to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or any other United States Person.

            12. The Transferee has historically paid its debts as they have come due and intends to pay its debt as they come due in the future. The Transferee further represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of
Section 7701(a)(30) of the Code.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.


                                   [TRANSFEREE]


                                   By:
                                      ------------------------------------------
                                   [Name of Officer]
                                   [Title of Officer]

[Corporate Seal]

ATTEST:

_________________________________
[Assistant] Secretary

            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this __ day of _______________, ____.


_____________________________
NOTARY PUBLIC

COUNTY OF   ____________________

STATE OF ______________________

My Commission expires the __ day of _______________, ____.

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                        [CLASS R] [CLASS LR] CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, [Class R] [Class LR] Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity the "Master Servicer No. 2"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,

                                   [TRANSFEROR]

                                   By:
                                      ------------------------------------------
                                   (Transferor)
                                   Name:
                                   Title:

                                    EXHIBIT I

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Ladies and Gentlemen:

            Pursuant to Section 7.01(c) of the Pooling and Servicing Agreement, dated as of June 1, 2005, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT J

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                )
                        )  ss.:
COUNTY OF               )

            _________________________________________, ______________________,
being duly sworn, deposes and says:

            1. that he/she is an authorized signatory of ___________________ (the "Noteholder");

            2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as ___________________________________, located in ____________________;

            3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $___________ made by ______________, to __________________________, under date of ___________ (the "Note");

            4. that the Note is now owned and held by the Noteholder;

            5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

            7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to Wells Fargo Bank, N.A., as trustee, (the "Trustee") for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees
(a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                  NAME OF NOTEHOLDER


                                   By:
                                      ------------------------------------------
                                   Authorized Signatory


Sworn to before me this
_______  day of ____________, 20__

                                    EXHIBIT K

                                    RESERVED

                                    EXHIBIT L

                           SCHEDULE OF REFERENCE RATES

Distribution Date   Reference Rate  Distribution Date  Reference Rate
-----------------   --------------  -----------------  --------------
July 2005              5.35766%     January 2009          5.35883%
August 2005            5.52997%     February 2009         5.35887%
September 2005         5.52998%     March 2009            5.35941%
October 2005           5.35771%     April 2009            5.53120%
November 2005          5.53001%     May 2009              5.35899%
December 2005          5.35774%     June 2009             5.53128%
January 2006           5.35775%     July 2009             5.35907%
February 2006          5.35777%     August 2009           5.53136%
March 2006             5.35802%     September 2009        5.53139%
April 2006             5.53009%     October 2009          5.35919%
May 2006               5.35782%     November 2009         5.53147%
June 2006              5.53012%     December 2009         5.35927%
July 2006              5.35785%     January 2010          5.35932%
August 2006            5.53016%     February 2010         5.35936%
September 2006         5.53018%     March 2010            5.36168%
October 2006           5.35792%     April 2010            5.52664%
November 2006          5.53022%     May 2010              5.35476%
December 2006          5.35796%     June 2010             5.52617%
January 2007           5.35799%     July 2010             5.35426%
February 2007          5.35801%     August 2010           5.52613%
March 2007             5.35831%     September 2010        5.52615%
April 2007             5.53032%     October 2010          5.35434%
May 2007               5.35808%     November 2010         5.52620%
June 2007              5.53037%     December 2010         5.35440%
July 2007              5.35813%     January 2011          5.35443%
August 2007            5.53043%     February 2011         5.35445%
September 2007         5.53046%     March 2011            5.35512%
October 2007           5.35823%     April 2011            5.52633%
November 2007          5.53054%     May 2011              5.35454%
December 2007          5.35831%     June 2011             5.52637%
January 2008           5.53062%     July 2011             5.35460%
February 2008          5.35839%     August 2011           5.52642%
March 2008             5.35857%     September 2011        5.52645%
April 2008             5.53074%     October 2011          5.35468%
May 2008               5.35852%     November 2011         5.52650%
June 2008              5.53082%     December 2011         5.35474%
July 2008              5.35859%     January 2012          5.52655%
August 2008            5.53089%     February 2012         5.35480%
September 2008         5.53093%     March 2012            5.35504%
October 2008           5.35871%     April 2012            5.52663%
November 2008          5.53101%     May 2012              5.35488%
December 2008          5.35879%     June 2012             5.51147%

                                   EXHIBIT M-1

                   FORM OF TRUSTEE CERTIFICATION TO DEPOSITOR

            Re: Credit Suisse First Boston Commercial Mortgage Trust 2005-C3 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-C3

            I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as Trustee, certify to [identify the individual signing the Sarbanes-Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of June 1, 2005 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. To my knowledge, the information in the Reports, to the extent prepared by the Trustee (and not including any information provided to the Trustee by the Master Servicer or the Special Servicer, other than to the extent that such information has been aggregated or manipulated by Trustee), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

            3. To my knowledge, the distribution information provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

            Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.


Date:
     --------------------------
[NAME OF COMPANY]


-------------------------------
[Signature] [Title]

                                   EXHIBIT M-2

                      FORM OF MASTER SERVICER CERTIFICATION

            Re: Credit Suisse First Boston Commercial Mortgage Trust 2005-C3 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-C3

            I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as Master Servicer No. [1][2], certify to [identify the individual signing the Sarbanes-Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of June 1, 2005 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

            1. I am responsible for reviewing the activities performed by the Master Servicer No. [1][2] under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to Master Servicer No. [1][2], and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, Master Servicer No. [1][2], has fulfilled its obligations as Master Servicer No. [1][2] under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of Master Servicer No. [1][2] based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to Master Servicer No. [1][2] and a certificate in the form attached as [Exhibit M-3] hereto Special Servicer No.[1][2], with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), such reports do not contain any material misstatements or omissions.

            2. We have disclosed to Master Servicer No. [1][2]'s certified public accountants all significant deficiencies relating to (a) the compliance of Master Servicer No. [1][2] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement and (b) the compliance of Special Servicer No. [1][2] with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity.

            Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.


Date:
     --------------------------
[NAME OF COMPANY]


-------------------------------
[Signature] [Title]

                                   EXHIBIT M-3

                     FORM OF SPECIAL SERVICER CERTIFICATION

            Re: Credit Suisse First Boston Commercial Mortgage Trust 2005-C3 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-C3

            I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of [identify name of company] as Special Servicer No. [1][2] certify to [identify the Certifying Person], [___________________________________], as Master Servicer No. 1 and Master
Servicer No. 2 (the "Master Servicers"), Credit Suisse First Boston Mortgage Securities Corp. ("Depositor") and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification:

            1. I am responsible for reviewing the activities performed by [LNR Partners, Inc. ("LNR")] [National Consumer Cooperative Bank ("NCCB")] as special servicer (the "Special Servicer No. [1][2]") under the Pooling and Servicing Agreement dated as of June 1, 2005 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and based upon my knowledge and the annual compliance review performed as required under the Pooling and Servicing Agreement, and except as disclosed on Schedule 1 hereto, [LNR][NCCB], to my knowledge, has fulfilled its material obligations as Special Servicer under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by [LNR][NCCB], as Special Servicer, to the Master Servicers and the Trustee thereunder, and that, to the knowledge of [LNR][NCCB], as Special Servicer, such reports do not contain any material misstatements or omissions; and

            2. I have disclosed to [LNR][NCCB]'s certified public accountants and [________________]'s certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of [LNR][NCCB]'s as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.


Date:
     --------------------------
[NAME OF COMPANY]


-------------------------------
[Signature] [Title]

                                    EXHIBIT N

                      SCHEDULE OF DESIGNATED SUB SERVICERS



Loan Name                               Loan Seller        Cut-off Balance     Subservicer
---------                               -----------        ---------------     -----------
Champaign Student Housing         Column Financial, Inc.     $27,372,905     Draper & Kramer
Irmas & Gold - Oakwood Plaza      Column Financial, Inc.     $ 4,475,565     Draper & Kramer
Irmas & Gold -Arrowhead Lakes     Column Financial, Inc.     $ 3,831,922     Draper & Kramer
Irmas & Gold -Hobby Lobby         Column Financial, Inc.     $ 3,792,006     Draper & Kramer
Washington Square Plaza           Column Financial, Inc.     $10,400,000     Bernard Financial
Warrenville Office Center         Column Financial, Inc.     $ 5,520,000     Draper & Kramer
Lincoln Plaza                     Column Financial, Inc.     $ 4,187,033     Draper & Kramer
Lenox Square                      Column Financial, Inc.     $ 4,096,383     Bernard Financial
Riverside Center                  Column Financial, Inc.     $ 3,700,000     Draper & Kramer


                                    EXHIBIT O

                         FORM OF CUSTODIAL CERTIFICATION

                                     [Date]

[DEPOSITOR]

[MASTER SERVICER]             MORTGAGE LOAN SELLERS

[SPECIAL SERVICER]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of June 1, 2005 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), hereby certifies as to each Trust Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

            Other than as stipulated in the Agreement, none of the Trustee, the Master Servicers, the Special Servicers, or any Custodian (a) is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face and (b) shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (ix),
(xi), (xii), (xvi) and (xviii) and have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

            Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by Section 2.02(c) of the Agreement.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                       Respectfully,

                                       WELLS FARGO BANK, N.A.
                                       as Trustee


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT P


                                                                                 Environmental
Loan Name                               Cut-off Balance         Loan Seller       Insurance
---------                               ---------------         -----------       ---------
KD Moore Portfolio                         $9,791,178     Column Financial, Inc.     Yes
Saloom III                                 $3,294,423     Column Financial, Inc.     Yes
Benco Mini Storage                         $3,103,381     Column Financial, Inc.     Yes
1101 San Julian Street                     $2,894,319     Column Financial, Inc.     Yes
Varsity Apartments                         $2,797,277     Column Financial, Inc.     Yes
Seville Apartments                         $2,538,602     Column Financial, Inc.     Yes
Ventura Boulevard                          $2,497,587     Column Financial, Inc.     Yes
Westgate Center                            $2,283,752     Column Financial, Inc.     Yes
1115 South Wall Street                     $1,896,278     Column Financial, Inc.     Yes
Applecreek and Orchard Tree Apartments     $1,856,717     Column Financial, Inc.     Yes
Westwood Ridge Apartments                  $1,796,685     Column Financial, Inc.     Yes
Wolf Store Retail Park                     $1,796,685     Column Financial, Inc.     Yes
South Carrier Shopping Center              $1,748,437     Column Financial, Inc.     Yes
Tucson Mobile Home Park Portfolio          $1,630,516     Column Financial, Inc.     Yes
Star Vale Mobile Home Park                 $1,598,610     Column Financial, Inc.     Yes
Cobbham Oaks Apartments                    $1,598,508     Column Financial, Inc.     Yes
Seminole Professional Center               $1,597,748     Column Financial, Inc.     Yes
Vitamin Shoppe Retail Center               $1,572,971     Column Financial, Inc.     Yes
Private Storage                            $1,557,133     Column Financial, Inc.     Yes
Wrens Trail Apartments                     $1,427,000     Column Financial, Inc.     Yes
Amory Street Apartments                    $  998,144     Column Financial, Inc.     Yes
Island Ford Square                         $  934,073     Column Financial, Inc.     Yes
State Street                               $  916,324     Column Financial, Inc.     Yes
Hamden Apartments                          $  838,480     Column Financial, Inc.     Yes
1 Arch Street                              $  544,075     Column Financial, Inc.     Yes


                                    EXHIBIT Q

                                    RESERVED

                                    EXHIBIT R

                                    RESERVED

                                   EXHIBIT S-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Midland Loan Services, Inc.
10851 Mastin
Suite 300
Overland Park, Kansas  64210

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C.  20006

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attn:  Edmund Taylor

      Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C3

      In accordance with the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 2" and collectively with Master Servicer No. 1, the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2" and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1. Investor is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating Investor's investment in the Certificates:

      ___ The information available on the Master Servicers' Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

      ___   The information available on the Trustee's Website pursuant to
            Section 4.02 of the Pooling and Servicing Agreement.

      ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.


      3. In consideration of the Master Servicers' or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicers or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

            (a) Neither the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (b) Neither the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (c) Any transmittal of any report, document or other information to Investor by the Master Servicers or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

            (d) When delivering any report, document or other information pursuant to this request, the Master Servicers or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicers, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicers, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                               [CERTIFICATEHOLDER]
                               [BENEFICIAL OWNER OF A CERTIFICATE]


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------
                                Telephone No.:
                                              ----------------------------------

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                   EXHIBIT S-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota  55479-0113
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Midland Loan Services, Inc.
10851 Mastin
Suite 300
Overland Park, Kansas  64210

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attn: Edmund Taylor

      Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C3

      In accordance with the Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc, as master servicer (in such capacity, the "Master Servicer No. 1"), NCB, FSB, as master servicer (in such capacity, the "Master Servicer No. 2" and collectively with Master Servicer No. 1, the "Master Servicers"), LNR Partners, Inc., as special servicer (in such capacity, the "Special Servicer No. 1"), National Consumer Cooperative Bank as special servicer (in such capacity, the "Special Servicer No. 2" and collectively with Special Servicer No. 1, the "Special Servicers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1.    Investor is contemplating an investment in the Class ____
            Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating such possible investment:

            ___ The information available on the Master Servicers' Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___   The information available on the Trustee's Website pursuant to
                  Section 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicers' or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph 1), and such Information will not, without the prior written consent of the Master Servicers or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

            (a) Neither the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (b) Neither the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (c) Any transmittal of any report, document or other information to Investor by the Master Servicers or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

            (d) When delivering any report, document or other information pursuant to this request, the Master Servicers or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicers, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicers, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                   [PROSPECTIVE PURCHASER]


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------
                                Telephone No.:
                                              ----------------------------------

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                    EXHIBIT T

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE


Distribution Date      Balance      Distribution Date      Balance
-----------------      -------      -----------------      -------
July 2005          $61,470,000.00   March 2010         $61,470,000.00
August 2005        $61,470,000.00   April 2010         $61,470,000.00
September 2005     $61,470,000.00   May 2010           $61,470,000.00
October 2005       $61,470,000.00   June 2010          $61,469,463.01
November 2005      $61,470,000.00   July 2010          $60,253,000.00
December 2005      $61,470,000.00   August 2010        $59,150,000.00
January 2006       $61,470,000.00   September 2010     $58,041,000.00
February 2006      $61,470,000.00   October 2010       $56,809,000.00
March 2006         $61,470,000.00   November 2010      $55,689,000.00
April 2006         $61,470,000.00   December 2010      $54,446,000.00
May 2006           $61,470,000.00   January 2011       $53,315,000.00
June 2006          $61,470,000.00   February 2011      $52,178,000.00
July 2006          $61,470,000.00   March 2011         $50,686,000.00
August 2006        $61,470,000.00   April 2011         $49,537,000.00
September 2006     $61,470,000.00   May 2011           $48,266,000.00
October 2006       $61,470,000.00   June 2011          $47,105,000.00
November 2006      $61,470,000.00   July 2011          $45,822,000.00
December 2006      $61,470,000.00   August 2011        $44,650,000.00
January 2007       $61,470,000.00   September 2011     $43,471,000.00
February 2007      $61,470,000.00   October 2011       $42,172,000.00
March 2007         $61,470,000.00   November 2011      $40,982,000.00
April 2007         $61,470,000.00   December 2011      $39,671,000.00
May 2007           $61,470,000.00   January 2012       $38,469,000.00
June 2007          $61,470,000.00   February 2012      $37,261,000.00
July 2007          $61,470,000.00   March 2012         $35,819,000.00
August 2007        $61,470,000.00   April 2012         $34,598,000.00
September 2007     $61,470,000.00   May 2012           $34,398,000.00
October 2007       $61,470,000.00   June 2012          $34,198,000.00
November 2007      $61,470,000.00   July 2012          $33,997,778.69
December 2007      $61,470,000.00   August 2012        $32,869,000.00
January 2008       $61,470,000.00   September 2012     $31,736,000.00
February 2008      $61,470,000.00   October 2012       $30,497,000.00
March 2008         $61,470,000.00   November 2012      $29,352,000.00
April 2008         $61,470,000.00   December 2012      $28,101,000.00
May 2008           $61,470,000.00   January 2013       $26,945,000.00
June 2008          $61,470,000.00   February 2013      $25,784,000.00
July 2008          $61,470,000.00   March 2013         $24,317,000.00
August 2008        $61,470,000.00   April 2013         $23,142,000.00
September 2008     $61,470,000.00   May 2013           $21,863,000.00
October 2008       $61,470,000.00   June 2013          $20,677,000.00
November 2008      $61,470,000.00   July 2013          $19,386,000.00
December 2008      $61,470,000.00   August 2013        $18,189,000.00
January 2009       $61,470,000.00   September 2013     $16,985,000.00
February 2009      $61,470,000.00   October 2013       $15,677,000.00
March 2009         $61,470,000.00   November 2013      $14,462,000.00
April 2009         $61,470,000.00   December 2013      $13,142,000.00
May 2009           $61,470,000.00   January 2014       $11,914,000.00
June 2009          $61,470,000.00   February 2014      $10,681,000.00
July 2009          $61,470,000.00   March 2014          $9,148,000.00
August 2009        $61,470,000.00   April 2014          $7,901,000.00
September 2009     $61,470,000.00   May 2014            $6,551,000.00
October 2009       $61,470,000.00   April 2014          $5,292,000.00
November 2009      $61,470,000.00   May 2014            $3,930,000.00
December 2009      $61,470,000.00   June 2014           $2,658,000.00
January 2010       $61,470,000.00   July 2014           $1,380,000.00
February 2010      $61,470,000.00   August 2014                    --